As filed with the Securities and Exchange Commission on June 13, 2022

Registration Statement No. 333-261403

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 6 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HUMBL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	5500	91-2048019
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

600 B Street

Suite 300

San Diego, California 92101

(786) 738-9012

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian Foote, CEO

600 B Street

Suite 300

San Diego, California 92101

(786) 738-9012

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ernest M. Stern, Esq.
Culhane Meadows PLLC

1701 Pennsylvania Avenue, N.W.
Suite 200

Washington, D.C. 20006

(301) 910-2030

Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

This registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED June 13, 2022

Prospectus

369,082,466 Shares of Common Stock

HUMBL, Inc.

This prospectus covers 369,082,466 shares of our common stock that may be offered for resale or otherwise disposed of by the selling stockholders listed on the Selling Stockholder table on page 28 (the “Selling Stockholders”).

We will not receive any proceeds from the sale or other disposition of the securities by the Selling Stockholders. However, we may receive up to approximately $37,162,500 in gross proceeds upon the cash exercise of the warrants by the Selling Stockholders. We will use such proceeds, if and when received, for acquisitions and working capital.

Brian Foote, our President and CEO, has the majority of the voting rights of holders of our capital stock through his ownership of all 7,000,000 authorized and outstanding shares of our Series A preferred stock which has 1,000 votes for each share, 243,421 shares of our Series B preferred stock which has the voting power of 10,000 shares for each Series B preferred share and 11,894,304 shares of our common stock, and after this offering will hold approximately 70% of the voting power of the issued and outstanding shares of our capital stock. Accordingly, Brian Foote will have voting control over all matters submitted to the holders of our common stock for approval, including the election of directors, amendments to our certificate of incorporation and major corporate transactions.

We have 10,000,000 shares of “blank check” preferred stock authorized of which we have designated 7,000,000 shares of Series A preferred stock and 570,000 shares of Series B preferred stock. Holders of our Series A preferred stock are entitled to 1,000 votes for each share held on all matters submitted to a vote of stockholders and holders of our Series B preferred stock are entitled to 10,000 votes for each share held on all matters submitted to a vote of our stockholders. Only our Series B preferred stock is convertible into common stock. Holders of Series B preferred stock may convert each share of Series B preferred stock into 10,000 shares of common stock. Holders of our common stock will be subject to dilution of their percentage ownership of our common stock upon the conversion by holders of our shares of Series B preferred stock. On October 29, 2021, we amended our Certificate of Incorporation to place limits on the number of shares of Series B preferred stock that can be converted into common stock each month in an effort to protect the common stockholders from dilution. Pursuant to that amendment, our Series B holders are only entitled to convert 3% of their Series B shares into common stock per month between now and May 2023. In addition, Brian Foote agreed not to convert or sell any of his Series B shares for at least all of calendar year 2022.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements as set forth on page 9 of this prospectus. Our common stock is quoted under the symbol “HMBL” on the OTCQB (“OTCQB”). On June 13, 2022, the last reported sale price of our common stock was $0.082.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 14 in this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June 13, 2022

ADDITIONAL INFORMATION

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. No one has been authorized to provide you with different information. The shares are not being offered in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of such documents.

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Trademarks

This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by any other companies.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial statements and related notes included elsewhere in this prospectus. In this prospectus, unless otherwise noted, the terms “the Company,” “HUMBL”, “we,” “us,” and “our” refer to HUMBL, Inc.

The Company

Overview

HUMBL is a Web 3, digital commerce platform that was built to connect consumers, businesses and governments in the digital economy. HUMBL provides simple tools and packaging for complex new technologies such as blockchain, in the same way that previous cycles of e-commerce and the cloud were more simply packaged by companies such as Facebook, Apple, Amazon and Netflix over the past several decades. The Company through its product offerings are looking to simplify and package the tokenized blockchain economy for consumers, corporations and government.

Our goal is to provide ready built tools and platforms for consumers and merchants to seamlessly participate in the digital economy. HUMBL is built on a patent-pending decentralized technology stack that utilizes both core and partner technologies, to provide faster connections to the digital economy and each other.

HUMBL’s core products and services are as follows:

● HUMBL Mobile Wallet – A mobile app that allows peers, consumers and merchants to connect in the digital economy;

● HUMBL Marketplace – A mobile marketplace that allows consumers and merchants to connect more seamlessly in the digital economy; and

● HUMBL Financial – Financial products and services, targeted for simplified investing on the blockchain.

● HUMBL Blockchain Services – Enterprise solutions for businesses and governments related primarily to credentialing and identity verification.

HUMBL Mobile Wallet (formerly HUMBL Pay)

HUMBL continues the development of a mobile application that allows customers to migrate to and participate in the digital economy. The Company has integrated a variety of useful functionality such as buying, selling, sending and receiving digital assets, storing personal digital credentials and supporting various digital forms of payment. The Company is also working rapidly to integrate the use of search, discovery, peer-to-peer cash and ticketing around the world, as these services migrate into digital and blockchain-based modalities. The mobile application is designed to provide functionality to the following groups:

● Individuals - Consumers who want to participate in acquiring digital assets discover, pay, rate and review experiences digitally vs. paper bills and hardware point-of-sale (“POS”);

● Freelancers - Service providers and gig workers that want to get paid from anywhere they work vs. paper bills and hardware POS; and

● Merchants – Primarily brick and mortar vendors that want to get paid digitally vs. paper bills and hardware POS.

We can receive revenue from the mobile wallet in two ways. First, HUMBL can participate in any transactional fees generated from customers using the HUMBL Pay app. In these circumstances HUMBL can typically collect a percentage of the transaction for providing these services. Second, HUMBL can charge a monthly subscription fee for users such as merchants and freelancers that use the app. Currently, we are not receiving revenue in either of these ways. The Company is not charging fees (in addition to those charged by the third-party services providers) as a way to provide competitive pricing and incentivize customers to use the app. We could begin charging these fees at any time.

We engage the services of providers such as Stripe to process payments and Wyre and BitGo to act as custodians of the digital assets purchased by our customers using our HUMBL Pay app. The digital assets purchased on our platform are actually purchased through the Wyre and held by Wyre for our customers’ benefit. No digital assets are purchased through BitGo, but they do act as a custodian for certain of our digital assets.

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HUMBL Marketplace

Through its online marketplace, HUMBL is developing the capability for merchants to list a wide range of soft goods and digital assets to mid-market audiences, that, where appropriate, incorporate the benefits of blockchain. HUMBL provides merchants with the ability to list and sell goods with greater levels of authentication, by using technologies such as the HUMBL Token Engine and HUMBL Origin Assurance, to improve the merchant’s ability to trade, track and pay for assets.

Through our online marketplace we also allow for the listing of non-fungible tokens (“NFTs”). NFTs allow entities and individuals such as athletes, celebrities, agencies, artists and companies to monetize their digital images, multimedia content and catalogues on the blockchain. HUMBL provides a marketplace for artists and athletes to connect online in the sale of digital collectibles to fans and collectors and provides a rigorous set of terms and conditions that govern what can and cannot be listed on the marketplace. We currently review all listings to screen for graphic content, potential intellectual property rights violations, and potential securities law violations. The NFT marketplace is operated through a third-party marketplace plug-in (OpenSea), electronic wallet extensions (such as MetaMask), and the Ethereum blockchain. Users participate in the NFT marketplace by linking their digital wallets to our platform and engaging (e.g., buying, selling, bidding) with the NFTs listed on our platform. The services provided by HUMBL are administrative. HUMBL is a platform and does not act as a broker, financial institution, or creditor. We facilitate transactions between the buyer and seller in the auction/sale process but we are not a party to any agreement between the buyer and seller or between any users.

We receive revenue from the NFT marketplace in two ways. First, for some clients HUMBL provides design services to help artists, athletes and entertainers create NFTs to be sold to their fans. In these circumstances HUMBL typically receives a flat fee for providing such services that is paid out of the sales price of the NFT. The size of the fee depends on the scope and complexity of the design services provided. Second, HUMBL receives a transaction fee each time an NFT sells on the NFT marketplace.

The NFT marketplace allows creators to mint NFTs using their own intellectual property and list those NFTs for sale (primary sales) on the marketplace. The NFT marketplace also allows for NFTs to be resold (secondary sales) on the platform, but currently only NFTs that were originally minted on the Company’s NFT Marketplace or are otherwise approved by the Company may be listed for secondary sales on the Marketplace. The Company does not otherwise support or influence the market for the resale of NFTs sold on its platform. Other than requiring creators to attest they own the IP used to create their NFTs and monitoring for obvious copyright violations, the Company does not enforce any rights related to the primary or secondary sales of NFTs. Payment transactions for the purchase and sale of NFTs are made through the use of smart contracts on the Ethereum blockchain.

The Company does not handle separate, off-chain payments for NFTs. Tracking and payment of resale royalty fees are accomplished automatically through the use of smart contracts. The Company is not responsible for distributing or managing resale royalty fees.

In September of 2021, HUMBL launched HUMBL Tickets, initially focused on the offering of secondary (resale) tickets to thousands of live events across North America. The inventory listings and ticket fulfillment are provided by Ticket Evolution and HUMBL earns a commission for each sale. In addition to its subsidiary Tickeri, the Company will continue to work with clients to merge the realms of NFTs, event tickets and blockchain authentication.

HUMBL Financial

HUMBL Financial was developed to package step-function technologies such as blockchain into “several clicks” for the customer.

In 2021, HUMBL Financial created BLOCK ETX products to simplify digital asset investing for customers and institutions seeking exposure to a new, 24/7 digital asset class. We have launched this product in 100 countries outside the United States. HUMBL Financial has developed proprietary, multi-factor blockchain indexes, trading algorithms and financial services for the new digital asset trading markets to accommodate index, active and thematic investment strategies. BLOCK ETXs are completely non-custodial, algorithmically driven software services that allow customers to purchase and hold digital assets in pre-set allocations through their own digital asset exchange accounts. BLOCK ETXs are compatible for United States customers who have accounts with Coinbase Pro, Bittrex US or Binance US and for non-US customers who have accounts with Bittrex Global. BLOCK ETXs were served first on the desktop and web version of the HUMBL platform, with the goal of future applications inside the HUMBL mobile application. HUMBL Financial is open to the licensing of the BLOCK ETXs to institutions and exchanges. HUMBL Financial also plans to offer trusted, third-party financial services in areas such as payments, investments, credit card services and lending across the HUMBL platform over time.

In February 2022, the Company elected to suspend offering the BLOCK ETX products pending further legal analysis regarding how to offer the BLOCK ETXs in a fully compliant manner with the evolving laws and regulatory treatment of such novel products. The Company will continue to monitor the regulatory environment with respect to these products. In accordance with ASC 205-20-50-1(a), the timing of the disposal was February 28, 2022. The Company met the criteria for the BLOCK ETX operations to be classified as held for sale at that time.

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HUMBL Blockchain Services

HUMBL Blockchain Services (“HBS”) was formed as part of the Company’s asset acquisition of BizSecure on February 12, 2022. Recognizing the opportunities for governments and commercial enterprises to incorporate Blockchain and Distributed Ledger Technologies (“DLT”), HBS is focused on working with clients to identify problems and develop solutions that build upon the various capabilities the Company has and continues to develop. The Company determined this was an acquisition of a business pursuant to the guidance provided in both ASC 805 and Rule 11-01(d) of Regulation S-X. BizSecure is not considered a significant subsidiary under Regulation S-X Rule 1-02(w).

Our solutions enable municipalities, government agencies, and other commercial entities the ability to offer mobile IDs and other credential verification services to their constituents. We continue to make significant investments to leverage our existing technologies and further expand both our DLT capabilities and are always exploring strategic alternatives intended to optimize the value of our Company.

Organizational History

We were formed under the name Ponca Acquisition Corporation in Nevada on May 3, 2000, as a “blank check” development stage company that indicated that our business plan was to engage in a merger or acquisition with an unidentified company or companies. Following a series of name changes and changes in the focus of our business, on November 18, 2008, we filed Form 15 with the SEC to terminate its registration with the SEC.

On March 12, 2009, we redomiciled to Oklahoma and on March 16, 2009, changed our name from IWT Tesoro Corporation to Tesoro Distributors, Inc. Tesoro Enterprises, Inc., an Oklahoma corporation, was incorporated on November 12, 2009, as a subsidiary of Tesoro Distributors, Inc.

On March 11, 2010, we changed our name to Tesoro Enterprises, Inc. and received a new symbol of TSNP following FINRA review of our name and symbol change request.

Effective November 4, 2020, we entered into a Stock Purchase Agreement with Henry J. Boucher, then President, CEO and Chairman of the Board of Directors, and Brian Foote under which Henry J. Boucher sold his controlling interest in the Company in the form of 7,000,000 shares of the Company’s Series A preferred stock to Brian Foote in return for Brian Foote assigning a $40,000 promissory note from HUMBL LLC to Henry J. Boucher. Our Board of Directors, following the change of control, appointed Brian Foote, Jeff Hinshaw and Michele Rivera to be the members of the Board following the resignation of Henry J. Boucher as our sole director.

On November 30, 2020, we changed our domicile to Delaware.

On December 3, 2020, we merged with HUMBL LLC to conduct the business of HUMBL LLC through a reverse merger. Under the terms of the merger, the members of HUMBL LLC exchanged their membership interests for 552,029 shares of our Series B Preferred Stock.

On December 23, 2020, we filed a Certificate of Amendment to our Certificate of Incorporation (“Amended Certificate”) to effect a 1:4 reverse split, change our name to HUMBL, Inc., increase our authorized common stock to 7,450,000,000 shares, reduce our authorized number of “blank check” preferred stock from 25 million to 10 million and designate a Series B and Series C Preferred Stock.

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Recent Acquisitions

On June 3, 2021 we acquired Tickeri, Inc. (“Tickeri”) in a debt and stock transaction totaling $20,000,000 following which Tickeri became a subsidiary of HUMBL. Tickeri is a leading ticketing, live events and box office SaaS platform featuring Latin events and artists throughout the United States, Latin America, and the Caribbean corridor. The purchase price for the stock purchase was $20,000,000 of which we must pay $10,000,000 in our common stock and $10,000,000 was paid through two promissory notes. The shares had a deemed value equal to the volume weighted average price per share of HUMBL common stock on the OTC Markets for the ten consecutive trading days ending with the complete trading day ending two trading days prior to the closing. We issued the two shareholders of Tickeri, Juan Gonzalez and Javier Gonzalez, 4,672,897 shares of our common stock each and agreed to register those shares hereunder. We also issued to each of Juan and Javier Gonzalez a secured promissory note in the face amount of $5,000,000. The promissory notes are due and payable on or before December 31, 2022, bear interest at the rate of 5% per annum and are secured by the equity interests of Tickeri. In the event of an uncured default by HUMBL under the promissory note, Juan and Javier have the right to recover the ownership of Tickeri and re-commence the business and operations of Tickeri free and clear of any claims or encumbrances by HUMBL. We intend to limit the integration of Tickeri’s assets with our assets until the promissory notes are paid in full. We agreed to register on Form S-1 within three months from the closing the shares issued to Juan and Javier Gonzalez and have the registration statement declared effective within six months of the closing date. Following the closing, Juan Gonzalez and Javier Gonzalez entered into employment agreements having a term of 18 months, appointing them CEO of Tickeri and CTO of HUMBL, respectively. The Company has been negotiating with both Juan Luis and Javier Gonzalez regarding the registration rights effectiveness provision and has accrued $400,000 through March 31, 2022 as a result of the failure to have the registration statement originally filed in July 2021 declared effective. We evaluated whether this penalty would constitute a derivative liability, and we determined that there are sufficient funds to cover this fee and sufficient authorized common stock should we pay this fee in stock.

On June 30, 2021, we acquired Monster Creative, LLC (“Monster”). Monster is a Hollywood production studio that specializes in producing movie trailers and other related content. Monster was founded by Doug Brandt and Kevin Childress. Monster will collaborate with HUMBL in the production of NFTs and other digital content. The purchase price for all of the membership interests in Monster was paid through the issuance of one convertible note and one non-convertible note to each of Doug Brandt and Kevin Childress in the aggregate principal amount of $8,000,000. The convertible notes were issued to Doug Brandt (through an entity owned by him) and Kevin Childress in the aggregate principal amount of $7,500,000. The notes convert at the holder’s election at $1.20 per share, bear interest at 5% per annum and are due in 18 months from issuance. We also issued non-convertible notes to Doug Brandt and Kevin Childress in the aggregate amount of $500,000. These notes bear interest at the rate of 5% per annum and are due on April 1, 2022. Doug Brandt and Kevin Childress each entered into employment agreements with Monster having a term of three years. Doug Brandt was appointed as the CEO of Monster and Kevin Childress was appointed as its President and Creative Director. The Company and Doug Brandt and Kevin Childress agreed to an extension on March 30, 2022 of the notes that were due April 1, 2022 until the earlier of July 1, 2022 or 30 days after the effectiveness of the Company’s registration statement on Form S-1.

On February 12, 2022, the Company entered into an asset purchase agreement with BizSecure, Inc. (“BizSecure”). The Company determined this was an acquisition of a business pursuant to the guidance provided in both ASC 805 and Rule 11-01(d) of Regulation S-X. BizSecure is not considered a significant subsidiary under Regulation S-X Rule 1-02(w). The Company acquired a customer relationship with the US Air Force and BizSecure’s Mobile ID technology. The Company entered into employment agreements with two BizSecure employees as part of the agreement to help integrate the Mobile ID technology into the Company’s larger suite of products and help operate the blockchain services division. The assets acquired from BizSecure represented the majority of the operations of the entity and BizSecure post-acquisition has only conducted nominal operations and has no employees. The Company issued 13,200,000 common shares and 26,800,000 restricted stock units that vest quarterly commencing April 1, 2022 for a period of two years. The shares and restricted stock units have a value of $6,756,000. The Company has included the value of $4,526,520 which represents the value of the restricted stock units in contingent consideration pursuant to ASC 805-10-55-25 as it is a service requirement for the continued employment of the two employees who were brought over in the transaction to the Company. The service requirement was not considered to be additional compensation, but rather contingent consideration. This amount will be reclassified to equity upon the vesting of those restricted stock units over the two-year period.

On March 3, 2022, we acquired Ixaya Business SA de CV (“Ixaya”) in exchange for 8,962,306 shares of our common stock and $150,000 in cash. Ixaya is a Mexico-based firm that develops software and IT solutions across various industries. The acquisition gives HUMBL access to Ixaya’s team of software developers as well as their suite of existing products. Ixaya will continue to operate as a standalone business servicing Latin American customers. The Company accounted for this acquisition as a business combination under ASC 805. Ixaya is not considered a significant subsidiary under Regulation S-X Rule 1-02(w).

Recent Financings and Material Agreements

Kevin and Judith Levine

On December 23, 2020, we entered into a Securities Purchase Agreement with each of Kevin Levine and Judith Levine under which we received a loan of $225,000.00 and for which we issued a convertible note to each of Kevin and Judith in the principal amount of $112,500.00 bearing interest at 8% per annum with a maturity date 24 months from the date of the note. The notes are convertible into shares of our common stock at $0.60 (post-reverse split) per share. The note is subject to customary default provisions. Under the terms of the Securities Purchase Agreement, we also issued a warrant to allow each of Kevin and Judith to purchase 112,500 (post-reverse split) shares of our common stock during a two-year period ending May 13, 2022 at an exercise price of $1.00 per share. On April 1, 2022, we issued each of Kevin and Judith 1,457,840 shares of common stock in exchange for their respective notes. The number of shares being registered hereunder for each of Kevin and Judith is 1,570,340 (1,457,840 exchange shares and 112,500 warrants shares).

Archumbl Pty Ltd

On December 23, 2020, we entered into a Securities Purchase Agreement with Tuigamala Group Pty Ltd under which we issued an option to purchase certain rights to sell our products and services in the Oceania region and issued a warrant to purchase 12,500,000 (post-reverse split) shares of common for a purchase price of $600,000. The option expired without being exercised. The warrant was subsequently transferred to Archumbl Pty Ltd. The 12,500,000 warrant shares are being registered hereunder.

Aurea Group

On March 15, 2021 we entered into a Securities Purchase Agreement with HUMBL CL SpA (“HUMBL CL”), an affiliate of Aurea Group Ventures (“Aurea Group”), a Chilean multi-family office, under which Aurea Group purchased shares of our common stock in return for exclusive country rights to Chile of our HUMBL products for a purchase price of up to $7,500,000.

Under the terms of the Securities Purchase Agreement, HUMBL CL agreed to purchase 437,500 shares of our common stock for $1,000,000. The payment for these shares was due on or before March 30, 2021 but as a result of restrictions imposed due to COVID-19 was paid in two tranches of $500,000 each on April 5, 2021 and April 6, 2021. In addition, HUMBL CL also received the right to purchase 1,562,500 shares of HUMBL common stock for $6,500,000 by December 31, 2021 and to receive a 35% equity interest in a Chilean subsidiary HUMBL intends to form to conduct its operations in Chile.

The Securities Purchase Agreement provides that if HUMBL CL exercises its right to purchase the subsidiary interest, it will receive 35% of the profits from operations of the HUMBL family of products in Chile. In addition, HUMBL CL also received a right of first refusal with respect to regional or country rights sales in Latin America.

On January 3, 2022, we entered into a Settlement Agreement with HUMBL CL whereby HUMBL agreed to issue HUMBL CL 4,000,000 shares of common stock and HUMBL CL agreed to waive its right to purchase the Latin America territory rights. The number of shares being registered for HUMBL CL hereunder is 4,437,500 (the original 437,500 purchase shares plus the 4,000,000 settlement shares).

We are still working with Aurea Group on Latin American business development opportunities for our products in key verticals such as: banking, merchant and financial services, real estate, hospitality, tourism, sports, festivals, entertainment and ticketing services in the region.

Brighton Capital Partners, LLC

On April 14, 2021 we received bridge financing in the form of a loan in the principal amount of $3,300,000 from Brighton Capital Partners, LLC (“Brighton Capital”) for which we issued them a convertible promissory note due 15 months after April 14, 2021. The note bears interest at 10% per annum and is convertible at Brighton Capital’s election at a fixed price of $3.15 per share.

Under the terms of the note, Brighton Capital has a right of redemption commencing on the earlier of the effective date of this Registration Statement and the 12-month anniversary of the note, to cause us to redeem all or any portion of the note in cash or shares of our common stock, at our election. Any redemption with shares of our common stock shall be at the “market price” which is defined as 80% of our lowest closing trade price for the 10 consecutive trading days prior to the date on which the market price is measured. On June 10, 2022, the Company and Brighton Capital agreed to amend the note to extend the maturity date to December 31, 2022 and reduce the floor price for redemption conversions to $0.05.

The Company and Brighton Capital also entered into an Equity Financing Agreement for the purchase of up to $50,000,000 of the Company’s common stock by Brighton Capital. The Company and Brighton Capital agreed to terminate the Equity Financing Agreement on October 26, 2021. The Company has agreed to pay a termination fee of 6,000,000 shares of its common stock to Brighton Capital. We are registering 80,000,000 shares hereunder for Brighton Capital should we elect to pay any redemption in common stock instead of cash or should Brighton Capital elect to convert any portion of the note at the fixed conversion price. The total number of shares being registered for Brighton Capital is 80,000,000 (74,000,000 for conversions and redemptions under the note and 6,000,000 for the termination fee).

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Next Generation Wealth Management LLC

On May 13, 2021, we entered into a Securities Purchase Agreement with Next Generation Wealth Management LLC (“Next Generation”) under which we received a loan of $382,500 for which we issued a convertible note to Next Generation. in the principal amount of $382,500 bearing interest at 8% per annum with a maturity date 22 months from the date of the note. The note is convertible into shares of our common stock at $1.00 per share. The note is subject to customary default provisions. Under the terms of the Securities Purchase Agreement, we also issued a warrant to allow Next Generation to purchase 750,000 shares of our common stock during a two-year period ending May 13, 2023 at an exercise price of $1.00 per share. On June 24, 2021, the note was split into two separate notes and warrants and assigned to The Strider Lir Trust and Scottish Isles Investing, LLC, the notes being in the principal amount of $336,600 and $45,900, respectively, and two separate warrants to purchase 660,000 and 90,000 shares of our common stock, respectively. On March 31, 2021, we issued 4,231,869 shares of common stock to The Strider Lir Trust in exchange for its note. The number of shares being registered hereunder for The Strider Lir Trust is 4,891,869 (4,231,869 exchange shares and 660,000 warrant shares). On March 31, 2021, we issued Scottish Isles Investing, LLC 578,036 shares of common stock in exchange for its note. The number of shares being registered for Scottish Isles Investing, LLC is 668,036 (578,036 exchange shares and 90,000 warrant shares).

9G Investments, LLC

On May 13, 2021, we entered into a Securities Purchase Agreement with 9G Investments, LLC (f/k/a Maize and Gray, LLC) (“9G Investments”) under which we received a loan of $402,750 for which we issued a convertible note to 9G Investments in the principal amount of $402,750 bearing interest at 8% per annum with a maturity date 22 months from the date of the note. The note is convertible into shares of our common stock at $1.00 per share. The note is subject to customary default provisions. Under the terms of the Securities Purchase Agreement, we also issued a warrant to allow 9G Investments to purchase 825,000 shares of our common stock during a two-year period ending May 13, 2023 at an exercise price of $1.00 per share. On March 31, 2022, we issued 9G Investments 5,298,660 shares of common stock in exchange for its note. The number of shares being registered hereunder for 9G Investments is 6,123,660 (5,298,660 exchange shares and 825,000 warrants shares).

Archura Capital Pty Ltd

On May 17, 2021, we entered into a Securities Purchase Agreement with Archura Capital Pty Ltd (“Archura”) under which we received a loan in the amount of $1,020,000 for which we issued a convertible note in the principal amount of $1,020,000 bearing interest at 8% per annum with a maturity date 22 months from the date of the note. The note is convertible into shares of our common stock at $1.00 per share. The note is subject to customary default provisions. The number of shares being registered for Archura hereunder is 1,200,000. The shares are for conversions under the note at the fixed conversion price. We are registering sufficient shares to include the entire original outstanding balance of the note plus accrued interest.

KWP 50, LLC

On May 19, 2021, we entered into a Securities Purchase Agreement with KWP 50, LLC (“KWP 50”) under which we received a loan of $497,250 for which we issued a convertible note to KWP 50 in the principal amount of $497,250 bearing interest at 8% per annum with a maturity date 22 months from the date of the note. The note is convertible into shares of our common stock at $1.00 per share. The note is subject to customary default provisions. The note may not be prepaid unless the lender consents or there is a change of control of the Company. Under the terms of the Securities Purchase Agreement, we also issued a warrant to allow KWP 50 to purchase 975,000 shares of our common stock during a two-year period ending May 19, 2023 at an exercise price of $1.00 per share. On March 31, 2022, we issued KWP 50 6,254,381 shares of common stock in exchange for the note. The number of shares being registered hereunder for KWP 50 is 7,229,381 (6,254,381 exchanges shares and 975,000 warrant shares).

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North Falls Investments, L.P

On May 19, 2021, we entered into a Securities Purchase Agreement with North Falls Investments, L.P. (“North Falls”) under which we received a loan of $153,000 for which we issued a convertible note to North Falls in the principal amount of $153,000 bearing interest at 8% per annum with a maturity date 22 months from the date of the note. The note is convertible into shares of our common stock at $1.00 per share. The note is subject to customary default provisions. The note may not be prepaid unless the lender consents or there is a change of control of the Company. Under the terms of the Securities Purchase Agreement, we also issued a warrant to allow North Falls to purchase 300,000 shares of our common stock during a two-year period ending May 19, 2023 at an exercise price of $1.00 per share. On March 31, 2022, we issued North Falls 1,924,425 shares of common stock in exchange for the note. The number of shares being registered hereunder for North Falls is 2,224,425 (1,924,425 exchanges shares and 300,000 warrant shares).

CMP76, LLC

On May 19, 2021, we entered into a Securities Purchase Agreement with CMP76, LLC (“CMP76”) under which we received a loan of $76,500 for which we issued a convertible note to CMP76 in the principal amount of $76,500 bearing interest at 8% per annum with a maturity date 22 months from the date of the note. The note is convertible into shares of our common stock at $1.00 per share. The note is subject to customary default provisions. The note may not be prepaid unless the lender consents or there is a change of control of the Company. Under the terms of the Securities Purchase Agreement, we also issued a warrant to allow CMP76 to purchase 150,000 shares of our common stock during a two-year period ending May 19, 2023 at an exercise price of $1.00 per share. On March 31, 2022, we issued CMP76 962,212 shares of common stock in exchange for the note. The number of shares being registered hereunder for CMP is 1,112,212 (962,212 exchanges shares and 150,000 warrant shares).

Murtaugh Group LLC

On June 21, 2021, we entered into a Securities Purchase Agreement with Murtaugh Group LLC (“Murtaugh”) under which we received a loan of $382,500 for which we issued a convertible note to Murtaugh in the principal amount of $82,500 bearing interest at 8% per annum with a maturity date 22 months from the date of the note. The note is convertible into shares of our common stock at $1.00 per share. The note is subject to customary default provisions. The note may not be prepaid unless the lender consents or there is a change of control of the Company. Under the terms of the Securities Purchase Agreement, we also issued a warrant to allow Murtaugh to purchase 750,000 shares of our common stock during a two-year period ending June 21, 2023 at an exercise price of $1.00 per share. On March 31, 2022, we issued Murtagh 4,778,603 shares of common stock in exchange for the note. The number of shares being registered hereunder for Murtaugh is 5,528,603 (4,778,603 exchanges shares and 750,000 warrant shares).

Infinity Block Investments, LLC

On June 21, 2021, we entered into a Securities Purchase Agreement with Infinity Block Investments LLC (“Infinity”) under which we received a loan of $382,500 for which we issued a convertible note to Infinity in the principal amount of $382,500 bearing interest at 8% per annum with a maturity date 22 months from the date of the note. The note is convertible into shares of our common stock at $1.00 per share. The note is subject to customary default provisions. The note may not be prepaid unless the lender consents or there is a change of control of the Company. Under the terms of the Securities Purchase Agreement, we also issued a warrant to allow Infinity to purchase 750,000 shares of our common stock during a two-year period ending June 21, 2023 at an exercise price of $1.00 per share. On March 31, 2022, we issued Infinity Block 4,778,603 shares of common stock in exchange for the note. The number of shares being registered hereunder for Infinity Block is 5,528,603 (4,778,603 exchanges shares and 750,000 warrant shares).

Hahanakai, LLC

On August 30, 2021, we entered into a Securities Purchase Agreement with Hahanakai, LLC (“Hahanakai”) under which we received a loan of $153,000 for which we issued a convertible note to Hahanakai in the principal amount of $153,000 bearing interest at 8% per annum with a maturity date 22 months from the date of the note. The note is convertible into shares of our common stock at $0.90 per share. The note is subject to customary default provisions. The note may not be prepaid unless the lender consents or there is a change of control of the Company. Under the terms of the Securities Purchase Agreement, we also issued a warrant to allow Hahanakai to purchase 375,000 shares of our common stock during a two-year period ending August 30, 2023 at an exercise price of $0.90 per share. On March 31, 2022, we issued Hahanakai 1,883,900 shares of common stock in exchange for the note. The number of shares being registered hereunder for Hahanakai is 2,258,900 (1,883,900 exchanges shares and 375,000 warrant shares).

Joy Corbin

On November 12, 2021, we entered into a Securities Purchase Agreement with Joy Corbin (“Ms. Corbin”) under which we received a loan of $306,000 for which we issued a convertible note to Ms. Corbin in the principal amount of $306,000 bearing interest at 8% per annum with a maturity date 22 months from the date of the note. The note is convertible into shares of our common stock at $0.60 per share. The note is subject to customary default provisions. The note may not be prepaid unless the lender consents or there is a change of control of the Company. Under the terms of the Securities Purchase Agreement, we also issued a warrant to allow Ms. Corbin to purchase 1,000,000 shares of our common stock during a two-year period ending November 12, 2023 at an exercise price of $0.60 per share. On March 31, 2022, we issued Ms. Corbin 3,767,801 shares of common stock in exchange for the note. The number of shares being registered hereunder for Ms. Corbin is 4,767,801 (3,767,801 exchanges shares and 1,000,000 warrant shares).

Sartorii, LLC

On February 22, 2022, the Company entered into a promissory note with Sartorii, LLC (“Sartorii”) in the principal amount of $3,000,000. The promissory note bears interest at the annual interest rate of four percent (4%) and matures on February 22, 2025. On March 30, 2022, the Company entered into a second promissory note with Sartorii in the principal amount of $1,500,000. The promissory note bears interest at the annual interest rate of four percent (4%) and matures on March 30, 2025. Sartorii is managed by a related party.

Red Rock Development Group, LLC; Hard Rock Suite Purchase

On July 29, 2021, we entered into a Development Services Agreement with Red Rock Development Group, LLC (“Red Rock”). We intend to purchase and/or develop a portfolio of real estate assets and then potentially tokenize the interest in the portfolio. We have engaged Red Rock to advise us with respect to that process. As part of the foregoing strategy, we purchased a suite at the Hard Rock Hotel in San Diego, California. HUMBL is the owner of this suite and entered into a long-term rental agreement with the hotel to manage the property. HUMBL has use of the suite for 28 calendar days a year and will receive their proportionate income for the other days the suite is being used. We issued 10,000,000 shares of our common stock to Red Rock as payment for its services, all of which are being registered hereunder.

George Sharp

On November 18, 2021, we entered into an Engagement Agreement for Advisory Services with George Sharp. Pursuant to the agreement, Mr. Sharp agreed to act as our capital markets advisor in exchange for $30,000 per month and 7,500,000 shares of common stock. 5,000,000 of those shares are being registered hereunder.

Note Exchange

On March 28, 2022, HUMBL entered into exchange agreements with various noteholders. Pursuant to such agreements, HUMBL exchanged promissory notes representing $3,176,804.61 in outstanding debt obligations for 37,374,172 shares of common stock. The note exchanges were effective as of March 31, 2022 and were done pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended, and not as conversions under the notes at the fixed conversion price. Upon completion of the exchanges, our debt obligations under the notes were deemed fully settled. The shares issued pursuant to the note exchange have been described previously and are being registered hereunder.

Name Change

On February 26, 2021, FINRA announced the change of our name from Tesoro Enterprise, Inc. to HUMBL, Inc. and the change of our trading symbol from TSNP to HMBL that became effective March 26, 2021.

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Corporate Strategy

Our objective is to provide more seamless digital pairing experiences for consumers and merchants in the global economy. The key elements of our growth strategy are:

● innovate and advance our platform;

● drive growth by acquiring new customers;

● drive increased usage within our existing customer base;

● expand our global footprint;

● expand data sharing across our global ecosystem;

● grow and invest in our partner network;

● expand our sales capabilities; and

● develop additional revenue streams.

Implications of Being an Emerging Growth Company

As a company with less than $1.0 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, which we refer to as the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable, in general, to public companies that are not emerging growth companies. These provisions include:

●	Reduced disclosure about our executive compensation arrangements;

●	No non-binding shareholder advisory votes on executive compensation or golden parachute arrangements;

●	Exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting; and

●	Reduced disclosure of financial information in this prospectus, limited to two years of audited financial information and two years of selected financial information.

As a smaller reporting company, each of the foregoing exemptions is currently available to us. We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.0 billion in annual revenues as of the end of a fiscal year, if we are deemed to be a large-accelerated filer under the rules of the Securities and Exchange Commission, or if we issue more than $1.0 billion of non- convertible debt over a three-year-period.

The JOBS Act permits an emerging growth company to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Corporate Information

We were formed under the name Ponca Acquisition Corporation in Nevada on May 3, 2000, as a “blank check” development stage company We were incorporated in the State of Nevada on May 3, 2000. Our principal executive office is located at 600 B Street, Suite 300, San Diego, California 92101, and our telephone number is (786) 738-9012. Our internet website is www.humbl,com,. The information on, or that can be accessed through, our website is not part of this prospectus, and you should not rely on any such information in making the decision whether to purchase our common stock.

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The Offering

Common Stock to be Sold	Up to 369,082,466 shares of our common stock including (i) up to 76,200,000 shares underlying convertible notes we have issued to various persons, (ii) up to 114,275,000 shares of our common stock underlying warrants we have issued to various persons; (iii) 77,450,000 shares of our common stock underlying Series B Preferred Stock we have issued to individuals; and (iv) 101,157,466 shares of our common stock issued in connection with certain acquisition and financing activity. We will not receive any proceeds from the sale of common stock by the Selling Stockholders but would receive up to $37,162,500 upon exercise of warrants by the Selling Stockholders.

Common Stock Outstanding	1,534,604,389 as of June 13, 2022

Voting Control by Management	Our President and CEO, Brian Foote, has voting control over all matters submitted to our common stockholders, including amendments to our certificate of incorporation, election of members of our Board of Directors and major corporate transactions, principally through his ownership of shares of our Series A and Series B preferred stock.

Use of Proceeds	This is a resale prospectus to register shares of the Selling Stockholders but we may receive up to approximately $37,162,500 in gross proceeds upon the cash exercise of the warrants by the Selling Stockholders.

We intend to use the net proceeds from the exercise of warrants by the Selling Stockholders for (i) potential mergers and acquisitions, (ii) technology costs, (iii) general working capital and (iv) debt repayment. The expected uses of the net proceeds from the sale of the offered shares represents our intentions based upon our current plans and business conditions. The precise uses, amounts and timing of the application of proceeds have yet to be determined by our management and may differ, in some or all respects, from those enumerated above. The amounts used for each purpose and timing of our actual expenditures may also vary significantly depending on numerous factors. See “Use of Proceeds.” We will not receive any of the proceeds from the sale or other disposition of the securities by the Selling Stockholders. See “Use of Proceeds”.

Dividend Policy	We have never declared any cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in financing the growth of our business and do not anticipate paying any cash dividends for the foreseeable future. See “Dividend Policy”.

OTCQB Symbol	HMBL

Risk Factors	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 14 of this prospectus before deciding whether or not to invest in our common stock.

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Summary Financial Information

The summary financial information set forth below is derived from the more detailed audited consolidated financial statements of the Company appearing elsewhere in this prospectus. You should read the summary consolidated financial information below in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements, including the notes to such financial statements.

Statement of Operations Data:	Period Ended
	Three Months Ended March 31, 2022	Year Ended December 31, 2021	Year Ended December 31, 2020
	(unaudited)
Revenues, net	$1,147,134	$2,503,388	$-
Cost of Revenues	520,970	1,104,959	-
Gross Profit	626,164	1,398,429	-
Total Operating Expenses	11,119,414	46,113,325	705,724
Loss from Operations	(10,493,250)	(44,714,896)	(705,724)
Other income (expense)	(1,964,150)	(4,940,308)	(6,739)
Net (Loss) Before Income Taxes from Continuing Operations	$(12,457,400)	$(49,655,704)	$(712,463)
Basic and Diluted
Net Loss Per Share	$(0.01)	$(0.05)	(0.0007)
Weighted Average Number of Shares Outstanding Basic and Diluted	1,176,805,694	942,331,830	982,108,478

Balance Sheet Data:	March 31, 2022	December 31, 2021	December 31, 2020
	(unaudited)
Cash and Restricted Cash	$5,901,460	$3,493,213	$1,720,979
Other Current Assets	618,259	385,655	84,591
Fixed assets, net of accumulated depreciation	359,106	356,447	-
Goodwill	14,251,670	6,531,346	-
Total Assets	$21,130,495	$10,766,661	$1,805,570

Debt/Convertible and Non-convertible	$27,897,948	$24,761,075	$181,103
Other Current Liabilities	7,375,760	2,464,086	63,635
Preferred Stock	75	75	70
Common Stock	13,170	10,230	9,742
Additional Paid-In Capital/Accumulated Other Comprehensive Income	48,959,696	34,182,004	2,545,825
Accumulated Deficit	(63,116,154)	(50,650,809)	(994,805)
Total Liabilities and Stockholders’ Equity	$21,130,495	$10,766,661	$1,805,570

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects”, “anticipates”, “intends”, “estimates”, “plans”, “potential”, “possible”, “probable”, “believes”, “seeks”, “may”, “will”, “should”, “vision,” “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

You should read this prospectus and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. These risks and uncertainties, along with others, are described above under the heading “Risk Factors” beginning on page 14 of this prospectus. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as required by law. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, and particularly our forward-looking statements, by these cautionary statements.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Prospective investors should carefully consider the risks described below, together with all of the other information included or referred to in this prospectus, before purchasing shares of our common stock. There are numerous and varied risks that may prevent us from achieving our goals. If any of these risks actually occurs, our business, financial condition or results of operations may be materially adversely affected. In such case, the trading price of our common stock could decline and investors in our common stock could lose all or part of their investment.

Risks Related to Our Company and Our Business

Our operating losses and working capital deficiency raise substantial doubt about our ability to continue as a going concern. If we do not continue as a going concern, investors could lose their entire investment.

Our operating losses and working capital deficiency raise substantial doubt about our ability to continue as a going concern. We have an accumulated deficit of $(63,116,154) as of March 31, 2022 as well as a net loss of $12,465,345 for the three months ended March 31, 2022 and $49,656,004 and $713,263 for the years ended December 31, 2021 and 2020, respectively. We may never achieve profitability. If we do not generate sufficient revenues, do not achieve profitability and do not have other sources of financing for our business, we may have to curtail or cease our development plans and operations, which could cause investors to lose the entire amount of their investment.

We may not be able to raise capital when needed, if at all, which would force us to delay, reduce or eliminate our level of marketing efforts to expand the number of customers and merchants using our products and acquisition of suitable target companies and could cause our business plan to fail.

We will need substantial additional funding to increase our customer base and pursue our acquisition of companies and business units that meet our desired standards. There are no assurances that future funding will be available on favorable terms or at all. The failure to fund our operating and capital requirements could have a material adverse effect on our business, financial condition and results of operations. If we are unable to raise capital when needed or on attractive terms, we could be forced to reduce our efforts to enlist more customers and merchants to use our technology and to delay, reduce or eliminate our acquisition strategy. Any of these events could significantly harm our business, financial condition and prospects.

We may acquire other assets or businesses, or form collaborations or make investments in other companies or technologies that could harm our operating results, dilute our stockholders’ ownership, increase our debt or cause us to incur significant expense.

As part of our business strategy, we may pursue acquisitions of businesses and assets or enter into strategic alliances and collaborations, to initiate and then expand our operations. We may not identify or complete these transactions in a timely manner, on a cost-effective basis, or at all, and we may not realize the anticipated benefits of any such transaction, any of which could have a detrimental effect on our financial condition, results of operations and cash flows. We have limited experience with acquiring other companies and assets and limited experience with forming strategic alliances and collaborations. We may not be able to find suitable acquisition candidates, and if we make any acquisitions, we may not be able to integrate these acquisitions successfully into our existing business and we may incur additional debt or assume unknown or contingent liabilities in connection therewith. Integration of an acquired company or assets may also disrupt ongoing operations, require the hiring of additional personnel and the implementation of additional internal systems and infrastructure, especially the acquisition of commercial assets, and require management resources that would otherwise focus on developing our existing business. We may not be able to find suitable strategic alliance or collaboration partners or identify other investment opportunities, and we may experience losses related to any such investments.

To finance any acquisitions or collaborations, we may choose to issue debt or equity securities as consideration. Any such issuance of securities would dilute the ownership of our stockholders. If the price of our common stock is low or volatile, we may not be able to acquire other assets or companies or fund a transaction using our stock as consideration. Alternatively, it may be necessary for us to raise additional funds for acquisitions through public or private financings. Additional funds may not be available on terms that are favorable to us, or at all.

Because we do not have an audit or compensation committee, shareholders will have to rely on the entire Board of Directors to perform these functions.

We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee. These functions are performed by the Board of Directors as a whole. Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

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We expect to face intense competition, often from companies with greater resources and experience than we have.

To acquire qualified companies, we are likely to face competition from companies that have substantially greater financial, technological, managerial and research and development resources and experience than we have. In addition, if we are successful in closing our acquisition of one or more target companies, these acquired companies are likely to face competition for their service and product offerings from large and well-established companies that have greater marketing and sales experience and capabilities than we have. If we are unable to compete successfully, we may be unable to grow, sustain our revenue or be successful in achieving our business plan.

Current global financial conditions have been characterized by increased volatility which could negatively impact our business, prospects, liquidity and financial condition.

Current global financial conditions and recent market events have been characterized by increased volatility and the resulting tightening of the credit and capital markets has reduced the amount of available liquidity and overall economic activity. We cannot guaranty that debt or equity financing, the ability to borrow funds or cash generated by operations will be available or sufficient to meet or satisfy our initiatives, objectives or requirements. Our inability to access sufficient amounts of capital on terms acceptable to us for our operations will negatively impact our business, prospects, liquidity and financial condition.

We are growing the size of our organization, and we may experience difficulties in managing any growth we may achieve.

As of the date of this prospectus, we have 42 full-time employees. As our growth plans proceed and development and commercialization plans and strategies develop, we expect to need additional development, managerial, operational, sales, marketing, financial, accounting, legal, and other resources. Future growth would impose significant added responsibilities on members of management. Our management may not be able to accommodate those added responsibilities, and our failure to do so could prevent us from effectively managing future growth, if any, and successfully growing our Company.

Our potential for rapid growth and our entry into new markets make it difficult for us to evaluate our current and future business prospects, and we may be unable to effectively manage any growth associated with these new markets, which may increase the risk of your investment and could harm our business, financial condition, results of operations and cash flow.

Our entry into new markets as we seek to expand globally the adoption of our software services and seek to acquire complementary businesses may place a significant strain on our resources and increase demands on our executive management, personnel and systems, and our operational, administrative and financial resources may be inadequate. We may also not be able to effectively manage any expanded operations or achieve planned growth on a timely or profitable basis, particularly if the number of customers using our technology significantly increases or their demands and needs change as our business expands. If we are unable to manage expanded operations effectively, we may experience operating inefficiencies, the quality of our products and services could deteriorate, and our business and results of operations could be materially adversely affected.

If we are unable to develop and maintain our brand and reputation for our service and product offerings, our business and prospects could be materially harmed.

Our business and prospects depend, in part, on developing and then maintaining and strengthening our brand and reputation in the markets we will serve and for the companies we acquire. If problems arise with our future products or services, our brand and reputation could be diminished. If we fail to develop, promote and maintain our brand and reputation successfully, our business and prospects could be materially harmed.

Any failure to protect our future intellectual property rights could impair our ability to protect our technology and our brand.

Our success depends in part on our ability to enforce our intellectual property and other proprietary rights of the companies we expect to acquire. We expect to rely upon a combination of trademark and trade secret laws, as well as license and other contractual provisions, to protect our intellectual property and other proprietary rights. These laws, procedures and restrictions provide only limited protection and any of our intellectual property rights may be challenged, invalidated, circumvented, infringed or misappropriated. To the extent that our intellectual property and other proprietary rights are not adequately protected, third parties may gain access to our proprietary information, develop and market solutions similar to ours or use trademarks similar to ours, each of which could materially harm our business. The failure to adequately protect our intellectual property and other proprietary rights could have a material adverse effect on our business, financial condition and results of operations.

Our expansion into new products, services, technologies, and geographic regions subjects us to additional risks.

We may have limited or no experience in our newer markets, and our customers may not adopt our product or service offerings. These offerings, which can present new and difficult technology challenges, may subject us to claims if customers of these offerings experience service disruptions or failures or other quality issues. For example, the NFTs on which we have recently focused may prove to be speculative and not sustain the value they currently have to our clients. In addition, profitability, if any, in our newer activities may not meet our expectations, and we may not be successful enough in these newer activities to recoup our investments in them. Failure to realize the benefits of amounts we invest in new technologies, products, or services could result in the value of those investments being written down or written off.

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The impact of epidemics or pandemics may limit our future business both from the demand and supply sides. Our sale people may not be able to effectively engage with customers due to restrictions on travel, conferences and in-person meetings. Our supply chain may be impacted by production and distribution delays. Due to these factors we may limit future operations to reduce expenses until events support and allow normal business procedures.

Our current business, specifically our ticketing vertical, and future acquired businesses and/or operations both domestic and abroad, and the businesses of our potential customers could be materially and adversely affected by the risks, or the public perception of the risks, related to a pandemic or other health crisis, such as the outbreak of the novel coronavirus (COVID-19) as well as the variants.

The growth of the businesses we acquire may, in part, be reliant on the willingness of customers to invest in their products and solutions. The risk, or public perception of the risk, of a pandemic or media coverage of infectious diseases could cause customers to avoid purchases which would delay sales of those products and solutions.

Our financial results fluctuate and may be difficult to forecast, and this may cause a decline in the trading price of our stock.

Our revenues, expenses and operating results are difficult to predict given our limited history of current operations. We expect that our operating results will continue to fluctuate in the future due to a number of factors, some of which are beyond our control. These factors include, but are not limited to:

●	our ability to increase our brand awareness;

●	our ability to attract new customers;

●	our ability to increase our customer base;

●	the amount and timing of costs relating to the expansion of our operations, including sales and marketing expenditures;

●	our ability to introduce new mobile payment offerings or customer services in a competitive environment;

●	technical difficulties consumers might encounter in using our mobile apps; and

●	our ability to manage third-party outsourced operations;

Due to all of these factors, our operating results may fall below the expectations of investors, which could cause a decline in the trading price of our common stock.

We intend to make acquisitions that could disrupt our operations and adversely impact our business and operating results.

We intend to attempt to acquire complementary e-commerce businesses and to support the transition and integration of acquired operations with our ongoing business as a part of our growth strategy. Other than as disclosed herein, we currently have no binding commitments or agreements with respect to any such acquisitions and there can be no assurance that we will eventually consummate any acquisitions. The process of integrating acquired assets into our operations may result in unforeseen operating difficulties and expenditures and may absorb significant management attention that would otherwise be available for the ongoing development of our business. In addition, we have limited experience in performing acquisitions and managing growth. There can be no assurance that the anticipated benefits of any acquisition will be realized. In addition, future acquisitions could result in potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities and amortization expenses related to goodwill and other intangible assets, any of which could materially and adversely affect our operating results and financial position. In addition, acquisitions also involve other risks, including risks inherent in entering markets in which we have no or limited prior experience and the potential loss of key employees.

Our plans for expansion cannot be implemented if we lose our key personnel or cannot recruit additional personnel.

We depend substantially on the continued services, specialized knowledge and performance of our senior management, particularly Brian Foote, our President and CEO, Jeffrey Hinshaw, our COO and CFO, Dennis Lee, our Mobile Pay Division Lead, Drew Foster, our Marketplace Division Lead, Javier Gonzalez, our Chief Technology Officer, and Michele Rivera, our Vice President, Global Partnerships. While we have employment agreements with all these executives, those employment agreements do not prevent such employees from terminating their employment with us at any time. As a result, these executives may elect to pursue other opportunities at any time. If one or more of these individuals choose to leave our company, we may lose a significant number of supplier relationships and operating expertise which they have developed over many years and which would be difficult to replace. The loss of the services of any executive officer or other key employee could hurt our business.

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In addition, as our business expands, we will need to add new information technology and engineering personnel to maintain and expand our website and systems and customer support personnel to serve our growing customer base. If we are unable to hire and successfully train employees or contractors in these areas, users of our website may have negative experiences and we may lose customers, which would diminish the value of our brand and harm our business. The market for recruiting qualified information technology and other personnel is extremely competitive, and we may experience difficulties in attracting and retaining employees. Should we fail to retain or attract qualified personnel, we may not be able to compete successfully or implement our plans for expansion.

We have an evolving business model with still untested growth initiatives.

We have an evolving business model and intend to implement new strategies to grow our business in the future. Among other strategies for organic growth, we intend to recruit country partners to sell our mobile financial services. There can be no assurance that we will be successful in developing new product categories or in entering new specialty markets or in implementing any other growth strategies. Similarly, there can be no assurance that we already have or will be able to obtain or retain any employees, consultants or other resources with any specialized skills or relationships to successfully implement our strategies in the future.

We rely on third-party systems to conduct our business and relationships with payment processors, advertisers, third party sellers of our mobile apps, and our revenues and market share may decrease if these third-party relationship and systems are unavailable in the future or if they no longer offer quality performance.

We rely on third-party computer systems and third-party service providers, including payment services such as Stripe, and Wyre for credit card verifications and confirmations, to host our website and to advertise and deliver the products sold on our website to customers. We also rely on third-party licenses for components of the software underlying our technology platform. Any interruption in our ability to obtain the products or services of these or other third parties or deterioration in their performance could impair the timing and quality of our own service. If our service providers fail to deliver high-quality services in a timely manner to our customers, our services will not meet the expectations of our customers and our reputation and brand will be damaged. Furthermore, if our arrangements with any of these third parties are terminated, we may not find an alternate source of systems support on a timely basis or on terms as advantageous to us. In addition, our contracts or arrangements with suppliers do not provide for the continuation of particular pricing practices, for the availability of any specific services and generally may be terminated by either party. If we are unable to develop and maintain relationships with these third-party suppliers that will allow us to obtain sufficient levels of service on acceptable commercial terms, such inability could harm our business, prospects, financial condition and results of operations.

We are subject to cyber security risks and risks of data loss or other security breaches.

Our business involves the storage and transmission of users’ proprietary information, and security breaches could expose us to a risk of loss or misuse of this information, and to resulting claims, fines, and litigation. We have been subjected to a variety of cyber-attacks, which have increased in number and variety over time. We believe our systems are probed by potential hackers virtually 24/7, and we expect the problem will continue to grow worse over time. Cyber-attacks may target us, our customers, our suppliers, banks, credit card processors, delivery services, e-commerce in general or the communication infrastructure on which we depend. Any compromise of our security could result in a violation of applicable privacy and other laws, significant legal and financial exposure, damage to our reputation, and a loss of confidence in our security measures, any of which could have a material adverse effect on our financial results and business. Moreover, any insurance coverage we may carry may be inadequate to cover the expenses and other potential financial exposure we could face as a result of a cyber-attack or data breach.

We may not be able to compete successfully against existing or future competitors including larger, well-established and well-financed mobile app companies.

Many of our current and potential competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than we do. In addition, some of our competitors may be able to devote greater resources to marketing and promotional campaigns, adopt more aggressive pricing and devote substantially more resources to systems development than we do. Increased competition may result in reduced operating margins, loss of market share and a diminished brand franchise. We cannot provide assurance that we will be able to compete successfully against existing or future competitors.

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Our business depends on effective marketing, including marketing via email and social networking messaging, and we intend to increase our spending on marketing and branding, which may adversely affect our financial results.

We depend on effective marketing to attract customers and merchants. We depend on email and social networking messaging to promote our site and offerings and to generate a substantial portion of our revenues. If we are unable to develop, implement and maintain effective and efficient cost-effective advertising and marketing programs, it would have a material adverse effect on our financial results and business. Further, as part of our growth strategies, we intend to increase our spending on marketing and branding initiatives significantly, which may adversely affect our financial results. There is no assurance that any increase in our marketing or branding expenditures will result in increased market shares or will ultimately have a positive effect on our financial results.

If we do not respond to rapid technological changes, our services could become obsolete and we could lose customers.

To remain competitive, we must continue to enhance and improve the functionality and features of our e-commerce businesses. We may face material delays in introducing new services, products and enhancements. If this happens, our customers may forego the use of our websites and use those of our competitors. If competitors introduce new products and services using new technologies or if new industry standards and practices emerge, our existing technology and systems may become obsolete. Our failure to respond to technological change or to adequately maintain, upgrade and develop our computer network and the systems used to process customers’ orders and payments could harm our business, prospects, financial condition and results of operations.

Use of social media may adversely impact our reputation.

There has been a marked increase in the use of social media platforms and similar devices, including blogs, social media websites and other forms of internet-based communications that allow individuals access to a broad audience of consumers and other interested persons. Consumers value readily available information concerning retailers, manufacturers, and their goods and services and often act on such information without further investigation, authentication and without regard to its accuracy. The availability of information on social media platforms and devices is virtually immediate as is its impact. Social media platforms and devices immediately publish the content their subscribers and participants post, often without filters or checks on accuracy of the content posted. The opportunity for dissemination of information, including inaccurate information, is seemingly limitless and readily available. Information concerning our company may be posted on such platforms and devices at any time. Information posted may be adverse to our interests, may be inaccurate, and may harm our performance, prospects or business. The harm may be immediate without affording us an opportunity for redress or correction. Such platforms also could be used for the dissemination of trade secret information or otherwise compromise valuable company assets, all of which could harm our business, prospects, financial condition and results of operations.

We are subject to payments-related risks.

We accept payments using a variety of methods, including credit card, and debit card, credit accounts (including promotional financing), gift cards, direct debit from a customer’s bank account, consumer invoicing, physical bank check, and payment upon delivery. For existing and future payment options we offer to our customers, we may become subject to additional regulations and compliance requirements (including obligations to implement enhanced authentication processes that could result in significant costs and reduce the ease of use of our payments products), as well as fraud. For certain payment methods, including credit and debit cards, we pay interchange and other fees, which may increase over time and raise our operating costs and lower profitability. We rely on third parties to provide certain Amazon-branded payment methods and payment processing services, including the processing of credit cards, and debit cards., electronic checks, and promotional financing. In each case, it could disrupt our business if these companies become unwilling or unable to provide these services to us. We are also subject to payment card association operating rules, including data security rules, certification requirements, and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. If we fail to comply with these rules or requirements, or if our data security systems are breached or compromised, we may be liable for card issuing banks’ costs, subject to fines and higher transaction fees, and lose our ability to accept credit and debit card payments from our customers, process electronic funds transfers, or facilitate other types of online payments, and our business and operating results could be adversely affected.

In addition, we provide regulated services in certain jurisdictions because we enable customers to keep account balances with us and transfer money to third parties, and because we provide services to third parties to facilitate payments on their behalf. In these jurisdictions, we may be subject to requirements for licensing, regulatory inspection, bonding and capital maintenance, the use, handling, and segregation of transferred funds, consumer disclosures, and authentication. We are also subject to or voluntarily comply with a number of other laws and regulations relating to payments, money laundering, international money transfers, privacy and information security, and electronic fund transfers. If we were found to be in violation of applicable laws or regulations, we could be subject to additional requirements and civil and criminal penalties or forced to cease providing certain services.

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We could be liable for fraudulent or unlawful activities of sellers.

The law relating to the liability of providers of online payment services is currently unsettled. In addition, governmental agencies could require changes in the way this business is conducted. Under our seller programs, we may be unable to prevent sellers from collecting payments, fraudulently or otherwise, when buyers never receive the products they ordered or when the products received are materially different from the sellers’ descriptions. We reimburse buyers for payments up to certain limits in these situations, and as our third-party seller sales grow, the cost of this program will increase and could negatively affect our operating results. We also may be unable to prevent sellers on our sites or through other seller sites from selling unlawful goods, selling goods in an unlawful manner, or violating the proprietary rights of others, and could face civil or criminal liability for unlawful activities by our sellers.

If we do not begin to generate significant revenues, we will still need to raise additional capital to meet our long-term business requirements. Any such capital raising may be costly or difficult to obtain and would likely dilute current stockholders’ ownership interests. If we are unable to secure additional financing in the future, we will not be able to continue as a going concern.

If we do not begin to generate significant revenues from our operations we will need additional capital, which may not be available on reasonable terms or at all. The raising of additional capital will dilute current stockholders’ ownership interests. We may need to raise additional funds through public or private debt or equity financings to meet various objectives including, but not limited to:

●	maintaining enough working capital to run our business;

●	pursuing growth opportunities, including more rapid expansion;

●	acquiring complementary businesses and technologies;

●	making capital improvements to improve our infrastructure;

●	responding to competitive pressures;

●	complying with regulatory requirements for advertising or taxation; and

●	maintaining compliance with applicable laws.

Any additional capital raised through the sale of equity or equity-linked securities may dilute current stockholders’ ownership percentages and could also result in a decrease in the fair market value of our equity securities because our assets would be owned by a larger pool of outstanding equity. The terms of those securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect that is different from or in addition to that reflected in the capitalization described in this report.

Further, any additional debt or equity financing that we may need may not be available on terms favorable to us, or at all. If we are unable to obtain required additional capital, we may have to curtail our growth plans or cut back on existing business and we may not be able to continue operating if we do not generate sufficient revenues from operations needed to stay in business.

We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact our financial condition.

Any failure to protect our future intellectual property rights could impair our ability to protect our technology and our brand.

Our success depends in part on our ability to enforce our intellectual property and other proprietary rights of the companies we expect to acquire. We expect to rely upon a combination of trademark and trade secret laws, as well as license and other contractual provisions, to protect our intellectual property and other proprietary rights. These laws, procedures and restrictions provide only limited protection and any of our intellectual property rights may be challenged, invalidated, circumvented, infringed or misappropriated. To the extent that our intellectual property and other proprietary rights are not adequately protected, third parties may gain access to our proprietary information, develop and market solutions similar to ours or use trademarks similar to ours, each of which could materially harm our business. The failure to adequately protect our intellectual property and other proprietary rights could have a material adverse effect on our business, financial condition and results of operations.

Our international operations expose us to a number of risks.

We expect that our current limited international activities will grow significantly. In certain international market segments, we have relatively little operating experience and may not benefit from any first-to-market advantages or otherwise succeed. It can be costly to establish, develop, and maintain international operations and promote our brand internationally. Our international operations may not become profitable on a sustained basis.

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In addition to risks described elsewhere in this section, our international sales and operations are subject to a number of risks, including:

● local economic and political conditions;

● government regulation (such as regulation of our product and service offerings and of competition); restrictive governmental actions (such as trade protection measures, including export duties and quotas and custom duties and tariffs); nationalization; and restrictions on foreign ownership;

● restrictions on sales or distribution of certain products or services and uncertainty regarding liability for products, services, and content, including uncertainty as a result of less Internet-friendly legal systems, local laws, lack of legal precedent, and varying rules, regulations, and practices regarding the physical and digital distribution of media products and enforcement of intellectual property rights;

● business licensing or certification requirements, such as for imports, exports, web services, and electronic devices;

● limitations on the repatriation and investment of funds and foreign currency exchange restrictions;

● limited fulfillment and technology infrastructure;

● shorter payable and longer receivable cycles and the resultant negative impact on cash flow;

● laws and regulations regarding privacy, data protection, data security, network security, consumer protection, payments, advertising, and restrictions on pricing or discounts;

● lower levels of use of the Internet;

● lower levels of consumer spending and fewer opportunities for growth compared to the United States;

● lower levels of credit card usage and increased payment risk;

● difficulty in staffing, developing, and managing foreign operations as a result of distance, language, and cultural differences;

● compliance with the U.S. Foreign Corrupt Practices Act and other applicable U.S. and foreign laws prohibiting corrupt payments to government officials and other third parties;

● laws and policies of the United States and other jurisdictions affecting trade, foreign investment, loans, and taxes; and

● geopolitical events, including war and terrorism.

The impact of epidemics or pandemics may limit our future business both from the demand and supply sides.

Our current business and future acquired businesses and/or operations both domestic and abroad, and the businesses of our potential customers and merchants could be materially and adversely affected by the risks, or the public perception of the risks, related to a pandemic or other health crisis, such as the outbreak of the novel coronavirus (COVID-19).

The growth of our ticketing business in particular and the businesses we acquire may, in part, be reliant on the willingness of customers to invest in their products and solutions. The risk, or public perception of the risk, of a pandemic or media coverage of infectious diseases could cause customers to avoid purchases which would delay sales of those products and solutions.

Whether a particular non-fungible token (NFT) or other crypto assets is a “security” in any relevant jurisdiction is subject to a high degree of uncertainty, and if we are unable to properly characterize an NFT or other crypto asset, we may be subject to regulatory scrutiny, inquiries, investigations, fines, and other penalties, which may adversely affect our business, operating results, and financial condition.

The SEC and its staff have taken the position that certain crypto assets (which includes NFTs) fall within the definition of a “security” under the U.S. federal securities laws. The legal test for determining whether any given crypto asset is a security is a highly complex, fact-driven analysis that evolves over time, and the outcome is difficult to predict. The SEC generally does not provide advance guidance or confirmation on the status of any particular crypto asset as a security. Furthermore, the SEC’s views in this area have evolved over time and it is difficult to predict the direction or timing of any continuing evolution. It is also possible that a change in the governing administration or the appointment of new SEC commissioners could substantially impact the views of the SEC and its staff. For example, Chair Gary Gensler has repeatedly remarked on the need for further regulatory oversight on crypto assets, crypto trading, and lending platforms by the SEC. Public statements by senior officials at the SEC indicate that the SEC does not intend to take the position that Bitcoin or Ethereum are securities (in their current form). Bitcoin and Ethereum are the only crypto assets as to which senior officials at the SEC have publicly expressed such a view. Moreover, such statements are not official policy statements by the SEC and reflect only the speakers’ views, which are not binding on the SEC or any other agency or court and cannot be generalized to any other crypto asset. With respect to all other crypto assets, there is currently no certainty under the applicable legal test that such assets are not securities, notwithstanding the conclusions we may draw based on our risk-based assessment regarding the likelihood that a particular crypto asset could be deemed a “security” under applicable laws. Similarly, though the SEC’s Strategic Hub for Innovation and Financial Technology published a framework for analyzing whether any given crypto asset is a security in April 2019, this framework is also not a rule, regulation or statement of the SEC and is not binding on the SEC.

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Several foreign jurisdictions have taken a broad-based approach to classifying crypto assets as “securities,” while other foreign jurisdictions, such as Switzerland, Malta, and Singapore, have adopted a narrower approach. As a result, certain crypto assets may be deemed to be a “security” under the laws of some jurisdictions but not others. Various foreign jurisdictions may, in the future, adopt additional laws, regulations, or directives that affect the characterization of crypto assets as “securities.”

The classification of a crypto asset as a security under applicable law has wide-ranging implications for the regulatory obligations that flow from the offer and sale of such assets. For example, a crypto asset that is a security in the United States may generally only be offered or sold in the United States pursuant to a registration statement filed with the SEC or in an offering that qualifies for an exemption from registration. Persons that effect transactions in crypto assets that are securities in the United States may be subject to registration with the SEC as a “broker” or “dealer.” Platforms that bring together purchasers and sellers to trade crypto assets that are securities in the United States are generally subject to registration as national securities exchanges, or must qualify for an exemption, such as by being operated by a registered broker-dealer as an ATS in compliance with rules for ATSs. Persons facilitating clearing and settlement of securities may be subject to registration with the SEC as a clearing agency. Foreign jurisdictions may have similar licensing, registration, and qualification requirements.

We have policies and procedures to analyze whether each NFT that we seek to facilitate listing and sale on our platform could be deemed to be a “security” under applicable laws. Our policies and procedures do not constitute a legal standard but rather represent our company-developed model, which permits us to make a risk-based assessment regarding the likelihood that a particular NFT could be deemed a “security” under applicable laws. Regardless of our conclusions, we could be subject to legal or regulatory action in the event the SEC, a state or foreign regulatory authority, or a court were to determine that an NFT listed and sold on our platform is a “security” under applicable laws. Because our platform is not registered or licensed with the SEC or foreign authorities as a broker-dealer, national securities exchange, or ATS (or foreign equivalents), and we do not seek to register or rely on an exemption from such registration or license to facilitate the offer and sale of NFTs on our platform, we only permit listing on our platform of those NFTs for which we determine there are reasonably strong arguments to conclude that the NFT is not a security. We believe that our process reflects a comprehensive and thoughtful analysis and is reasonably designed to facilitate consistent application of available legal guidance to crypto assets to facilitate informed risk-based business judgment. However, we recognize that the application of securities laws to the specific facts and circumstances of crypto assets may be complex and subject to change, and that a listing determination does not guarantee any conclusion under the U.S. federal securities laws. We expect our risk assessment policies and procedures to continuously evolve to take into account case law, facts, and developments in technology.

There can be no assurances that we will properly characterize any given NFT as a security or non-security for purposes of determining whether our platform will allow the listing of such NFT, or that the SEC, foreign regulatory authority, or a court, if the question was presented to it, would agree with our assessment. If the SEC, state or foreign regulatory authority, or a court were to determine that NFTs offered or sold on our platform are securities, we would not be able to offer such NFTs until we are able to do so in a compliant manner. A determination by the SEC, a state or foreign regulatory authority, or a court that an NFT listed and sold on our platform was a security may also result in us determining that it is advisable to remove NFTs from our platform that have similar characteristics to the NFT that was determined to be a security. In addition, we could be subject to judicial or administrative sanctions for failing to offer or sell the NFT in compliance with the registration requirements, or for acting as a broker, dealer, or national securities exchange without appropriate registration. Such an action could result in injunctions, cease and desist orders, as well as civil monetary penalties, fines, and disgorgement, criminal liability, and reputational harm. Customers that purchased such NFTs on our platform and suffered losses could also seek to rescind a transaction that we facilitated as the basis that it was conducted in violation of applicable law, which could subject us to significant liability. We may also be required to cease facilitating transactions in other similar NFTs, which could negatively impact our business, operating results, and financial condition.

We rely on third party platforms to operate our NFT Marketplace.

We rely on third-party platforms and software providers such as MetaMask and OpenSea to operate our NFT marketplace and perform auctions of NFTs. If we are unable to maintain a good relationship with such platform providers; if the terms and conditions or pricing of such platform providers change; if we violate or cannot comply with the terms and conditions of such platforms; or if any such platform loses market share or falls out of favor or is unavailable for a prolonged period of time, access to and use of our NFT marketplace will suffer.

There are risks associated with operating a marketplace for NFTs.

The regulatory regime governing blockchain technologies, cryptocurrencies, and tokens is uncertain, and new regulations or policies may materially affect our NFT marketplace and our business generally. There are risks associated with marketplaces for NFTs that sell user generated content, including but not limited to, counterfeit assets, intellectual property violations, unregistered sales of securities, assets on smart contracts with bugs, and assets that may become untransferable. These risks could create liability and have an adverse effect on the Company.

Our sales of NFTs in connection with the services that we provide to the NFT creators as well as the BLOCK ETX products that uses an algorithm to control the trading of those digital assets might be considered securities in which case we may have violated section 5 of the Securities Act and certain state securities laws that could allow purchasers of these products the right to rescind and demand the return of their purchase price equaling approximately $259,894.

Our sales of both NFTs to purchasers of the NFTs and our BLOCK ETX products may be considered a public offering in violation of the federal securities laws. These issuances might also have been in violation of certain state securities laws. If these issuances were public offerings under federal securities laws or in violation of certain state securities laws, purchasers of these products might be granted the right to rescind the sale of these products and demand that we return the purchase price of these products. Section 5 of the 1933 Securities Act states that it is unlawful to sell securities unless a registration statement is effective or an exemption from registration can be relied upon. Assuming that we are in violation of Section 5 of the 1933 Act regarding our offerings of our NFT and BLOCK ETX products on the basis that we sold unregistered securities, we are in violation of Section 5 of the Act and Section 12(1) of the 1933 Act would apply. Pursuant to Section 12(1) of the 1933 Act, the statute of limitations for this type of claim is one year after the date of the alleged violation and, if successful, would entitle the purchasers of these products to rescind their purchase of these products and demand a return to them of the purchase price of those products. Thus, the limitation period began to toll as soon as the violation of Section 5 has occurred, regardless of whether a purchaser of such products was aware of the violation. In this case, the potential Section 5 violation was the sale by us of unregistered securities from March 2021 to February 18, 2022.  The gross purchase price for sale of all the NFTs through December 31, 2021 was 31.1 ETH (approximately $97,000 based on the December 2021 price of ETH) and the total sales of our BLOCK ETX subscriptions to US customers through February 18, 2022 was $162,894. All ETX subscription fees for January and February were refunded to customers.

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Our failure to safeguard and manage our customers’ fiat currencies and crypto assets could adversely impact our business, operating results, and financial condition.

As of March 31, 2022, third parties (Wyre and BitGo) held approximately $1,000,000 in custodial fiat currencies and cryptocurrencies on behalf of our customers. Supported crypto assets are not insured or guaranteed by any government or government agency. These third parties receive and hold funds for the benefit of our customers. Our and our partners’ abilities to manage and accurately safeguard these customer assets requires a high level of internal controls. As our business continues to grow and we expand our product and service offerings, we must continue to strengthen our associated internal controls and ensure that our partners do the same. Our success and the success of our offerings requires significant public confidence in our and our partners’ ability to properly manage customers’ balances and handle large and growing transaction volumes and amounts of customer funds. In addition, we are dependent on our partners’ operations, liquidity, and financial condition for the proper maintenance, use, and safekeeping of these customer assets. Any failure by us or our partners to maintain the necessary controls or to manage customer crypto assets and funds appropriately and in compliance with applicable regulatory requirements could result in reputational harm, litigation, regulatory enforcement actions, significant financial losses, lead customers to discontinue or reduce their use of our and our partners’ products, and result in significant penalties and fines and additional restrictions, which could adversely impact our business, operating results, and financial condition. Moreover, because custodially held crypto assets may be considered to be the property of a bankruptcy estate, in the event of a bankruptcy, the crypto assets we hold in custody on behalf of our customers could be subject to bankruptcy proceedings and such customers could be treated as our general unsecured creditors. This may result in customers finding our custodial services more risky and less attractive and any failure to increase our customer base, discontinuation or reduction in use of our platform and products by existing customers as a result could adversely impact our business, operating results, and financial condition.

Risks Related to Our Common Stock

Our securities are “Penny Stock” and subject to specific rules governing their sale to investors.

Under SEC Rule 15g-9 we are a “penny stock,” which is defined as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks; and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

To approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person; and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination; and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for Company’s shareholders to sell shares of our common stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Investors will experience dilution of their ownership interests because of the shares to be sold in this offering and future issuances of additional shares of our common stock.

You will incur substantial dilution as a result of this offering after giving effect to the sale by our Selling Stockholders.

In the future, we may issue additional authorized but previously unissued equity securities, such as we expect to do through this offering or through issuance of additional shares of our Series B preferred stock, resulting in the dilution of the ownership interests of our present stockholders. We have authorized 570,000 shares of Series B preferred stock of which 496,271 are issued and outstanding. Holders of our Series B preferred stock are entitled to 10,000 votes for each share held on all matters submitted to a vote of our stockholders and each share of Series B preferred stock converts into 10,000 shares of common stock. We may also issue additional shares of common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with any capital raising efforts, including at a price (or exercise prices) below the price at which shares of our common stock is currently traded.

Because we became public by means of a merger, we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we became public through a merger with a publicly traded company. Securities analysts of major brokerage firms may not provide coverage of us since there is little incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf in the future.

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Compliance with the reporting requirements of federal securities laws can be expensive.

We will become a fully reporting company upon effectiveness of this offering and will be subject to the information and reporting requirements of the Exchange Act and other federal securities laws and the compliance obligations of the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports and other information with the SEC and furnishing audited reports to stockholders are substantial.

Applicable regulatory requirements, including those contained in and issued under the Sarbanes-Oxley Act of 2002, may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of our business and our ability to obtain or retain listing of our common stock.

As a fully reporting company under Section 13 of the Exchange Act, we may be unable to attract and retain those qualified officers, directors and members of board committees required to provide for effective management because of the rules and regulations that govern publicly held companies, including, but not limited to, certifications by principal executive officers. The enactment of the Sarbanes-Oxley Act has resulted in the issuance of a series of related rules and regulations and the strengthening of existing rules and regulations by the SEC, as well as the adoption of new and more stringent rules by the stock exchanges. The perceived increased personal risk associated with these changes may deter qualified individuals from accepting roles as directors and executive officers.

Further, some of these changes heighten the requirements for board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of our business and its ability to obtain or retain listing of our shares of common stock on any stock exchange (assuming we elect to seek and are successful in obtaining such listing) could be adversely affected.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or detect fraud. Consequently, investors could lose confidence in our financial reporting and this may decrease the trading price of our stock.

We must maintain effective internal controls to provide reliable financial reports and detect fraud. We have been assessing our internal controls to identify areas that need improvement. Failure to identify and thereafter implement required changes to our internal controls or any others that we identify as necessary to maintain an effective system of internal controls, if any, could harm our operating results and cause investors to lose confidence in our reported financial information. Any such loss of confidence would have a negative effect on the trading price of our stock.

The price of our common stock may become volatile, which could lead to losses by investors and costly securities litigation.

The trading price of our common stock is likely to be highly volatile and could fluctuate in response to factors such as:

●	actual or anticipated variations in our operating results;

●	announcements of developments by us or our competitors;

●	regulatory actions regarding our products;

●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

●	adoption of new accounting standards affecting our industry;

●	additions or departures of key personnel;

●	introduction of new products by us or our competitors;

●	sales of our common stock or other securities in the open market; and

●	other events or factors, many of which are beyond our control such as the continuation of disruptions due to COVID-19.

The stock market is subject to significant price and volume fluctuations. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been initiated against such a company. Litigation initiated against us, whether or not successful, could result in substantial costs and diversion of its management’s attention and resources, which could harm our business and financial condition.

Our common stock is controlled by insiders.

Our officers and directors beneficially own approximately 80% of our outstanding shares of common stock through their ownership of Series B preferred shares. Such concentrated control may adversely affect the price of our common stock. Investors who acquire common stock may have no effective voice in our management. Sales by our insiders or affiliates along with any other market transactions, could negatively affect the market price of our common stock.

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Our President and CEO, Brian Foote, has voting control of the Company’s capital stock and, as a result, owners of our common stock may be unable to influence management and exercise control over our business.

Following the consummation of this offering, our largest stockholder, Brian Foote, our President and CEO, will control approximately 70% of the voting power of our capital stock principally through his ownership of Series A and Series B preferred stock. Brian Foote owns 7,000,000 shares of Series A preferred stock which has the voting power of 1,000 shares of our common stock for each share of Series A preferred stock and 243,421 shares of Series B preferred stock, each such share having the voting power of 10,000 shares of our common stock. As a result, he is able to: elect or defeat the election of our directors, amend or prevent amendment to our certificates of incorporation or bylaws, effect or prevent a merger, sale of assets or other corporate transaction, and control the outcome of any other matter submitted to the stockholders for vote. Accordingly, other stockholders may be unable to influence management and exercise control over our business.

Our bylaws include a forum selection clause, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us, remove current management or to be acquired by a third party.

Our bylaws require that, unless we consent in writing to the selection of an alternative forum, either (i) the Court of Chancery of the State of Delaware is to be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (c) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware or our bylaws or (d) any action or proceeding asserting a claim governed by the internal affairs doctrine or (ii) the federal district court in the State of Delaware will be the exclusive forum for a cause of action arising under the Securities Act and the Exchange Act. In addition, our bylaws could make it more difficult for a third party to acquire us or to remove current management through provisions that preclude cumulative voting in the election of directors and that allow our bylaws to be adopted, amended or repealed by our board of directors.

This exclusive forum provision will apply to other state and federal law claims including actions arising under the Securities Act (although our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder). Section 22 of the Securities Act, however, creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and consented to the foregoing provisions. This forum selection provision in our bylaws may limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us. It is also possible that, notwithstanding the forum selection clause included in our bylaws, a court could rule that such a provision is inapplicable or unenforceable.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act, and we intend to take advantage of some of the exemptions from reporting requirements that are applicable to other public companies that are not emerging growth companies, including:

● being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

● not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

● not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

● reduced disclosure obligations regarding executive compensation; and

● not being required to hold a non-binding advisory vote on executive compensation or obtain stockholder approval of any golden parachute payments not previously approved.

Further, the JOBS Act permits an “emerging growth company” such as us to take advantage of an extended transition time to comply with new or revised accounting standards as applicable to public companies. We are choosing to elect the extended transition period for complying with new or revised accounting standards applicable to public companies. We have elected the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non- affiliates exceeds $700 million as of the prior June 30 and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

If we do not meet the listing standards of a national securities exchange our investors’ ability to make transactions in our securities will be limited, and we will be subject to additional trading restrictions.

Our securities currently are traded over-the-counter on the OTCQB and are not qualified to be listed on a national securities exchange, such as NASDAQ. Accordingly, we face significant material adverse consequences, including:

● a limited availability of market quotations for our securities;

● reduced liquidity with respect to our securities;

● our shares of common stock are currently classified as “penny stock” which requires brokers trading in our shares of common stock to adhere to more stringent rules, resulting in a reduced level of trading activity in the secondary trading market for our shares of common stock;

● a limited amount of news and analyst coverage for our company; and

● a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Since our Common Stock is traded on OTCQB, our common stock is a covered security. Although the states are preempted from regulating the sale of our securities, the federal statute allows the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer traded over-the-counter, our common stock would not be a covered security and we would be subject to regulation in each state in which we offer our securities.

24

Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our securities will be your sole source of gain for the foreseeable future.

Some provisions of our charter documents and Delaware law may have anti-takeover effects that could discourage an acquisition of us by others, even if an acquisition would be beneficial to our stockholders and may prevent attempts by our stockholders to replace or remove our current management.

Provisions in our certificate of incorporation and bylaws, as well as provisions of Delaware law, could make it more difficult for a third party to acquire us or increase the cost of acquiring us, even if doing so would benefit our stockholders, or remove our current management. These include provisions that:

● permit our Board of Directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as it may designate, of which we have designated 7,000,000 Series A preferred stock with 1,000 votes per share, all of which are held by Brian Foote, our CEO; issue 570,000 Series B preferred stock with 10,000 votes per share 496,271 of which are issued and outstanding;

● provide that all vacancies on our Board of Directors, including as a result of newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

● not provide for cumulative voting rights, thereby allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election;

● provide that special meetings of our stockholders may be called by a majority of the Board of Directors; and

● provide that our Board of Directors is expressly authorized to make, alter or repeal the bylaws.

These provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our Board of Directors, who are responsible for appointing the members of our management. Any provision of our articles of incorporation or bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock and could also affect the price that some investors are willing to pay for our common stock.

25

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Stockholders. We will receive no proceeds from the sale of shares of Common Stock by the Selling Stockholders in this offering. We may receive proceeds from warrants exercised by the Selling Stockholders. We may receive up to $37,162,500 from the exercise of warrants by the Selling Stockholders. See “Plan of Distribution” elsewhere in this prospectus for more information.

We expect to use the net proceeds from the exercise of warrants from the Selling Stockholders for acquisitions, joint ventures, technology costs and general corporate purposes.

The aggregate proceeds to the Selling Stockholders from the sale of the securities offered by them will be the purchase price of the securities less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents. We will not receive any of the proceeds from the sale or other disposition of the securities by the Selling Stockholders. However, we would receive up to approximately $37,162,500 in gross proceeds upon the cash exercise of the warrants issued to the Selling Stockholders if they were exercised in full. The exercise price of our warrants ranges from $0.20 to $1.00, which is above the current trading price of our common stock. In order to receive the proceeds from the exercise of the warrants, our stock price would need to increase significantly. Our two largest warrants are for 125,000,000 shares each, 30,000,000 of which have already been exercised. In order for the remaining 220,000,000 shares to be exercised under the warrants, our stock price would likely need to be $0.25 or greater. These two warrant holders have an exercise price of $0.20 per share, and this price is currently higher than our stock price.

The following table illustrates the amount of net proceeds we will receive on the exercise of warrants by the Selling Stockholders totaling $37,162,500. It is possible that we may not raise the entire $37,162,500 through this prospectus. In such case, we will reallocate our use of proceeds as the Board of Directors deems to be in the best interests of the Company to effectuate our business plan. The intended use of proceeds are as follows:

	100%	75%	50%	25%
Gross Offering Proceeds	$37,162,500	$27,871,875	$18,581,250	$9,290,625
Offering Costs(1)	$200,000	$200,000	$200,000	$200,000
Use of Net Proceeds:
Acquisitions	$16,462,500	$10,671,875	$7,881,250	$3,690,625
Technology Costs(2)	$13,000,000	$10,000,000	$7,000,000	$3,500,000
Working Capital(3)	$4,000,000	$4,000,000	$2,000,000	$1,100,000
Debt Reduction	$3,500,000	$3,000,000	$1,500,000	$800,000

(1)	We expect to spend approximately $200,000 in expenses relating to this offering, including legal, accounting, travel, printing and other miscellaneous costs.

(2)	Technology costs include the costs or hiring additional developers to further the development of our suite of products.

(3)	We use working capital to pay for miscellaneous and general operating expenses, as well as legal and accounting fees.

The allocation of the use of proceeds among the categories of anticipated expenditures represents management’s best estimates based on the current status of our proposed operations, plans, investment objectives, capital requirements, and financial conditions. Future events, including changes in economic or competitive conditions of our business plan or the completion of less than the total offering, may cause us to modify the above-described allocation of proceeds. Our use of proceeds may vary significantly in the event any of our assumptions prove inaccurate. We reserve the right to change the allocation of net proceeds from the offering as unanticipated events or opportunities arise.

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MARKET FOR REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock as of June 13, 2022 is quoted on the OTCQB under the symbol HMBL. As of March 31, 2022, there were 369 holders of record of our common stock.

The last reported sales price of our common stock on the OTCQB on June 13, 2022 was $0.082 per share.

Dividend Policy

We have not declared nor paid any cash dividend on our common stock, and we currently intend to retain future earnings, if any, to finance the expansion of our business, and we do not expect to pay any cash dividends in the foreseeable future. The decision whether to pay cash dividends on our common stock will be made by our board of directors, in their discretion, and will depend on our financial condition, results of operations, capital requirements and other factors that our board of directors considers significant.

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SELLING STOCKHOLDERS

This prospectus relates to the possible resale by the Selling Stockholders. We do not know how long the selling stockholder will hold the shares of our common stock before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale of any of the shares of our common stock. See “Plan of Distribution.”

The table below sets forth, to our knowledge, information concerning the beneficial ownership of shares of our common stock by the Selling Stockholders as of June 13, 2022. The percentages of shares owned before and after the offering are based on 1,534,604,389 shares of common stock outstanding and 1,803,029,389 shares of common stock, respectively, which includes the 1,534,604,389 shares of common stock outstanding as of June 13, 2022 and 268,425,000 of the 369,082,466 shares of common stock offered by this prospectus. Included in the 1,534,604,389 is 100,657,466 shares being offered by this prospectus. The information in the table below with respect to the Selling Stockholders has been obtained from the Selling Stockholders. solely on information supplied to us by the Selling Stockholders and assumes the sale of all the shares offered hereby. Other than as described in the footnotes below, the Selling Stockholders have not, within the past three years, had any position, office or other material relationship with us or any of our predecessors or affiliates other than as a holder of our securities, or are broker-dealers or affiliates of a broker-dealer. Information concerning the Selling Stockholders may change from time to time and, if necessary and required, we will amend or supplement this prospectus accordingly.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named below.

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Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering(1)(2)(3)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Beneficially Owned After Offering(4)	Percentage of Common Stock Owned After the Offering(4)

Juan Luis Gonzalez	4,672,897	4,672,897	-	*
Javier Gonzalez	4,672,897	4,672,897	-	*
Forwardly, Inc.(5)	125,000,000	62,500,000	62,500,000	4.0%
Charger Corporation(6)	114,000,000	51,500,000	62,500,000	4.0%
Konop Enterprises, Inc.(7)	5,000,000	5,000,000	-	*
Adel Wakil	4,000,000	4,000,000	-	*
Antonio Dutra	2,000,000	2,000,000	-	*
Kevin Levine	1,570,340	1,570,340	-	*
Judith Levine	1,570,340	1,570,340	-	*
Archumbl Pty Ltd(8)	12,500,000	12,500,000	-	*
The Strider Lir Trust(9)	4,891,869	4,891,869	-	*
Scottish Isles Investing, LLC(10)	668,036	668,036	-	*
9G Investments, LLC(11)	6,123,660	6,123,660	-	*
KWP 50, LLC(12)	7,229,381	7,229,381	-	*
North Falls Investments, L.P.(13)	2,224,425	2,224,425	-	*
CMP76, LLC(14)	1,112,212	1,112,212	-	*
Murtaugh Group LLC(15)	5,528,603	5,528,603	-	*
Infinity Block Investments LLC(16)	5,528,603	5,528,603	-	*
Hahanakai, LLC(17)	2,258,900	2,258,900	-	*
Joy Corbin	4,767,801	4,767,801	-	*
Archura Capital Pty Ltd(18)	1,020,000	1,200,000	-	*
Brighton Capital Partners, LLC(19)	8,547,619	80,000,000	-	*
HUMBL CL SpA(20)	4,437,500	4,437,500	-	*
George Sharp	7,500,000	5,000,000	-	*
Red Rock Development Group, LLC(21)	10,000,000	10,000,000	-	*
Alan Gunn(24) (25)	8,450,000	11,830,000	-	*
Michael Temple(24) (25)	9,050,000	13,140,000	-	*
Webb Ellinger(24) (25)	9,050,000	13,140,000	-	*
Nancy Angell(24) (25)	4,840,000	7,390,000	-	*
Zach Stevens(24) (26)	7,480,000	3,740,000	-	*
Kurt Kimmel(24) (25)	1,410,000	3,150,000	-	*
Jose Colchao(24) (25)	2,260,000	3,520,000	-	*
Mark Turner(24) (26)	7,480,000	3,740,000	3,740,000	*
Bryce Dixon(24) (26)	6,370,242	3,185,000	3,185,000	*
Cyberbeat Pte Ltd(22)(24) (26)	5,310,000	2,655,000	2,655,000	*
Rajan Narayan(24) (26)	5,310,000	2,655,000	2,655,000	*
Dinh Thi Thong Hanh(24) (26)	5,310,000	2,655,000	2,655,000	*
Roberta Wyn(24) (26)	5,840,000	2,920,000	2,920,000	*
HinCamp, LLC(23)(24) (26)	4,820,000	2,410,000	2,410,000	*
Stephanie Nhim(24) (26)	1,320,000	660,000	660,000	*
Carmen Baldwin(24) (26)	1,320,000	660,000	660,000	*

*Denotes less than 1%

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(1)

Under applicable SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of a convertible security. Also under applicable SEC rules, a person is deemed to be the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) voting power, which includes the power to vote or direct the voting of the security, or (b) investment power, which includes the power to dispose, or direct the disposition, of the security, in each case, irrespective of the person’s economic interest in the security. Each listed selling stockholder has the sole investment and voting power with respect to all shares of Common Stock shown as beneficially owned by such selling stockholder, except as otherwise indicated in these footnotes.

(2)	Beneficial ownership of shares of common stock that could be obtained pursuant to convertible notes is calculated as the original principal balance of the note divided by the conversion price.

(3)

Beneficial ownership of the Series B Preferred Stock is limited by conversion limitations in our Certificate of Incorporation. For Series B Preferred shareholders holding greater than 750 shares of Series B Preferred Stock, for the calendar months of December 2021 and January 2022, Series B Preferred shareholders did not have the right, whether by election, operation of law, or otherwise, to convert into Common Stock shares of Series B Preferred stock constituting more than 5% of the total number of Series B Preferred shares held by them; and for each of the calendar months from February 2022 to May 2023, the percentage that the Series B Preferred shareholder may convert is 3% of the total number of Series B Preferred shares held by them.

(4)	Represents the amount and percentage of shares in the event all of the registered securities are sold during the offering.
(5)	George Sharp is the President and CEO of Forwardly, Inc. and may be deemed to have voting and investment power over the shares. The address of Forwardly, Inc. is 3535 Executive Terminal Drive, Henderson, Nevada 89052.

(6)	Louis Sapi is the President of Charger Corporation and may be deemed to have voting and investment power over the shares. The address of Charger Corporation is 5025 Orbitor Drive, Building 4, Suite 400, Mississaugua, Ontario L4W 4YS, Canada.

(7)	Thad Konop is the President of Konop Enterprises Inc. and may be deemed to have voting and investment power over the shares. The address of Konop Enterprises Inc. is 39 Mountainview Avenue, Toronto, Ontario M6P 2L5, Canada.

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(8)	Alev Dover is the Director of Archumbl Pty Ltd and may be deemed to have voting and investment power over the shares. The address of Archura Capital Pty Ltd. is Archumbl Pty Ltd is 337 Claremont St., Kellyville Ridge, NSW 2155, Australia.

(9)	Brian Kirchoff and Tirsa Hackshaw are the Trustee of the Strider Lir Trust and may be deemed to have voting and investment power over the shares. The address of Strider Lir Trust: c/o The Library, 435 South Spring Street, Suite 332, Los Angeles, CA 90013

(10)

Becky Moore is the Manager of Scottish Isles Investing, LLC and may be deemed to have voting and investment power over the shares. The address of Scottish Isles Investing, LLC is PO Box 44, Bishop, GA 30621-9998.

(11)	Richard Shebib II is the Manager of 9G Investments, LLC (f/k/a Maize and Gray, LLC) and may be deemed to have voting and investment power over the shares. The address of Maize and Gray, LLC is 30800 Telegraph Road, Suite 2800, Bingham Farms, MI 48025.

(12)	Kendall Prince is the Manager of KWP50, LLC and may be deemed to have voting and investment power over the shares. The address of KWP 50, LLC: 7135 E. Lakeview Ave., Mesa, AZ 85209.

(13)	Kendal Madsen is the Manager of the General Partner of North Falls Investments, L.P. and may be deemed to have voting and investment power over the shares. The address of North Falls Investments, L.P. is 1550 W. Gordon Avenue, Suite 1, Layton, Utah 84041.

(14)	Christina Pelz is the Manager of CMP76, LLC and may be deemed to have voting and investment power over the shares. The address of CMP76, LLC: 375 S. Curson Avenue, Los Angeles, CA 90036.

(15)	Chris Williams is the Manager of Murtaugh Group, LLC and may be deemed to have voting and investment power over the shares. The address of Murtaugh Group, LLC is PO Box 246, Great Barrington, MA 01230.

(16)	Jordan Smith is the Manager of Infinity Block Investments, LLC and may be deemed to have voting and investment power over the shares. The address of Infinity Block Investments LLC is P.O. Box 2728, Lebanon, Virginia 24266.

(17)	Cathleen Peters and Blayne Takemoto are the Member-Managers of Hahanakai, LLC and may be deemed to have voting and investment power over the shares. The address of Hahanakai is 98-023 Hekaka St. 603, Aiea, Hawaii 96701.

(18)	Alev Dover is the Director of Archura Capital Pty Ltd and may be deemed to have voting and investment power over the shares. The address of Archura Capital Pty Ltd. is Archumbl Pty Ltd is 337 Claremont St., Kellyville Ridge, NSW 2155, Australia.

(19)	Lucas Hales is the Manager of Brighton Capital Partners, LLC (“Brighton Capital”) and may be deemed to have voting and investment power over the shares. The address of Brighton Capital is 3500 San Mateo Court, Austin, Texas 78738, Attention: Lucas Hales, Manager. Brighton Capital is not a licensed broker dealer or an affiliate of a licensed broker dealer. Brighton Capital’s beneficial ownership is calculated as the termination fee shares plus the principal balance of the Note divided by the fixed conversion price under the Note of $3.15. The right to make redemption payments based on the market price of the common stock is wholly at the Company’s election. Brighton Capital has no right to receive shares other than at the fixed conversion price. The number of shares being registered for Brighton Capital is calculated based on the floor price in the note of $0.05.

(20)	Juan Pablo Morales is the General Manager of HUMBL CL SpA and may be deemed to have voting and investment power over the shares. The address of HUMBL CL SpA is San Pio X 2455, Oficina 1008, Providencia, Santiago, Chile.

(21)	Brian Innes is the Manager of Red Rock Development Group, LLC and may be deemed to have voting and investment power over the shares. The address of Red Rock Development Group, LLC is 1785 W. State Route 89A, Suite 2A, Sedona, AZ 86336.

(22)	Rajan Narayan is the CEO of Cyberbeat Pte Ltd and may be deemed to have voting and investment power over the shares. The address of Cyberbeat Pte Ltd is 1 Fullerton Road #02-0, One Fullerton, Singapore 049213.

(23)	Steven Hinshaw is the Manager of HinCamp, LLC and may be deemed to have voting and investment power over the shares. The address of HinCamp, LLC is 850 New Burton Road Suite 201, Dover, DE 19904.

(24)	These shares being registered are issuable pursuant to the conversions of Series B preferred stock held by the applicable shareholder.

(25)

The number of shares being registered for these shareholders exceeds their beneficial ownership amounts because we are registering shares that may be issued pursuant to conversions of Series B shares in the future as well as the shares already beneficially owned by these shareholders. These shareholders all own more than 750 Series B shares and thus are subject to conversion limitations which affect their beneficials ownership amounts.

(26)	The number of shares being registered for these shareholders is less than their beneficial ownership because we are only registering a percentage of the Series B conversion shares for all the Series B holders included in herein and not the total number of shares of common stock they could convert into upon full conversion of their Series B shares. These shareholders own less than 750 Series B shares and are not subject to conversion limitations so their beneficial ownership numbers include the total amount of common shares owned on an as-converted basis.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion should be read in conjunction with the consolidated financial statements and the related notes contained elsewhere in this prospectus. In addition to historical information, the following discussion contains forward looking statements based upon current expectations that are subject to risks and uncertainties. Actual results may differ substantially from those referred to herein due to a number of factors, including, but not limited to, risks described in the section entitled “Risk Factors” and elsewhere in this prospectus.

General

Our executive offices are located at 600 B Street, Suite 300, San Diego, California 92101 telephone (786) 738-9012. Our corporate website address is www.humbl.com.

Overview

Following our merger with HUMBL LLC on December 3, 2020, we changed our name from Tesoro Enterprises, Inc. to HUMBL, Inc. and adopted the business of HUMBL to deliver a more seamless digital pairing experiences for consumers and merchants in the global economy.

Comparison of Results of Operations for the Three Months Ended March 31, 2022 and 2021

The following table sets forth the summary operations for the three months ended March 31, 2022 and 2021:

	For the Three Months Ended
	March 31, 2022	March 31, 2021

Revenues	$1,147,134	$154,104
Cost of Revenues	$520,970	$104,743
Gross Profit	$626,164	$49,361
Development Costs	$1,263,992	$102,303
Professional Fees	$981,138	$714,878
Settlement	$1,120,400	$-
Stock-based compensation	$4,101,329	$-
Impairment - goodwill	$1,008,642	$-
Impairment – digital assets	$45,318	$-
General and Administrative Expenses	$2,598,595	$390,413
Interest Expense	$(402,804)	$(5,228)
Amortization of Debt Discounts	$(1,590,897)	$(15,432)
Gain on Sale of Digital Assets	$29,551	$-
Provision for Income Taxes	$-	$-
Net Loss from Continuing Operations	$(12,457,400)	$(1,178,893)

Revenues

Revenues for the three months ended March 31, 2022 were $1,147,134 as compared to $154,104 for the three months ended March 31, 2021, an increase of $993,030. The increase was due to the ticketing revenue and merchant fees recognized of $295,239 as well as from services rendered from Monster Creative of $826,552. In 2021, our revenue was from sales of merchandise.

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Cost of Revenues and Gross Profit

Cost of revenues for the three months ended March 31, 2022 were $520,970 as compared to $104,743 for the three months ended March 31, 2022, an increase of $416,227. The increase was primarily due to the direct labor attributable to ticketing and production services. Our gross profit grew by 1169% from 2021 to 2022 as a result of the production services and ticketing aspects of the business.

Operating Expenses

Operating expenses for the three months ended March 31, 2022 were $11,280,225 as compared to $1,207,594 for the three months ended March 31, 2021, an increase of $10,072,631. Operating expenses consists of development costs, professional fees and general and administrative expenses and non-cash charges for impairment expenses and stock-based compensation as fully described below. We expect our development costs and professional fees to continue to increase in our next 12 months as we continue to roll out new services for the remainder of 2022 and 2023. Approximately 60% of our operating expenses relate to non-cash charges in 2022 and these charges comprise of over $6,675,000. We do expect that our non-cash charges will remain the same in the next few quarters as out stock-based compensation completes the vesting terms.

Development Costs

Development costs which consist of salaried and outsourced technical consultants for the three months ended March 31, 2022 were $1,263,992 compared with $102,303 for the three months ended March 31, 2021. The increase of development costs related to the roll out of various projects such as the HUMBL Wallet, Search3 and Verified by BLOCKS that are in development as well as enhancements in the HUMBL Pay app for 2022. In 2021, a majority of the development costs went towards the HUMBL Pay app.

Professional Fees

Professional fees which consist of contracted individuals and companies, legal, audit and accounting costs for the three months ended March 31, 2022 were $981,138 compared to $714,878 for the three months ended March 31, 2021. The increase in professional fees related to the professional fees incurred in regulatory filings including OTC compliance and reporting as well as increases in consultant costs. We expect that these costs will stabilize during the remainder of 2022 into 2023.

Settlement

The Company incurred $1,120,000 in settlement expenses which are included in our operating expenses for the three months ended March 31, 2022 related to agreements with individuals for liabilities incurred. We incurred none of these charges for the three months ended March 31, 2021.

Stock-Based Compensation

The Company incurred $4,101,329 in stock-based compensation expenses for the three months ended March 31, 2022 related to agreements with consultants, advisors, and directors for services rendered. We incurred none of these charges for the three months ended March 31, 2021. We expect our stock-based compensation expenses to decline in the next 12 months as many stock issuances were the result of the start-up of our operations. The awards provided were valued in accordance with ASC 718 at fair value.

Impairment of Goodwill and Digital Assets and Stock-Based Compensation

The Company incurred $1,008,642 in non-cash charges related to impairment of goodwill, and $45,318 in impairment of our digital assets in the three months ended March 31, 2022. The goodwill impairment related to the impairment of the goodwill in the Ixaya acquisition. This impairment was part of our Commercial segment. The impairment of the digital assets was based on the valuation changes in the digital assets we hold. We incurred none of these charges for the three months ended March 31, 2021.

General and Administrative

General and administrative expenses for the three months ended March 31, 2022 were $2,598,595 compared with $390,413 for the three months ended March 31, 2021. The increase in general and administrative expenses of $2,208,182 is related to the operations of Tickeri ($73,940), operations of Monster advertising and business development ($258,921), advertising expenses ($184,257), travel ($191,411), general office expenses (approximately $80,000), insurance (approximately $27,500), amortization and depreciation expenses ($97,567), penalties ($400,000) and the addition of management and employees to grow our business (approximately $800,000). The general and administrative expenses related to the three months ended March 31, 2021 related to mostly operating expenses to complete the merger with Tesoro.

There were no significant operations prior to the completion of the merger in February 2021. We expect our general and administrative expenses to be consistent in the next 12 months, unless we acquire other businesses that will add expenses to the Company.

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Other Income (Expense)

In the three months ended March 31, 2022 we incurred $1,964,150 in other expenses, compared to $20,660 in other expenses in the three months ended March 31, 2021, an increase of $1,943,490. The other expenses relate to amortization of discounts of $1,590,897 and $15,432, respectively for the 2022 and 2021 periods, as well as interest expense of $402,804 and $5,228, respectively. In addition, in 2022 there was a gain on sale of digital assets of $29,551. We expect to incur additional other income (expense) in the next 12 months related to our convertible notes.

Provision for Income Taxes

We incurred no provision for state income taxes in the three months ended March 31, 2022 and 2021.

Net Loss from Continuing Operations

Net loss from operations from continuing operations for the three months ended March 31, 2022 was ($12,618,211) as compared to a net loss of ($1,178,893) for the three months ended March 31, 2021. The $11,439,318 increase in the net loss was due to the changes noted herein.

Discontinued Operations

Net loss from operations from discontinued operations for the three months ended March 31, 2022 was ($7,945) as compared to a net loss of ($257,969) for the three months ended March 31, 2021. The discontinued operations relate to the suspension of operations related to the Company’s ETX products that occurred in February 2022.

Segment Reporting

The Company follows the provisions of ASC 280-10 Disclosures about Segments of an Enterprise and Related Information. This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making operating decisions.

For 2021, the Company established three distinct operating segments: HUMBL Marketplace; HUMBL Pay; and HUMBL Financial. Most of the operations for the year ended December 31, 2021 were conducted in North America. Commencing January 1, 2022, the Company simplified their business model to segment their business into two distinct divisions: Consumer and Commercial. The 2021 segments were all considered part of the consumer division.

Less than 3-4% of the Company’s sales are from outside of North America, therefore the Company has determined that segment reporting by geographic location was not necessary. In the future, the Company will continue to monitor their activity by region to determine if it is feasible to report segment information by location.

Three Months Ended March 31, 2022	Consumer	Commercial	Total
Segmented operating revenues	$1,128,750	$18,384	$1,147,134
Cost of revenues	506,135	14,835	520,970
Gross profit	622,615	3,549	626,164
Total operating expenses net of depreciation, amortization and impairment	9,517,771	458,059	9,975,830
Depreciation, amortization and impairment	46,053	1,105,476	1,151,529
Other expenses (income)	1,966,758	(2,608)	1,964,150
(Loss) from continuing operations	$(10,907,967)	$(1,557,378)	$(12,465,345)

Segmented assets as of March 31, 2022
Property and equipment, net	$359,106	$-	$359,106
Intangible assets	$-	$7,153,473	$7,153,473
Intangible assets – digital assets	$32,064	$406,040	$438,104
Goodwill	$-	$6,531,346	$6,531,346
Capital expenditures	$8,510	$-	$8,510

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Three Months Ended March 31, 2021	HUMBL Pay	HUMBL Marketplace	HUMBL Financial	Total
Segmented operating revenues	$-	$154,104	$-	$154,104
Cost of revenues	-	104,743	-	104,743
Gross profit	-	49,361	-	49,361
Total operating expenses net of depreciation and amortization	841,719	365,875	-	1,207,594
Depreciation and amortization	-	-	-	-
Other (income) expense	12,912	7,748	-	20,660
Income (loss) from continuing operations	$(854,631)	$(324,262)	$-	$(1,436,862)

Segmented assets as of March 31, 2021
Property and equipment, net	$-	$-	$-	$-
Intangible assets, net	$-	$-	$-	$-
Capital expenditures	$-	$-	$-	$-

The HUMBL Financial sector is reflected in discontinued operations on the consolidated statement of operations for the three months ended March 31, 2021.

Comparison of Results of Operations for the Years Ended December 31, 2021 and 2020

The following table sets forth the summary operations for the years ended December 31, 2021 and 2020:

	For the Years Ended
	December 31, 2021	December 31, 2020

Revenues	$2,503,388	$-
Cost of Revenues	$1,104,959	$-
Gross Profit	$1,398,429	$-
Development Costs	$2,117,683	$96,567
Professional Fees	$3,905,699	$539,568
Settlement	$1,870,000	$-
Stock-based compensation	$10,734,833	$-
Impairment - goodwill	$22,203,422	$-
Impairment – digital assets	$34,570	$-
General and Administrative Expenses	$5,247,118	$69,589
Interest Expense	$(943,559)	$(6,739)
Beneficial Conversion Feature	$(3,300,000)	$-
Amortization of Debt Discounts	$(838,941)	$-
Gain on Sale of Digital Assets	$47,875	$-
Forgiveness of Debt	$66,117	$-
Other Income (Expense)	$28,200	$-
Provision for Income Taxes	$800	$800
Net Loss	$(49,656,004)	$(713,263)

Revenues

Revenues for the year ended December 31, 2021 were $2,503,388 as compared to $0 for the year ended December 31, 2020, an increase of $2,503,388. The increase was due to the sales of merchandise related to the HUMBL Marketplace segment of $192,003, ticketing revenue and merchant fees recognized from our acquisition of Tickeri, Inc. as well the launch of HUMBL Tickets of $$902,678, services rendered from Monster Creative of $1,104,322 and subscription revenue of $265,025 from HUMBL Financial. There were no revenues recognized in the year ended December 31, 2020 as we just commenced our operations in 2021.

Cost of Revenues and Gross Profit

Cost of revenues for the year ended December 31, 2021 were $1,104,959 as compared to $0 for the year ended December 31, 2020, an increase of $1,104,959. The increase was primarily due to the sales of merchandise related to the HUMBL Marketplace segment as well as the ticketing costs incurred for Tickeri, Inc. Our gross profit of $1,398,429 is the result of the recognition of our revenue and grew in the last two fiscal quarters due to full reporting of the two acquisition companies that were completed in June 2021.

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Operating Expenses

Operating expenses for the year ended December 31, 2021 were $46,113,325 as compared to $705,724 for the year ended December 31, 2020, an increase of $45,407,601. Operating expenses consists of development costs, professional fees and general and administrative expenses and non-cash charges for impairment expenses and stock-based compensation as fully described below. We expect our development costs and professional fees to continue to increase in our next 12 months as we continue to roll out new services in 2022. Over 70% of our operating expenses relate to non-cash charges in 2021 and these charges comprise of over $34 million. We do not expect that our non-cash charges will increase in 2022.

Development Costs

Development costs which consist of salaried and outsourced technical consultants for the year ended December 31, 2021 were $2,117,683 compared with $96,567 for the year ended December 31, 2020. The increase of development costs related to the roll out of HUMBL Marketplace which include development of our NFT Gallery and the launch of HUMBL Tickets as well as the HUMBL Financial platform. In addition, the Company continued the development of HUMBL Pay which was started in 2020, and represented a majority of the development costs in 2020.

Professional Fees

Professional fees which consist of contracted individuals and companies, legal, audit and accounting costs for the year ended December 31, 2021 were $3,905,699 compared with $539,568 for the year ended December 31, 2020. The increase in professional fees related to the roll out of HUMBL Marketplace and HUMBL Financial of $1,300,000, and professional fees in regulatory filings including OTC compliance and reporting of approximately $1,600,000, as well as increases in consultant costs of $400,000. We expect that these costs will not increase during the fiscal year ending December 31, 2022.

Settlement

The Company incurred $1,870,000 in settlement expenses which are included in our operating expenses for the year ended December 31, 2021 related to agreements with individuals for liabilities incurred. We incurred none of these charges for the year ended December 31, 2020.

Stock-Based Compensation

The Company incurred $10,734,833 in stock-based compensation expenses for the year ended December 31, 2021 related to agreements with consultants, advisors, and directors for services rendered. We incurred none of these charges for the year ended December 31, 2020. We expect our stock-based compensation expenses to decline in the next 12 months as many stock issuances were the result of the start-up of our operations. The awards provided were valued in accordance with ASC 718 at fair value.

Impairment of Goodwill and Digital Assets and Stock-Based Compensation

The Company incurred $22,203,422 in non-cash charges related to impairment of goodwill, and $34,570 in impairment of our digital assets in the year ended December 31, 2021. The goodwill impairment related to the impairment of the goodwill in the Tickeri and Monster acquisitions. Both of these impairments were part of our Marketplace segment. The impairment of the digital assets was based on the valuation changes in the digital assets we hold. We incurred none of these charges for the year ended December 31, 2020.

General and Administrative

General and administrative expenses for the year ended December 31, 2021 were $5,247,118 compared with $69,589 for the year ended December 31, 2020. The increase in general and administrative expenses is related to the start-up of operations and included increases in travel ($570,000), advertising and business development ($895,000), rent ($165,000), general office expenses ($196,000), insurance ($58,000), and the addition of management and employees to grow our Pay, Marketplace and Financial segments ($1,950,000). The increase also includes the operating expenses related to the operations including the general and administrative costs associated with our subsidiaries Tickeri, Inc. and Monster Creative, LLC. The general and administrative expenses relate to nominal expenses of the Company related to the merger with Tesoro.

There were no significant operations prior to the completion of the merger in February 2021. We expect our general and administrative expenses to be consistent in the next 12 months, unless we acquire other businesses that will add expenses to the Company.

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Other Income (Expense)

In the year ended December 31, 2021 we incurred $4,940,308 in other expenses, compared to $6,739 in other expenses in the year ended December 31, 2020, and increase of $4,933,569. The 2021 other expenses related to $943,559 of interest expense on debt incurred during the year, $3,300,000 in a non-cash beneficial conversion feature on a convertible note, and $838,941 in amortization of discounts related to certain convertible notes. In addition, we had other income of $94,317 on PPP forgiveness and other income and $47,875 in gains on the sale of digital assets. There were no such expenses in 2020 other than interest expense on convertible debt of $6,739. We expect to incur additional other income (expense) in the next 12 months related to our convertible notes, however, we do not expect to incur any charges related to beneficial conversion features in the next 12 months.

Provision for Income Taxes

We incurred $800 in the provision for state income taxes in 2021 and 2020.

Net Loss

Net loss from operations for the year ended December 31, 2021 was ($49,948,504) as compared to a net loss of ($713,263) for the year ended December 31, 2020. The $49,235,241 increase in the net loss was due to the changes noted herein.

Segment Reporting

The Company follows the provisions of ASC 280-10 Disclosures about Segments of an Enterprise and Related Information. This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making operating decisions. As of December 31, 2021 and for the year ended December 31, 2021, the Company operated in three segments. The segments are HUMBL Marketplace, HUMBL Pay, and HUMBL Financial. For the year ended December 31, 2020, the Company operated in one segment.

Year Ended December 31, 2021	HUMBL Pay	HUMBL Marketplace	HUMBL Financial	Total
Segmented operating revenues	$15,114	$2,224,506	$263,768	$2,503,388
Cost of revenues	-	1,104,959	-	1,104,959
Gross profit	15,114	1,119,547	263,768	1,398,429
Total operating expenses net of depreciation, amortization and impairment	11,201,593	10,555,028	2,108,383	23,865,004
Depreciation, amortization and impairment	22,850	22,221,701	4,570	22,249,121
Other expenses	2,531,630	1,902,352	506,326	4,940,308
(Loss) from operations	$(13,740,959)	$(33,559,534)	$(2,355,511)	$(49,656,004)

Segmented assets as of December 31, 2021
Property and equipment, net	$9,794	$344,694	$1,959	$356,447
Intangible assets – digital assets	$-	$2,695	$-	$2,695
Goodwill	$-	$6,531,346	$-	$6,531,346
Capital expenditures	$11,040	$354,328	$2,208	$367,576

Comparison of Results of Operations for the year ended December 31, 2020 and period May 13, 2019 (Inception) through December 31, 2019

The following table sets forth the summary income statement for the year ended December 31, 2020 and period May 13, 2019 (Inception) through December 31, 2019:

	For the Periods Ended
	December 31, 2020	December 31, 2019

Revenues	$-	$-
Operating Expenses	$705,724	$280,742
Other Expense and Provision for Income Taxes	$7,539	$800
Net Loss	$(713,263)	$(281,542)

Revenues

We generated no revenues during the periods ended December 31, 2020 and 2019 as we were forming our business and commencing operations.

Operating Expenses

Operating expenses for the period ended December 31, 2020 were $705,724 as compared to $280,742 for the period ended December 31, 2019, an increase of $424,982. Operating expenses consists of development costs, professional fees and general and administrative expenses.

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Development Costs

Development costs for the period ended December 31, 2020 were $96,567 compared with $86,755 for the period ended December 31, 2019. The increase of development costs related to the development of the various platforms the Company has developed and the eventual roll out of these platforms in 2021.

Professional Fees

Professional fees for the period ended December 31, 2020 were $539,568 compared with $187,003 for the period ended December 31, 2019. The increase in professional fees related to the roll out of HUMBL Marketplace and Studios as well as the HUMBL Financial platform. In addition, the Company completed its merger with Tesoro Enterprises which contributed to the large increase in legal, accounting and consulting costs.

General and Administrative

General and administrative expenses for the period ended December 31, 2020 were $69,589 compared with $6,984 for the period ended December 31, 2019. The increase in general and administrative expenses is related to a full year in 2020 of administrative expenses.

Other Income (Expense)

Interest expense, net of interest income, for the period ended December 31, 2020 was $6,739 as compared to $0 for the period ended December 31, 2019. The increase was the result of the interest incurred on the debt incurred in December 2020 related to the note payables, as well as the amortization of debt discount on those notes.

Net Loss

Net loss from operations for the period ended December 31, 2020 was ($713,263) as compared to a net loss of ($281,542) for the period ended December 31, 2019. The $431,721 increase in the net loss was primarily due to the professional fees and development costs on the commencement of operations in 2020.

Liquidity and Capital Resources

March 31, 2022 and 2021

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Significant factors in the management of liquidity are funds generated by operations, levels of accounts receivable and accounts payable and capital expenditures.

As of March 31, 2022, we had $5,901,460 in cash and restricted cash. In the three months ended March 31, 2022, the Company’s subsidiaries experienced profitable periods generating over $1,135,000 in revenue. The Company expanded their product offerings through the acquisition of BizSecure, Inc. and the acquisition of Ixaya. These entities will be instrumental in the roll out of HUMBL’s Blockchain Services Group which currently is focused on providing services to governments as well as businesses. We also received $4,500,000 in related party long-term promissory notes and $2,000,000 from the exercise of 10,000,000 warrants. The Company intends to continue to pursue additional resources to continue the development of our core products and the roll out of new products.

We had a working capital deficit of $24,096,385 as of March 31, 2022 as compared to a working capital deficit of $20,965,419 as December 31, 2021, respectively. The increase in the working capital deficit is the result of the incurrence of expenditures related to the commencement of the various products and the current potion of debt that is due in the next 12 months. The Company believes it has adequate capital resources to meet its cash requirements during the next 12 months as they continue to grow and develop suitable sources of capital. A majority of the Company’s operating expenses (over 60%) are the result of non-cash charges such as impairment of goodwill and stock-based compensation. The actual monthly cash burn of the Company is approximately $1,311,000 per month at this time and as our core products come online, this is likely to decrease as much of this is directly related to the in-house and outsourced technology team. As a result of the operating losses and working capital deficit, management has determined that there is substantial doubt about the Company’s ability to continue as a going concern.

We expect that the revenue generating operations of the Company will continue to improve the liquidity of the Company moving forward. However, going forward, the effect of the pandemic and rising interest rates on the capital markets may limit our ability to raise additional capital on the terms acceptable to us at the time we need it, if at all. The challenges related to remote work and travel restrictions that we as a smaller company have faced in striving to meet our disclosure obligations in a timely manner while taking the steps to protect the health and safety of our employees have impacted, and may continue to further impact, our ability to raise additional capital.

The consolidated financial statements of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable period. The consolidated financial statements of the Company do not include any adjustments that may result from the outcome of the uncertainties.

The Company has made strategic acquisitions in the first few months of 2022 to enhance their core products and their intellectual property. Management believes these acquisitions will result in increased profitability.

The Company plans to raise additional capital through the exercising of their warrants as well as through future debt and equity financings to carry out its business plan. Obtaining additional financing and the successful development of the Company’s segments including their new Blockchain Services group, ultimately, to profitable operations, are necessary for the Company to continue operations.

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Net cash used in operating activities was $3,935,405 and $878,267 for the three months ended March 31, 2022 and 2021, respectively. The $3,057,138 increase in net cash used in operating activities was primarily a result of the net loss increase from 2021 to 2022 and the increase in account payable and accrued expenses ($861,319) in 2022 as well as the valuation of our share-based compensation which includes the value of issuances of common stock, Series B Preferred Stock, warrants, options and includes the expenses related to shares of common stock to be issued in 2021 ($3,881,686) as well as other non-cash charges such as amortization of discounts ($1,570,300), expenses related to the settlement ($1,120,000), depreciation and amortization ($258,378) and the impairment of goodwill ($1,008,642).

Net cash used in investing activities was $157,185 for the three months ended March 31, 2022 related to purchases of fixed assets of $8,510 and cash paid, net of amounts received in the acquisition of Ixaya of $148,675. There were no investing activities in 2021.

Cash provided by financing activities was $6,500,837 and $10,000 for the three months ended March 31, 2022 and 2021, respectively. Cash was provided through proceeds from sales of membership interests in HUMBL LLC in 2021 of $10,000. In 2022, the Company raised $2,000,000 from the exercise of warrants and proceeds from related party notes in the amount of $4,500,837.

Since the date of the reverse merger in December 2020 we have financed our operations through sales of common and preferred stock and the issuance of debt.

December 31, 2021 and 2020

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Significant factors in the management of liquidity are funds generated by operations, levels of accounts receivable and accounts payable and capital expenditures.

As of December 31, 2021, we had $3,493,213 in cash. Between the growth in revenues by fees generated by HUMBL Financial and through sales of merchandise and NFTs in the HUMBL Marketplace, as well as revenue generated through our subsidiaries Tickeri, Inc. and Monster Creative LLC, along with the successful launches of the HUMBL Pay application, HUMBL Financial and HUMBL Tickets in 2021 as well as proceeds received from the exercise of warrants in October 2021, we have sufficient operating cash to continue the development of our core products and services.

We had a working capital deficit of $20,965,419 as of December 31, 2021 as compared to a working capital surplus of $1,560,832 as December 31, 2020, respectively. The decrease in working capital is the result of the incurrence of expenditures related to the commencement of the various segments and the current potion of debt that is due in the next 12 months. The Company believes it has adequate capital resources to meet its cash requirements during the next 12 months as they continue to grow and develop suitable sources of capital. A majority of the Company’s operating expenses (over 70%) are the result of non-cash charges such as impairment of goodwill and stock-based compensation. The actual monthly cash burn of the Company is approximately $1,000,000 per month at this time and as our core products come online, this is likely to decrease as much of this is directly related to our in house and outsourced technology team. The Company has received $2,000,000 in additional warrant exercises and $3,000,000 in related party debt proceeds in the first quarter to date of 2022, however, as a result of the operating losses and working capital deficit, management has determined that there is substantial doubt about the Company’s ability to continue as a going concern.

We expect that the revenue generating operations of the Company will continue to improve the liquidity of the Company moving forward. However, going forward, the effect of the pandemic on the capital markets may limit our ability to raise additional capital on the terms acceptable to us at the time we need it, if at all. The challenges related to remote work and travel restrictions that we as a smaller company have faced in striving to meet our disclosure obligations in a timely manner while taking the steps to protect the health and safety of our employees have impacted, and may continue to further impact, our ability to raise additional capital.

The consolidated financial statements of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable period. The consolidated financial statements of the Company do not include any adjustments that may result from the outcome of the uncertainties.

The Company has made strategic acquisitions in the first few months of 2022 to enhance their core products and their intellectual property. Management believes these acquisitions will result in increased profitability.

The Company plans to raise additional capital through the exercising of their warrants as well as through future debt and equity financings to carry out its business plan. Obtaining additional financing and the successful development of the Company’s segments including their new Blockchain Services group, ultimately, to profitable operations, are necessary for the Company to continue operations.

Net cash used in operating activities was $9,608,212 and $856,317 for the years ended December 31, 2021 and 2020, respectively. The $8,751,895 increase in net cash used in operating activities was primarily a result of the net loss increase from 2020 to 2021 and the increase in account payable and accrued expenses ($1,054,048) in 2021 as well as the valuation of our share-based compensation which includes the value of issuances of common stock, Series B Preferred Stock, warrants, options and includes the expenses related to shares of common stock to be issued in 2021 ($11,027,334) as well as other non-cash charges such as amortization of discounts ($838,941), expenses related to the settlement ($1,870,000) and the beneficial conversion feature ($3,300,000).

Net cash used in investing activities was $237,182 for the year ended December 31, 2021 related to purchases of fixed assets of $367,576 offset by cash received in the acquisitions of Tickeri, Inc and Monster Creative, LLC of $130,394. There were no investing activities in 2020.

Cash provided by financing activities was $11,617,628 and $2,572,441 for the years ended December 31, 2021 and 2020, respectively. Cash was provided through proceeds from sales of membership interests in HUMBL LLC in 2021 and 2020 of $10,000 and $1,307,441, respectively; $0 and $1,000,000 from the sales of warrants and country rights in 2021 and 2020, respectively; $0 and $40,000 in proceeds of notes payable in 2021 and 2020, respectively; payments of notes payable of $40,557 and $0 in 2021 and 2020, respectively; repayment of amounts to seller of $51,600 and $0 in 2021 and 2020, respectively; proceeds of $6,700,000 and $225,000 in convertible notes payable in 2021 and 2020, respectively; proceeds from sales of common stock of $1,000,000 and $0, in 2021 and 2020 respectively; redemption of Series B Preferred Stock of $215 and $0, respectively, and proceeds from the exercise of warrants of $4,000,000 and $0 in 2021 and 2020, respectively.

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Since the date of the reverse merger in December 2020 we have financed our operations through sales of common and preferred stock and the issuance of debt.

The main sources of convertible notes in 2021 were as follows:

(a)	On April 14, 2021, the Company entered into a Convertible Promissory Note with Brighton Capital Partners, LLC (“BCP”) in the amount of $3,300,000, which includes a $300,000 Original Issue Discount (the “BCP Note”). The BCP Note bears interest at ten percent (10%) per annum and matures July 14, 2022. The BCP Note is convertible into shares of the Company’s common stock at $3.15 per share. As per the BCP Note, the Company shall have the right to prepay all or any portion of the outstanding balance. If the Company exercises its right to prepay this note, it will be at an amount of 115% of the balance being prepaid. The BCP Note also contains a redemption right, where beginning on the earlier of the effective date of the to be filed Form S-1 Registration Statement and the twelve-month anniversary of the BCP Note, BCP may cause the Company to redeem all or any portion of the BCP Note.

(b)

On April 14, 2021, the Company and BCP entered into an EFA (“EFA”), whereby, at the Company’s election, BCP shall invest up to $50,000,000 over the course of twelve months. This EFA was terminated in October 2021.

(c)	On May 13, 2021, the Company issued a convertible promissory note to an investor for $382,500 with an original issue discount of $7,500, for a term of twenty-two months maturing March 13, 2023. In addition, the Company issued warrants to the same investors to purchase up to 750,000 warrant shares with the convertible note.

(d)	On May 13, 2021, the Company issued a convertible promissory note to an investor for $420,750 with an original issue discount of $8,250, for a term of twenty-two months maturing March 13, 2023. In addition, the Company issued a warrant to the same investor to purchase up to 825,000 warrant shares with the convertible note.

(e)	On May 17, 2021, the Company issued a convertible promissory note to an investor for $1,020,000 with an original issue discount of $20,000, for a term of twenty-two months maturing March 17, 2023. The Company is required to register 1,500,000 shares under a Form S-1 Registration Statement for this convertible note agreement.

(f)	On May 19, 2021, the Company issued a convertible promissory note to an investor for $497,250 with an original issue discount of $9,750, for a term of twenty-two months maturing March 19, 2023. In addition, the Company issued a warrant to the same investor to purchase up to 975,000 warrant shares with the convertible note. The Company is required to register this convertible note under a Form S-1 Registration Statement.

(g)	On May 19, 2021, the Company issued a convertible promissory note to an investor for $76,500 with an original issue discount of $1,500, for a term of twenty-two months maturing March 19, 2023. In addition, the Company issued a warrant to the same investor to purchase up to 150,000 warrant shares with the convertible note. The Company is required to register this convertible note under a Form S-1 Registration Statement.

(h)	On May 19, 2021, the Company issued a convertible promissory note to an investor for $153,000 with an original issue discount of $3,000, for a term of twenty-two months maturing March 19, 2023. In addition, the Company issued a warrant to the same investor to purchase up to 300,000 warrant shares with the convertible note. The Company is required to register this convertible note under a Form S-1 Registration Statement.

(i)

On April 26, 2021, the Company, issued 437,500 for the acquisition of the Chile country rights. The value of this transaction was $1,000,000 received in cash.

(j) On June 21, 2021, the Company issued a convertible promissory note to an investor for $382,500 with an original issue discount of $7,500, for a term of twenty-two months maturing April 21, 2023. In addition, the Company issued a warrant to the same investor to purchase up to 750,000 warrant shares with the convertible note. The Company recognized a BCF discount in the amount of $100,828 on this convertible note that is being amortized over the life of the convertible note.

(k) On June 21, 2021, the Company issued a convertible promissory note to an investor for $382,500 with an original issue discount of $7,500, for a term of twenty-two months maturing April 21, 2023. In addition, the Company issued a warrant to the same investor to purchase up to 750,000 warrant shares with the convertible note. The Company recognized a BCF discount in the amount of $100,828 on this convertible note that is being amortized over the life of the convertible note.

(l) On August 30, 2021, the Company issued a convertible promissory note to an investor for $153,000 with an original issue discount of $3,000, for a term of twenty-two months maturing June 30, 2023. In addition, the Company issued a warrant to the same investor to purchase up to 375,000 warrant shares with the convertible note.

(m) On November 12, 2021, the Company issued a convertible promissory note to an investor for $306,000 with an original issue discount of $6,000, for a term of twenty-two months maturing September 12, 2023. In addition, the Company issued a warrant to the same investor to purchase up to 1,000,000 warrant shares with the convertible note.

We will continue to fund business operations through sales of our products and services, additional financings, and the exercise of warrants being registered in this registration statement which we believe will be exercised in whole or in part over the next twelve to eighteen months.

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BUSINESS

Overview

We are a Web 3, digital commerce platform that was built to connect consumers, businesses and governments in the digital economy. HUMBL provides simple tools and packaging for complex new technologies such as blockchain, in the same way that previous cycles of e-commerce and the cloud were more simply packaged by companies such as Facebook, Apple, Amazon and Netflix over the past several decades. The Company through their product offerings are looking to simplify and package the tokenized blockchain economy for consumers, corporations and government.

Our goal is to provide ready built tools and platforms for consumers and merchants to seamlessly participate in the digital economy. HUMBL is built on a patent-pending decentralized technology stack that utilizes both core and partner technologies, to provide faster connections to the digital economy and each other. We have four principal wholly-owned subsidiaries through which we provide a number of our products: Tickeri, Inc., Monster Creative, LLC and Ixaya Business SA de CV.

HUMBL’s core products and services are as follows:

● HUMBL Mobile Wallet – A mobile app that allows peers, consumers and merchants to connect in the digital economy;

● HUMBL Marketplace – A mobile marketplace that allows consumers and merchants to connect more seamlessly in the digital economy; and

● HUMBL Financial – Financial products and services, targeted for simplified investing on the blockchain.

● HUMBL Blockchain Services – Enterprise solutions for businesses and governments related primarily to credentialing and identity verification.

HUMBL Mobile Wallet (formerly HUMBL Pay)

HUMBL continues the development of a mobile application that allows customers to migrate to and participate in the digital economy. The Company has integrated a variety of useful functionality such as buying, selling, sending and receiving digital assets, storing personal digital credentials and supporting various digital forms of payment. The Company is also working rapidly to integrate the use of search, discovery, peer-to-peer cash and ticketing around the world, as these services migrate into digital and blockchain-based modalities. The mobile application is designed to provide functionality to the following groups:

● Individuals - Consumers who want to participate in acquiring digital assets discover, pay, rate and review experiences digitally vs. paper bills and hardware point-of-sale (“POS”);

● Freelancers - Service providers and gig workers that want to get paid from anywhere they work vs. paper bills and hardware POS; and

● Merchants – Primarily brick and mortar vendors that want to get paid digitally vs. paper bills and hardware POS.

We can receive revenue from the mobile wallet in two ways. First, HUMBL can participate in any transactional fees generated from customers using the HUMBL Pay app. In these circumstances HUMBL can typically collect a percentage of the transaction for providing these services. Second, HUMBL can charge a monthly subscription fee for users such as merchants and freelancers that use the app. Currently, we are not receiving revenue in either of these ways. The Company is not charging fees (in addition to those charged by the third-party services providers) as a way to provide competitive pricing and incentivize customers to use the app. We could begin charging these fees at any time.

We engage the services of providers such as Stripe to process payments and Wyre and BitGo to act as custodians of the digital assets purchased by our customers using our HUMBL Pay app. The digital assets purchased on our platform are actually purchased through the Wyre and held by Wyre for our customers’ benefit. No digital assets are purchased through BitGo, but they do act as a custodian for certain of our digital assets.

HUMBL Marketplace

Through its online marketplace, HUMBL is developing the capability for merchants to list a wide range of soft goods and digital assets to mid-market audiences, that, where appropriate, incorporate the benefits of blockchain. HUMBL is developing products to provide merchants with the ability to list and sell goods with greater levels of authentication, by using technologies such as the HUMBL Token Engine and HUMBL Origin Assurance, to improve the merchant’s ability to trade, track and pay for assets.

Through our online marketplace we also allow for the listing of non-fungible tokens (“NFTs”). NFTs allow entities and individuals such as athletes, celebrities, agencies, artists and companies to monetize their digital images, multimedia content and catalogues on the blockchain. HUMBL provides a marketplace for artists and athletes to connect online in the sale of digital collectibles to fans and collectors and provides a rigorous set of terms and conditions that govern what can and cannot be listed on the marketplace. We currently review all listings to screen for graphic content, potential intellectual property rights violations, and potential securities law violations. The NFT marketplace is operated through a third-party marketplace plug-in (OpenSea), electronic wallet extensions (such as MetaMask), and the Ethereum blockchain. Users participate in the NFT marketplace by linking their digital wallets to our platform and engaging (e.g., buying, selling, bidding) with the NFTs listed on our platform. The services provided by HUMBL are administrative. HUMBL is a platform and does not act as a broker, financial institution, or creditor. We facilitate transactions between the buyer and seller in the auction/sale process but we are not a party to any agreement between the buyer and seller or between any users.

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We receive revenue from the NFT marketplace in two ways. First, for some clients HUMBL provides design services to help artists, athletes and entertainers create NFTs to be sold to their fans. In these circumstances HUMBL typically receives a flat fee for providing such services that is paid out of the sales price of the NFT. The size of the fee depends on the scope and complexity of the design services provided. Second, HUMBL receives a transaction fee each time an NFT sells on the NFT marketplace.

The NFT marketplace allows creators to mint NFTs using their own intellectual property and list those NFTs for sale (primary sales) on the marketplace. The NFT marketplace also allows for NFTs to be resold (secondary sales) on the platform, but currently only NFTs that were originally minted on the Company’s NFT Marketplace or are otherwise approved by the Company may be listed for secondary sales on the Marketplace. The Company does not otherwise support or influence the market for the resale of NFTs sold on its platform. Other than requiring creators to attest they own the IP used to create their NFTs and monitoring for obvious copyright violations, the Company does not enforce any rights related to the primary or secondary sales of NFTs. Payment transactions for the purchase and sale of NFTs are made through the use of smart contracts on the Ethereum blockchain.

The Company does not handle separate, off-chain payments for NFTs. Tracking and payment of resale royalty fees are accomplished automatically through the use of smart contracts. The Company is not responsible for distributing or managing resale royalty fees.

In September of 2021, HUMBL launched HUMBL Tickets, initially focused on the offering of secondary (resale) tickets to thousands of live events across North America. The inventory listings and ticket fulfillment are provided by Ticket Evolution and HUMBL earns a commission for each sale. In addition to its subsidiary Tickeri, the Company will continue to work with clients to merge the realms of NFTs, event tickets and blockchain authentication.

HUMBL Financial

HUMBL Financial was developed to package step-function technologies such as blockchain into “several clicks” for the customer.

In 2021, HUMBL Financial created BLOCK ETX products to simplify digital asset investing for customers and institutions seeking exposure to a new, 24/7 digital asset class. We have launched this product in 100 countries outside the United States. HUMBL Financial has developed proprietary, multi-factor blockchain indexes, trading algorithms and financial services for the new digital asset trading markets to accommodate index, active and thematic investment strategies. BLOCK ETXs are completely non-custodial, algorithmically driven software services that allow customers to purchase and hold digital assets in pre-set allocations through their own digital asset exchange accounts. BLOCK ETXs are compatible for United States customers who have accounts with Coinbase Pro, Bittrex US or Binance US and for non-US customers who have accounts with Bittrex Global. BLOCK ETXs were served first on the desktop and web version of the HUMBL platform, with the goal of future applications inside the HUMBL mobile application. HUMBL Financial is open to the licensing of the BLOCK ETXs to institutions and exchanges. HUMBL Financial also plans to offer trusted, third-party financial services in areas such as payments, investments, credit card services and lending across the HUMBL platform over time.

In February 2022, the Company elected to suspend offering the BLOCK ETX products pending further legal analysis regarding how to offer the BLOCK ETXs in a fully compliant manner with the evolving laws and regulatory treatment of such novel products. The Company will continue to monitor the regulatory environment with respect to these products. In accordance with ASC 205-20-50-1(a), the timing of the disposal was February 28, 2022. The Company met the criteria for the BLOCK ETX operations to be classified as held for sale at that time.

HUMBL Blockchain Services

HUMBL Blockchain Services (“HBS”) was formed as part of the Company’s asset acquisition of BizSecure on February 12, 2022. Recognizing the opportunities for governments and commercial enterprises to incorporate Blockchain and Distributed Ledger Technologies (“DLT”), HBS is focused on working with clients to identify problems and develop solutions that build upon the various capabilities the Company has and continues to develop. The Company determined this was an acquisition of a business pursuant to the guidance provided in both ASC 805 and Rule 11-01(d) of Regulation S-X. BizSecure is not considered a significant subsidiary under Regulation S-X Rule 1-02(w).

Our solutions enable municipalities, government agencies, and other commercial entities the ability to offer mobile IDs and other credential verification services to their constituents. We continue to make significant investments to leverage our existing technologies and further expand both our DLT capabilities and are always exploring strategic alternatives intended to optimize the value of our Company.

COVID-19

The unprecedented events related to COVID-19, the disease caused by the novel coronavirus (SARS-CoV-2), have had significant health, economic, and market impacts and may have short-term and long-term adverse effects on our business that we cannot predict as the global pandemic continues to evolve. The extent and effectiveness of responses by governments and other organizations also cannot be predicted.

Our ability to access the capital markets and maintain existing operations is unknown during the COVID-19 pandemic. Any such limitation on available financing and how we conduct business with our customers and vendors would adversely affect our business both domestically and abroad.

A list of our critical accounting policies are as follows:

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Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. These estimates include, but are not limited to, management’s estimate of provisions required for permanent and temporary differences related to income taxes, liabilities to accrue, estimates of the fair value of goodwill and determination of the fair value of stock awards. Actual results could differ from those estimates.

Segment Reporting

The Company follows the provisions of ASC 280-10 Segment Reporting. This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making internal operating decisions.

For 2021, the Company established three distinct operating segments: HUMBL Marketplace; HUMBL Pay; and HUMBL Financial. Most of the operations for the year ended December 31, 2021 were conducted in North America. Commencing January 1, 2022, the Company simplified their business model to segment their business into two distinct divisions: Consumer and Commercial. The 2021 segments were all considered part of the consumer division.

All of the Company’s sales are from North America, therefore the Company has determined that segment reporting by geographic location was not necessary. In the future, the Company will continue to monitor their activity by region to determine if it is feasible to report segment information by location.

Revenue Recognition

The Company accounts for a contract with a customer that is within the scope of this Topic only when the five steps of revenue recognition under ASC 606 are met.

The five core principles will be evaluated for each service provided by the Company and is further supported by applicable guidance in ASC 606 to support the Company’s recognition of revenue.

The Company accounts for revenues based on the verticals in which they were earned. The four principal verticals in which the Company operates today are HUMBL Mobile Wallet, HUMBL Marketplace, HUMBL Financial and HUMBL Blockchain Services.

HUMBL Mobile Wallet (formerly HUMBL Pay)

The Company is anticipated to earn transaction revenues primarily from fees charged to merchants and consumers on a transaction basis through the Company’s mobile application. These fees may have a fixed and/or variable component. The variable component is generally a percentage of the value of the payment amount and is known at the time the transaction is processed. For a portion of our transactions, the variable component of the fee is eligible for reimbursement when the underlying transaction is approved for a refund. The Company may estimate the amount of fee refunds that will be processed each quarter and record a provision against the net revenues. The volume of activity processed on the platform, which results in transaction revenue, is referred to as Total Payment Volume (“TPV”). The Company will earn additional fees on transactions where currency conversion is performed, when cross-border transactions are enabled (i.e., transactions where the merchant and consumer are in different countries), to facilitate the instant transfer of funds for customers from their HUMBL account to their debit card or bank account, and other miscellaneous fees. The Company will rely on third party partners to perform all money transmission services.

The Company may earn revenues from other value-added services, which are comprised primarily of revenue earned through partnerships, referral fees, subscription fees, gateway fees, ticketing, peer-to-peer payments and other services that will be provided to merchants and consumers. These contracts typically have one performance obligation which is provided and recognized over the term of the contract.

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The transaction price is generally fixed and known at the end of each reporting period; however, for some agreements, it may be necessary to estimate the transaction price using the expected value method. The Company is expected to record revenue earned in revenues from other value-added services on a net basis when they are considered the agent with respect to processing transactions.

HUMBL Marketplace

The Company recognizes revenue when its transfer control of promised goods or services to customers in an amount that reflects the consideration to which is expected to be entitled in exchange for those goods or services. Revenue is recognized net of any taxes collected, which are subsequently remitted to governmental authorities.

Net transaction revenues

The net transaction revenues will primarily include final value fees, feature fees, including fees to promote listings, and listing fees from sellers in our Marketplace. The net transaction revenues will also include store subscription and other fees often from large enterprise sellers. The net transaction revenues are reduced by incentives provided to customers.

The Company has identified one performance obligation to sellers on the Marketplace platform, which is to connect buyers and sellers on the secure and trusted Marketplace platforms. Final value fees are recognized when an item is sold on a Marketplace platform, satisfying this performance obligation. There may be additional services available to Marketplace sellers, mainly to promote or feature listings, that are not distinct within the context of the contract.

Accordingly, fees for these additional services are recognized when the single performance obligation is satisfied. Promoted listing fees are recognized when the item is sold and feature and listing fees are recognized when an item is sold, or when the contract expires.

Further, to drive traffic to the platform, the Company will provide incentives to buyers and sellers in various forms including discounts on fees, discounts on items sold, coupons and rewards. Evaluating whether a promotion or incentive is a payment to a customer may require significant judgment. Promotions and incentives which are consideration payable to a customer are recognized as a reduction of revenue at the later of when revenue is recognized or when the incentive is paid or promise to be paid. Promotions and incentives to most buyers on our Marketplace platforms, to whom there is no performance obligation, are recognized as sales and marketing expense. In addition, there may be credits provided to customers when certain fees are refunded. Credits are accounted for as variable consideration at contract inception when estimating the amount of revenue to be recognized when a performance obligation is satisfied to the extent that it is probable that a significant reversal of revenue will not occur and updated as additional information becomes available.

Ticketing Revenues

The Company with the acquisition of Tickeri and launch of HUMBL Tickets recognizes revenues from their ticketing services primarily from service fees, commissions and payment processing fees charged at the time a ticket for an event is sold. We also derive revenues from providing certain creators with account management services and customer support. Our customers are primarily event creators who use our platform to sell tickets to attendees. Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration we receive in exchange for those goods or services. We allocate the transaction price by estimating a standalone selling price for each performance obligation using a cost plus a margin approach. For service fees and payment processing fees, revenue is recognized when the ticket is sold. For account management services and customer support, revenue is recognized over the period from the date of the sale of the ticket to the date of the event.

We evaluate whether it is appropriate to recognize revenue on a gross or net basis based upon our evaluation of whether we obtain control of the specified goods or services by considering if we are primarily responsible for fulfillment of the promise, have inventory risk, and have the latitude in establishing pricing and selecting suppliers, among other factors.

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We determined the event creator is the party responsible for fulfilling the promise to the attendee, as the creator is responsible for providing the event for which a ticket is sold, determines the price of the ticket and is responsible for providing a refund if the event is canceled. Our service is to provide a platform for the creator and event attendee to transact and our performance obligation is to facilitate and process that transaction and issue the ticket. The amount that we earn for our services is fixed. For the payment processing service, we determined that we are the principal in providing the service as we responsible for fulfilling the promise to process the payment and we have discretion and latitude in establishing the price of our service. Based on our assessment, we record revenue on a net basis related to our ticketing service and on a gross basis related to our payment processing service. As a result, costs incurred for processing the transactions are included in cost of net revenues in the consolidated statements of operations.

Revenue is presented net of indirect taxes, value-added taxes, creator royalties and reserves for customer refunds, payment chargebacks and estimated uncollectible amounts. If an event is cancelled by a creator, then any obligations to provide refunds to event attendees are the responsibility of that creator.

If a creator is unwilling or unable to fulfill their refund obligations, we may, at our discretion, provide attendee refunds. Revenue is also presented net of the amortization of creator signing fees when applicable. The benefit we receive by securing exclusive ticketing and payment processing rights with certain creators from creator signing fees is inseparable from the customer relationship with the creator and accordingly these fees are recorded as a reduction of revenue in the consolidated statements of operations.

Marketing services and other revenues

Marketing services and other revenues are derived principally from the sale of advertisements, classifieds fees, and revenue sharing arrangements. Advertising revenue is derived principally from the sale of online advertisements which are based on “impressions” (i.e., the number of times that an advertisement appears in pages viewed by users of our platforms) or “clicks” (which are generated each time users on our platforms click through our advertisements to an advertiser’s designated website) delivered to advertisers.

The Company uses the output method and apply the practical expedient to recognize advertising revenue in the amount to which they have a right to invoice. For contracts with target advertising commitments with rebates, estimated payout is accounted for as a variable consideration to the extent it is probable that a significant reversal of revenue will not occur.

HUMBL Financial

Revenue was recognized upon transfer of control of services to customers in an amount to which the Company expects to be entitled in exchange for those services. Service subscription revenue is recognized for the month in which services are provided. If a customer pays for an annual subscription, revenue is allocated over the months in the subscription and recognized for each month of the service provided.

In February 2022, the Company elected to suspend offering the BLOCK ETX products pending further legal analysis regarding how to offer the BLOCK ETXs in a fully compliant manner with the evolving laws and regulatory treatment of such novel products. The Company will continue to monitor the regulatory environment with respect to these products. In accordance with ASC 205-20-50-1(a), the timing of the disposal was February 28, 2022.

HUMBL Blockchain Services

The Company disaggregates revenue from contracts with customers into product revenues and services revenues.

Product revenue related contracts with customers begin upon contract inception when a purchase order for a specific customer order of a product to be delivered in the near term. These purchase orders are short-term in nature. Product revenue is recognized at a point in time upon shipment or upon customer receipt of the product, depending on shipping terms. The Company determined that this method best represents the transfer of goods as transfer of control typically occurs upon shipment or upon customer receipt of the product.

Service revenues primarily consist of revenues derived from maintenance support and the use of the Company’s service platforms and application programming interface (“APIs”) on a subscription basis. The Company generates this revenue from fees for maintenance and support, monthly active user fees, SaaS fees, and hosting and storage fees. In most cases, the subscription or transaction arrangement is a single performance obligation comprised of a series of distinct services that are substantially the same and that have the same pattern of transfer (i.e., distinct days of service). The Company applies a time-based measure of progress to the total transaction price, which results in ratable recognition over the term of the contract. The Company determined that this method best represents the transfer of services as the customer obtains equal benefit from the service throughout the service period.

The Company accounts for individual goods and services separately if they are distinct performance obligations, which often requires significant judgment based upon knowledge of the products and/or services, the solution provided and the structure of the sales contract. In SaaS agreements, the Company provides a service to the customer that combines the software functionality, maintenance and hosting into a single performance obligation. In product-related contracts, a purchase order may cover different products, each constituting a separate performance obligation.

Fixed Assets and Long-Lived Assets

ASC 360 requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company has adopted Accounting Standard Update (“ASU”) 2017-04 Intangibles – Goodwill and Other (Topic 350), Simplifying the Test for Goodwill Impairment.

The Company reviews recoverability of long-lived assets on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets.

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Fixed assets and intangible assets with finite useful lives are stated at cost less accumulated amortization and impairment. Intangible assets with infinite lives, such as digital currency are valued at costs and reviewed for indicators of impairment at least annually, or more depending on circumstances.

The Company assesses the impairment of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers to be important which could trigger an impairment review include the following:

1. Significant underperformance relative to expected historical or projected future operating results;

2. Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and

3. Significant negative industry or economic trends.

When the Company determines that the carrying value of intangibles may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows.

Significant Vendor Relationships

We have established contractual relationships with the following companies that we consider to be material to providing our four core product groups, HUMBL Pay, HUMBL Marketplace and HUMBL Financial:

We need in each country or region a payment processing company to allow the consumers to pay online the merchants using our software services. In the United States we have a Platform Connect Agreement and Services Agreement with Stripe, Inc. as well a Referral Agreement with Wyre, Inc. In South America we have a Payment Processing Services Agreement with Bexs Tehnologia Da Informacao LTDA. We have entered into the standard forms of agreements that these companies offer to companies such as ours that promote online purchase of goods and services.

We utilize Gumroad, an online platform that facilitates the sale of products by creators directly to consumer, to process payments for the monthly fee that HUMBL Financial charges its customers to use the service.

We utilize Very Good Security (“VGS”), a company that encrypts debit and credit card data as well as banking information, that allows us not to hold onto, see or decrypt any of the raw credit card or banking data from our customers since this information is handled directly by VGS which encrypts all of it and securely sends this data directly to Stripe.

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Competition

Each of our principal verticals is highly competitive. Throughout the globe, we currently face substantial competition from other service providers that offer mobile payments, ticketing, NFT marketplaces and digital asset investing products. We compete primarily on the basis of availability of services and products, unique product offerings and price.

HUMBL Pay competes with PayPal and Square.

HUMBL Marketplace competes with OpenSea, an open, decentralized marketplace for a large variety of digital items—from game items to digital collectibles to digital art, Makers Place, a digital creation platform powered by blockchain technology for digital creators, and Live Nation Entertainment, the world’s largest ticketing company.

HUMBL Financial competes with companies such as Shrimpy and Stacked Invest that also provide digital asset investing opportunities.

Employees and Human Capital

As of May 20, 2022, we had 42 full time employees. None of our employees or personnel is represented by a labor union, and we consider our employee/personnel relations to be good. Competition for qualified personnel in our industry is intense, particularly for software development and other technical staff. Our human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing and integrating our existing and new employees, advisors and consultants.

Properties

We purchased a commercial property in the form of a suite at a luxury hotel. HUMBL is the owner of this suite and entered into a long-term rental agreement with the hotel to manage the property. HUMBL has use of the suite for 28 calendar days a year, and will receive their proportionate income for the other days the suite is being used. We currently rent an office in San Diego, California at a monthly cost of $12,400 on a six-month lease (“Company Headquarters”). We believe that the Company Headquarters is currently adequate for the purposes of our operations.

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Legal Proceedings

We recently received from Charles Lass a notification that he had filed four trademark applications using the HUMBL name in various classes. We have advised Mr. Lass through our trademark counsel that he should immediately discontinue any use of the trademark for similar services regarding his claims of ownership of the trademark HUMBL and reminded him that we had various trademarks issued under the name HUMBL with a first use date of April 1, 2018 and that his previous attempt at using the HUMBL name had resulted in him receiving a cease and desist letter from us dated April 14, 2020 regarding his since abandoned trademark filings for HUMBL. On April 11, 2021, Mr. Lass filed an action with the USPTO seeking to cancel our trademark. After initiating the action; however, Mr. Lass failed to take any steps to pursue action and did not respond to our discovery requests. As a result of Mr. Lass’s failure to prosecute the action, on March 28, 2022, we filed a motion for involuntary dismissal of the cancellation proceeding. The USPTO Trademark Trial and Appeal Board granted our motion and dismissed the proceeding. We consider this matter to be fully resolved.

We have been made aware of a lawsuit that has been filed, but not yet served, in the United States District Court for the Southern District of California styled Matt Pasquinelli and Bryan Paysen v. HUMBL, LLC, Brian Foote, Jeffrey Hinshaw and George Sharp, Case No.22CV0723 AJB BLM, which is a class action on behalf of shareholders of the Company since November 21, 2020 for alleged violations of the federal securities laws by allegedly making false and misleading statements regarding our business and operations, more specifically that the HUMBL Pay App did not have the functionality that it promised to investors and that several international business partnership had a low chance of contributing material revenues to our bottom line and that we sold unregistered securities through our BLOCK Exchange Traded Index products, all of which plaintiffs allege caused a decline in the market value of our shares of common stock. Plaintiffs seek unspecified monetary damages. We intend to vigorously defend the actions of the defendants and contest what we believe are baseless claims.

MANAGEMENT

Set forth below is certain information regarding our executive officers and directors. Each of the directors listed below was elected to our board of directors to serve until our next annual meeting of stockholders or until his or her successor is elected and qualified. All directors hold office for one-year terms until the election and qualification of their successors. The following table sets forth information regarding the members of our board of directors and our executive officers:

The following persons are the executive officers and directors of our Company:

Name	Age	Position
Brian Foote	42	President; Chief Executive Officer; Chairman
Jeffrey Hinshaw	34	Chief Operating Officer; Chief Financial Officer; Director
William B. Hoagland	40	Director
Peter Schulte	64	Director
Michele Rivera	46	Vice President, Global Partnerships; Director
Javier Gonzalez	34	Chief Technology Officer

Brian Foote has been our Chairman, President and Chief Executive Officer since November 24, 2020. Immediately prior to co-founding our predecessor entity HUMBL LLC in May 2019 (“HUMBL LLC”), Mr. Foote worked as a Strategic Consultant across a variety of projects at Epson from January 2011 to May 2019 including omnichannel marketing, sales and product launch strategies. From March 2005 to February 2011, Mr. Foote worked as a Senior VP of Sales and Marketing at The Wilkinson Group, a consulting group specializing in events and sponsorships. We believe that the broad business experience of Mr. Foote, including his experience with the daily operations of companies as well as with the challenges of growing companies, makes him qualified to be a member of our Board of Directors.

Jeffrey Hinshaw has served as our Chief Operating Officer, Chief Financial Officer, Corporate Secretary and a member of our Board of Directors since November 24, 2020. Immediately prior to co-founding HUMBL LLC in May 2019, Mr. Hinshaw worked as an adjunct faculty at San Diego State University. From July 2017 to November 2017, Mr. Hinshaw worked as a business analyst at Sempra Energy. From February 2015 to November 2018, Mr. Hinshaw worked as a strategic advisor to Balance Tracking Systems. From August 2012 to May 2014, Mr. Hinshaw worked as a graduate researcher in biomechanics at San Diego State University. We believe that this varied experience makes him qualified to be a member of our Board of Directors.

William B. Hoagland has served as a member of our Board of Directors since July 23, 2021. Since 2019, Mr. Hoagland has served as the Chief Executive Officer of Agora Digital Holdings, Inc. and Chief Financial Officer of Ecoark Holdings, Inc. Immediately prior to joining Ecoark Holdings, Inc. in 2019, Mr. Hoagland spent the previous eight years as Managing Member of Trend Discovery Capital Management (“Trend Discovery”), a hybrid hedge fund with a track record of outperforming the S&P 500. Prior to founding Trend Discovery in 2011, Mr. Hoagland spent six years as a Senior Associate at Prudential Global Investment Management (PGIM), working in both PGIM’s Newark, NJ and London, England offices. Mr. Hoagland holds the Chartered Financial Analyst designation and is a Level III candidate in the Chartered Market Technician Program. We believe that this financial expertise and knowledge of the capital markets makes him qualified to be a member of our Board of Directors.

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Peter Schulte has served as a member of our Board of Directors since September 24, 2021. Mr. Schulte holds the position of Managing Partner and Co-founder of private equity firm CM Equity Partners. His past experience includes public and private debt and equity financing and M&A at Salomon Brothers Inc. and large systems marketing at IBM’s Data Processing Division. Mr. Schulte has also established two successful publicly traded companies: ICF International and ATS Corporation. Mr. Schulte currently serves as a member of the Board of Directors at Black ICE Holdings, Citizant, Inc., and JANUS Research Group, Inc. among others. Mr. Schulte is a graduate of Harvard College (AB) and also holds a Master’s degree in Public and Private Management (MPPM) from Yale University. We believe that Mr. Schulte’s public company and capital market experience makes him qualified to be a member of our Board of Directors.

Michele Rivera has served as Vice President, Global Partnerships and has been a member of our Board of Directors since November 24, 2020. Prior to co-founding HUMBL LLC in May 2019, Ms. Rivera was a Retailer with ECSD from November 2018 to February 2019. Prior to that, Ms. Rivera worked as a Home Furnishings Retailer at Williams Sonoma Inc. from October 1999 to October 2018. We believe that the business experience of Ms. Rivera, including her experience with the daily operations of companies as well as with the challenges of growing companies, makes her qualified to be a member of our Board of Directors.

Javier Gonzalez has served as our Chief Technology Officer since June 3, 2021. Since November 2010, Mr. Gonzalez has worked as the Chief Technology Officer of Tickeri, Inc., a leading ticket broker in the Latin American and Caribbean ticketing market. From January 2008 to January 2015, Mr. Gonzalez also worked as the Chief Technology Officer of Kesta Happenings. From November 2007 to April 2013, Mr. Gonzalez worked as a Software Engineer for AboutWeb.

Board of Directors and Corporate Governance

When considering whether directors have the experience, qualifications, attributes and skills to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of our business and structure, the Board of Directors focuses primarily on the information discussed in each of the directors’ individual biographies as set forth above. With regard to Mr. Foote, the Board considered their day-to-day operational leadership of our company and in-depth knowledge of our business and experience in corporate management that will assist our corporate governance.

The Board of Directors periodically reviews relationships that directors have with our company to determine whether the directors are independent. Directors are considered “independent” as long as they do not accept any consulting, advisory or other compensatory fee (other than director fees) from us, are not an affiliated person of our company or our subsidiaries (e.g., an officer or a greater than 10% stockholder) and are independent within the meaning of applicable United States laws, regulations and the Nasdaq Capital Market listing rules. In this latter regard, the Board of Directors uses the Nasdaq Marketplace Rules (specifically, Section 5605(a)(2) of such rules) as a benchmark for determining which, if any, of our directors are independent, solely in order to comply with applicable SEC disclosure rules.

Director or Officer Involvement in Certain Legal Proceedings

Our directors and executive officers were not involved in any legal proceedings as described in Item 401(f) of Regulation S-K in the past ten years.

Directors and Officers Liability Insurance

HUMBL has had a directors’ and officers’ liability insurance policy in place since September 7, 2021. Our officers and directors have indemnification rights under applicable laws, and our certificate of incorporation and bylaws.

Committees of the Board of Directors

Our Board of Directors has appointed an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and responsibilities described below.

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Audit Committee

The Company’s audit committee consists of William B. Hoagland, Peter Schulte and Jeffrey Hinshaw. The Board has determined that Messrs. Schulte and Hoagland are financially literate and qualify as independent directors under Section 5605(a)(2) and Section 5605(c)(2) of the Nasdaq rules. Mr. Hoagland will be the chairman of our audit committee and he qualifies as an audit committee financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K.

Our audit committee has adopted a written audit committee charter, viewable at https://humbl.com/auditcommittee, that provides that the functions of our audit committee include, among other things:

●	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

●	helping to ensure the independence and performance of the independent registered public accounting firm;

●	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

●	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

●	reviewing our policies on risk assessment and risk management;

●	reviewing and approving related party transactions;

●	obtaining and reviewing a report by the independent registered public accounting firm, at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

●	approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

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Compensation Committee

Our compensation committee is comprised of Peter Schulte, William B. Hoagland and Brian Foote. Our board has determined that each of Messrs. Schulte and Hoagland qualifies as an independent director under Section 5605(a)(2) of the Nasdaq rules and a “non-employee director” for purposes of Section 16b-3 under the Exchange Act and does not have a material relationship with us that would affect his ability to be independent from management in connection with the duties of a compensation committee member, as described in Section 5605(d)(2) of the Nasdaq rules. Mr. Schulte will be the chairman of our compensation committee.

Our compensation committee has adopted a written compensation committee charter, viewable at https://humbl.com/compensationcommittee, that provides that the functions of our compensation committee include, among other things:

●	reviewing and approving, or recommending to our board of directors for approval, the compensation of our executive officers and any compensatory arrangement with our executive officers;

●	reviewing and recommending to our board of directors for approval the compensation of our directors and any changes to their compensation;

●	reviewing and approving, or recommending to our board of directors for approval, and administering incentive compensation and equity incentive plans; and

●	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

Nominating and Corporate Governance Committee

Our corporate governance committee is comprised of Peter. Schulte, William B. Hoagland and Michele Rivera. Our board has determined that each of Messrs. Schulte and Hoagland qualifies as an independent director under Section 5605(a)(2) of the Nasdaq rules. Mr. Schulte is the chairman of our nominating and corporate governance committee.

Our nominating and corporate governance committee will have adopted a written nominating and corporate governance committee charter, viewable at https://humbl.com/nominatingandgovernance, that provides that the functions of our nominating and corporate governance committee include, among other things:

●	identifying, evaluating and selecting, or making recommendations to our board of directors regarding, nominees for election to our board of directors and its committees;

●	overseeing the evaluation and the performance of our board of directors and of individual directors;

●	considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;

●	overseeing our corporate governance practices;

●	contributing to succession planning; and

●	developing and making recommendations to our board of directors regarding corporate governance guidelines and matters.

Compensation Committee Interlocks and Insider Participation

None of our directors or executive officers serves as a member of the board of directors or compensation committee of any other entity that has one or more of its executive officers serving as a member of our board of directors.

Code of Ethics

We have adopted a written code of ethics that applies to all of our directors, officers and employees in accordance with the rules of the Nasdaq Capital Market and the SEC. We will post a copy of our code of ethics on our website, and intend to post amendments to this code, or any waivers of its requirements, as well.

Conflicts of Interest

We comply with applicable state law with respect to transactions (including business opportunities) involving potential conflicts. Applicable state corporate law requires that all transactions involving our company and any director or executive officer (or other entities with which they are affiliated) are subject to full disclosure and approval of the majority of the disinterested independent members of our Board of Directors, approval of the majority of our stockholders or the determination that the contract or transaction is intrinsically fair to us. More particularly, our policy is to have any related party transaction (i.e., transactions involving a director, an officer or an affiliate of our company) be approved solely by a majority of the disinterested independent directors serving on the Board of Directors. We expect to have at least three independent directors serving on the Board of Directors and intend to maintain a Board of Directors consisting of a majority of independent directors.

Indemnification of Directors and Executive Officers

Section 145 of the Delaware General Corporation Law provides for, under certain circumstances, the indemnification of our officers, directors, employees and agents against liabilities that they may incur in such capacities. Below is a summary of the circumstances in which such indemnification is provided.

In general, the statute provides that any director, officer, employee or agent of a corporation may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in a proceeding (including any civil, criminal, administrative or investigative proceeding) to which the individual was a party by reason of such status. Such indemnity may be provided if the indemnified person’s actions resulting in the liabilities: (i) were taken in good faith; (ii) were reasonably believed to have been in or not opposed to our best interests; and (iii) with respect to any criminal action, such person had no reasonable cause to believe the actions were unlawful. Unless ordered by a court, indemnification generally may be awarded only after a determination of independent members of the Board of Directors or a committee thereof, by independent legal counsel or by vote of the stockholders that the applicable standard of conduct was met by the individual to be indemnified.

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The statutory provisions further provide that to the extent a director, officer, employee or agent is wholly successful on the merits or otherwise in defense of any proceeding to which he or she was a party, he or she is entitled to receive indemnification against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the proceeding.

Indemnification in connection with a proceeding by us or in our right in which the director, officer, employee or agent is successful is permitted only with respect to expenses, including attorneys’ fees actually and reasonably incurred in connection with the defense. In such actions, the person to be indemnified must have acted in good faith, in a manner believed to have been in our best interests and must not have been adjudged liable to us, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper. Indemnification is otherwise prohibited in connection with a proceeding brought on our behalf in which a director is adjudged liable to us, or in connection with any proceeding charging improper personal benefit to the director in which the director is adjudged liable for receipt of an improper personal benefit.

Delaware law authorizes us to reimburse or pay reasonable expenses incurred by a director, officer, employee or agent in connection with a proceeding in advance of a final disposition of the matter. Such advances of expenses are permitted if the person furnishes to us a written agreement to repay such advances if it is determined that he or she is not entitled to be indemnified by us.

The statutory section cited above further specifies that any provisions for indemnification of or advances for expenses does not exclude other rights under our certificate of incorporation, by-laws, resolutions of our stockholders or disinterested directors, or otherwise. These indemnification provisions continue for a person who has ceased to be a director, officer, employee or agent of the corporation and inure to the benefit of the heirs, executors and administrators of such persons.

The statutory provision cited above also grants us the power to purchase and maintain insurance policies that protect any director, officer, employee or agent against any liability asserted against or incurred by him or her in such capacity arising out of his or her status as such. Such policies may provide for indemnification whether or not the corporation would otherwise have the power to provide for it.

At present, we do not maintain directors’ and officers’ liability insurance in order to limit the exposure to liability for indemnification of directors and officers, including liabilities under the Securities Act; however, we are in the process of obtaining such insurance.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash and non-cash compensation awarded to or earned by: (i) each individual who served as the principal executive officer and principal financial officer of the Company during the years ended December 31, 2021 and 2020; and (ii) each other individual that served as an executive officer of the Company at the conclusion of the years ended December 31, 2021 and 2020 and who received more than $100,000 in the form of salary and bonus during such year. For purposes of this report, these individuals are collectively the “named executive officers” of our Company.

Name and Position	Years	Salary	Bonus	Stock Awards	Option Awards	Non-equity Incentive Plan Compensation	Non-qualified Deferred Compensation Earnings	All Other Compensation	Total

Brian Foote,	2021	$1	-	-	-	-	-	-	$1
Chairman, President and Chief Executive Officer	2020	$30,000	-	-	-	-	-	-	$30,000

Jeffrey Hinshaw	2021	$90,000	-	-	-	-	-	-	$90,000
Chief Operating Officer, Chief Financial Officer	2020	$48,750	-	-	-	-	-		$48,750

William B. Hoagland,	2021	25,000		146,340					$146,340 25,000
Director	2020	-	-	-	-	-	-		-

Peter Schulte, Director	2021	-		250,000					$250,000
	2020	-							-
			-	-	-	-	-
Michele Rivera	2021	$90,000							$90,000
Vice President, Global Partnerships	2020	$53,900	-	-	-	-	-	-	$53,900

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Employment and Advisory Agreements

On June 3, 2021, we entered into an employment agreement with Javier Gonzalez, our Chief Technology Officer and Juan Luis Gonzalez, the CEO of our subsidiary, Tickeri, Inc. The employment agreements provide that each executive will receive a salary of $150,000 a year. On June 30, 2021, Doug Brandt and Kevin Childress entered into employment agreements with our subsidiary, Monster Creative, LLC. Pursuant to those employment agreements, Mr. Brandt will be paid $500,000 a year and Mr. Childress will be paid $400,000 a year. Mr. Brandt will act as Chief Executive Officer of Monster Creative, LLC and Mr. Childress will act as President and Creative Director of Monster Creative, LLC. On July 13, 2021, we entered into a new employment agreement with Brian Foote, our Chairman, President and Chief Executive Officer; Jeffrey Hinshaw, our Chief Operating Officer, and Corporate Secretary; and Michele Rivera, our Vice President, Global Partnerships. The employment agreements are all in the same form and provide that Mr. Foote will receive a salary of $1 and each of the other three officers will receive salaries of $90,000 a year.

Each of the above employment agreements provides for termination by us upon the death or disability (defined as three aggregate months of incapacity during any 365-consecutive day period) or upon conviction of a felony crime of moral turpitude or a material breach of his obligations to us. In the event the employment agreement is terminated by us without cause or the employee resigns for good reason, the terminated employee will be entitled to compensation for the balance of the term.

Each executive also entered into a confidentiality and invention assignment agreement in conjunction with his or her employment agreement which contains covenants prohibiting him or her from disclosure of confidential information regarding our company at any time. The employment agreements for Juan Gonzalez, Javier Gonzalez, Doug Brandt and Kevin Childress also contain covenants restricting them from competing against the Company and its subsidiaries during the term of their employment and for a period of time thereafter.

Equity Compensation Plan Information

On July 21, 2021, our Board of Directors and stockholders adopted our 2021 Stock Incentive Plan (the “2021 Plan”). The purpose of the Plan is to provide an incentive to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship, and to stimulate an active interest of these persons in our development and financial success. Under the Plan, we are authorized to issue up to 20,000,000 shares of Common Stock, including incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options, stock appreciation rights, performance shares, restricted stock and long-term incentive awards.

Administration. The 2021 Plan is administered by the Board of Directors or the committee or committees as may be appointed by the Board of Directors from time to time (the “Administrator”). The Administrator determines the persons who are to receive awards, the types of awards to be granted, the number of shares subject to each such award and the terms and conditions of such awards. The Administrator also has the authority to interpret the provisions of the 2021 Plan and of any awards granted there under and to modify awards granted under the 2021 Plan. The Administrator may not, however, reduce the price of options or stock appreciation rights issued under the 2021 Plan without prior approval of the Company’s shareholders.

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Eligibility. The 2021 Plan provides that awards may be granted to employees, officers, directors and consultants of the Company or of any parent, subsidiary or other affiliate of the Company as the Administrator may determine. A person may be granted more than one award under the 2021 Plan.

Shares that are subject to issuance upon exercise of an option under the 2021 Plan but cease to be subject to such option for any reason (other than exercise of such option), and shares that are subject to an award granted under the 2021 Plan but are forfeited or repurchased by the Company at the original issue price, or that are subject to an award that terminates without shares being issued, will again be available for grant and issuance under the 2021 Plan.

Terms of Options and Stock Appreciation Rights. The Administrator determines many of the terms and conditions of each option and SAR granted under the 2021 Plan, including whether the option is to be an incentive stock option or a non-qualified stock option, whether the SAR is a related SAR or a freestanding SAR, the number of shares subject to each option or SAR, and the exercise price of the option and the periods during which the option or SAR may be exercised. Each option and SAR is evidenced by a grant agreement in such form as the Administrator approves and is subject to the following conditions (as described in further detail in the 2021 Plan):

(a) Vesting and Exercisability: Options, restricted shares and SARs become vested and exercisable, as applicable, within such periods, or upon such events, as determined by the Administrator in its discretion and as set forth in the related grant agreement. The term of each option is also set by the Administrator. However, a related SAR will be exercisable at the time or times, and only to the extent, that the option is exercisable and will not be transferable except to the extent that the option is transferable. A freestanding SAR will be exercisable as determined by the Administrator but in no event after 10 years from the date of grant.

(b) Exercise Price: Each grant agreement states the related option exercise price, which, in the case of SARs, may not be less than 100% of the fair market value of the Company’s shares of common stock on the date of the grant. The exercise price of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value of shares of the Company’s common stock on the date of grant.

(c) Method of Exercise: The option exercise price is typically payable in cash, common stock or a combination of cash of common stock, as determined by the Administrator, but may also be payable, at the discretion of the Administrator, in a number of other forms of consideration.

(d) Recapitalization; Change of Control: The number of shares subject to any award, and the number of shares issuable under the 2021 Plan, are subject to proportionate adjustment in the event of a stock dividend, spin-off, split-up, recapitalization, merger, consolidation, business combination or exchange of shares and the like. Except as otherwise provided in any written agreement between the participant and the Company in effect when a change in control occurs, in the event an acquiring company does not assume plan awards (i) all outstanding options and SARs shall become fully vested and exercisable; (ii) for performance-based awards, all performance goals or performance criteria shall be deemed achieved at target levels and all other terms and conditions met, with award payout prorated for the portion of the performance period completed as of the change in control and payment to occur within 45 days of the change in control; (iii) all restrictions and conditional applicable to any restricted stock award shall lapse; (iv) all restrictions and conditions applicable to any restricted stock units shall lapse and payment shall be made within 45 days of the change in control; and (v) all other awards shall be delivered or paid within 45 days of the change in control.

(e) Other Provisions: The option grant and exercise agreements authorized under the 2021 Plan, which may be different for each option, may contain such other provisions as the Administrator deems advisable, including without limitation, (i) restrictions upon the exercise of the option and (ii) a right of repurchase in favor of the Company to repurchase unvested shares held by an optionee upon termination of the optionee’s employment at the original purchase price.

Amendment and Termination of the 2021 Plan. The Administrator, to the extent permitted by law, and with respect to any shares at the time not subject to awards, may suspend or discontinue the 2021 Plan or amend the 2021 Plan in any respect; provided that the Administrator may not, without approval of the stockholders, amend the 2021 Plan in a manner that requires stockholder approval.

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PRINCIPAL SECURITYHOLDERS

The following table sets forth certain information as of May 20, 2022, the beneficial ownership of our common stock by the following persons:

●	each person or entity who, to our knowledge, owns more than 5% of our common stock;

●	our executive officers named in the Summary Compensation Table above;

●	each director; and

●	all of our executive officers and directors as a group.

Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o 600 B Street, San Diego, California 92102, and our telephone number is (786) 738-9012. Shares of common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of the date of this prospectus, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the stockholder holding the options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other stockholder.

Name and Address of Beneficial Owner	Class of Securities	# of Shares	% of Class	% of Voting Shares(2)

Brian Foote(1)	Common	11,894,304	*	*
	Series A Preferred	7,000,000	100%	51.9%
	Series B Preferred	243,421	49.05%	18.03%

Jeffrey Hinshaw(1)	Common	103,181,812	6.72%	*
	Series B Preferred	32,675	6.58%	2.42%

Michele Rivera(1)	Common	47,266,000	3.22%	*
	Series B Preferred	25,669	5.11%	1.9%

William B. Hoagland	Common	150,000	*	*

Peter Schulte	Common	287,422	*	*

Javier Gonzalez	Common	4,672,897	*	*
	Series B Preferred	25	*

Mark Grado	Common	67,280,000	4.38%	*
	Series B Preferred	52,397	10.56%	3.88%

All Officers and Directors as a Group (6 persons)
Common		167,452,435	10.91%	1.24%
Series A Preferred		7,000,000	100%	51.9%
Series B Preferred		301,790	60.81%	22.36%

(1)	Officer and/or director of our Company.
(2)	Voting control is based on a total of 13,497,314,389 voting rights attributable to shares of our commons stock with one vote per share, shares of our Series A Preferred stock with 1,000 votes per share and shares of our Series B Preferred stock with 10,000 votes per share.

*	less than 1% of the issued and outstanding shares of common stock.

We have agreed to keep such registration effective until all shares of common stock can be sold without registration pursuant to Rule 144 under the Securities Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Except as set forth below, during the past three years, there have been no transactions, whether directly or indirectly, between the Company and any of its officers, directors or their family members.

Brian Foote’s parents, sister and cousin were investors in HUMBL LLC and are investors in Brighton Capital. The foregoing relatives own approximately 26.67% of the investor interests in Brighton Capital and have no management or control rights over the operations of Brighton Capital. Brian Foote’s parents are the trustees of the trust that owns Sartorii.

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DESCRIPTION OF SECURITIES

Authorized Capital Stock

Our authorized capital stock consists of 7,450,000,000 shares of common stock, par value $0.00001 per share, and 10,000,000 shares of “blank check” preferred stock, par value $0.00001 per share.

Issued and Outstanding Capital Stock

The issued and outstanding securities of the Company on the date of this prospectus are as follows:

●	1,471,864,389 shares of common stock;

●	7,000,000 shares of Series A preferred stock;

●	496,271 shares of Series B preferred stock; and

●	Warrants to purchase 283,650,000 shares of common stock at a range of $0.20 to $1.00 per share and stock options to purchase 630,000 shares of common stock at $0.70 per share.

Description of Common Stock

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of common stock that are present in person or represented by proxy. Except as otherwise provided by law, amendments to the articles of incorporation generally must be approved by a majority of the votes entitled to be cast by all outstanding shares of common stock. Our Articles of Incorporation do not provide for cumulative voting in the election of directors. The common stockholders will be entitled to such cash dividends as may be declared from time to time by the Board from funds available. Upon liquidation, dissolution or winding up of the Company, the common stockholders will be entitled to receive pro rata all assets available for distribution to such holders.

Description of Preferred Stock

We have 10,000,000 shares of preferred stock authorized of which we have designated 7,000,000 shares of Series A preferred stock, 570,000 shares of Series B preferred stock and we had 150,000 shares of Series C preferred stock prior to withdrawing them on October 29, 2021.

Voting Rights

Holders of our Series A preferred stock are entitled to 1,000 votes for each share held on all matters submitted to a vote of stockholders, holders of our Series B preferred stock are entitled to 10,000 votes for each share held on all matters submitted to a vote of stockholders, and holders of our Series C preferred stock are entitled to 5,000 votes for each share hold on all matters submitted to a vote of stockholders on any matter that is submitted to a vote of stockholders.

Conversion Rights

Only our Series B preferred stock is convertible into common stock. Holders of Series B preferred stock may at any time after December 3, 2021 convert each share of Series B preferred stock into 10,000 shares of common stock.

On October 29, 2021, the Company by Board consent approved an amendment to their Certificate of Amendment for the Series B Preferred Stock to (a) reduce the number of authorized shares of Series B Preferred stock to 570,000 and (b) for Series B Preferred shareholders holding greater than 750 shares of Series B Preferred Stock, for the calendar months of December 2021 and January 2022, Series B Preferred shareholders shall not have the right, whether by election, operation of law, or otherwise, to convert into Common Stock shares of Series B Preferred stock constituting more than 5% of the total number of Series B Preferred shares held by them; and for each of the calendar months from February 2022 to May 2023, the percentage that the Series B Preferred shareholder may convert is 3% of the total number of Series B Preferred shares held by them. This action was approved by Series B Shareholder consent.

Dividends

Holders of our shares of Series A preferred stock and Series B preferred stock shall be entitled to receive dividends, out of funds legally available for that purpose, on the same terms and conditions as that of holders of common stock, as may be declared by the Board of Directors.

Redemption Rights

We have the right to redeem some or all the shares of the holders of our Series A preferred stock and Series B preferred stock in the event of a Change of Control (defined in our amended certificate of incorporation as the time at which as a third party not affiliated with the Company or any holders of the Series A preferred stock and Series B preferred stock shall have acquired, in one or a series of related transactions, more than 50% of our outstanding voting securities) at a price equal to 100% of their liquidation value.

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Liquidation Rights

Upon any liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders of the Series A preferred and Series B preferred will be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the liquidation value of their preferred shares before any distribution or payment shall be made to the holders of any junior securities, and if the assets of the Company are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series A preferred stock and the Series B preferred stock shall be ratably distributed among those holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Anti-Takeover Provisions

Certain provisions of Delaware law, our amended certificate of incorporation and our bylaws, which are summarized below, may have the effect of delaying, deferring or discouraging another person from acquiring control of us. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Amended Certificate of Incorporation and Bylaw Provisions

Our amended certificate of incorporation and our bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our board of directors or management team, including the following:

Board of Directors Vacancies

Our amended certificate of incorporation and bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors will be permitted to be set only by a resolution adopted by a majority vote of our entire board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This will make it more difficult to change the composition of our board of directors and will promote continuity of management.

Stockholder Action; Special Meeting of Stockholders

Our amended certificate of incorporation provides that special meetings of our stockholders may be called only by a majority of our board of directors, the chairperson of our board of directors, our Chief Executive Officer or our President, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

No Cumulative Voting

The Delaware General Corporation Law provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting.

Amendment of Charter and Bylaws Provisions

Amendments to our amended certificate of incorporation will require the approval of the holders of at least a majority of the voting power of the outstanding shares of our Class A common stock and Class B common stock. Our amended and restated bylaws will provide that the approval of the holders of at least a majority of the voting power of the outstanding shares of our Class A common stock and Class B common voting together as a single class is required for stockholders to amend or adopt any provision of our bylaws.

Issuance of Undesignated Preferred Stock

Our board of directors will have the authority, without further action by our stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.

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Exclusive Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or other employees to us or our stockholders, (iii) any action asserting a claim against the company or any director or officer of the company arising pursuant to any provision of the Delaware General Corporation Law, (iv) any action to interpret, apply, enforce, or determine the validity of our amended and restated certificate of incorporation or amended and restated bylaws, or (v) any other action asserting a claim that is governed by the internal affairs doctrine shall be the Chancery Court of the State of Delaware, in all cases subject to the court’s having jurisdiction over indispensable parties named as defendants. Our bylaws also provide that the federal district court in the State of Delaware will be the exclusive forum for resolving any complaint asserting a cause of action under the Securities Act and the Exchange Act.

Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to these provisions. We note that stockholders cannot waive compliance (or consent to non-compliance) with the federal securities laws and the rules and regulations thereunder.

Transfer Agent

Our transfer agent is Pacific Stock Transfer Company, 6725 Via Austi Parkway, Suite 300, Las Vegas, Nevada.

Blank Check Preferred Stock

The ability to authorize “blank check” preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our Company.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Delaware General Corporation Law (“DGCL”) Section 145 provides us with the power to indemnify any of our directors, officers, employees and agents. The person entitled to indemnification must have conducted himself in good faith, and must reasonably believe that his conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe that his conduct was unlawful.

Under DGCL section 145, advances for expenses may be made by agreement if the director or officer affirms in writing that he has met the standards for indemnification and will personally repay the expenses if it is determined that such officer or director did not meet those standards.

Our bylaws include an indemnification provision under which we have the power to indemnify our directors, officers, former directors and officers, employees and other agents (including heirs and personal representatives) against all costs, charges and expenses actually and reasonably incurred, including an amount paid to settle an action or satisfy a judgment to which a director or officer is made a party by reason of being or having been a director or officer of the Company. Our bylaws further provide for the advancement of all expenses incurred in connection with a proceeding upon receipt of an undertaking by or on behalf of such person to repay such amounts if it is determined that the party is not entitled to be indemnified under our bylaws. No advance will be made by the Company to a party if it is determined that the party acting in bad faith. These indemnification rights are contractual, and as such will continue as to a person who has ceased to be a director, officer, employee or other agent, and will inure to the benefit of the heirs, executors and administrators of such a person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SHARES ELIGIBLE FOR FUTURE SALE

We have a limited public market for our common stock and a limited number of shares in the public float. Sales of substantial amounts of our common stock in the public market resulting from this Offering could adversely affect the prevailing market price and our ability to raise capital in the future.

58

As of the date of this prospectus, we have 1,534,604,389 shares of common stock issued and outstanding. Upon the completion of this offering, we will have outstanding an aggregate of up to an additional 268,425,000 including the shares of the Selling Stockholders. All 364,082,466 shares included in this offering will be freely tradable without restriction or further registration under the Securities Act. Of the 1,534,604,389 shares of our common stock outstanding prior to the completion of this offering and held by existing stockholders, approximately 1,160,649 shares are currently free trading and the remaining are “restricted securities” as that term is defined in Rule 144 under the Securities Act. Restricted shares may be sold in the public market only if registered or if they qualify for exemption under Rule 144 or 701 promulgated under the Securities Act, which rules are summarized below, or another exemption.

Rule 144

In general, under Rule 144, as currently in effect, a person who owns shares that were acquired from us or one of our affiliates at least six months prior to the proposed sale is entitled to sell, within any three-month period beginning 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

●	One percent of the number of shares of common stock then outstanding, which will equal approximately 18,030,294 shares immediately after this offering; or

●	The average weekly trading volume of the common stock on a national securities exchange during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

●	In addition to these volume limitations, sales of unregistered shares of our common stock in reliance on Rule 144 may only be made by affiliates if such sales:

●	are preceded by a notice filing on Form 144;

●	are limited to broker’s transactions, as such term is defined under Section 4(a)(4) of the Securities Act; and

●	only occur at a time when current public information about us is available, which generally would require that we are not delinquent with any of our reports required pursuant to Sections 13 or 15(d) of the Exchange Act. Rule 144 also provides that our affiliates who sell shares of our common stock that are not restricted shares must nonetheless comply with the same restrictions applicable to restricted shares, with the exception of the holding period requirement.

Under Rule 144, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than one of our affiliates, is entitled to sell such shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144. If the non-affiliate has held the shares for at least one year, then the shares may be sold without regard to the public information provisions of Rule 144. Therefore, unless otherwise restricted, shares held by non-affiliates may be sold immediately upon the expiration of the lock-up agreements.

Rule 701

In general, under Rule 701 as currently in effect, any of our employees, consultants or advisors who acquire shares from us in connection with a compensatory stock or option plan or other written agreement will be eligible to resell such shares 90 days after the effective date of this offering in reliance of Rule 144, but without compliance with certain restrictions, including the holding period, contained in Rule 144.

Penny Stock Rules

Broker-dealer practices in connection with transactions in penny stocks are regulated by certain penny stock rules adopted by the SEC. Penny stocks generally are equity securities with a price of less than US $5.00. Penny stock rules require a broker- dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Our shares may in the future be subject to such penny stock rules in which care our stockholders would, in all likelihood, as a result of the penny stock rules, find it difficult to sell their securities.

59

PLAN OF DISTRIBUTION

The Selling Stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of their securities or interests in such securities on any stock exchange, market or trading facility on which the securities are traded or in private transactions. The Selling Stockholders may offer and sell the common stock registered pursuant to this prospectus at the prevailing market price or in a privately negotiated transaction.

The aggregate proceeds to the Selling Stockholders from the sale of the securities offered by them will be the purchase price of the securities less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents. We will not receive any of the proceeds from the sale or other disposition of the securities by the Selling Stockholders. However, we would receive up to approximately $37,162,500 in gross proceeds upon the cash exercise of the warrants issued to the Selling Stockholders if they were exercised in full. The exercise price of our warrants range from $0.20 to $1.00, which is above the current trading price of our common stock. In order to receive the proceeds from the exercise of the warrants, our stock price would need to increase significantly. Our two largest warrants are for 125,000,000 shares each, 30,000,000 of which have already been exercised. In order for the remaining 220,000,000 shares to be exercised under the warrants, our stock price would likely need to be $0.25 or greater.

The Selling Stockholders also may resell all or a portion of the securities in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the securities or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the securities may be underwriting discounts and commissions under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the securities to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the Registration Statement.

The maximum amount of compensation to be received by any FINRA member or independent broker-dealer for the sale of any securities registered under this prospectus will not be greater than 8% of the gross proceeds from the sale of such securities.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, the securities may not be sold unless they have been registered or qualified for sale under the applicable state securities laws, or an exemption from registration or qualification requirements is available and is complied with, or registration or qualification is otherwise not required.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Stockholders and their affiliates. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We intend to seek qualification for sale of the securities in those states where the securities will be offered. That qualification is necessary to resell the securities in the public market. The securities can only be offered if they are qualified for sale or are exempt from qualification in the states in which the selling stockholders or proposed purchasers reside. There is no assurance that the states in which we seek qualification will approve of the security re-sales.

LEGAL MATTERS

Culhane Meadows PLLC, 1701 Pennsylvania Avenue, N.W., Suite 200, Washington, D.C. 20006, will pass upon the validity of the shares of our common stock to be sold in this Offering.

EXPERTS

The financial statements of the Company as of and for the years ended December 31, 2021 and 2020, included in this prospectus have been audited by B.F. Borgers CPA PC, (“Borgers”) an independent registered public accounting firm as set forth in their report, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Borgers also audited the Tickeri, Inc. financial statements for the period January 2, 2020 (Inception) through December 31, 2020 and the Monster Creative LLC financial statements for the years ended December 31, 2020 and 2019.

60

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our common stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains an internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, will file periodic reports, proxy statements and other information with the SEC. We also maintain a website at www. humblpay.com. Upon completion of this offering, you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

61

HUMBL, INC.

UNAUDTED PROFORMA FINANCIAL STATEMENTS – HUMBL, BIZSECURE AND IXAYA

Pro forma unaudited consolidated financial statements	F-73
Notes to unaudited pro forma consolidated financial statements	F-75
Pro forma consolidated balance sheets
Pro forma consolidated statement of operations	F-76

TICKERI, INC.

FINANCIAL STATEMENTS

MARCH 31, 2021 AND 2020

TICKERI, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2020

MONSTER CREATIVE, LLC

FINANCIAL STATEMENTS

JUNE 30, 2021 AND 2020

MONSTER CREATIVE, LLC

FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

F-1

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of HUMBL, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of HUMBL, Inc. as of December 31, 2021 and 2020, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company’s auditor since 2021

Lakewood, CO

March 31, 2022

F-2

HUMBL, INC.

(FORMERLY TESORO ENTERPRISES, INC.)

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2021 AND 2020

	2021	2020
ASSETS
CURRENT ASSETS
Cash	$3,493,213	$1,720,979
Accounts receivable, net	325,267	-
Intangible assets – digital currency	2,695	-
Due from related parties, net	-	77,146
Prepaid expenses and other current assets	57,693	7,445
Total current assets	3,878,868	1,805,570

NON-CURRENT ASSETS
Fixed assets, net of depreciation	356,447	-
Goodwill	6,531,346	-
Total non-current assets	6,887,793	-
TOTAL ASSETS	$10,766,661	$1,805,570

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued expenses	$1,460,266	$20,392
Deferred revenue	-	43,243
Obligation to issue common shares	676,408	-
Due to seller	327,412	-
Current portion of notes payable	501,828	40,000
Notes payable – related parties	10,986,250	-
Convertible notes payable – related parties	7,500,000	-
Current portion of convertible notes payable, net of discount	3,392,123	141,103
Total current liabilities	24,844,287	244,738

LONG-TERM LIABILITIES
Notes payable, net of current portion	148,172	-
Convertible notes payable, net of discount and net of current portion	2,232,702	-
Total non-current liabilities	2,380,874	-

TOTAL LIABILITIES	27,225,161	244,738

Commitments and contingency	-	-
STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, 7,000,000 shares Series A Preferred stock authorized, 570,000 and 900,000 Series B Preferred stock authorized, and 150,000 Series C Preferred stock authorized (through October 29, 2021 when cancelled)
Series A Preferred stock, par value $0.00001; 7,000,000 issued and outstanding as of December 31, 2021 and 2020, respectively	70	70
Series B Preferred stock, par value $0.00001; 544,759 and 0 issued and outstanding as of December 31, 2021 and 2020, respectively	5	-
Series C Preferred stock, par value $0.00001; 0 issued and outstanding as of December 31, 2020, respectively	-	-
Common stock, par value $0.00001; 7,450,000,000 and 5,000,000,000 shares authorized, 1,023,039,433 and 974,177,443 shares issued and outstanding as of December 31, 2021 and 2020, respectively	10,230	9,742
Additional paid in capital	34,182,004	2,545,825
Accumulated deficit	(50,650,809)	(994,805)
Total stockholders’ equity (deficit)	(16,458,500)	1,560,832
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$10,766,661	$1,805,570

See notes to consolidated financial statements.

F-3

HUMBL, INC.

(FORMERLY TESORO ENTERPRISES, INC.)

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2021 AND 2020

	2021	2020

REVENUES	$2,503,388	$-

COST OF REVENUES	1,104,959	-

GROSS PROFIT	1,398,429	-

OPERATING EXPENSES:
Development costs	2,117,683	96,567
Professional fees	3,905,699	539,568
Settlement	1,870,000	-
Stock-based compensation	10,734,833	-
Impairment - goodwill	22,203,422	-
Impairment – digital assets	34,570	-
General and administrative expenses	5,247,118	69,589
Total operating expenses	46,113,325	705,724
LOSS FROM OPERATIONS BEFORE OTHER INCOME (EXPENSES)	(44,714,896)	(705,724)

OTHER INCOME (EXPENSE):
Interest expense	(943,559)	(4,697)
Beneficial conversion feature	(3,300,000)	-
Amortization of debt discounts	(838,941)	(2,042)
Gain on sale of digital assets	47,875	-
Forgiveness of PPP loan	66,117	-
Other income	28,200	-
Total other income (expense)	(4,940,308)	(6,739)
LOSS FROM OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(49,655,204)	(712,463)
PROVISION FOR INCOME TAXES	(800)	(800)
NET LOSS	$(49,656,004)	$(713,263)

NET LOSS PER SHARE
Basic and diluted	$(0.05)	$(0.00)

SHARES USED IN CALCULATION OF NET LOSS PER SHARE
Basic and diluted	942,331,830	982,108,478

See notes to consolidated financial statements.

F-4

HUMBL, INC.

(FORMERLY TESORO ENTERPRISES, INC.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2021 AND 2020

	2021	2020

Cash flows from operating activities:
Net loss	$(49,656,004)	$(713,263)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	11,129	-
Impairment expense - goodwill	22,203,422	-
Impairment expense – digital assets	34,570	-
(Gain) on sale of digital assets	(47,875)	-
Advertising expense paid for by digital assets	133,660	-
Sales commission received in digital assets	(8,400)	-
Amortization of debt discounts	838,941	2,042
Warrants granted for services	3,789,864	-
Stock-based compensation – common and preferred stock grants	6,268,562	-
Obligation to issues common shares for services rendered	676,408	-
Forgiveness of PPP loan	(66,117)	-
Bad debt	88,693	-
Settlement	1,870,000	-
Beneficial conversion feature on convertible note payable	3,300,000	-
Changes in assets and liabilities
Accounts receivable	77,332	-
Intangible assets – digital currency	(114,650)	-
Prepaid expenses and other current assets	(50,248)	(5,050)
Increase (decrease) in amounts due related parties	(11,547)	(157,357)
Accounts payable and accrued expenses	1,054,048	17,311
Net cash used in operating activities	(9,608,212)	(856,317)

Cash flows from investing activities:
Purchase of fixed assets	(367,576)	-
Cash received in purchase of Tickeri	127,377	-
Cash received in purchase of Monster Creative	3,017	-
Net cash used in investing activities	(237,182)	-

Cash flows from financing activities:
Proceeds from sales of membership interests of HUMBL, LLC	10,000	1,307,441
Proceeds from sales of warrants and country rights option	-	1,000,000
Redemption of Series B Preferred Stock	(215)	-
Proceeds from the exercise of warrants	4,000,000	-
Proceeds from note payable	-	40,000
Payments of notes payable	(40,557)	-
Repayment of amount due to seller	(51,600)	-
Proceeds from convertible notes payable	6,700,000	225,000
Proceeds from issuance of common stock for cash	1,000,000	-
Net cash provided by financing activities	11,617,628	2,572,441
NET INCREASE IN CASH	1,772,234	1,716,124
Cash - beginning of year	1,720,979	4,855
Cash - end of year	$3,493,213	$1,720,979

SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$3,760	$3,750
Cash paid for income taxes	$800	$800

SUMMARY OF NONCASH ACTIVITIES:
Effect of reverse merger	$-	$10,062
Cancellation of common stock	$-	$250
Reclassification of deferred revenue related to warrant purchase	$43,243	$-
Conversion of common stock into preferred stock	$796	$-
Conversion of preferred stock into common stock	$794	$-
Recognition of discounts at inception of convertible notes payable	$2,055,219	$85,939

SUMMARY OF TICKERI ACQUISITION:
Accounts receivable	$23,587	$-
Goodwill	20,086,664	-
Accounts payable and accrued expenses	(87,071)	-
EIDL loan	(150,000)	-
PPP loan	(557)	-
Notes payable issued	(10,000,000)	-
Common shares issued	(10,000,000)	-
Net cash received in acquisition of Tickeri	$(127,377)	$-

SUMMARY OF MONSTER CREATIVE ACQUISITION:
Accounts receivable	$379,012	$-
Goodwill	8,648,104	-
Accounts payable and accrued expenses	(98,754)	-
Due to seller	(379,012)	-
Notes payable - officers	(486,250)	-
PPP loan	(66,117)	-
Notes payable issued	(500,000)	-
Convertible notes issued	(7,500,000)	-
Net cash received in acquisition of Monster Creative	$(3,017)	$-

See notes to consolidated financial statements.

F-5

HUMBL, INC.

(FORMERLY TESORO ENTERPRISES, INC.)

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

YEARS ENDED DECEMBER 31, 2021 AND 2020

	Series A Preferred		Series B Preferred		Common		Additional Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balances at January 1, 2020	-	$-	-	$-	-	$-	$205,500	$(281,542)	$(76,042)
Members interest purchased for cash	-	-	-	-	-	-	1,307,441	-	1,307,441
Shares issued in reverse merger	7,000,000	70	-	-	999,177,443	9,992	(10,062)	-	-
Share cancellation	-	-	-	-	(25,000,000)	(250)	250	-	-
Discount on convertible notes	-	-	-	-	-	-	85,939	-	85,939
Warrant purchases	-	-	-	-	-	-	956,757	-	956,757

Net loss for the year	-	-	-	-	-	-	-	(713,263)	(713,263)

Balances December 31, 2020	7,000,000	$70	-	$-	974,177,443	$9,742	$2,545,825	$(994,805)	$1,560,832

Balances at January 1, 2021	7,000,000	$70	-	$-	974,177,443	$9,742	$2,545,825	$(994,805)	$1,560,832
Share adjustment	-	-	-	-	41,156	-	-	-	-
Shares issued in reverse merger with HUMBL	-	-	552,029	6	-	-	39,961	-	39,967
Shares issued for cash	-	-	-	-	437,500	4	999,996	-	1,000,000
Shares issued for services	-	-	2,272	-	18,272,540	183	6,228,411	-	6,228,594
Shares issued for acquisition of Tickeri	-	-	-	-	9,345,794	93	9,999,907	-	10,000,000
Shares issued in settlement	-	-	-	-	1,000,000	10	1,169,990	-	1,170,000
Shares issued in exercise of warrants	-	-	-	-	20,000,000	200	3,999,800	-	4,000,000
Conversion of common shares to Preferred B shares	-	-	7,962	-	(79,625,000)	(796)	796	-	-
Conversion of Preferred B shares for common shares	-	-	(7,939)	(1)	79,390,000	794	(793)	-	-
Shares cancelled for no consideration	-	-	(9,350)	-	-	-	-	-	-
Preferred B shares redeemed for cash	-	-	(215)	-	-	-	(215)	-	(215)
Members interest purchased for cash (timing difference from 2020)	-	-	-	-	-	-	10,000	-	10,000
Reclassification from deferred revenue on warrant purchase	-	-	-	-	-	-	43,243	-	43,243
Beneficial conversion feature on convertible note payable	-	-	-	-	-	-	3,300,000	-	3,300,000
Discount on convertible notes	-	-	-	-	-	-	2,055,219	-	2,055,219
Warrants granted to consultants	-	-	-	-	-	-	3,789,864	-	3,789,864

Net loss for the year	-	-	-	-	-	-	-	(49,656,004)	(49,656,004)

Balances at December 31, 2021	7,000,000	$70	544,759	$5	1,023,039,433	$10,230	$34,182,004	$(50,650,809)	$(16,458,500)

*	There was no Series C Preferred Stock activity during these periods through cancellation of the Series C Preferred Stock on October 29, 2021. Additionally on October 29, 2021, the Series B Preferred Stock had their authorized shares reduced from 900,000 shares to 570,000 shares.

See notes to consolidated financial statements.

F-6

HUMBL, INC.

(FORMERLY TESORO ENTERPRISES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 1: NATURE OF OPERATIONS

HUMBL, Inc. (formerly Tesoro Enterprises, Inc.), an Oklahoma corporation (“Company” or “HUMBL”) was incorporated November 12, 2009. The Company was redomiciled on November 30, 2020 to the State of Delaware.

Simultaneously with the November 12, 2009 incorporation, the Company entered into a share exchange agreement with Fashion Floor Covering and Tile, Inc. (“FFC&T), whereby the sole stockholder of FFC&T received 125,000 shares of the Company’s restricted shares of common stock in exchange for all the outstanding shares of FFC&T. FFC&T is a full line (wood, carpet and tile) retail dealer and installer of floor and hard wall covering materials. FFC&T has been in business for over twenty-five years under the same ownership and management.

On December 3, 2020, HUMBL, LLC (“HUMBL LLC”) merged into the Company in what is accounted for as a reverse merger. Under the terms of the Merger Agreement, HUMBL LLC exchanged 100% of their membership interests for 552,029 shares of newly created Series B Preferred Stock. The Series B Preferred shares were issued to the respective members of HUMBL LLC following the approval by FINRA of a one-for-four reverse stock split of the common shares and the increase in the authorized common shares to 7,450,000,000 shares, and 10,000,000 preferred shares.

The FINRA approval for both the increase in the authorized common shares and reverse stock split occurred on February 26, 2021. To assume control of the Company, the former CEO, Henry Boucher assigned his 7,000,000 shares of Series A Preferred Stock as well as 550,000,000 shares of common stock to Brian Foote, the President and CEO of HUMBL LLC for a $40,000 note payable. The Series A Preferred Stock is not convertible into common stock; however, it has voting rights of 10,000 votes per 1 share of stock. After the reverse merger was completed, HUMBL LLC ceased doing business, and all operations were conducted under Tesoro Enterprises, Inc. which later changed their name to HUMBL, Inc. (“HUMBL” or the “Company”).

All share figures and per share amounts have been stated retroactively for the reverse stock split.

On June 3, 2021 we acquired Tickeri, Inc. (“Tickeri”) in a debt and stock transaction totaling $20,000,000 following which Tickeri became a subsidiary of HUMBL. Tickeri is a leading ticketing, live events and box office SaaS platform featuring Latin events and artists throughout the United States, Latin America, and the Caribbean corridor. The purchase price for the stock purchase was $20,000,000 of which we must pay $10,000,000 in our common stock and $10,000,000 was paid through two promissory notes. The shares had a deemed value equal to the volume weighted average price per share of HUMBL common stock on the OTC Markets for the ten consecutive trading days ending with the complete trading day ending two trading days prior to the closing. We issued the two shareholders of Tickeri, Juan Gonzalez and Javier Gonzalez, 4,672,897 shares of our common stock each. We also issued to each of Juan and Javier Gonzalez a secured promissory note in the face amount of $5,000,000. The promissory notes are due and payable on or before December 31, 2022, bear interest at the rate of 5% per annum and are secured by the equity interests of Tickeri. In the event of an uncured default by HUMBL under the promissory note, Juan and Javier Gonzalez have the right to recover the ownership of Tickeri and re-commence the business and operations of Tickeri free and clear of any claims or encumbrances by HUMBL. We intend to limit the integration of Tickeri’s assets with our assets until the promissory notes are paid in full. We agreed to register on Form S-1 within three months from the closing the shares issued to Juan and Javier Gonzalez and have the registration statement declared effective within six months of the closing date. Following the closing, Juan Gonzalez and Javier Gonzalez, entered into employment agreements having a term of 18 months, appointing them CEO of Tickeri and CTO of HUMBL, respectively.

F-7

On June 30, 2021, we acquired Monster Creative, LLC (“Monster”). Monster is a Hollywood production studio that specializes in producing movie trailers and other related content. Monster was founded by Doug Brandt and Kevin Childress. Monster will collaborate with HUMBL in the production of NFTs and other digital content. The purchase price for all of the membership interests in Monster was paid through the issuance of one convertible note and one non-convertible note to each of Doug Brandt and Kevin Childress in the aggregate principal amount of $8,000,000. The convertible notes were issued to Doug Brandt (through an entity owned by him) and Kevin Childress in the aggregate principal amount of $7,500,000. The notes convert at the holder’s election at $1.20 per share, bear interest at 5% per annum and are due in 18 months from issuance. We also issued non-convertible notes to Doug Brandt and Kevin Childress in the aggregate amount of $500,000. These notes bear interest at the rate of 5% per annum and are due on the earlier of July 1, 2022 and 30 following the effectives of our registration statement. Doug Brandt and Kevin Childress each entered into employment agreements with Monster having a term of three years. Doug Brandt was appointed as the CEO of Monster and Kevin Childress was appointed as its President and Creative Director.

HUMBL is a Web 3, digital commerce platform that was built to connect consumers, freelancers and merchants in the digital economy. HUMBL provides simple tools and packaging for complex new technologies such as blockchain, in the same way that previous cycles of e-commerce and the cloud were more simply packaged by companies such as Facebook, Apple, Amazon and Netflix over the past several decades.

The goal of HUMBL is to provide ready built tools, and platforms for consumers and merchants to seamlessly participate in the digital economy. HUMBL is built on a patent-pending decentralized technology stack that utilizes both core and partner technologies, to provide faster connections to the digital economy and each other.

HUMBL has three interconnected product verticals:

● HUMBL Pay – A mobile app that allows peers, consumers and merchants to connect in the digital economy;

● HUMBL Marketplace – A mobile marketplace that allows consumers and merchants to connect more seamlessly in the digital economy; and

● HUMBL Financial – Financial products and services, targeted for simplified investing on the blockchain.

HUMBL Pay

HUMBL is developing a mobile application that allows customers to migrate to digital forms of payment, along with services such as maps, ratings, and reviews. The Company is also working rapidly to integrate the use of search, discovery, peer-to-peer cash and ticketing around the world, as these services migrate into digital and blockchain-based modalities. The mobile application is designed to provide functionality to the following groups:

● Individuals - Consumers who want to discover, pay, rate and review experiences digitally vs. paper bills and hardware point-of-sale (“POS”)

● Freelancers - Service providers and gig workers that want to get paid from anywhere they work vs. paper bills and hardware POS; and

● Merchants – Primarily brick and mortar vendors that want to get paid digitally vs. paper bills and hardware POS.

HUMBL Marketplace

Through its online marketplace, HUMBL is developing the capability for merchants to list a wide range of soft goods and digital assets to mid-market audiences, that, where appropriate, incorporate the benefits of blockchain. HUMBL provides merchants with the ability to list and sell goods with greater levels of authentication, by using technologies such as the HUMBL Token Engine and HUMBL Origin Assurance, to improve the merchant’s ability to trade, track and pay for assets.

F-8

Through our online marketplace we also allow for the listing of non-fungible tokens (NFTs). NFTs allow entities and individuals such as athletes, celebrities, agencies, artists and companies to monetize their digital images, multimedia content and catalogues on the blockchain. HUMBL provides a marketplace for artists and athletes to connect online in the sale of digital collectibles to fans and collectors and provides a rigorous set of terms and conditions that govern what can and cannot be listed on the marketplace. We currently review all listings to screen for graphic content, potential intellectual property rights violations, and potential securities law violations. The NFT marketplace is operated through a third-party marketplace plug-in (OpenSea), electronic wallet extensions (such as MetaMask), and the Ethereum blockchain. Users participate in the NFT marketplace by linking their digital wallets to our platform and engaging (e.g., buying, selling, bidding) with the NFTs listed on our platform. The services provided by HUMBL are administrative. HUMBL is a platform and does not act as a broker, financial institution, or creditor. We facilitate transactions between the buyer and seller in the auction/sale process but we are not a party to any agreement between the buyer and seller or between any users.

We receive revenue from the NFT marketplace in two ways. First, for some clients HUMBL provides design services to help artists, athletes and entertainers create NFTs to be sold to their fans. In these circumstances HUMBL typically receives a flat fee for providing such services that is paid out of the sales price of the NFT. The size of the fee depends on the scope and complexity of the design services provided. Second, HUMBL receives a transaction fee each time an NFT sells on the NFT marketplace.

The NFT marketplace allows creators to mint NFTs using their own intellectual property and list those NFTs for sale (primary sales) on the marketplace. The NFT marketplace also allows for NFTs to be resold (secondary sales) on the platform, but currently only NFTs that were originally minted on the Company’s NFT Marketplace or are otherwise approved by the Company may be listed for secondary sales on the Marketplace. The Company does not otherwise support or influence the market for the resale of NFTs sold on its platform. Other than requiring creators to attest they own the IP used to create their NFTs and monitoring for obvious copyright violations, the Company does not enforce any rights related to the primary or secondary sales of NFTs. Payment transactions for the purchase and sale of NFTs are made through the use of smart contracts on the Ethereum blockchain. The Company does not handle separate, off-chain payments for NFTs. Tracking and payment of resale royalty fees are accomplished automatically through the use of smart contracts. The Company is not responsible for distributing or managing resale royalty fees.

In September of 2021, HUMBL launched HUMBL Tickets, initially focused on the offering of secondary (resale) tickets to thousands of live events across North America. The inventory listings and ticket fulfillment are provided by Ticket Evolution and HUMBL earns a commission for each sale. In addition to its subsidiary Tickeri, the Company will continue to work with clients to merge the realms of NFTs, event tickets and blockchain authentication.

HUMBL Financial

HUMBL Financial has developed to package step-function technologies such as blockchain into “several clicks” for the customer.

In 2021, HUMBL Financial created BLOCK ETX products to simplify digital asset investing for customers and institutions seeking exposure to a new, 24/7 digital asset class. We have launched this product in 100 countries outside the United States. HUMBL Financial has developed proprietary, multi-factor blockchain indexes, trading algorithms and financial services for the new digital asset trading markets to accommodate index, active and thematic investment strategies. BLOCK ETXs are completely non-custodial, algorithmically driven software services that allow customers to purchase and hold digital assets in pre-set allocations through their own digital asset exchange accounts. BLOCK ETXs are compatible for United States customers who have accounts with Coinbase Pro, Bittrex US or Binance US and for non-US customers who have accounts with Bittrex Global. BLOCK ETXs were served first on the desktop and web version of the HUMBL platform, with the goal of future applications inside the HUMBL mobile application. HUMBL Financial is open to the licensing of the BLOCK ETXs to institutions and exchanges. HUMBL Financial also plans to offer trusted, third-party financial services in areas such as payments, investments, credit card services and lending across the HUMBL platform over time.

In February 2022, the Company elected to suspend offering the BLOCK ETX products pending further legal analysis regarding how to offer the BLOCK ETXs in a fully compliant manner with the evolving laws and regulatory treatment of such novel products. The Company will continue to monitor the regulatory environment with respect to these products. In accordance with ASC 205-20-50-1(a), the timing of the disposal was February 28, 2022. The Company met the criteria for the BLOCK ETX operations to be classified as held for sale at that time.

F-9

Going Concern

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Significant factors in the management of liquidity are funds generated by operations, levels of accounts receivable and accounts payable and capital expenditures.

We incurred an increasing working capital deficit and accumulated deficit as of December 31, 2021 as we ramped up operations significantly in this period and incurred debt to assist in supporting our operations. As of December 31, 2021, we had $3,493,213 in cash. Between the growth in revenues by fees generated by HUMBL Financial and through sales of merchandise and NFTs in the HUMBL Marketplace, as well as revenue generated through our subsidiaries Tickeri, Inc. and Monster Creative LLC, along with the successful launches of the HUMBL Pay application, HUMBL Financial and HUMBL Tickets in 2021 as well as proceeds received from the exercise of warrants in October 2021, we have sufficient operating cash to continue the development of our core products and services.

We had a working capital deficit of $20,965,419 as of December 31, 2021 as compared to a working capital surplus of $1,560,832 as December 31, 2020, respectively. The decrease in working capital is the result of the incurrence of expenditures related to the commencement of the various segments and the current potion of debt that is due in the next 12 months. The Company believes it has adequate capital resources to meet its cash requirements during the next 12 months as they continue to grow and develop suitable sources of capital. A majority of the Company’s operating expenses (over 70%) are the result of non-cash charges such as impairment of goodwill and stock-based compensation. The actual monthly cash burn of the Company is approximately $1,000,000 per month at this time and as our core products come online, this is likely to decrease as much of this is directly related to our in house and outsourced technology team. The Company has received $2,000,000 in additional warrant exercises and $3,000,000 in related party debt proceeds in the first quarter to date of 2022, however, as a result of the operating losses and working capital deficit, management has determined that there is substantial doubt about the Company’s ability to continue as a going concern.

We expect that the revenue generating operations of the Company will continue to improve the liquidity of the Company moving forward. However, going forward, the effect of the pandemic on the capital markets may limit our ability to raise additional capital on the terms acceptable to us at the time we need it, if at all. The challenges related to remote work and travel restrictions that we as a smaller company have faced in striving to meet our disclosure obligations in a timely manner while taking the steps to protect the health and safety of our employees have impacted, and may continue to further impact, our ability to raise additional capital.

The consolidated financial statements of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable period. The consolidated financial statements of the Company do not include any adjustments that may result from the outcome of the uncertainties.

The Company has made strategic acquisitions in the first few months of 2022 to enhance their core products and their intellectual property. Management believes these acquisitions will result in increased profitability.

The Company plans to raise additional capital through the exercising of their warrants as well as through future debt and equity financings to carry out its business plan. Obtaining additional financing and the successful development of the Company’s segments including their new Blockchain Services group, ultimately, to profitable operations, are necessary for the Company to continue operations.

Impact of COVID-19

The COVID-19 pandemic previously had a profound effect on the U.S. and global economy and may continue to affect the economy and the industries in which we operate, depending on the vaccine rollouts and the emergence of virus mutations.

F-10

COVID-19 did not have a material effect on the Consolidated Statements of Operations or the Consolidated Balance Sheets.

Our ability to access the capital markets and maintain existing operations is unknown during the COVID-19 pandemic. Any such limitation on available financing and how we conduct business with our customers and vendors would adversely affect our business.

Because the federal government and some state and local authorities are reacting to the many variants of COVID-19, it is creating uncertainty on whether these actions could disrupt the operation of the Company’s business and have an adverse effect on the Company. The extent to which the COVID-19 outbreak may impact the Company’s results will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the virus and the actions to contain its impact.

The Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) includes, among other things, provisions relating to payroll tax credits and deferrals, net operating loss carryback periods, alternative minimum tax credits and technical corrections to tax depreciation methods for qualified improvement property. The CARES Act also established a Paycheck Protection Program (“PPP”), whereby certain small businesses were eligible for a loan to fund payroll expenses, rent and related costs. The Company received forgiveness of their PPP loans during 2021.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) and the rules and regulations of the United States Securities and Exchange Commission (the “Commission” or the “SEC”). It is management’s opinion that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation.

As the acquisition of HUMBL resulted in the owners of HUMBL gaining control over the combined entity after the transaction, and the shareholders of Tesoro Enterprises, Inc. continuing only as passive investors, the transaction was not considered a business combination under the ASC. Instead, this transaction was considered to be a capital transaction of the legal acquiree (HUMBL) and was equivalent to the issuance of shares by HUMBL for the net monetary assets of Tesoro Enterprises, Inc. accompanied by a recapitalization. As a result, all historical balances are those of HUMBL as they are the accounting acquirer.

Under generally accepted accounting principles of the United States, any excess of the fair value of the shares issued by HUMBL over the value of the net monetary assets of Tesoro Enterprises, Inc. is recognized as a reduction of equity. There was no excess of fair value in this transaction.

Principles of Consolidation

The consolidated financial statements include the accounts of HUMBL, Inc. and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. HUMBL, Inc. holds 100% of Tickeri and Monster. The Company formed two additional subsidiaries in Singapore and Australia that are inactive and have no activity.

The Company applies the guidance of Topic 805 Business Combinations of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”).

For Tickeri and Monster, the Company accounted for these acquisitions as business combinations and the difference between the consideration paid and the net assets was applied to goodwill as there were no identifiable intangible assets acquired.

F-11

Reclassification

The Company has reclassified certain amounts in the 2020 financial statements to comply with the 2021 presentation. These principally relate to classification of certain expenses and liabilities. The reclassifications had no impact on total net loss or net cash flows for the year ended December 31, 2020.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. These estimates include, but are not limited to, management’s estimate of provisions required for permanent and temporary differences related to income taxes, liabilities to accrue, estimates of the fair value of goodwill and determination of the fair value of stock awards. Actual results could differ from those estimates.

Cash

Cash consists of cash and demand deposits with an original maturity of three months or less. The Company holds no cash equivalents as of December 31, 2021 and 2020, respectively. The Company maintains cash balances in excess of the FDIC insured limit at a single bank.

Fixed Assets and Long-Lived Assets

ASC 360 requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company has adopted Accounting Standard Update (“ASU”) 2017-04 Intangibles – Goodwill and Other (Topic 350), Simplifying the Test for Goodwill Impairment.

The Company reviews recoverability of long-lived assets on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets.

Fixed assets and intangible assets with finite useful lives are stated at cost less accumulated amortization and impairment. Intangible assets with infinite lives, such as digital currency are valued at costs and reviewed for indicators of impairment at least annually, or more depending on circumstances.

The Company assesses the impairment of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers to be important which could trigger an impairment review include the following:

1. Significant underperformance relative to expected historical or projected future operating results;

2. Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and

3. Significant negative industry or economic trends.

When the Company determines that the carrying value of intangibles may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows.

F-12

Revenue Recognition

The Company accounts for a contract with a customer that is within the scope of this Topic only when the five steps of revenue recognition under ASC 606 are met.

The five core principles will be evaluated for each service provided by the Company and is further supported by applicable guidance in ASC 606 to support the Company’s recognition of revenue.

The Company accounts for revenues based on the verticals in which they were earned. The three principal verticals in which the Company operates today are HUMBL Pay, HUMBL Marketplace, and HUMBL Financial.

HUMBL Pay

The Company is anticipated to earn transaction revenues primarily from fees charged to merchants and consumers on a transaction basis through the Company’s mobile application. These fees may have a fixed and/or variable component. The variable component is generally a percentage of the value of the payment amount and is known at the time the transaction is processed. For a portion of our transactions, the variable component of the fee is eligible for reimbursement when the underlying transaction is approved for a refund. The Company may estimate the amount of fee refunds that will be processed each quarter and record a provision against the net revenues. The volume of activity processed on the platform, which results in transaction revenue, is referred to as Total Payment Volume (“TPV”).

The Company will earn additional fees on transactions where currency conversion is performed, when cross-border transactions are enabled (i.e., transactions where the merchant and consumer are in different countries), to facilitate the instant transfer of funds for customers from their HUMBL account to their debit card or bank account, and other miscellaneous fees. The Company will rely on third party partners to perform all money transmission services.

The Company may earn revenues from other value-added services, which are comprised primarily of revenue earned through partnerships, referral fees, subscription fees, gateway fees, ticketing, peer-to-peer payments and other services that will be provided to merchants and consumers. These contracts typically have one performance obligation which is provided and recognized over the term of the contract.

The transaction price is generally fixed and known at the end of each reporting period; however, for some agreements, it may be necessary to estimate the transaction price using the expected value method. The Company is expected to record revenue earned in revenues from other value-added services on a net basis when they are considered the agent with respect to processing transactions.

HUMBL Marketplace

The Company recognizes revenue when they transfer control of promised goods or services to customers in an amount that reflects the consideration to which is expected to be entitled in exchange for those goods or services. Revenue is recognized net of any taxes collected, which are subsequently remitted to governmental authorities.

Net transaction revenues

The net transaction revenues will primarily include final value fees, feature fees, including fees to promote listings, and listing fees from sellers in our Marketplace. The net transaction revenues will also include store subscription and other fees often from large enterprise sellers. The net transaction revenues are reduced by incentives provided to customers.

The Company has identified one performance obligation to sellers on the Marketplace platform, which is to connect buyers and sellers on the secure and trusted Marketplace platforms. Final value fees are recognized when an item is sold on a Marketplace platform, satisfying this performance obligation. There may be additional services available to Marketplace sellers, mainly to promote or feature listings, that are not distinct within the context of the contract.

Accordingly, fees for these additional services are recognized when the single performance obligation is satisfied. Promoted listing fees are recognized when the item is sold and feature and listing fees are recognized when an item is sold, or when the contract expires.

F-13

Further, to drive traffic to the platform, the Company will provide incentives to buyers and sellers in various forms including discounts on fees, discounts on items sold, coupons and rewards. Evaluating whether a promotion or incentive is a payment to a customer may require significant judgment. Promotions and incentives which are consideration payable to a customer are recognized as a reduction of revenue at the later of when revenue is recognized or when the incentive is paid or promise to be paid. Promotions and incentives to most buyers on our Marketplace platforms, to whom there is no performance obligation, are recognized as sales and marketing expense. In addition, there may be credits provided to customers when certain fees are refunded. Credits are accounted for as variable consideration at contract inception when estimating the amount of revenue to be recognized when a performance obligation is satisfied to the extent that it is probable that a significant reversal of revenue will not occur and updated as additional information becomes available.

Ticketing Revenues

The Company with the acquisition of Tickeri and launch of HUMBL Tickets recognizes revenues from their ticketing services primarily from service fees, commissions and payment processing fees charged at the time a ticket for an event is sold. We also derive revenues from providing certain creators with account management services and customer support. Our customers are primarily event creators who use our platform to sell tickets to attendees. Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration we receive in exchange for those goods or services. We allocate the transaction price by estimating a standalone selling price for each performance obligation using a cost plus a margin approach. For service fees and payment processing fees, revenue is recognized when the ticket is sold. For account management services and customer support, revenue is recognized over the period from the date of the sale of the ticket to the date of the event.

We evaluate whether it is appropriate to recognize revenue on a gross or net basis based upon our evaluation of whether we obtain control of the specified goods or services by considering if we are primarily responsible for fulfillment of the promise, have inventory risk, and have the latitude in establishing pricing and selecting suppliers, among other factors.

We determined the event creator is the party responsible for fulfilling the promise to the attendee, as the creator is responsible for providing the event for which a ticket is sold, determines the price of the ticket and is responsible for providing a refund if the event is canceled. Our service is to provide a platform for the creator and event attendee to transact and our performance obligation is to facilitate and process that transaction and issue the ticket. The amount that we earn for our services is fixed. For the payment processing service, we determined that we are the principal in providing the service as we responsible for fulfilling the promise to process the payment and we have discretion and latitude in establishing the price of our service. Based on our assessment, we record revenue on a net basis related to our ticketing service and on a gross basis related to our payment processing service. As a result, costs incurred for processing the transactions are included in cost of net revenues in the consolidated statements of operations.

Revenue is presented net of indirect taxes, value-added taxes, creator royalties and reserves for customer refunds, payment chargebacks and estimated uncollectible amounts. If an event is cancelled by a creator, then any obligations to provide refunds to event attendees are the responsibility of that creator.

If a creator is unwilling or unable to fulfill their refund obligations, we may, at our discretion, provide attendee refunds. Revenue is also presented net of the amortization of creator signing fees when applicable. The benefit we receive by securing exclusive ticketing and payment processing rights with certain creators from creator signing fees is inseparable from the customer relationship with the creator and accordingly these fees are recorded as a reduction of revenue in the consolidated statements of operations.

In June 2021, the Company purchased some equipment and furniture as well as a commercial property in the form of a suite at a luxury hotel. The Company is the owner of this suite and entered into a long-term rental agreement with the hotel to manage the property. The Company has use of the suite for 28 calendar days a year and will receive their proportionate income for the other days the suite is being used. The Company recognizes rental revenue for the days in the month the suite is being rented in that month.

F-14

Marketing services and other revenues

Marketing services and other revenues are derived principally from the sale of advertisements, classifieds fees, and revenue sharing arrangements. Advertising revenue is derived principally from the sale of online advertisements which are based on “impressions” (i.e., the number of times that an advertisement appears in pages viewed by users of our platforms) or “clicks” (which are generated each time users on our platforms click through our advertisements to an advertiser’s designated website) delivered to advertisers.

The Company uses the output method and apply the practical expedient to recognize advertising revenue in the amount to which they have a right to invoice. For contracts with target advertising commitments with rebates, estimated payout is accounted for as a variable consideration to the extent it is probable that a significant reversal of revenue will not occur.

HUMBL Financial

Revenue is recognized upon transfer of control of services to customers in an amount to which the Company expects to be entitled in exchange for those services. Service subscription revenue is recognized for the month in which services are provided. If a customer pays for an annual subscription, revenue is allocated over the months in the subscription and recognized for each month of the service provided.

Accounts Receivable and Concentration of Credit Risk

An allowance is based on management’s estimate of the overall collectability of accounts receivable, considering historical losses. Based on these same factors, individual accounts are charged off against the allowance when management determines those individual accounts are uncollectible. Credit extended to customers is generally uncollateralized. Past-due status is based on contractual terms. The Company does not charge interest on accounts receivable. As of December 31, 2021 and 2020, there was no allowance necessary.

Income Taxes

Income taxes are accounted under the asset and liability method. The current charge for income tax expense is calculated in accordance with the relevant tax regulations applicable to the entities. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Differences between statutory tax rates and effective tax rates relate to permanent tax differences.

Prior to the merger with the Company, HUMBL LLC was a partnership. All losses generated were passed through to the individual members, and there was no provision for income taxes.

Uncertain Tax Positions

The Company follows ASC 740-10 Accounting for Uncertainty in Income Taxes. This requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. Management evaluates their tax positions on an annual basis.

The Company files income tax returns in the U.S. federal tax jurisdiction and various state tax jurisdictions. The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they were filed.

F-15

Share-Based Compensation

The Company follows ASC 718 Compensation – Stock Compensation and has adopted ASU 2017-09 Compensation – Stock Compensation (Topic 718) Scope of Modification Accounting. The Company calculates compensation expense for all awards granted, but not yet vested, based on the grant-date fair values. Share-based compensation expense for all awards granted is based on the grant-date fair values. The Company policy is to recognize these compensation costs, on a pro rata basis over the requisite service period of each vesting tranche of each award for service-based grants, and as the criteria is achieved for performance-based grants, when such grants are made. For stock options and warrants, the Company uses the Black-Scholes model to estimate the value of those grants. The Company has not had any forfeitures of these grants, and these estimates of value will include a percentage of forfeitures when that percentage is able to be estimated.

The Company adopted ASU 2016-09 Improvements to Employee Share-Based Payment Accounting. Cash paid when shares are directly withheld for tax withholding purposes will be classified as a financing activity in the statement of cash flows.

Fair Value of Financial Instruments

ASC 825 Financial Instruments requires the Company to disclose estimated fair values for its financial instruments. Fair value estimates, methods, and assumptions are set forth below for the Company’s financial instruments: The carrying amount of cash, accounts receivable, prepaid and other current assets, accounts payable and accrued liabilities, and amounts payable to related parties, approximate fair value because of the short-term maturity of those instruments. The Company does not utilize derivative instruments.

Leases

The Company follows ASC 842 Leases in accounting for leased properties, when they exceed a one-year term. When the Company enters into leases with a term in excess of one year, they will recognize a lease liability and right of use asset in accordance with the provisions of ASC 842.

Earnings (Loss) Per Share of Common Stock

Basic net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (“EPS”) include additional dilution from common stock equivalents, such as convertible notes, preferred stock, stock issuable pursuant to the exercise of stock options and warrants.

Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for periods presented, so only the basic weighted average number of common shares are used in the computations.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. Management evaluates all of the Company’s financial instruments, including convertible notes and warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives.

The Company generally uses a Black-Scholes model, as applicable, to value the derivative instruments at inception and subsequent valuation dates when needed. The classification of derivative instruments, including whether such instruments should be recorded as liabilities, is remeasured at the end of each reporting period.

Fair Value Measurements

ASC 820 Fair Value Measurements defines fair value, establishes a framework for measuring fair value in accordance with GAAP, and expands disclosure about fair value measurements. ASC 820 classifies these inputs into the following hierarchy:

Level 1 inputs: Quoted prices for identical instruments in active markets.

F-16

Level 2 inputs: Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 inputs: Instruments with primarily unobservable value drivers.

Segment Reporting

The Company follows the provisions of ASC 280-10 Segment Reporting. This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making internal operating decisions.

For the year ended December 31, 2020 the Company and its chief operating decision makers determined that the Company operated in one segment as they were developing their business model. Effective 2021, the Company has established three distinct operating segments: HUMBL Marketplace; HUMBL Pay; and HUMBL Financial. Most of the operations for the year ended December 31, 2021 and 2020, respectively were conducted in North America.

Less than 4% of the Company’s sales were from outside of North America, therefore the Company has determined that segment reporting by geographic location was not necessary. In the future, the Company will continue to monitor their activity by region to determine if it is feasible to report segment information by location.

Recent Accounting Pronouncements

In August, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2020-06, Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40), Accounting for Convertible Instruments and Contract’s in an Entity’s Own Equity. The ASU simplifies accounting for convertible instruments by removing major separation models required under current GAAP. Consequently, more convertible debt instruments will be reported as a single liability instrument with no separate accounting for embedded conversion features. The ASU removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, which will permit more equity contracts to qualify for it. The ASU simplifies the diluted net income per share calculation in certain areas.

The ASU is effective for annual and interim periods beginning after December 31, 2021, and early adoption is permitted for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. The Company is currently evaluating the impact that this new guidance will have on its financial statements.

The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

NOTE 3: REVERSE MERGER

HUMBL LLC

On December 3, 2020, HUMBL LLC merged into the Company in what is accounted for as a reverse merger. Under the terms of the Merger Agreement, HUMBL LLC exchanged 100% of their membership interests for 552,029 shares of newly created Series B Preferred Stock. The Series B Preferred shares were issued to the respective members of HUMBL LLC following the approval by FINRA of the one-for-four reverse stock split of the common shares and the increase in the authorized common shares to 7,450,000,000 shares. The FINRA approval for both the increase in the authorized common shares and reverse stock split occurred on February 26, 2021.

To assume control of the Company, the former CEO, Henry Boucher assigned his 7,000,000 shares of Series A Preferred Stock to Brian Foote, the President and CEO of HUMBL LLC for a $40,000 note payable. The Series A Preferred Stock is not convertible into common stock, however, it has voting rights of 10,000 votes per 1 share of stock. After the reverse merger was completed, HUMBL LLC ceased doing business, and all operations were conducted under Tesoro Enterprises, Inc. which later changed its name to HUMBL.

F-17

As the acquisition of HUMBL resulted in the owners of HUMBL gaining control over the combined entity after the transaction, and the shareholders of Tesoro Enterprises, Inc. continuing only as passive investors, the transaction was not considered a business combination under the ASC. Instead, this transaction was considered to be a capital transaction of the legal acquiree (HUMBL) and was equivalent to the issuance of shares by HUMBL for the net monetary assets of Tesoro Enterprises, Inc. accompanied by a recapitalization. As a result, all historical balances are those of HUMBL as they are the accounting acquirer.

There were no outstanding liabilities of Tesoro Enterprises, Inc. that remained at the time of the merger so no amounts were assumed by HUMBL.

NOTE 4: ACQUISITIONS

Tickeri

On June 3, 2021 we acquired Tickeri, Inc. (“Tickeri”) in a debt and stock transaction totaling $20,000,000 following which Tickeri became a subsidiary of HUMBL. Tickeri is a leading ticketing, live events and box office SaaS platform featuring Latin events and artists throughout the United States, Latin America, and the Caribbean corridor. The purchase price for the stock purchase was $20,000,000 of which we must pay $10,000,000 in our common stock and $10,000,000 was paid through two promissory notes. The shares had a deemed value equal to the volume weighted average price per share of HUMBL common stock on the OTC Markets for the ten consecutive trading days ending with the complete trading day ending two trading days prior to the closing. We issued the two shareholders of Tickeri, Juan Gonzalez and Javier Gonzalez, 4,672,897 shares of our common stock each. We also issued to each of Juan and Javier Gonzalez a secured promissory note in the face amount of $5,000,000.

The promissory notes are due and payable on or before December 31, 2022, bear interest at the rate of 5% per annum and are secured by the equity interests of Tickeri. In the event of an uncured default by HUMBL under the promissory note, Juan and Javier Gonzalez have the right to recover the ownership of Tickeri and re-commence the business and operations of Tickeri free and clear of any claims or encumbrances by HUMBL. We intend to limit the integration of Tickeri’s assets with our assets until the promissory notes are paid in full. We agreed to register on Form S-1 within three months from the closing the shares issued to Juan and Javier Gonzalez and have the registration statement declared effective within six months of the closing date. Following the closing, Juan Gonzalez and Javier Gonzalez, entered into employment agreements having a term of 18 months, appointing them CEO of Tickeri and CTO of HUMBL, respectively.

The Company acquired the assets and liabilities noted below in in accordance with ASC 805. Based on the fair values at the effective date of acquisition the purchase price was recorded as follows (subject to adjustment):

Cash	$127,377
Accounts receivables	23,587
Goodwill	20,086,664
Accounts payable and accrued expenses	(87,071)
SBA EIDL	(150,000)
PPP loan	(557)
$20,000,000

The consideration paid for the acquisition of Tickeri was as follows:

Common stock	$10,000,000
Notes payable	10,000,000
Total consideration	$20,000,000

The Acquisition has been accounted for under the acquisition method of accounting. Under the acquisition method of accounting, the total acquisition consideration price was allocated to the assets acquired and liabilities assumed based on their preliminary estimated fair values. The fair value measurements utilize estimates based on key assumptions of the Acquisition, and historical and current market data. The excess of the purchase price over the total of the estimated fair values assigned to tangible and identifiable intangible assets acquired and liabilities assumed is recognized as goodwill. The Company has estimated the preliminary purchase price allocations based on historical inputs and data as of June 3, 2021. The preliminary allocation of the purchase price is based on the best information available and is pending, amongst other things: (i) the finalization of the valuation of the fair values and useful lives of tangible assets acquired; (ii) the finalization of the valuations and useful lives for the intangible assets acquired; (iii) finalization of the valuation of accounts payable and accrued expenses; and (iv) finalization of the fair value of non-cash consideration.

F-18

The Company has up to one-year from the date of acquisition to adjust any of the acquired assets and liabilities for information obtained during this measurement period. If new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of additional assets or liabilities as of the acquisition date or a re-allocation of assets and liabilities is necessary, the Company will adjust these figures. The Company has performed an analysis on the purchase price allocation and has determined that there are no adjustments to be made from the original allocation.

The goodwill is not expected to be deductible for tax purposes.

Monster Creative, LLC

On June 30, 2021, we acquired Monster Creative, LLC (“Monster”). Monster is a Hollywood production studio that specializes in producing movie trailers and other related content. Monster was founded by Doug Brandt and Kevin Childress. Monster will collaborate with HUMBL in the production of NFTs and other digital content. The purchase price for all of the membership interests in Monster was paid through the issuance of one convertible note and one non-convertible note to each of Doug Brandt and Kevin Childress in the aggregate principal amount of $8,000,000. The convertible notes were issued to Doug Brandt (through an entity owned by him) and Kevin Childress in the aggregate principal amount of $7,500,000. The notes convert at the holder’s election at $1.20 per share, bear interest at 5% per annum and are due in 18 months from issuance. We also issued non-convertible notes to Doug Brandt and Kevin Childress in the aggregate amount of $500,000. These notes bear interest at the rate of 5% per annum and are due on April 1, 2022. Doug Brandt and Kevin Childress each entered into employment agreements with Monster having a term of three years. Doug Brandt was appointed as the CEO of Monster and Kevin Childress was appointed as its President and Creative Director.

The Company acquired the assets and liabilities noted below in in accordance with ASC 805. Based on the fair values at the effective date of acquisition the purchase price was recorded as follows (subject to adjustment):

Cash	$3,017
Accounts receivables	379,012
Goodwill	8,648,104
Due to seller	(379,012)
Accounts payable and accrued expenses	(98,754)
Notes payable – related parties	(486,250)
PPP loan	(66,117)
$8,000,000

The consideration paid for the acquisition of Monster Creative, LLC was as follows:

Convertible notes payable	$7,500,000
Non-convertible notes payable	500,000
Total consideration	$8,000,000

The Acquisition has been accounted for under the acquisition method of accounting. Under the acquisition method of accounting, the total acquisition consideration price was allocated to the assets acquired and liabilities assumed based on their preliminary estimated fair values. The fair value measurements utilize estimates based on key assumptions of the Acquisition, and historical and current market data. The excess of the purchase price over the total of the estimated fair values assigned to tangible and identifiable intangible assets acquired and liabilities assumed is recognized as goodwill. The Company has estimated the preliminary purchase price allocations based on historical inputs and data as of June 30, 2021.

F-19

The preliminary allocation of the purchase price is based on the best information available and is pending, amongst other things: (i) the finalization of the valuation of the fair values and useful lives of tangible assets acquired; (ii) the finalization of the valuations and useful lives for the intangible assets acquired; (iii) finalization of the valuation of accounts payable and accrued expenses; and (iv) finalization of the fair value of non-cash consideration.

The Company has up to one-year from the date of acquisition to adjust any of the acquired assets and liabilities for information obtained during this measurement period. If new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of additional assets or liabilities as of the acquisition date or a re-allocation of assets and liabilities is necessary, the Company will adjust these figures. The Company has performed an analysis on the purchase price allocation and has determined that there are no adjustments to be made from the original allocation.

The goodwill is not expected to be deductible for tax purposes.

The following table shows the unaudited pro-forma results for the years ended December 31, 2021 and 2020, as if the acquisitions had occurred on January 1, 2020. These unaudited pro forma results of operations are based on the historical financial statements and related notes of Tickeri, Monster and the Company.

Year Ended December 31, 2021
(Unaudited)
Revenues	$3,121,680
Net loss	$(50,276,526)
Net loss per share	$(0.05)

Year Ended December 31, 2020
(Unaudited)
Revenues	$2,375,716
Net loss	$(763,007)
Net loss per share	$(0.00)

NOTE 5: REVENUE

The following table disaggregates the Company’s revenue by major source for the years ended December 31, 2021 and 2020:

	Years Ended December 31,
	2021	2020
Revenue:
Service - Production	$1,104,322	$-
Merchant Fees	774,731	-
Financial Services	265,025	-
Merchandise	192,003	-
Tickets	127,947	-
NFTs	26,507	-
Rental income	2,270	-
Other	10,583	-
	$2,503,388	$-

F-20

There were no significant contract asset or contract liability balances for all periods presented. The Company does not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less, and (ii) contracts for which we recognize revenue at the amount to which we have the right to invoice for services performed.

Collections of the amounts billed are typically paid by the customers within 30 to 60 days.

NOTE 6: FIXED ASSETS AND GOODWILL

As of December 31, 2021 and 2020, the Company has the following fixed assets:

	2021	2020
Non-residential property – 20 year-life	$345,497	$-
Equipment – 5 year-life	5,772	-
Furniture and fixtures – 5 year-life	16,307	-
Accumulated depreciation	(11,129)	-
	$356,447	$-

In June 2021, the Company purchased some equipment and furniture as well as a commercial property in the form of a suite at a luxury hotel. The Company is the owner of this suite and entered into a long-term rental agreement with the hotel to manage the property. The Company has use of the suite for 28 calendar days a year and will receive their proportionate income for the other days the suite is being used.

Depreciation expense for the years ended December 31, 2021 was $11,129, as the property was placed into service on July 1, 2021.

As of December 31, 2021 and 2020, the Company has recorded goodwill as follows:

	2021	2020
Tickeri	$3,353,392	$-
Monster Creative	3,177,954	-
	$6,531,346	$-

The Company evaluated ASC 350-20-50 for the goodwill associated with the two acquisitions. The Company determined that there was impairment of goodwill associated with the Tickeri acquisition of $16,733,272 and impairment of goodwill associated with the Monster Creative transaction of $5,470,150 to be recognized in the year ended December 31, 2021, as reflected in operating expenses under the line item Impairment - goodwill. In accordance with ASC 350-20-50-6 (a through d), the Company determined based on the qualitative factors surrounding the Tickeri and Monster Creative acquisitions, which include the foothold of Tickeri in the Latin population of the United States, the development of the Company’s website, and the fact that the former President of Tickeri became the CTO of HUMBL, as well as the services being provided by Monster Creative in production, and the services for both entities in the COVID pandemic, the fair value of Tickeri and Monster Creative did not equate to the value that was paid for these entities. As a result, we recognized the goodwill at the time of purchase for Tickeri, and re-evaluated the goodwill determination as of December 31, 2021 for both Tickeri and Monster Creative which resulted in additional impairment to be recognized. We determined the value based on the multiple of earnings on similar companies evaluated in the ticketing space and in the production space for Monster Creative. Since both Tickeri and Monster Creative services fall under the HUMBL Marketplace segment, the entire impairment of the goodwill is reflected in that segment.

NOTE 7: INTANGIBLE ASSETS – DIGITAL CURRENCY

In 2021, the Company purchased Ethereum, a digital currency to create NFTs for beta testing to determine whether they would be able to place them onto the HUMBL Marketplace’s NFT Gallery in addition to the NFTs others create that are on the NFT Gallery. The Company purchased $114,650 in digital currency in the year ended December 31, 2021. The Company expensed $133,660 in the digital currency to create NFTs as beta testing for future endeavors and for payment of expenses, received commissions on sales of NFTs of $8,400, reflected $34,570 in impairment of the intangible asset for digital currency, and recognized a gain on sale of digital assets of $47,875. The value of the intangible asset as of December 31, 2021 is $2,695.

F-21

NOTE 8: NOTES PAYABLE

The Company entered into notes payable as follows as of December 31, 2021 and 2020:

	2021	2020
Note payable, at 8% interest, maturing December 31, 2021 for merger with Tesoro Enterprises Inc. (see Note 1)’ payment due at maturity (repaid on December 30, 2021)	$-	$40,000

Notes payable ($250,000 each), at 2% interest, maturing July 30, 2022; payments due at maturity	500,000	-

EIDL loan at 3.75% interest, maturing May 18, 2050 (assumed in the acquisition of Tickeri), no payments for 2 years, then monthly payments of $731 per month inclusive of interest	150,000	-

Total	650,000	40,000
Less: Current portion	(501,828)	(40,000)
Long-term debt	$148,172	$-

Maturities of notes payable for the next five years as of December 31 are as follows:

2022	$501,828
2023	2,845
2024	2,938
2025	3,066
2026	3,183
Thereafter	136,140
$650,000

In the acquisition of Tickeri, the Company assumed a PPP loan and an EIDL loan. The PPP loan was repaid in its entirety in the year ended December 31, 2021. In the acquisition of Monster a $66,117 PPP loan was forgiven in the year ended December 31, 2021 and the forgiveness of this debt is reflected in other income. Interest expense for the years ended December 31, 2021 and 2020 was $17,358 and $552, respectively. Accrued interest at December 31, 2021 was $14,150.

NOTE 9: NOTES PAYABLE – RELATED PARTIES

The Company entered into notes payable as follows as of December 31, 2021 and 2020:

	2021	2020
Notes payable ($5,000,000 each), at 5% interest, maturing December 3, 2022 for acquisition of Tickeri (see Note 4) with the two principals of Tickeri, one of which is an officer of the Company as well; payments due at maturity	$10,000,000	$-

Notes payable ($435,000 and $65,000), at 5% interest, maturing April 1, 2022 for acquisition of Monster (see Note 4) with the two principals of Monster; payments due at maturity	500,000	-

Notes payable ($271,250 and $215,000), at 3% interest, maturing December 31, 2022, with family relatives of the two principals of Monster; payments due at maturity	486,250	-

Total	10,986,250	-
Less: Current portion	(10,986,250)	-
Long-term debt	$-	$-

F-22

Maturities of notes payable – related parties as of December 31 is as follows:

2022	$10,986,250
$10,986,250

Interest expense for the years ended December 31, 2021 and 2020 was $308,938 and $0, respectively. Accrued interest at December 31, 2021 was $308,938.

NOTE 10: CONVERTIBLE PROMISSORY NOTES

The Company entered into convertible promissory notes as follows as of December 31, 2021 and 2020:

	2021	2020
Convertible note, at 8% interest, maturing December 23, 2022 convertible into common shares at $0.60 per share	$112,500	$112,500

Convertible note, at 8% interest, maturing December 23, 2022 convertible into common shares at $0.60 per share	112,500	112,500

Convertible note at 10% interest, maturing July 14, 2022 convertible into common shares at $3.15 per share ($300,000 original issue discount)	3,300,000	-

Convertible note at 8% interest, maturing March 13, 2023 convertible into common shares at $1.00 per share ($7,500 original issue discount)	382,500	-

Convertible note at 8% interest, maturing March 13, 2023 convertible into common shares at $1.00 per share ($8,250 original issue discount)	420,750	-

Convertible note at 8% interest, maturing March 17, 2023 convertible into common shares at $1.00 per share ($20,000 original issue discount)	1,020,000	-

Convertible note at 8% interest, maturing March 19, 2023 convertible into common shares at $1,00 per share ($9,750 original issue discount)	497,250	-

Convertible note at 8% interest, maturing March 19, 2023 convertible into common shares at $1.00 per share ($1,500 original issue discount)	76,500	-

Convertible note at 8% interest, maturing March 19, 2023 convertible into common shares at $1.00 per share ($3,000 original issue discount)	153,000	-

Convertible note at 8% interest, maturing April 21, 2023 convertible into common shares at $1.00 per share ($7,500 original issue discount)	382,500	-

Convertible note at 8% interest, maturing April 21, 2023 convertible into common shares at $1.00 per share ($7,500 original issue discount)	382,500	-

Convertible note at 8% interest, maturing June 30, 2023 convertible into common shares at $0.90 per share ($3,000 original issue discount)	153,000	-

Convertible note at 8% interest, maturing September 12, 2023 convertible into common shares at $0.60 per share ($6,000 original issue discount)	306,000	-
	7,299,000	225,000
Less: Discounts	(1,674,175)	(83,897)
Total	$5,624,825	$141,103

F-23

On April 14, 2021 we received bridge financing in the form of a loan in the principal amount of $3,300,000 from Brighton Capital Partners, LLC (“Brighton Capital” or “BCP”) for which we issued them a convertible promissory note due 15 months after April 14, 2021 (July 14, 2022). The note bears interest at 10% per annum and is convertible at Brighton Capital’s election at a fixed price of $3.15 per share. The Company recognized a $300,000 original issue discount at inception of this convertible note.

Under the terms of the note, Brighton Capital has a right of redemption commencing on the earlier of an effective date of a Registration Statement and the 12-month anniversary of the note, to cause us to redeem all or any portion of the note in cash or shares of our common stock, at the Company’s election.

Any redemption with shares of our common stock shall be at the “market price” which is defined as 80% of our lowest closing trade price for the 10 consecutive trading days prior to the date on which the market price is measured. The note was to serve as a bridge loan to a $50,000,000 Equity Financing Agreement (“EFA”), which was terminated on October 26, 2021. The Company recognized a beneficial conversion feature on this note in the amount of $3,300,000.

On October 26, 2021, the Company and BCP agreed to terminate the Equity Financing Agreement. The Company agreed to issue shares for the termination of the EFA in the registration statement they file.

On May 13, 2021, the Company issued a convertible promissory note to investors for $382,500 with an original issue discount of $7,500, for a term of twenty-two months maturing March 13, 2023. In addition, the Company issued warrants to the same investors to purchase up to 750,000 warrant shares with the convertible note. The Company recognized a $7,500 original issue discount and $257,531 debt discount at inception of this convertible note.

On May 13, 2021, the Company issued a convertible promissory note to an investor for $420,750 with an original issue discount of $8,250, for a term of twenty-two months maturing March 13, 2023. In addition, the Company issued a warrant to the same investor to purchase up to 825,000 warrant shares with the convertible note. The Company recognized a $8,250 original issue discount and $283,284 debt discount at inception of this convertible note.

On May 17, 2021, the Company issued a convertible promissory note to an investor for $1,020,000 with an original issue discount of $20,000, for a term of twenty-two months maturing March 17, 2023. The Company recognized a $20,000 original issue discount at inception of this convertible note.

On May 19, 2021, the Company issued a convertible promissory note to an investor for $497,250 with an original issue discount of $9,750, for a term of twenty-two months maturing March 19, 2023. In addition, the Company issued a warrant to the same investor to purchase up to 975,000 warrant shares with the convertible note. The Company recognized a $9,750 original issue discount and $317,561 debt discount at inception of this convertible note.

On May 19, 2021, the Company issued a convertible promissory note to an investor for $76,500 with an original issue discount of $1,500, for a term of twenty-two months maturing March 19, 2023. In addition, the Company issued a warrant to the same investor to purchase up to 150,000 warrant shares with the convertible note. The Company recognized a $1,500 original issue discount and $48,855 debt discount at inception of this convertible note.

On May 19, 2021, the Company issued a convertible promissory note to an investor for $153,000 with an original issue discount of $3,000, for a term of twenty-two months maturing March 19, 2023. In addition, the Company issued a warrant to the same investor to purchase up to 300,000 warrant shares with the convertible note. The Company recognized a $3,000 original issue discount and $97,711 debt discount at inception of this convertible note.

On June 21, 2021, the Company issued a convertible promissory note to an investor for $382,500 with an original issue discount of $7,500, for a term of twenty-two months maturing April 21, 2023. In addition, the Company issued a warrant to the same investor to purchase up to 750,000 warrant shares with the convertible note. The Company recognized a $7,500 original issue discount and $274,172 debt discount at inception of this convertible note. The Company recognized a BCF discount in the amount of $100,828 on this convertible note that is being amortized over the life of the convertible note.

F-24

On June 21, 2021, the Company issued a convertible promissory note to an investor for $382,500 with an original issue discount of $7,500, for a term of twenty-two months maturing April 21, 2023. In addition, the Company issued a warrant to the same investor to purchase up to 750,000 warrant shares with the convertible note. The Company recognized a $7,500 original issue discount and $274,172 debt discount at inception of this convertible note. The Company recognized a BCF discount in the amount of $100,828 on this convertible note that is being amortized over the life of the convertible note.

On August 30, 2021, the Company issued a convertible promissory note to an investor for $153,000 with an original issue discount of $3,000, for a term of twenty-two months maturing June 30, 2023. In addition, the Company issued a warrant to the same investor to purchase up to 375,000 warrant shares with the convertible note. The Company recognized a $3,000 original issue discount and $102,486 debt discount at inception of this convertible note.

On November 12, 2021, the Company issued a convertible promissory note to an investor for $306,000 with an original issue discount of $6,000, for a term of twenty-two months maturing September 12, 2023. In addition, the Company issued a warrant to the same investor to purchase up to 1,000,000 warrant shares with the convertible note. The Company recognized a $6,000 original issue discount and $197,791 debt discount at inception of this convertible note.

Maturities of convertible promissory notes for the next two years as of December 31 are as follows (with discount):

2022	$3,550,000
2023	3,749,000
$7,299,000

The Company recognized $2,055,219 and $85,939 in original issue discounts, debt discounts and BCF discounts on the convertible notes. The Company evaluated the terms of the convertible notes and warrant agreements and determined that there were no terms that would necessitate the recognition of any derivative liabilities. The Company is amortizing the debt discounts over the life of the convertible notes based on the effective interest method.

Interest expense for the years ended December 31, 2021 and 2020 was $425,408 and $394, respectively. Amortization of debt discount, original issue discount and BCF discount was $838,941 and $2,042 for the years ended December 31, 2021 and 2020, respectively. Accrued interest at December 31, 2021 was $425,808.

NOTE 11: CONVERTIBLE PROMISSORY NOTES – RELATED PARTIES

The Company entered into convertible promissory notes as follows as of December 31, 2021 and 2020:

	2021	2020
Convertible note at 5% interest, maturing December 31, 2022 convertible into common shares at $1.20 per share (two notes – one for $6,525,000 and one for $975,000) for the acquisition of Monster Creative, LLC (see Note 4) with the two principals of Monster; payments due at maturity	$7,500,000	$-
	7,500,000	-
Less: Current portion	(7,500,000)	-
Total	$-	$-

Maturities of convertible promissory notes – related parties as of December 31 are as follows:

2022	$7,500,000
$7,500,000

F-25

On June 30, 2021, the Company acquired Monster Creative, LLC. The Monster Purchase Price included: (a) a convertible note to Phantom Power, LLC in the amount of $6,525,000 that bears interest at 5% per annum, and matures December 31, 2022, convertible into the Company’s common stock at $1.20 per share; and (b) a convertible note to Kevin Childress in the amount of $975,000 that bears interest at 5% per annum, and matures December 31, 2022, convertible into the Company’s common stock at $1.20 per share.

The Company evaluated the terms of the convertible notes and determined that there were no terms that would necessitate the recognition of any derivative liabilities.

Interest expense for the years ended December 31, 2021 and 2020 was $189,041 and $0, respectively, and accrued interest as of December 31, 2021 was $189,041.

NOTE 12: STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred Stock

As of December 31, 2021, the Company has 10,000,000 shares of Preferred Stock authorized, designated as follows: 7,000,000 shares of Series A Preferred Stock authorized, and 570,000 shares of Series B Preferred Stock authorized. All shares of preferred stock have a par value of $0.00001.

On October 29, 2021, the Series B Preferred Stock had their authorized shares reduced from 900,000 shares to 570,000 and the 150,000 shares of Series C Preferred Stock were cancelled.

Series A Preferred Stock

Dividends. Shares of Series A Preferred Stock shall be entitled to receive, out of funds legally available for that purpose, on the same terms and conditions as that of holders of common stock, as may be declared by the Board of Directors.

Conversion. There are no conversion rights.

Redemption. Subject to certain conditions set forth in the Series A Certificate of Designation, in the event of a Change of Control (defined in the Series A Certificate of Designation as the time at which as a third party not affiliated with the Company or any holders of the Series A Preferred Stock shall have acquired, in one or a series of related transactions, equity securities of the Company representing more than fifty percent 50% of the outstanding voting securities of the Company), the Company, at its option, will have the right to redeem all or a portion of the outstanding Series A Preferred Stock in cash at a price per share of Series A Preferred Stock equal to 100% of the liquidation value.

Voting Rights. Holders of Series A Preferred Stock are entitled to vote on all matters, together with the holders of common stock, and have the equivalent of one thousand (1,000) votes for every share of Series A Preferred Stock held.

Liquidation. Upon any liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the liquidation value of the Series A Preferred Stock before any distribution or payment shall be made to the holders of any junior securities, and if the assets of the Company is insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series A Preferred Stock shall be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

The 7,000,000 shares were issued to a former officer of the Company and assigned to the new CEO at the time of the reverse merger of HUMBL.

Series B Preferred Stock

Prior to the amendment of the Certificate of Incorporation on October 29, 2021, the criteria established for the Series B Preferred Stock was as follows:

F-26

Dividends. Shares of Series B Preferred Stock shall be entitled to receive, out of funds legally available for that purpose, on the same terms and conditions as that of holders of common stock, as may be declared by the Board of Directors.

Conversion. Each share of Series B Preferred Stock shall be convertible at the option of the holder thereof at any time after December 3, 2021 at the office of the Company or any transfer agent for such stock, into ten thousand (10,000) fully paid and nonassessable shares of common stock subject to adjustment for any stock split or distribution of securities or subdivision of the outstanding shares of common stock.

Redemption. Subject to certain conditions set forth in the Series B Certificate of Designation, in the event of a Change of Control (defined in the Series B Certificate of Designation as the time at which as a third party not affiliated with the Company or any holders of the Series B Preferred Stock shall have acquired, in one or a series of related transactions, equity securities of the Company representing more than fifty percent 50% of the outstanding voting securities of the Company), the Company, at its option, will have the right to redeem all or a portion of the outstanding Series B Preferred Stock in cash at a price per share of Series B Preferred Stock equal to 100% of the liquidation value.

Voting Rights. Holders of Series B Preferred Stock are entitled to vote on all matters, together with the holders of common stock, and have the equivalent of ten thousand (10,000) votes for every share of Series B Preferred Stock held.

Liquidation. Upon any liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary, the holders of Series B Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the liquidation value of the Series B Preferred Stock before any distribution or payment shall be made to the holders of any junior securities, and if the assets of the Company is insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series B Preferred Stock shall be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

HUMBL exchanged 100% of their membership interests for 552,029 shares of newly created Series B Preferred Stock. The Series B Preferred shares were issued to the respective members of HUMBL following the approval by FINRA of the one-for-four reverse stock split of the common shares and the increase in the authorized common shares to 7,450,000,000 shares. The FINRA approval for both the increase in the authorized common shares and reverse stock split occurred on February 26, 2021. These shares that were issued in the reverse merger had a value of $39,967.

These shares have a lock-up provision that prevents the holders to convert into common stock for a period of one-year from the date of the merger of December 3, 2020, with the exception of those held by the CEO who has a two-year lock up provision. In addition, officers and directors that received these shares are subject to strict selling limitations, where the number of shares sold within the preceding three months cannot exceed the greater of: (a) 1% of the total outstanding common shares; and (b) the average weekly reported trading volume for the previous four weeks.

On February 26, 2021, the Company issued 493 shares of Series B Preferred Stock for services rendered that were cancelled. On April 15, 2021, the Company revised their issuances and issued with an effective date of March 31, 2021, 2,272 Series B Preferred shares for services rendered. Of the 2,272 shares issued, 528 are vested immediately, 1,219 are vested over one year, and 525 are vested over two years. The vesting period commenced January 1, 2021. All of the Series B Preferred Shares issued have one-year lock up provisions to convert into common stock from the date of the merger of December 3, 2020. For the year ended December 31, 2021, the Company expensed $401,900 for these Series B Preferred grants.

Between May 3 and May 6, 2021, the Company’s CEO converted 79,625,000 shares of common stock into 7,962 Series B Preferred shares. These shares are subject to a lock-up provision whereby the CEO has agreed not to convert these Series B shares to common for a period of two years.

On July 6, 2021, the CEO of the Company cancelled 9,350 shares of Series B Preferred Stock (93,500,000 if converted into common stock) for no consideration.

F-27

On November 19, 2021, the Company paid $215, to redeem 215 Series B Preferred Shares.

In December 2021, there were 7,939 Series B Preferred shares converted into 79,390,000 common shares.

As of December 31, 2021 and 2020, the Company has 544,759 and 0 shares of Series B Preferred Stock issued and outstanding, respectively.

On October 29, 2021, the Company by Board consent approved an amendment to their Certificate of Amendment for the Series B Preferred Stock to (a) reduce the number of authorized shares of Series B Preferred stock to 570,000 and (b) for Series B Preferred shareholders holding greater than 750 shares of Series B Preferred Stock, for the calendar months of December 2021 and January 2022, Series B Preferred shareholders shall not have the right, whether by election, operation of law, or otherwise, to convert into Common Stock shares of Series B Preferred stock constituting more than 5% of the total number of Series B Preferred shares held by them; and for each of the calendar months from February 2022 to May 2023, the percentage that the Series B Preferred shareholder may convert is 3% of the total number of Series B Preferred shares held by them. This action was approved by Series B Shareholder consent.

In addition to the conversion restrictions in the certificate of incorporation to which they are subject, HUMBL’s four founders have imposed additional limitations on their ability to convert and sell common stock. As of December 31, 2021, HUMBL’s CEO and co-founder, Brian Foote, owns approximately 43.5% of the Series B shares. Mr. Foote’s co-founders, Jeffrey Hinshaw, Michele Rivera and Karen Garcia own approximately 14.6% of the Series B shares. Mr. Foote has committed not to sell any shares of his common stock for all of calendar year 2022. In addition to being subject to the affiliate sales limitations under Rule 144, all of the co-founders have agreed to extend the 3% per month conversion limitations on their Series B shares through the end of calendar year 2024 in an effort to limit potential dilution.

Series C Preferred Stock

Dividends. Shares of Series C Preferred Stock shall be entitled to receive, out of funds legally available for that purpose, on the same terms and conditions as that of holders of common stock, as may be declared by the Board of Directors.

Conversion. Each share of Series C Preferred Stock shall be convertible at the option of the holder thereof at the office of the Company or any transfer agent for such stock, into five thousand (5,000) fully paid and nonassessable shares of common stock subject to adjustment for any stock split or distribution of securities or subdivision of the outstanding shares of common stock.

Redemption. Subject to certain conditions set forth in the Series C Certificate of Designation, in the event of a Change of Control (defined in the Series C Certificate of Designation as the time at which as a third party not affiliated with the Company or any holders of the Series C Preferred Stock shall have acquired, in one or a series of related transactions, equity securities of the Company representing more than fifty percent 50% of the outstanding voting securities of the Company), the Company, at its option, will have the right to redeem all or a portion of the outstanding Series C Preferred Stock in cash at a price per share of Series C Preferred Stock equal to 100% of the liquidation value.

Voting Rights. Holders of Series C Preferred Stock are entitled to vote on all matters, together with the holders of common stock, and have the equivalent of five thousand (5,000) votes for every share of Series C Preferred Stock held.

Liquidation. Upon any liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary, the holders of Series C Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the liquidation value of the Series C Preferred Stock before any distribution or payment shall be made to the holders of any junior securities, and if the assets of the Company is insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series C Preferred Stock shall be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

On October 29, 2021, the Series C Preferred Stock was withdrawn.

F-28

Common Stock

The Company has 7,450,000,000 shares of common stock, par value $0.00001, authorized. The Company has 1,023,039,433 and 974,177,443 shares issued and outstanding as of December 31, 2021 and 2020, respectively. The Company on February 26, 2021 increased its authorized shares from 5,000,000,000 to 7,450,000,000 shares.

In December 2020 following the reverse merger, the Company cancelled 25,000,000 shares of common stock for no value received to assist in completing the merger with HUMBL, and the raising of capital through the purchase of warrants and warrants granted in the convertible notes.

In March 2021 there was an adjustment for 41,156 shares of common stock from the reverse stock split on February 26, 2021.

On April 26, 2021, the Company, issued 437,500 for the acquisition of the Chile country rights. The value of this transaction was $1,000,000 received in cash.

Between May 3 and May 6, 2021, the Company’s CEO converted 79,625,000 shares of common stock into 7,962 Series B Preferred shares. These shares are subject to a lock-up provision whereby the CEO has agreed not to convert these Series B shares to common for a period of two years.

On June 3, 2021, the Company issued 9,345,794 shares of common stock valued at $10,000,000 using the 10-day VWAP price as part of the consideration for Tickeri. These shares were issued to the two principals of Tickeri.

On June 30, 2021, the Company issued 1,000,000 shares of common stock in settlement of a liability.

In December 2021, there were 7,939 Series B Preferred shares converted into 79,390,000 common shares.

.

During the year ended December 31, 2021, the Company issued 18,272,540 shares of common stock to consultants and advisors for services. These shares were valued at the market price of the Company’s common stock on the respective dates of issuance. These shares will be expensed as stock-based compensation expense through June 30, 2025. In addition, the Company committed to issue an additional 1,318,926 common shares that have a value of $676,408 for services rendered and to be rendered through February 2022. For the year ended December 31, 2021, the Company expensed $6,521,095, and $6,066,881 is yet to be expensed and is reflected as an offset to additional paid in capital as of December 31, 2021.

Stock Incentive Plan

On July 21, 2021, the Company established the HUMBL, Inc. 2021 Stock Incentive Plan (the “Plan”) for a total issuance not to exceed 20,000,000 shares of common stock. The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Company, and (ii) enabling the Company to attract, retain and reward the best-available persons.

The Plan permits the granting of Stock Options (including incentive stock options qualifying under Code Section 422 and nonqualified stock options), Stock Appreciation Rights, restricted or unrestricted Stock Awards, Restricted Stock Units, Performance Awards, other stock-based awards, or any combination of the foregoing.

F-29

Warrants

On December 4, 2020, the Company granted 250,000,000 warrants to two separate holders at a price of $400,000. These warrants have a term of 2 years and are exercisable into shares of common stock at a price of $0.20 per share. In October 2021, 20,000,000 of these warrants have been exercise for $4,000,000.

On December 23, 2020, the Company granted 12,500,000 warrants which were part of a country rights option HUMBL granted. These warrants have a term of 1 year and are exercisable into shares of common stock at a price of $1.00 per share.

On December 23, 2020, the Company entered into two separate convertible note agreements that are convertible into shares of common stock at $0.60 per share. The note holders were each granted 112,500 warrants under the convertible note agreements. These warrants have a term of 2 years and are exercisable into shares of common stock at a price of $1.00 per share.

On May 13, 2021, the Company entered into two separate convertible note agreements that are convertible into shares of common stock at $1.00 per share. The note holders were granted 1,575,000 warrants under the convertible note agreements. These warrants have a term of 2 years and are exercisable into shares of common stock at a price of $1.00 per share. The relative fair value of the warrants of $540,815 was recognized as a debt discount and is being amortized over the life of the convertible notes.

On May 19, 2021, the Company entered into three separate convertible note agreements that are convertible into shares of common stock at $1.00 per share. The note holders were granted 1,425,000 warrants under the convertible note agreements. These warrants have a term of 2 years and are exercisable into shares of common stock at a price of $1.00 per share. The relative fair value of the warrants of $464,127 was recognized as a debt discount and is being amortized over the life of the convertible notes.

On May 21, 2021, the Company entered into a consulting agreement and granted 25,000,000 warrants under this agreement. The warrants have a term of 5 years and expire May 21, 2026. The value of the warrants is $19,132,393 and is being expensed over the 5 year period. The Company expensed $2,337,341 for the year ended December 31, 2021 for these warrants.

On June 21, 2021, the Company entered into two separate convertible note agreements that are convertible into shares of common stock at $1.00 per share. The note holders were granted 1,500,000 warrants under the convertible note agreements. These warrants have a term of 2 years and are exercisable into shares of common stock at a price of $1.00 per share. The relative fair value of the warrants of $548,344 was recognized as a debt discount and is being amortized over the life of the convertible notes.

On August 30, 2021, the Company entered into a convertible note agreement that is convertible into shares of common stock at $0.90 per share. The note holder was granted 375,000 warrants under the convertible note agreement. These warrants have a term of 2 years. The relative fair value of the warrants of $102,486 was recognized as a debt discount and is being amortized over the life of the convertible notes.

On October 6, 2021, the Company entered into a consulting agreement and granted 6,000,000 warrants under this agreement. The warrants have a term of 4 years and expire September 30, 2025. The warrants vest as follows: 750,000 per quarter for the quarters ended December 31, 2021, March 31, 2022, June 30, 2022 and September 30, 2022; 1,000,000 upon release of a fully functional cryptocurrency wallet by December 31, 2021, which criteria was satisfied; and 2,000,000 upon the completion of peer-to-peer in the mobile application by March 31, 2022. The Company has expensed $1,146,998 with respect to these warrants for the year ended December 31, 2021.

On November 12, 2021, the Company entered into a convertible note agreement that is convertible into shares of common stock at $0.60 per share. The note holder was granted 1,000,000 warrants under the convertible note agreement. These warrants have a term of 2 years. The relative fair value of the warrants of $197,791 was recognized as a debt discount and is being amortized over the life of the convertible notes.

On December 31, 2021, the Company entered into a consulting agreement and granted 1,500,000 warrants under this agreement. The warrants have a term of 2 years and expire December 31, 2023. The warrants vest as follows: 500,000 immediately and 250,000 quarterly through December 31, 2022. The Company has expensed $112,410 with respect to these warrants for the year ended December 31, 2021.

F-30

On December 31, 2021, the Company entered into a consulting agreement and granted 2,500,000 warrants under this agreement. The warrants have a term of 2 years and expire December 31, 2023. The warrants vest as follows: 750,000 immediately and 150,000 monthly through December 31, 2022. The Company has expensed $168,615 with respect to these warrants for the year ended December 31, 2021.

The following represents a summary of the warrants:

	Year Ended December 31, 2021		Year Ended December 31, 2020
	Number	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
Beginning balance	262,725,000	$0.23875	-	$-

Granted	40,925,000	0.82643	262,725,000	0.23875
Exercised	(20,000,000)	0.20	-	-
Forfeited	-	-	-	-
Expired	-	-	-	-
Ending balance	283,650,000	$0.32627	262,725,000	$0.23875
Intrinsic value of warrants	$18,400,000		$104,800,000
Weighted Average Remaining Contractual Life (Years)	2.19		1.88

As of December 31, 2021, 256,600,000 warrants are vested.

For the years ended December 31, 2021 and 2020, the Company incurred stock-based compensation expense of $3,765,363 and $0, respectively for the warrants in accordance with ASC 718-10-50-1 and ASC 718-10-50-2. The fair value of the grants were calculated based on the black-scholes calculation using the assumptions reflected in the chart below for both the service-based grants and the performance-based grants.

As of December 31, 2021, there remains unrecognized stock-based compensation expense related to these warrants of $20,682,021 comprising of $19,213,864 in service-based grants and $1,468,157 in performance-based grants, respectively through June 30, 2026.

Options

On October 26, 2021, the Company granted 630,000 stock options to employees. These options have a term of 10 years and are exercisable into shares of common stock at a price of $0.70 per share. As of December 31, 2021, none of the stock options are vested.

	Year Ended December 31, 2021		Year Ended December 31, 2020
	Number	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
Beginning balance	-	$-	-	$-

Granted	630,000	0.70	-	-
Exercised	-	-	-	-
Forfeited	-	-	-	-
Expired	-	-	-	-
Ending balance	630,000	$0.70	-	$-
Intrinsic value of warrants	$-		$-
Weighted Average Remaining Contractual Life (Years)	9.82		-

F-31

For the years ended December 31, 2021 and 2020, the Company incurred stock-based compensation expense of $24,500 and $0, respectively for the options in accordance with ASC 718-10-50-1 and ASC 718-10-50-2. The fair value of the grants were calculated based on the black-scholes calculation using the assumptions reflected in the chart below for the service-based grants.

As of December 31, 2021, there remains unrecognized stock-based compensation expense related to these options of $416,496 comprising of service-based grants through October 26, 2024.

Changes to these inputs could produce a significantly higher or lower fair value measurement. The fair value of each option/warrant is estimated using the Black-Scholes valuation model. The following assumptions were used for the periods as follows:

	Year Ended	Year Ended
	December 31, 2021	December 31, 2020
Expected term	2-10	2
Expected volatility	182 - 409%	761%
Expected dividend yield	-	-
Risk-free interest rate	0.10 - 0.58%	0.33%

NOTE 13: RELATED-PARTY TRANSACTIONS

Since May 13, 2019 when HUMBL was incorporated, they relied on entities that had common ownership to HUMBL for either assistance with payment of bills or for services rendered to assist HUMBL in bringing their products to market. The Company has not relied on these entities since early 2021 for this assistance. The amounts were largely for shared services that have ceased in 2021. The Company had recorded $15,200 and $89,491 in the years ended December 31, 2021 that were recorded in development costs.

NOTE 14: COUNTRY RIGHTS OPTION

Tuigamala Group Pty Ltd

On December 23, 2020, the Company and Tuigamala Group Pty Ltd, an Australian corporation (“TGP”), entered into a Securities Purchase Agreement whereby TGP agreed to purchase an option to purchase territory rights to 15 countries in the Oceania region (“Option”). The purchase price for this Option was $5,600,000, payable in two payments. The initial payment was $600,000 and was paid on December 23, 2020. The second payment of $5,000,000 was due on or before March 31, 2021.

In addition to receiving the Option, TGP was granted a warrant to purchase 12,500,000 shares of common stock of the Company at an exercise price of $1.00 per share. The warrant expires two-years from the grant date, December 23, 2021. As the warrant and the Option were granted for one price, the Company calculated the relative fair values of each instrument and recognized $556,757 of the $600,000 paid as the value of the warrant, and the remaining $43,243 as the value of the Option, which is reflected as deferred revenue on the Consolidated Balance Sheet as the criteria for revenue recognition under ASC 606 has not been satisfied to be recognized as revenue as of December 31, 2020. There was no guarantee that TGP would be able to make the second payment under the Option by the deadline of March 31, 2021.

On February 26, 2021, the Company and TGP entered into a term sheet to revise the Option. The revised terms of the Option are that the Company would form a subsidiary in the Oceania region. TGP would purchase a 35% ownership interest in the subsidiary and 3,750,000 shares of common stock for an aggregate purchase price of $15,000,000. The subsidiary shares and common shares would be purchased as follows: (a) by March 31, 2021, 1,250,000 shares will be issued for $5,000,000 and 33.33% of the subsidiary shares are to be sold to TGP; and (b) by September 30, 2021 with reasonable extensions to be determined, 2,500,000 shares will be issued for $10,000,000 and the remaining 66.66% of the subsidiary shares are to be sold to TGP. As a result of the revised terms, the $600,000 paid on December 23, 2020, will be used in its entirety to pay for the warrants described below, and the deferred revenue recognized will be reflected as additional paid in capital on February 26, 2021.

The Company and TGP were unable to come to agreement on new terms of this transaction and as of April 14, 2021 have terminated negotiations. TGP still owns the warrants received in December 2020. The Company is not obligated to return any of the $600,000 received on December 23, 2020.

These warrants were assigned to Archumbl Pty Ltd. in May 2021.

F-32

Aurea Group

On March 15, 2021 we entered into a Securities Purchase Agreement with HUMBL CL SpA (“HUMBL CL”), an affiliate of Aurea Group Ventures (“Aurea Group”), a Chilean multi-family office, under which Aurea Group purchased shares of our common stock in return for exclusive country rights to Chile of our HUMBL products for a purchase price of up to $7,500,000.

Under the terms of the Securities Purchase Agreement, HUMBL CL agreed to purchase 437,500 shares of our common stock for $1,000,000. The payment for these shares was due on or before March 30, 2021 but as a result of restrictions imposed due to COVID-19 was paid in two tranches of $500,000 each on April 5, 2021 and April 6, 2021. In addition, HUMBL CL also received the right to purchase 1,562,500 shares of HUMBL common stock for $6,500,000 by December 31, 2021 and to receive a 35% equity interest in a Chilean subsidiary HUMBL intends to form to conduct its operations in Chile.

The Securities Purchase Agreement provides that if HUMBL CL exercises its right to purchase the subsidiary interest, it will receive 35% of the profits from operations of the HUMBL family of products in Chile. In addition, HUMBL CL also received a right of first refusal with respect to regional or country rights sales in Latin America.

On January 3, 2022, the Company entered into a Settlement Agreement with HUMBL CL whereby HUMBL issued HUMBL CL 4,000,000 shares of common stock and HUMBL CL agreed to waive its right to purchase the Latin America territory rights.

The Company is still working with Aurea Group on Latin American business development opportunities for their products in key verticals such as: banking, merchant and financial services, real estate, hospitality, tourism, sports, festivals, entertainment and ticketing services in the region.

NOTE 15: SEGMENT REPORTING

The Company follows the provisions of ASC 280-10 Disclosures about Segments of an Enterprise and Related Information. This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making operating decisions. As of December 31, 2021 and for the year ended December 31, 2021, the Company operated in three segments. The segments are HUMBL Marketplace, HUMBL Pay, and HUMBL Financial. For the year ended December 31, 2020, the Company operated in one segment.

Year Ended December 31, 2021	HUMBL Pay	HUMBL Marketplace	HUMBL Financial	Total
Segmented operating revenues	$15,114	$2,224,506	$263,768	$2,503,388
Cost of revenues	-	1,104,959	-	1,104,959
Gross profit	15,114	1,119,547	263,768	1,398,429
Total operating expenses net of depreciation, amortization and impairment	11,201,593	10,555,028	2,108,383	23,865,004
Depreciation, amortization and impairment	22,850	22,221,701	4,570	22,249,121
Other expenses	2,531,630	1,902,352	506,326	4,940,308
(Loss) from operations	$(13,740,959)	$(33,559,534)	$(2,355,511)	$(49,656,004)

Segmented assets as of December 31, 2021
Property and equipment, net	$9,794	$344,694	$1,959	$356,447
Intangible assets – digital assets	$-	$2,695	$-	$2,695
Goodwill	$-	$6,531,346	$-	$6,531,346
Capital expenditures	$11,040	$354,328	$2,208	$367,576

F-33

NOTE 16: INCOME TAXES

The following table summarizes the significant differences between the U.S. Federal statutory tax rate and the Company’s effective tax rate for financial statement purposes for the years ended December 31, 2021 and 2020:

	2021	2020
Federal income taxes at statutory rate	21.00%	21.00%
State income taxes at statutory rate	8.90%	6.90%
Permanent differences	0.00%	0.00%
Stock compensation/consultant stock	19.80%	0.00%
Debt discounts	(2.27)%	0.00%
Change in valuation allowance	(47.43)%	(27.90)%
Totals	0.00%	(0.00)%

The following is a summary of the net deferred tax asset (liability) as of December 31, 2021 and 2020:

	As of December 31, 2021	As of December 31, 2020
Deferred tax assets (liabilities):
Net operating losses	$580,302	$277,704
Stock compensation/consultant stock	3,308,200	-
Debt discounts	(378,743)	-
Other expense	-	-
Total deferred tax assets (liabilities)	3,509,759	79,005
Less: Valuation allowance	(3,509,759)	(79,005)

Net deferred tax assets (liabilities)	$-	$-

Section 382 of the Internal Revenue Code provides an annual limitation on the amount of federal NOLs and tax credits that may be used in the event of an ownership change. During 2020, the Company wrote off all of the net operating losses due to an ownership change. The Company had a net operating loss carryforward totaling approximately $16,713,136 at December 31, 2021.

The Company classifies accrued interest and penalties, if any, for unrecognized tax benefits as part of income tax expense. The Company did not accrue any penalties or interest as of December 31, 2021 and 2020.

The provision (benefit) for income taxes for the year ended December 31, 2021 and 2020 is as follows and represents minimum state taxes:

Current	$800	$800
Deferred	-	-

Total	$800	$800

NOTE 17: SUBSEQUENT EVENTS

In accordance with ASC 855-10-50-1, the Company has evaluated subsequent events through March 30, 2022 which is the date that the financial statements were available to be issued.

The Company has evaluated subsequent events through the date the financial statements were available to be issued and has concluded that no such events or transactions took place that would require disclosure.

F-34

On January 3, 2022, the Company entered into a Settlement Agreement with HUMBL CL whereby HUMBL issued HUMBL CL 4,000,000 shares of common stock and HUMBL CL agreed to waive its right to purchase the Latin America territory rights.

On January 21, 2022, the Company issued 10,000,000 shares of common stock for the exercise of $2,000,000 of warrants.

From January 1, 2022 through March 30, 2022, the Company issued 675,000 shares of common stock for services rendered.

On February 12, 2022, the Company entered into an asset purchase agreement with BizSecure, Inc. (“BizSecure”). The Company acquired certain assets of BizSecure including tradenames, trademarks and logos; the Self Sovereign Identity Wallet; digital files, technology, specification sheets, product design information, code, algorithms; and customer contracts. The Company entered into employment agreements with two BizSecure employees as part of the agreement. The Company issued 13,200,000 common shares and 26,800,000 restricted stock units that vest quarterly commencing April 1, 2022 for a period of two years. The shares and restricted stock units have a value of $6,756,000. The Company accounted for this transaction as an asset purchase and not a business combination under ASC 805. The Company has included the value of $4,526,520 which represents the value of the restricted stock units in contingent consideration. This amount will be reclassified to equity upon the vesting of those restricted stock units over the two-year period. The Company determined this was an acquisition of a business pursuant to the guidance provided in both ASC 805 and Rule 11-01(d) of Regulation S-X. BizSecure is not considered a significant subsidiary under Regulation S-X Rule 1-02(w).

On February 22, 2022, the Company entered into a promissory note with a limited liability company, that is managed by a related party in the amount of $3,000,000. The promissory note bears interest at the annual interest rate of four percent (4%) and matures on February 22, 2025.

Effective, February 28, 2022, the Company met the criteria for the BLOCK ETX operations to be classified as held for sale at that time pursuant to ASC 205-20-50-1(a).

On March 3, 2022, the Company acquired Ixaya Business SA de CV, a Mexican corporation (“Ixaya”), under a Stock Purchase Agreement (“Ixaya SPA”). The acquisition of Ixaya was for $150,000 and 8,962,036 shares of common stock (a value of $1,500,000) for a total of $1,650,000. The Company accounted for this acquisition as a business combination under ASC 805, and Ixaya is not considered a significant subsidiary under Regulation S-X Rule 1-02(w).

On March 25, 2022, the Company cancelled 175,000 common shares of stock for a terminated employee.

On March 25, 2022, the Company’s CEO unilaterally cancelled 4,900 shares of Series B Preferred stock (a total of 49,000,000 common shares if converted) to enable the Company to complete strategic acquisitions of certain assets of BizSecure and to acquire Ixaya.

On March 30, 2022, the Company entered into a promissory note with a limited liability company, that is managed by a related party in the amount of $1,500,000. The promissory note bears interest at the annual interest rate of four percent (4%) and matures on March 30, 2025.

In the period January 1, 2022 through March 30, 2022, the Company issued 220,640,000 shares of common stock in the conversion of 22,064 shares of Series B Preferred stock.

F-35

HUMBL, INC.

CONSOLIDATED BALANCE SHEETS (IN US$)

MARCH 31, 2022 (UNAUDITED) AND DECEMBER 31, 2021

	March 31, 2022	December 31, 2021
	(unaudited)
ASSETS
CURRENT ASSETS
Cash	$5,681,727	$3,493,213
Restricted cash	219,733	-
Accounts receivable	543,870	325,267
Intangible assets – digital assets, current portion	32,064	2,695
Prepaid expenses and other current assets	42,325	57,693
Total current assets	6,519,719	3,878,868

NON-CURRENT ASSETS
Fixed assets, net of depreciation	359,106	356,447
Intangible assets, net of amortization	3,333,284	-
Intangible assets – digital assets, net of current portion	406,040	-
Goodwill	10,512,346	6,531,346
Total non-current assets	14,610,776	6,887,793
TOTAL ASSETS	$21,130,495	$10,766,661

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued expenses	$2,275,264	$1,460,266
Unfunded liability – digital assets	219,733	-
Obligation to issue common shares	26,831	676,408
Due to seller	327,412	327,412
Contingent consideration	4,526,520	-
Current portion of note payable - bank	4,152	-
Current portion of notes payable	502,549	501,828
Notes payable – related parties	10,996,921	10,986,250
Convertible notes payable – related parties	7,500,000	7,500,000
Current portion of convertible notes payable, net of discount	4,236,722	3,392,123
Total current liabilities	30,616,104	24,844,287

LONG-TERM LIABILITIES
Note payable – bank, net of current portion	10,153	-
Notes payable, net of current portion	147,451	148,172
Notes payable – related parties, net of current portion	4,500,000	-
Convertible notes payable, net of discount and net of current portion	-	2,232,702
Total non-current liabilities	4,657,604	2,380,874

TOTAL LIABILITIES	35,273,708	27,225,161

Commitments and contingency	-	-
STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, 7,000,000 shares Series A Preferred stock authorized, and 570,000 Series B Preferred stock authorized (Series C was cancelled October 29, 2021)
Series A Preferred stock, par value $0.00001; 7,000,000 issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	70	70
Series B Preferred stock, par value $0.00001; 517,795 and 544,759 issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	5	5
Common stock, par value $0.00001; 7,450,000,000 shares authorized, 1,317,065,639 and 1,023,039,433 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	13,170	10,230
Accumulated other comprehensive income (loss)	3,042	-
Additional paid in capital	48,956,654	34,182,004
Accumulated deficit	(63,116,154)	(50,650,809)
Total stockholders’ equity (deficit)	(14,143,213)	(16,458,500)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$21,130,495	$10,766,661

See notes to consolidated financial statements.

F-36

HUMBL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED) (IN US$)

THREE MONTHS ENDED MARCH 31, 2022 AND 2021

	2022	2021

REVENUES	$1,147,134	$154,104

COST OF REVENUES	520,970	104,743

GROSS PROFIT	626,164	49,361

OPERATING EXPENSES:
Development costs	1,263,992	102,303
Professional fees	981,138	714,878
Settlement	1,120,400	-
Stock-based compensation	4,101,329	-
Impairment - goodwill	1,008,642	-
Impairment – digital assets	45,318	-
General and administrative expenses	2,598,595	390,413
Total operating expenses	11,119,414	1,207,594
LOSS FROM OPERATIONS BEFORE OTHER INCOME (EXPENSES)	(10,493,250)	(1,158,233)

OTHER INCOME (EXPENSE):
Interest expense	(402,804)	(5,228)
Amortization of debt discounts	(1,590,897)	(15,432)
Gain on sale of digital assets	29,551	-
Total other income (expense)	(1,964,150)	(20,660)
LOSS FROM CONTINUING OPERATIONS BEFORE DISCONTINUED OPERATIONS AND PROVISION FOR INCOME TAXES	(12,457,400)	(1,436,862)

Discontinued Operations:
Loss from discontinued operations	(7,945)	(257,969)
Gain on disposal of discontinued operations	-	-
Total discontinued operations	(7,945)	(257,969)

NET LOSS FROM OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(12,465,345)	(1,436,862)
PROVISION FOR INCOME TAXES	-	-
NET LOSS	$(12,465,345)	$(1,436,862)

Other comprehensive income (loss)
Foreign currency translation adjustment	3,042	-
Comprehensive loss	$(12,462,303)	$(1,436,862)

NET LOSS PER SHARE
Basic and diluted	$(0.01)	$(0.00)

SHARES USED IN CALCULATION OF NET LOSS PER SHARE
Basic and diluted	1,176,805,694	974,218,599

See notes to consolidated financial statements.

F-37

HUMBL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (IN US$)

THREE MONTHS ENDED MARCH 31, 2022 AND 2021

	2022	2021
Cash flows from operating activities:
Net loss	$(12,465,345)	$(1,436,862)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	5,851	-
Amortization	91,716	-
Impairment expense - goodwill	1,008,642	-
Impairment expense – digital assets	45,318	-
(Gain) on sale of digital assets	(29,551)	-
Expenses paid for by digital assets	41,420	-
Sales commission received in digital assets	(1,063)	-
Amortization of debt discounts	1,590,897	15,432
Foreign currency adjustment	3,042	-
Stock-based compensation, net of cancellation of shares	4,074,497	219,642
Obligation to issues common shares for services rendered	26,831	-
Settlement	1,120,400	-
Bad debt	-	88,693
Changes in assets and liabilities
Accounts receivable	(194,157)	-
Intangible assets – digital assets	(271,800)	-
Prepaid expenses and other current assets	15,368	-
Increase (decrease) in amounts due related parties	-	(11,547)
Accounts payable and accrued expenses	1,002,529	246,375
Net cash used in operating activities	(3,935,405)	(878,267)

Cash flows from investing activities:
Purchase of fixed assets	(8,510)	-
Cash paid in purchase of Ixaya, net of amounts received	(148,675)	-
Net cash used in investing activities	(157,185)	-

Cash flows from financing activities:
Proceeds from sales of membership interests of HUMBL, LLC	-	10,000
Redemption of Series B Preferred Stock	-	-
Proceeds from the exercise of warrants	2,000,000	-
Proceeds from related party notes payable	4,500,837	-
Net cash provided by financing activities	6,500,837	10,000
NET INCREASE (DECREASE) IN CASH AND RESTRICTED CASH	2,408,247	(868,267)
Cash and Restricted Cash - beginning of period	3,493,213	1,720,979
Cash and Restricted Cash - end of period	$5,901,460	$852,712

SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

SUMMARY OF NONCASH ACTIVITIES:
Reclassification of deferred revenue related to warrant purchase	$-	$43,243
Conversion of preferred stock into common stock	$2,206	$-
Conversion of obligation to issue common stock into common stock	$449,950	$-
Exchange of convertible notes payable and accrued interest into common stock	$3,176,805	$-
NFT purchased with digital assets	$406,040	$-
Adjustment for unfunded liability	$219,733	$-

Acquisition of Ixaya:
Accounts receivable	$24,446	$-
Goodwill	1,008,642	-
Intellectual property - software	650,000	-
Accounts payable and accrued expenses	(10,779)	-
Note payable - bank	(13,879)	-
Related party advance	(9,834)	-

Total	1,648,675	-
Common stock issued	(1,500,000)	-

Net cash paid in acquisition of Ixaya, net of amounts received	$148,675	$-

Acquisition of BizSecur:
Customer relationship	$275,000	$-
Intellectual property - software	2,500,000	-
Goodwill	3,981,000	-

Total	6,756,000	-
Common stock issued	(2,229,480)	-
Contingent consideration	(4,526,520)	-

Net cash paid in acquisition of BizSecure	$-	$-

See notes to consolidated financial statements.

F-38

HUMBL, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT) (UNAUDITED) (IN US$)

THREE MONTHS ENDED MARCH 31, 2022 AND 2021

	Series A Preferred		Series B Preferred		Common		Additional Paid-In	Accumulated Comprehensive	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Income (Loss)	Deficit	Total
Balances at January 1, 2021	7,000,000	$70	-	$-	974,177,443	$9,742	$2,545,825	$-	$(994,805)	$1,560,832
Share adjustment	-	-	-	-	41,156	-	-		-	-
Members interest purchased for cash (timing difference from 2020)	-	-	-	-	-	-	10,000		-	10,000
Shares issued in reverse merger with HUMBL	-	-	552,029	6	-	-	39,961		-	39,967
Shares issued for services	-	-	2,272	-	-	-	179,675		-	179,675
Reclassification from deferred revenue on warrant purchase	-	-	-	-	-	-	43,243		-	43,243

Net loss for the period	-	-	-	-	-	-	-	-	(1,436,862)	(1,436,862)

Balances March 31, 2021	7,000,000	$70	554,301	$6	974,218,599	$9,742	$2,818,704	$-	$(2,431,667)	$396,855

Balances at January 1, 2022	7,000,000	$70	544,759	$5	1,023,039,433	$10,230	$34,182,004	$-	$(50,650,809)	$(16,458,500)
Shares issued for cash	-	-	-	-	-	-	-		-	-
Shares issued for services	-	-	-	-	675,000	7	190,586	-	-	190,593
Shares cancelled	-	-	-	-	(825,000)	(9)	(187,241)	-	-	(187,250)
Shares issued for acquisition of BizSecure	-	-	-	-	13,200,000	132	2,229,348	-	-	2,229,480
Shares issued for acquisition of Ixaya	-	-	-	-	8,962,036	90	1,499,910	-	-	1,500,000
Shares issued in settlement	-	-	-	-	4,000,000	40	1,120,360	-	-	1,120,400
Shares issued in exercise of warrants	-	-	-	-	10,000,000	100	1,999,900	-	-	2,000,000
Shares issued in exchange of notes payable and accrued interest	-	-	-	-	37,374,170	374	3,176,430	-	-	3,176,804
Conversion of Preferred B shares for common shares	-	-	(22,064)	-	220,640,000	2,206	(2,206)	-	-	-
Shares cancelled for no consideration	-	-	(4,900)	-	-	-	-	-	-	-
Stock based compensation - warrants	-	-	-	-	-	-	3,270,349	-	-	3,270,349
Stock based compensation - options	-	-	-	-	-	-	36,750	-	-	36,750
Stock based compensation – restricted stock grants	-	-	-	-	-	-	1,440,464	-	-	1,440,464

Net loss for the period	-	-	-	-	-	-	-	3,042	(12,465,345)	(12,462,303)

Balances at March 31, 2022	7,000,000	$70	517,795	$5	1,317,065,639	$13,170	$48,956,654	$3,042	$(63,116,154)	$(14,143,213)

*	There was no Series C Preferred Stock activity during these periods through cancellation of the Series C Preferred Stock on October 29, 2021. Additionally on October 29, 2021, the Series B Preferred Stock had their authorized shares reduced from 900,000 shares to 570,000 shares.

See notes to consolidated financial statements.

F-39

HUMBL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (IN US$)

MARCH 31, 2022 AND 2021

NOTE 1: NATURE OF OPERATIONS

HUMBL, Inc. (“Company” or “HUMBL”) was incorporated November 12, 2009. The Company was redomiciled on November 30, 2020 to the State of Delaware.

On December 3, 2020, HUMBL, LLC (“HUMBL LLC”) merged into the Company in what is accounted for as a reverse merger. Under the terms of the Merger Agreement, HUMBL LLC exchanged 100% of their membership interests for 552,029 shares of newly created Series B Preferred Stock. The Series B Preferred shares were issued to the respective members of HUMBL LLC following the approval by FINRA of a one-for-four reverse stock split of the common shares and the increase in the authorized common shares to 7,450,000,000 shares, and 10,000,000 preferred shares.

The FINRA approval for both the increase in the authorized common shares and reverse stock split occurred on February 26, 2021. To assume control of the Company, the former CEO, Henry Boucher assigned his 7,000,000 shares of Series A Preferred Stock as well as 550,000,000 shares of common stock to Brian Foote, the President and CEO of HUMBL LLC for a $40,000 note payable. The Series A Preferred Stock is not convertible into common stock; however, it has voting rights of 10,000 votes per 1 share of stock. After the reverse merger was completed, HUMBL LLC ceased doing business, and all operations were conducted under Tesoro Enterprises, Inc. which later changed their name to HUMBL, Inc. (“HUMBL” or the “Company”).

On June 3, 2021 we acquired Tickeri, Inc. (“Tickeri”) in a debt and stock transaction totaling $20,000,000 following which Tickeri became a subsidiary of HUMBL. Tickeri is a leading ticketing, live events and box office SaaS platform featuring Latin events and artists throughout the United States, Latin America, and the Caribbean corridor. The purchase price for the stock purchase was $20,000,000 of which we must pay $10,000,000 in our common stock and $10,000,000 was paid through two promissory notes. The shares had a deemed value equal to the volume weighted average price per share of HUMBL common stock on the OTC Markets for the ten consecutive trading days ending with the complete trading day ending two trading days prior to the closing. We issued the two shareholders of Tickeri, Juan Gonzalez and Javier Gonzalez, 4,672,897 shares of our common stock each. We also issued to each of Juan and Javier Gonzalez a secured promissory note in the face amount of $5,000,000. The promissory notes are due and payable on or before December 31, 2022, bear interest at the rate of 5% per annum and are secured by the equity interests of Tickeri. In the event of an uncured default by HUMBL under the promissory note, Juan and Javier Gonzalez have the right to recover the ownership of Tickeri and re-commence the business and operations of Tickeri free and clear of any claims or encumbrances by HUMBL. We intend to limit the integration of Tickeri’s assets with our assets until the promissory notes are paid in full. We agreed to register on Form S-1 within three months from the closing the shares issued to Juan and Javier Gonzalez and have the registration statement declared effective within six months of the closing date. Following the closing, Juan Gonzalez and Javier Gonzalez, entered into employment agreements having a term of 18 months, appointing them CEO of Tickeri and CTO of HUMBL, respectively. The Company has been negotiating with both Juan Luis and Javier Gonzalez regarding the registration rights effectiveness provision and have accrued $400,000 through March 31, 2022 as a result of the failure to have the registration statement originally filed in July 2021 declared effective. We evaluated whether this penalty would constitute a derivative liability, and we determined that there are sufficient funds to cover this fee and sufficient authorized common stock should we pay this fee in stock.

On June 30, 2021, we acquired Monster Creative, LLC (“Monster”). Monster is a Hollywood production studio that specializes in producing movie trailers and other related content. Monster was founded by Doug Brandt and Kevin Childress. Monster will collaborate with HUMBL in the production of NFTs and other digital content. The purchase price for all of the membership interests in Monster was paid through the issuance of one convertible note and one non-convertible note to each of Doug Brandt and Kevin Childress in the aggregate principal amount of $8,000,000. The convertible notes were issued to Doug Brandt (through an entity owned by him) and Kevin Childress in the aggregate principal amount of $7,500,000. The notes convert at the holder’s election at $1.20 per share, bear interest at 5% per annum and are due in 18 months from issuance. We also issued non-convertible notes to Doug Brandt and Kevin Childress in the aggregate amount of $500,000. These notes bear interest at the rate of 5% per annum and are due on April 1, 2022. Doug Brandt and Kevin Childress each entered into employment agreements with Monster having a term of three years. Doug Brandt was appointed as the CEO of Monster and Kevin Childress was appointed as its President and Creative Director. The Company and Doug Brandt and Kevin Childress agreed to an extension on March 30, 2022 of the notes that were due April 1, 2022 until the earlier of July 1, 2022 or 30 days after the effectiveness of the Company’s registration statement on Form S-1.

F-40

In the extension agreements, the Company added $7,500 to Doug Brandt and $1,500 to Kevin Childress in their note agreements. The extension of the notes did not constitute a material modification of the debt.

On February 12, 2022, the Company entered into an asset purchase agreement with BizSecure, Inc. (“BizSecure”). The Company determined this was an acquisition of a business pursuant to the guidance provided in both ASC 805 and Rule 11-01(d) of Regulation S-X. BizSecure is not considered a significant subsidiary under Regulation S-X Rule 1-02(w). The Company acquired a customer relationship with the US Air Force and BizSecure’s Mobile ID technology. The Company entered into employment agreements with two BizSecure employees as part of the agreement to help integrate the Mobile ID technology into the Company’s larger suite of products and help operate the blockchain services division. The assets acquired from BizSecure represented the majority of the operations of the entity and BizSecure post-acquisition has only conducted nominal operations and has no employees. The Company issued 13,200,000 common shares and 26,800,000 restricted stock units that vest quarterly commencing April 1, 2022 for a period of two years. The shares and restricted stock units have a value of $6,756,000. The Company has included the value of $4,526,520 which represents the value of the restricted stock units in contingent consideration. This amount will be reclassified to equity upon the vesting of those restricted stock units over the two-year period.

On March 3, 2022, the Company acquired Ixaya Business SA de CV, a Mexican corporation (“Ixaya”), under a Stock Purchase Agreement (“Ixaya SPA”). The acquisition of Ixaya was for $150,000 and 8,962,036 shares of common stock (a value of $1,500,000) for a total of $1,650,000. The Company accounted for this acquisition as a business combination under ASC 805, and Ixaya is not considered a significant subsidiary under Regulation S-X Rule 1-02(w).

HUMBL is a Web 3, digital commerce platform that was built to connect consumers, businesses and governments in the digital economy. HUMBL provides simple tools and packaging for complex new technologies such as blockchain, in the same way that previous cycles of e-commerce and the cloud were more simply packaged by companies such as Facebook, Apple, Amazon and Netflix over the past several decades. The Company through their product offerings are looking to simplify and package the tokenized blockchain economy for consumers, corporations and government.

The goal of HUMBL is to provide ready built tools, and platforms for consumers and merchants to seamlessly participate in the digital economy. HUMBL is built on a patent-pending decentralized technology stack that utilizes both core and partner technologies, to provide faster connections to the digital economy and each other.

The Company is organized into two divisions: a) HUMBL Consumer and b) HUMBL Commercial. These two divisions incorporate and expand the Company’s core products that were formerly set up into three distinct segments prior to 2022. The majority of the Company’s operations prior to 2022 were focused on the Consumer division. With the acquisition of the Mobile ID technology from BizSecure and software capabilities from Ixaya, the development of our newly formed HUMBL Blockchain Services unit we anticipate that the Commercial division will provide opportunities across the governmental sector as well as businesses in search of enhancing their platforms.

HUMBL’s core products and services are as follows:

● HUMBL Mobile Wallet – A mobile app that allows peers, consumers and merchants to connect in the digital economy;

● HUMBL Marketplace – A mobile marketplace that allows consumers and merchants to connect more seamlessly in the digital economy; and

● HUMBL Financial – Financial products and services, targeted for simplified investing on the blockchain.

● HUMBL Blockchain Services – Enterprise solutions for businesses and governments related primarily to credentialing and identity verification.

F-41

HUMBL Mobile Wallet (formerly HUMBL Pay)

HUMBL continues the development of a mobile application that allows customers to migrate to and participate in the digital economy. The Company has integrated a variety of useful functionality such as buying, selling, sending and receiving digital assets, storing personal digital credentials and supporting various digital forms of payment. The Company is also working rapidly to integrate the use of search, discovery, peer-to-peer cash and ticketing around the world, as these services migrate into digital and blockchain-based modalities. The mobile application is designed to provide functionality to the following groups:

● Individuals - Consumers who want to participate in acquiring digital assets discover, pay, rate and review experiences digitally vs. paper bills and hardware point-of-sale (“POS”);

● Freelancers - Service providers and gig workers that want to get paid from anywhere they work vs. paper bills and hardware POS; and

● Merchants – Primarily brick and mortar vendors that want to get paid digitally vs. paper bills and hardware POS.

We can receive revenue from the mobile wallet in two ways. First, HUMBL can participate in any transactional fees generated from customers using the HUMBL Pay app. In these circumstances HUMBL can typically collect a percentage of the transaction for providing these services. Second, HUMBL can charge a monthly subscription fee for users such as merchants and freelancers that use the app. Currently, we are not receiving revenue in either of these ways. The Company is not charging fees (in addition to those charged by the third-party services providers) as a way to provide competitive pricing and incentivize customers to use the app. We could begin charging these fees at any time.

We engage the services of providers such as Stripe to process payments and Wyre and BitGo to act as custodians of the digital assets purchased by our customers using our HUMBL Pay app. The digital assets purchased on our platform are actually purchased through the Wyre and held by Wyre for our customers’ benefit. No digital assets are purchased through BitGo, but they do act as a custodian for certain of our digital assets.

HUMBL Marketplace

Through its online marketplace, HUMBL is developing the capability for merchants to list a wide range of soft goods and digital assets to mid-market audiences, that, where appropriate, incorporate the benefits of blockchain. HUMBL provides merchants with the ability to list and sell goods with greater levels of authentication, by using technologies such as the HUMBL Token Engine and HUMBL Origin Assurance, to improve the merchant’s ability to trade, track and pay for assets.

Through our online marketplace we also allow for the listing of non-fungible tokens (“NFTs”). NFTs allow entities and individuals such as athletes, celebrities, agencies, artists and companies to monetize their digital images, multimedia content and catalogues on the blockchain. HUMBL provides a marketplace for artists and athletes to connect online in the sale of digital collectibles to fans and collectors and provides a rigorous set of terms and conditions that govern what can and cannot be listed on the marketplace. We currently review all listings to screen for graphic content, potential intellectual property rights violations, and potential securities law violations. The NFT marketplace is operated through a third-party marketplace plug-in (OpenSea), electronic wallet extensions (such as MetaMask), and the Ethereum blockchain. Users participate in the NFT marketplace by linking their digital wallets to our platform and engaging (e.g., buying, selling, bidding) with the NFTs listed on our platform. The services provided by HUMBL are administrative. HUMBL is a platform and does not act as a broker, financial institution, or creditor. We facilitate transactions between the buyer and seller in the auction/sale process but we are not a party to any agreement between the buyer and seller or between any users.

We receive revenue from the NFT marketplace in two ways. First, for some clients HUMBL provides design services to help artists, athletes and entertainers create NFTs to be sold to their fans. In these circumstances HUMBL typically receives a flat fee for providing such services that is paid out of the sales price of the NFT. The size of the fee depends on the scope and complexity of the design services provided. Second, HUMBL receives a transaction fee each time an NFT sells on the NFT marketplace.

The NFT marketplace allows creators to mint NFTs using their own intellectual property and list those NFTs for sale (primary sales) on the marketplace. The NFT marketplace also allows for NFTs to be resold (secondary sales) on the platform, but currently only NFTs that were originally minted on the Company’s NFT Marketplace or are otherwise approved by the Company may be listed for secondary sales on the Marketplace. The Company does not otherwise support or influence the market for the resale of NFTs sold on its platform. Other than requiring creators to attest they own the IP used to create their NFTs and monitoring for obvious copyright violations, the Company does not enforce any rights related to the primary or secondary sales of NFTs. Payment transactions for the purchase and sale of NFTs are made through the use of smart contracts on the Ethereum blockchain.

The Company does not handle separate, off-chain payments for NFTs. Tracking and payment of resale royalty fees are accomplished automatically through the use of smart contracts. The Company is not responsible for distributing or managing resale royalty fees.

F-42

In September of 2021, HUMBL launched HUMBL Tickets, initially focused on the offering of secondary (resale) tickets to thousands of live events across North America. The inventory listings and ticket fulfillment are provided by Ticket Evolution and HUMBL earns a commission for each sale. In addition to its subsidiary Tickeri, the Company will continue to work with clients to merge the realms of NFTs, event tickets and blockchain authentication.

HUMBL Financial

HUMBL Financial was developed to package step-function technologies such as blockchain into “several clicks” for the customer.

In 2021, HUMBL Financial created BLOCK ETX products to simplify digital asset investing for customers and institutions seeking exposure to a new, 24/7 digital asset class. We have launched this product in 100 countries outside the United States. HUMBL Financial has developed proprietary, multi-factor blockchain indexes, trading algorithms and financial services for the new digital asset trading markets to accommodate index, active and thematic investment strategies. BLOCK ETXs are completely non-custodial, algorithmically driven software services that allow customers to purchase and hold digital assets in pre-set allocations through their own digital asset exchange accounts. BLOCK ETXs are compatible for United States customers who have accounts with Coinbase Pro, Bittrex US or Binance US and for non-US customers who have accounts with Bittrex Global. BLOCK ETXs were served first on the desktop and web version of the HUMBL platform, with the goal of future applications inside the HUMBL mobile application. HUMBL Financial is open to the licensing of the BLOCK ETXs to institutions and exchanges. HUMBL Financial also plans to offer trusted, third-party financial services in areas such as payments, investments, credit card services and lending across the HUMBL platform over time.

In February 2022, the Company elected to suspend offering the BLOCK ETX products pending further legal analysis regarding how to offer the BLOCK ETXs in a fully compliant manner with the evolving laws and regulatory treatment of such novel products. The Company will continue to monitor the regulatory environment with respect to these products. In accordance with ASC 205-20-50-1(a), the timing of the disposal was February 28, 2022. The Company met the criteria for the BLOCK ETX operations to be classified as held for sale at that time.

HUMBL Blockchain Services

HUMBL Blockchain Services (“HBS”) was formed as part of the Company’s asset acquisition of BizSecure on February 12, 2022. Recognizing the opportunities for governments and commercial enterprises to incorporate Blockchain and Distributed Ledger Technologies (“DLT”), HBS is focused on working with clients to identify problems and develop solutions that build upon the various capabilities the Company has and continues to develop. The Company determined this was an acquisition of a business pursuant to the guidance provided in both ASC 805 and Rule 11-01(d) of Regulation S-X. BizSecure is not considered a significant subsidiary under Regulation S-X Rule 1-02(w).

Our solutions enable municipalities, government agencies, and other commercial entities the ability to offer mobile IDs and other credential verification services to their constituents. We continue to make significant investments to leverage our existing technologies and further expand both our DLT capabilities and are always exploring strategic alternatives intended to optimize the value of our Company.

Going Concern

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Significant factors in the management of liquidity are funds generated by operations, levels of accounts receivable and accounts payable and capital expenditures.

We have incurred an increased working capital deficit and accumulated deficit as of March 31, 2022 as we continued to ramp up operations significantly in this period and incurred new debt mostly offset by exchanging some debt into shares of common stock to assist in supporting our operations. As of March 31, 2022, we had $5,901,460 in cash and restricted cash. Between the growth in revenues and profitability from our subsidiaries as well as through sales of merchandise, HUMBL Tickets and NFTs in the HUMBL Marketplace, we continue to fund the development of the HUMBL Wallet. In February 2022 we entered into a purchase agreement with BizSecure that coincided with the commencement of HUMBL Blockchain Services. With the acquisitions of BizSecure in February 2022 and Ixaya in March 2022, we are growing our operations in both the US (BizSecure) as well as LatAm region (Ixaya) of the world and expect to be able to offer our array of core products to governmental agencies as well as the private sector not in the United States, but throughout the world. With the BizSecure acquisition, we acquired a contract with the US Air Force and subsequent to the acquisition have been able to secure a pilot program with a county in the State of California to provide services to incorporate Blockchain and Distributed Ledger Technologies. In addition to the acquisition of Ixaya in Mexico, we currently have an office and team in Santiago, Chile, that is generating several opportunities that we are considering moving forward on. future view Latin America as an important market for our products and servicese. We have generated a majority of our proceeds from the issuance of debt and through the exercise of warrants.

F-43

We had a working capital deficit of $23,706,538 and $20,965,419 as of March 31, 2022 and December 31, 2021, respectively. The majority of our current liabilities is in the form of related party notes for the acquisitions of Tickeri and Monster. The decrease in working capital is the direct result of these notes as well as the debt incurred related to the cash necessary to continue the development of our mobile wallet. The Company believes it has adequate capital resources to meet its cash requirements during the next 12 months as they continue to grow and develop suitable sources of capital. A majority of the Company’s operating expenses in 2022 (58%) were the result of non-cash charges such as impairment of goodwill, settlement and stock-based compensation. The actual monthly cash burn of the Company is approximately $1,312,000 per month at this time and as our core products come online, this is likely to decrease upon our technology being completed. The Company has received $2,000,000 in additional warrant exercises and $4,500,000 in related party debt proceeds in the first quarter to date of 2022, however, as a result of the operating losses and working capital deficit, management has determined that there is substantial doubt about the Company’s ability to continue as a going concern.

We expect that the revenue generating operations of the Company will continue to improve the liquidity of the Company moving forward. However, going forward, the effect of the pandemic on the capital markets may limit our ability to raise additional capital on the terms acceptable to us at the time we need it, if at all. The challenges related to remote work and travel restrictions that we as a smaller company have faced in striving to meet our disclosure obligations in a timely manner while taking the steps to protect the health and safety of our employees have impacted, and may continue to further impact, our ability to raise additional capital.

The consolidated financial statements of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable period of time pursuant to ASC 205-40-50-13. The consolidated financial statements of the Company do not include any adjustments that may result from the outcome of the uncertainties.

Management’s plans include raising additional capital through the exercising of their warrants as well as through future debt and equity financings to carry out its business plan. Obtaining additional financing and the successful development of the Company’s segments including their new Blockchain Services group, ultimately, to profitable operations, are necessary for the Company to continue operations.

Impact of COVID-19

The COVID-19 pandemic previously had a profound effect on the U.S. and global economy and may continue to affect the economy and the industries in which we operate, depending on the vaccine rollouts and the emergence of virus mutations.

COVID-19 did not have a material effect on the Consolidated Statements of Operations or the Consolidated Balance Sheets.

Our ability to access the capital markets and maintain existing operations is unknown during the COVID-19 pandemic. Any such limitation on available financing and how we conduct business with our customers and vendors would adversely affect our business.

Because the federal government and some state and local authorities are reacting to the many variants of COVID-19, it is creating uncertainty on whether these actions could disrupt the operation of the Company’s business and have an adverse effect on the Company. The extent to which the COVID-19 outbreak may impact the Company’s results will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the virus and the actions to contain its impact.

The Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) includes, among other things, provisions relating to payroll tax credits and deferrals, net operating loss carryback periods, alternative minimum tax credits and technical corrections to tax depreciation methods for qualified improvement property. The CARES Act also established a Paycheck Protection Program (“PPP”), whereby certain small businesses were eligible for a loan to fund payroll expenses, rent and related costs. The Company received forgiveness of their PPP loans during 2021.

F-44

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) and the rules and regulations of the United States Securities and Exchange Commission (the “Commission” or the “SEC”). It is management’s opinion that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation.

As the acquisition of HUMBL resulted in the owners of HUMBL gaining control over the combined entity after the transaction, and the shareholders of Tesoro Enterprises, Inc. continuing only as passive investors, the transaction was not considered a business combination under the ASC. Instead, this transaction was considered to be a capital transaction of the legal acquiree (HUMBL) and was equivalent to the issuance of shares by HUMBL for the net monetary assets of Tesoro Enterprises, Inc. accompanied by a recapitalization. As a result, all historical balances are those of HUMBL as they are the accounting acquirer.

Under generally accepted accounting principles of the United States, any excess of the fair value of the shares issued by HUMBL over the value of the net monetary assets of Tesoro Enterprises, Inc. is recognized as a reduction of equity. There was no excess of fair value in this transaction.

Principles of Consolidation

The consolidated financial statements include the accounts of HUMBL, Inc. and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. HUMBL, Inc. holds 100% of Tickeri, Monster and Ixaya. The Company formed additional subsidiaries that are inactive and have no activity for future use.

The Company applies the guidance of Topic 805 Business Combinations of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”).

For Tickeri, Monster, BizSecure and Ixaya, the Company accounted for these acquisitions as business combinations and the difference between the consideration paid and the net assets was applied to goodwill as there were no identifiable intangible assets acquired.

Reclassification

The Company has reclassified certain amounts in the 2021 financial statements to comply with the 2022 presentation. These principally relate to classification of certain expenses and liabilities. The reclassifications had no impact on total net loss or net cash flows for the three months ended March 31, 2021.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. These estimates include, but are not limited to, management’s estimate of provisions required for permanent and temporary differences related to income taxes, liabilities to accrue, estimates of the fair value of goodwill and determination of the fair value of stock awards. Actual results could differ from those estimates.

Cash and Restricted Cash

Cash consists of cash and demand deposits with an original maturity of three months or less. The Company holds no cash equivalents as of March 31, 2022 and December 31, 2021, respectively. The Company maintains cash balances in excess of the FDIC insured limit at a single bank.

F-45

In 2022, the Company established a service to their HUMBL Pay app users. The service enables HUMBL Pay app users the ability through a Company maintained digital asset wallet with Wyre (“Wyre”) to purchase digital assets (cryptocurrency). As it can take 5 to 8 business days to physically settle funds in the Wyre wallet, there may be delays in digital assets being received by customers and the delivery of BLOCKS in a BitGo wallet (“BitGo”). BitGo is a third-party custodian service that provides the custody for the customers’ BLOCKS. These timing differences occur, and on March 31, 2022, we had an unfunded liability of $219,733 related to the purchase of BLOCKS that had not yet been settled. The Company has restricted their cash in the same amount of this liability. As of May 6, 2022, the entire liability has been settled and all BLOCKS have been delivered to the customers.

The BitGo account is not the Company’s account; however represents the pool of all BLOCKS held by and allocated to HUMBL Pay users accounts. The users may choose to transfer the purchased BLOCKS to their individual wallets outside of HUMBL and as of March 31, 2022, approximately 25% of those users did transfer their BLOCKS.

Fixed Assets and Long-Lived Assets

ASC 360 requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company has adopted Accounting Standard Update (“ASU”) 2017-04 Intangibles – Goodwill and Other (Topic 350), Simplifying the Test for Goodwill Impairment.

The Company reviews recoverability of long-lived assets on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets.

Fixed assets and intangible assets with finite useful lives are stated at cost less accumulated amortization and impairment. Intangible assets with infinite lives, such as digital currency are valued at costs and reviewed for indicators of impairment at least annually, or more depending on circumstances.

The Company assesses the impairment of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers to be important which could trigger an impairment review include the following:

1. Significant underperformance relative to expected historical or projected future operating results;

2. Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and

3. Significant negative industry or economic trends.

When the Company determines that the carrying value of intangibles may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows.

Revenue Recognition

The Company accounts for a contract with a customer that is within the scope of this Topic only when the five steps of revenue recognition under ASC 606 are met.

The five core principles will be evaluated for each service provided by the Company and is further supported by applicable guidance in ASC 606 to support the Company’s recognition of revenue.

The Company accounts for revenues based on the verticals in which they were earned. The four principal verticals in which the Company operates today are HUMBL Mobile Wallet, HUMBL Marketplace, HUMBL Financial and HUMBL Blockchain Services.

F-46

HUMBL Mobile Wallet (formerly HUMBL Pay)

The Company is anticipated to earn transaction revenues primarily from fees charged to merchants and consumers on a transaction basis through the Company’s mobile application. These fees may have a fixed and/or variable component. The variable component is generally a percentage of the value of the payment amount and is known at the time the transaction is processed. For a portion of our transactions, the variable component of the fee is eligible for reimbursement when the underlying transaction is approved for a refund. The Company may estimate the amount of fee refunds that will be processed each quarter and record a provision against the net revenues. The volume of activity processed on the platform, which results in transaction revenue, is referred to as Total Payment Volume (“TPV”).

The Company will earn additional fees on transactions where currency conversion is performed, when cross-border transactions are enabled (i.e., transactions where the merchant and consumer are in different countries), to facilitate the instant transfer of funds for customers from their HUMBL account to their debit card or bank account, and other miscellaneous fees. The Company will rely on third party partners to perform all money transmission services.

The Company may earn revenues from other value-added services, which are comprised primarily of revenue earned through partnerships, referral fees, subscription fees, gateway fees, ticketing, peer-to-peer payments and other services that will be provided to merchants and consumers. These contracts typically have one performance obligation which is provided and recognized over the term of the contract.

The transaction price is generally fixed and known at the end of each reporting period; however, for some agreements, it may be necessary to estimate the transaction price using the expected value method. The Company is expected to record revenue earned in revenues from other value-added services on a net basis when they are considered the agent with respect to processing transactions.

HUMBL Marketplace

The Company recognizes revenue when they transfer control of promised goods or services to customers in an amount that reflects the consideration to which is expected to be entitled in exchange for those goods or services. Revenue is recognized net of any taxes collected, which are subsequently remitted to governmental authorities.

Net transaction revenues

The net transaction revenues will primarily include final value fees, feature fees, including fees to promote listings, and listing fees from sellers in our Marketplace. The net transaction revenues will also include store subscription and other fees often from large enterprise sellers. The net transaction revenues are reduced by incentives provided to customers.

The Company has identified one performance obligation to sellers on the Marketplace platform, which is to connect buyers and sellers on the secure and trusted Marketplace platforms. Final value fees are recognized when an item is sold on a Marketplace platform, satisfying this performance obligation. There may be additional services available to Marketplace sellers, mainly to promote or feature listings, that are not distinct within the context of the contract.

Accordingly, fees for these additional services are recognized when the single performance obligation is satisfied. Promoted listing fees are recognized when the item is sold and feature and listing fees are recognized when an item is sold, or when the contract expires.

Further, to drive traffic to the platform, the Company will provide incentives to buyers and sellers in various forms including discounts on fees, discounts on items sold, coupons and rewards. Evaluating whether a promotion or incentive is a payment to a customer may require significant judgment. Promotions and incentives which are consideration payable to a customer are recognized as a reduction of revenue at the later of when revenue is recognized or when the incentive is paid or promise to be paid. Promotions and incentives to most buyers on our Marketplace platforms, to whom there is no performance obligation, are recognized as sales and marketing expense. In addition, there may be credits provided to customers when certain fees are refunded. Credits are accounted for as variable consideration at contract inception when estimating the amount of revenue to be recognized when a performance obligation is satisfied to the extent that it is probable that a significant reversal of revenue will not occur and updated as additional information becomes available.

F-47

Ticketing Revenues

The Company with the acquisition of Tickeri and launch of HUMBL Tickets recognizes revenues from their ticketing services primarily from service fees, commissions and payment processing fees charged at the time a ticket for an event is sold. We also derive revenues from providing certain creators with account management services and customer support. Our customers are primarily event creators who use our platform to sell tickets to attendees. Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration we receive in exchange for those goods or services. We allocate the transaction price by estimating a standalone selling price for each performance obligation using a cost plus a margin approach. For service fees and payment processing fees, revenue is recognized when the ticket is sold. For account management services and customer support, revenue is recognized over the period from the date of the sale of the ticket to the date of the event.

We evaluate whether it is appropriate to recognize revenue on a gross or net basis based upon our evaluation of whether we obtain control of the specified goods or services by considering if we are primarily responsible for fulfillment of the promise, have inventory risk, and have the latitude in establishing pricing and selecting suppliers, among other factors.

We determined the event creator is the party responsible for fulfilling the promise to the attendee, as the creator is responsible for providing the event for which a ticket is sold, determines the price of the ticket and is responsible for providing a refund if the event is canceled. Our service is to provide a platform for the creator and event attendee to transact and our performance obligation is to facilitate and process that transaction and issue the ticket. The amount that we earn for our services is fixed. For the payment processing service, we determined that we are the principal in providing the service as we responsible for fulfilling the promise to process the payment and we have discretion and latitude in establishing the price of our service. Based on our assessment, we record revenue on a net basis related to our ticketing service and on a gross basis related to our payment processing service. As a result, costs incurred for processing the transactions are included in cost of net revenues in the consolidated statements of operations.

Revenue is presented net of indirect taxes, value-added taxes, creator royalties and reserves for customer refunds, payment chargebacks and estimated uncollectible amounts. If an event is cancelled by a creator, then any obligations to provide refunds to event attendees are the responsibility of that creator.

If a creator is unwilling or unable to fulfill their refund obligations, we may, at our discretion, provide attendee refunds. Revenue is also presented net of the amortization of creator signing fees when applicable. The benefit we receive by securing exclusive ticketing and payment processing rights with certain creators from creator signing fees is inseparable from the customer relationship with the creator and accordingly these fees are recorded as a reduction of revenue in the consolidated statements of operations.

In June 2021, the Company purchased some equipment and furniture as well as a commercial property in the form of a suite at a luxury hotel. The Company is the owner of this suite and entered into a long-term rental agreement with the hotel to manage the property. The Company has use of the suite for 28 calendar days a year and will receive their proportionate income for the other days the suite is being used. The Company recognizes rental revenue for the days in the month the suite is being rented in that month.

Marketing services and other revenues

Marketing services and other revenues are derived principally from the sale of advertisements, classifieds fees, and revenue sharing arrangements. Advertising revenue is derived principally from the sale of online advertisements which are based on “impressions” (i.e., the number of times that an advertisement appears in pages viewed by users of our platforms) or “clicks” (which are generated each time users on our platforms click through our advertisements to an advertiser’s designated website) delivered to advertisers.

The Company uses the output method and apply the practical expedient to recognize advertising revenue in the amount to which they have a right to invoice. For contracts with target advertising commitments with rebates, estimated payout is accounted for as a variable consideration to the extent it is probable that a significant reversal of revenue will not occur.

HUMBL Financial

Revenue was recognized upon transfer of control of services to customers in an amount to which the Company expects to be entitled in exchange for those services. Service subscription revenue is recognized for the month in which services are provided. If a customer pays for an annual subscription, revenue is allocated over the months in the subscription and recognized for each month of the service provided.

F-48

In February 2022, the Company elected to suspend offering the BLOCK ETX products pending further legal analysis regarding how to offer the BLOCK ETXs in a fully compliant manner with the evolving laws and regulatory treatment of such novel products. The Company will continue to monitor the regulatory environment with respect to these products. In accordance with ASC 205-20-50-1(a), the timing of the disposal was February 28, 2022.

HUMBL Blockchain Services

The Company disaggregates revenue from contracts with customers into product revenues and services revenues.

Product revenue related contracts with customers begin upon contract inception when a purchase order for a specific customer order of a product to be delivered in the near term. These purchase orders are short-term in nature. Product revenue is recognized at a point in time upon shipment or upon customer receipt of the product, depending on shipping terms. The Company determined that this method best represents the transfer of goods as transfer of control typically occurs upon shipment or upon customer receipt of the product.

Service revenues primarily consist of revenues derived from maintenance support and the use of the Company’s service platforms and application programming interface (“APIs”) on a subscription basis. The Company generates this revenue from fees for maintenance and support, monthly active user fees, SaaS fees, and hosting and storage fees. In most cases, the subscription or transaction arrangement is a single performance obligation comprised of a series of distinct services that are substantially the same and that have the same pattern of transfer (i.e., distinct days of service). The Company applies a time-based measure of progress to the total transaction price, which results in ratable recognition over the term of the contract. The Company determined that this method best represents the transfer of services as the customer obtains equal benefit from the service throughout the service period.

The Company accounts for individual goods and services separately if they are distinct performance obligations, which often requires significant judgment based upon knowledge of the products and/or services, the solution provided and the structure of the sales contract. In SaaS agreements, the Company provides a service to the customer that combines the software functionality, maintenance and hosting into a single performance obligation. In product-related contracts, a purchase order may cover different products, each constituting a separate performance obligation.

Accounts Receivable and Concentration of Credit Risk

An allowance is based on management’s estimate of the overall collectability of accounts receivable, considering historical losses. Based on these same factors, individual accounts are charged off against the allowance when management determines those individual accounts are uncollectible. Credit extended to customers is generally uncollateralized. Past-due status is based on contractual terms. The Company does not charge interest on accounts receivable. As of March 31, 2022 and December 31, 2021, there was no allowance necessary.

Income Taxes

Income taxes are accounted under the asset and liability method. The current charge for income tax expense is calculated in accordance with the relevant tax regulations applicable to the entities. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Differences between statutory tax rates and effective tax rates relate to permanent tax differences.

Uncertain Tax Positions

The Company follows ASC 740-10 Accounting for Uncertainty in Income Taxes. This requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. Management evaluates their tax positions on an annual basis.

The Company files income tax returns in the U.S. federal tax jurisdiction and various state tax jurisdictions. The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they were filed.

F-49

Share-Based Compensation

The Company follows ASC 718 Compensation – Stock Compensation and has adopted ASU 2017-09 Compensation – Stock Compensation (Topic 718) Scope of Modification Accounting. The Company calculates compensation expense for all awards granted, but not yet vested, based on the grant-date fair values. Share-based compensation expense for all awards granted is based on the grant-date fair values. The Company policy is to recognize these compensation costs, on a pro rata basis over the requisite service period of each vesting tranche of each award for service-based grants, and as the criteria is achieved for performance-based grants, when such grants are made. For stock options and warrants, the Company uses the Black-Scholes model to estimate the value of those grants. The Company has not had any forfeitures of these grants, and these estimates of value will include a percentage of forfeitures when that percentage is able to be estimated.

The Company adopted ASU 2016-09 Improvements to Employee Share-Based Payment Accounting. Cash paid when shares are directly withheld for tax withholding purposes will be classified as a financing activity in the statement of cash flows.

Fair Value of Financial Instruments

ASC 825 Financial Instruments requires the Company to disclose estimated fair values for its financial instruments. Fair value estimates, methods, and assumptions are set forth below for the Company’s financial instruments: The carrying amount of cash, accounts receivable, prepaid and other current assets, accounts payable and accrued liabilities, and amounts payable to related parties, approximate fair value because of the short-term maturity of those instruments. The Company does not utilize derivative instruments.

Leases

The Company follows ASC 842 Leases in accounting for leased properties, when they exceed a one-year term. When the Company enters into leases with a term in excess of one year, they will recognize a lease liability and right of use asset in accordance with the provisions of ASC 842.

Earnings (Loss) Per Share of Common Stock

Basic net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (“EPS”) include additional dilution from common stock equivalents, such as convertible notes, preferred stock, stock issuable pursuant to the exercise of stock options and warrants.

Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for periods presented, so only the basic weighted average number of common shares are used in the computations.

Currency Translation

Ixaya’s functional currency is the Mexican Peso and its reporting currency is the United States dollar. Transactions denominated in the functional currency are converted into United States dollars using the exchange rate in effect at the date of the transaction or the average rate for the period in the case of revenue and expense transactions. Monetary assets and liabilities are re-valued into the reporting currency at each balance sheet date using the exchange rate in effect at the balance sheet date, with any resulting exchange gains or losses being credited or charged to accumulated other comprehensive income (loss). Non-monetary assets and liabilities are recorded in the reporting currency using the exchange rate in effect at the date of the transaction and are not revalued for subsequent changes in exchange rates.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. Management evaluates all of the Company’s financial instruments, including convertible notes and warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives.

The Company generally uses a Black-Scholes model, as applicable, to value the derivative instruments at inception and subsequent valuation dates when needed. The classification of derivative instruments, including whether such instruments should be recorded as liabilities, is remeasured at the end of each reporting period.

F-50

Digital Assets

Digital assets, including non-fungible tokens and cryptocurrencies, are included in the consolidated balance sheets. We have ownership of and control over our digital assets and may use third party custodial services to secure them. Digital assets are initially recorded at cost and are subsequently remeasured at cost, net of any impairment losses on our consolidated balance sheets. We assign costs to digital asset transactions on a first-in, first-out basis. Gains or losses are not recorded until realized upon sale(s).

We determine the fair value of our digital assets on a nonrecurring basis, based on quoted prices on the active exchange(s) that we have determined is the principal market for such assets (Level 1 inputs). We perform a quarterly, or more frequent review to identify whether events or changes in circumstances, principally decreases in the quoted prices on active exchanges on any day during the quarter, indicate that it is more likely than not that our digital assets are impaired.

The cost basis of digital assets will not be adjusted upward for subsequent increases in fair value. Such impairment in the value of digital assets is recorded as a component of other operating expenses in our consolidated statements of operations. We recorded an impairment loss of approximately $45,318 related to digital assets during the three months ended March 31, 2022.

Fair Value Measurements

ASC 820 Fair Value Measurements defines fair value, establishes a framework for measuring fair value in accordance with GAAP, and expands disclosure about fair value measurements. ASC 820 classifies these inputs into the following hierarchy:

Level 1 inputs: Quoted prices for identical instruments in active markets.

Level 2 inputs: Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 inputs: Instruments with primarily unobservable value drivers.

Segment Reporting

The Company follows the provisions of ASC 280-10 Segment Reporting. This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making internal operating decisions.

For 2021, the Company established three distinct operating segments: HUMBL Marketplace; HUMBL Pay; and HUMBL Financial. Most of the operations for the year ended December 31, 2021 were conducted in North America. Commencing January 1, 2022, the Company simplified their business model to segment their business into two distinct divisions: Consumer and Commercial. The 2021 segments were all considered part of the consumer division.

All of the Company’s sales are from North America, therefore the Company has determined that segment reporting by geographic location was not necessary. In the future, the Company will continue to monitor their activity by region to determine if it is feasible to report segment information by location.

Recent Accounting Pronouncements

In August, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2020-06, Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40), Accounting for Convertible Instruments and Contract’s in an Entity’s Own Equity. The ASU simplifies accounting for convertible instruments by removing major separation models required under current GAAP. Consequently, more convertible debt instruments will be reported as a single liability instrument with no separate accounting for embedded conversion features. The ASU removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, which will permit more equity contracts to qualify for it. The ASU simplifies the diluted net income per share calculation in certain areas.

The ASU is effective for annual and interim periods beginning after December 31, 2021, and early adoption is permitted for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. The Company does not believe that this new guidance will have a material impact on its financial statements.

F-51

On March 31, 2022, the SEC added Staff Accounting Bulletin (“SAB”) No. 121 (“SAB 121”) into Section FF to Topic 5. The interpretations in this SAB express views of the staff regarding the accounting for entities that have obligations to safeguard crypto-assets held for their platform users. In connection with these services, these entities and/or their agents may safeguard the platform users’ crypto-assets and also maintain the cryptographic key information necessary to access the crypto-asset. The obligations associated with these arrangements involve unique risks and uncertainties not present in arrangements to safeguard assets that are not crypto-assets, including technological, legal, and regulatory risks and uncertainties.

These risks can have a significant impact on the entity’s operations and financial condition. The staff believes that the recognition, measurement, and disclosure guidance in this SAB will enhance the information received by investors and other uses of financial statements about these risks, thereby assisting them in making investment and other capital allocation decisions.

This guidance should be applied no later than the financial statements covering the first interim or annual report ending after June 15, 2022, with retroactive application as of the beginning of the fiscal year to which the interim or annual period relates. Upon adoption of this guidance, the Company expects to reflect the asset and liability related to the digital assets held on the Company’s platform of approximately $1,000,000. We do not have any ownership or custody of the digital assets maintained on our platform. We engage the services of Wyre and BitGo to act as the custodians of the digital assets held on our platform.

The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

NOTE 3: DISCONTINUED OPERATIONS

BLOCK ETX

Effective February 28, 2022, the Company elected to suspend offering the BLOCK ETX products pending further legal analysis regarding how to offer the BLOCK ETXs in a fully compliant manner with the evolving laws and regulatory treatment of such novel products. The Company will continue to monitor the regulatory environment with respect to these products. Per ASC 205-20-50-1(a), the timing of the disposal was February 28, 2022. The Company met the criteria for the BLOCK ETX operations to be classified as held for sale at that time.

All subscription revenues recognized in January and February 2022, were refunded to the subscribers. The only amounts reflected as discontinued operations in 2022 relate to the direct expenses attributable to the BLOCK ETX product line that include direct payroll and direct subcontractor costs. These amounts are reflected in the loss for discontinued operations as noted in the chart below.

2022
Revenue	$-
Cost of revenue	-
Gross (loss)	-
Operating expenses	7,945
Loss from discontinued operations	$(7,945)

The Company paid the refunds to the subscribers in the three months ended March 31, 2022.

The Company commenced operations of the BLOCK ETX products in March 2021. The Company has reclassified the statement of operations for the three months ended March 31, 2021 to reflect the subscription revenue and the direct expenses attributable to the BLOCK ETX product line that included direct payroll and direct subcontractor costs. These amounts are reflected in the loss for discontinued operations as noted in the chart below.

2021
Revenue	$2,156
Cost of revenue	-
Gross profit	2,156
Operating and non-operating expenses	(260,125)
Loss from discontinued operations	$(257,969)

F-52

NOTE 4: BUSINESS COMBINATIONS AND ACQUISITIONS OF ASSETS

Tickeri

On June 3, 2021, the Company acquired the assets and liabilities of Tickeri noted below in in accordance with ASC 805. Based on the fair values at the effective date of acquisition the purchase price was recorded as follows:

Cash	$127,377
Accounts receivables	23,587
Goodwill	20,086,664
Accounts payable and accrued expenses	(87,071)
SBA EIDL	(150,000)
PPP loan	(557)
$20,000,000

The consideration paid for the acquisition of Tickeri was as follows:

Common stock	$10,000,000
Notes payable	10,000,000
Total consideration	$20,000,000

The Acquisition has been accounted for under the acquisition method of accounting. Under the acquisition method of accounting, the total acquisition consideration price was allocated to the assets acquired and liabilities assumed based on their preliminary estimated fair values. The fair value measurements utilize estimates based on key assumptions of the Acquisition, and historical and current market data. The excess of the purchase price over the total of the estimated fair values assigned to tangible and identifiable intangible assets acquired and liabilities assumed is recognized as goodwill. The Company has estimated the preliminary purchase price allocations based on historical inputs and data as of June 3, 2021. The preliminary allocation of the purchase price is based on the best information available and is pending, amongst other things: (i) the finalization of the valuation of the fair values and useful lives of tangible assets acquired; (ii) the finalization of the valuations and useful lives for the intangible assets acquired; (iii) finalization of the valuation of accounts payable and accrued expenses; and (iv) finalization of the fair value of non-cash consideration.

The Company has up to one-year from the date of acquisition to adjust any of the acquired assets and liabilities for information obtained during this measurement period. If new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of additional assets or liabilities as of the acquisition date or a re-allocation of assets and liabilities is necessary, the Company will adjust these figures. The Company has performed an analysis on the purchase price allocation and has determined that there are no adjustments to be made from the original allocation.

The goodwill is not expected to be deductible for tax purposes.

Monster

On June 30, 2021, the Company acquired the assets and liabilities of Monster noted below in in accordance with ASC 805. Based on the fair values at the effective date of acquisition the purchase price was recorded as follows:

Cash	$3,017
Accounts receivables	379,012
Goodwill	8,648,104
Due to seller	(379,012)
Accounts payable and accrued expenses	(98,754)
Notes payable – related parties	(486,250)
PPP loan	(66,117)
$8,000,000

The consideration paid for the acquisition of Monster was as follows:

Convertible notes payable	$7,500,000
Non-convertible notes payable	500,000
Total consideration	$8,000,000

F-53

The Acquisition has been accounted for under the acquisition method of accounting. Under the acquisition method of accounting, the total acquisition consideration price was allocated to the assets acquired and liabilities assumed based on their preliminary estimated fair values. The fair value measurements utilize estimates based on key assumptions of the Acquisition, and historical and current market data. The excess of the purchase price over the total of the estimated fair values assigned to tangible and identifiable intangible assets acquired and liabilities assumed is recognized as goodwill. The Company has estimated the preliminary purchase price allocations based on historical inputs and data as of June 30, 2021. The preliminary allocation of the purchase price is based on the best information available and is pending, amongst other things: (i) the finalization of the valuation of the fair values and useful lives of tangible assets acquired; (ii) the finalization of the valuations and useful lives for the intangible assets acquired; (iii) finalization of the valuation of accounts payable and accrued expenses; and (iv) finalization of the fair value of non-cash consideration.

The Company has up to one-year from the date of acquisition to adjust any of the acquired assets and liabilities for information obtained during this measurement period. If new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of additional assets or liabilities as of the acquisition date or a re-allocation of assets and liabilities is necessary, the Company will adjust these figures. The Company has performed an analysis on the purchase price allocation and has determined that there are no adjustments to be made from the original allocation.

The goodwill is not expected to be deductible for tax purposes.

BizSecure

On February 12, 2022, the Company entered into an asset purchase agreement with BizSecure, Inc. (“BizSecure”). The Company determined this was an acquisition of a business pursuant to the guidance provided in both ASC 805 and Rule 11-01(d) of Regulation S-X. BizSecure is not considered a significant subsidiary under Regulation S-X Rule 1-02(w). The Company acquired a customer relationship with the US Air Force and BizSecure’s Mobile ID technology. The Company entered into employment agreements with two BizSecure employees as part of the agreement to help integrate the Mobile ID technology into the Company’s larger suite of products and help operate the blockchain services division. The assets acquired from BizSecure represented the majority of the operations of the entity and BizSecure post-acquisition has only conducted nominal operations and has no employees. The Company issued 13,200,000 common shares and 26,800,000 restricted stock units that vest quarterly commencing April 1, 2022 for a period of two years. The shares and restricted stock units have a value of $6,756,000. The Company has included the value of $4,526,520 which represents the value of the restricted stock units in contingent consideration pursuant to ASC 805-10-55-25 as it is a service requirement for the continued employment of the two employees who were brought over in the transaction to the Company. The service requirement was not considered to be additional compensation, but rather contingent consideration. This amount will be reclassified to equity upon the vesting of those restricted stock units over the two-year period.

Customer relationships	$275,000
Intellectual property - software	2,500,000
Goodwill	3,981,000
$6,756,000

The consideration paid for the acquisition of assets of BizSecure was as follows:

Common stock	$2,229,480
Contingent consideration (RSUs)	4,526,520
Total consideration	$6,756,000

The Acquisition has been accounted for under the acquisition method of accounting. Under the acquisition method of accounting, the total acquisition consideration price was allocated to the assets acquired and liabilities assumed based on their preliminary estimated fair values. The fair value measurements utilize estimates based on key assumptions of the Acquisition, and historical and current market data. The excess of the purchase price over the total of the estimated fair values assigned to tangible and identifiable intangible assets acquired and liabilities assumed is recognized as goodwill. The Company has estimated the preliminary purchase price allocations based on historical inputs and data as of February 12, 2022.

F-54

The preliminary allocation of the purchase price is based on the best information available and is pending, amongst other things: (i) the finalization of the valuation of the fair values and useful lives of tangible assets acquired; (ii) the finalization of the valuations and useful lives for the intangible assets acquired; and (iii) finalization of the fair value of non-cash consideration.

The Company has up to one-year from the date of acquisition to adjust any of the acquired assets and liabilities for information obtained during this measurement period. If new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of additional assets or liabilities as of the acquisition date or a re-allocation of assets and liabilities is necessary, the Company will adjust these figures.

The goodwill is not expected to be deductible for tax purposes.

Ixaya

On March 3, 2022, the Company acquired the assets and liabilities of Ixaya noted below in in accordance with ASC 805. Based on the fair values at the effective date of acquisition the purchase price was recorded as follows:

Cash	$1,325
Accounts receivables	24,446
Goodwill	1,008,642
Intellectual property - software	650,000
Accounts payable and accrued expenses	(10,700)
Payable – officer	(9,834)
Note payable - bank	(13,879)
$1,650,000

The consideration paid for the acquisition of Ixaya was as follows:

Cash	$150,000
Common stock	1,500,000
Total consideration	$1,650,000

The Acquisition has been accounted for under the acquisition method of accounting. Under the acquisition method of accounting, the total acquisition consideration price was allocated to the assets acquired and liabilities assumed based on their preliminary estimated fair values. The fair value measurements utilize estimates based on key assumptions of the Acquisition, and historical and current market data. The excess of the purchase price over the total of the estimated fair values assigned to tangible and identifiable intangible assets acquired and liabilities assumed is recognized as goodwill. The Company has estimated the preliminary purchase price allocations based on historical inputs and data as of March 3, 2022. The preliminary allocation of the purchase price is based on the best information available and is pending, amongst other things: (i) the finalization of the valuation of the fair values and useful lives of tangible assets acquired; (ii) the finalization of the valuations and useful lives for the intangible assets acquired; (iii) finalization of the valuation of accounts payable and accrued expenses; and (iv) finalization of the fair value of non-cash consideration.

The Company has up to one-year from the date of acquisition to adjust any of the acquired assets and liabilities for information obtained during this measurement period. If new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of additional assets or liabilities as of the acquisition date or a re-allocation of assets and liabilities is necessary, the Company will adjust these figures. The Company has performed an analysis on the purchase price allocation and has determined that there are no adjustments to be made from the original allocation. During the three months ended March 31, 2022, the Company impaired $1,008,642 of the goodwill.

The goodwill was not expected to be deductible for tax purposes.

The following table shows the unaudited pro-forma results for the three months ended March 31, 2022 and 2021, as if the acquisitions had occurred on January 1, 2021. These unaudited pro forma results of operations are based on the historical financial statements and related notes of Tickeri, Monster, BizSecure, Ixaya and the Company for 2021, and BizSecure, Ixaya and the Company for 2022.

F-55

Three Months Ended March 31, 2021
(Unaudited)
Revenues	$413,644
Net loss	$(1,779,447)
Net loss per share	$(0.00)

Three Months Ended March 31, 2022
(Unaudited)
Revenues	$1,187,634
Net loss	$(12,304,705)
Net loss per share	$(0.01)

NOTE 5: REVENUE

The following table disaggregates the Company’s revenue by major source for the three months ended March 31, 2022 and 2021:

	Three Months Ended March 31,
	2022	2021
Revenue:
Services - Production	$826,552	$-
Services - Ixaya	18,384	-
Merchandise	1,477	154,104
Tickets	295,239	-
NFTs	1,063	-
Rental income	2,842	-
Other	1,577	-
	$1,147,134	$154,104

There were no significant contract asset or contract liability balances for all periods presented. The Company does not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less, and (ii) contracts for which we recognize revenue at the amount to which we have the right to invoice for services performed.

Collections of the amounts billed are typically paid by the customers within 30 to 60 days.

NOTE 6: FIXED ASSETS

As of March 31, 2022 and December 31, 2021, the Company has the following fixed assets:

	2022	2021
Non-residential property – 20 year-life	$345,497	$345,497
Equipment – 5 year-life	14,282	5,772
Furniture and fixtures – 5 year-life	16,307	16,307
Accumulated depreciation	(16,980)	(11,129)
	$359,106	$356,447

In June 2021, the Company purchased some equipment and furniture as well as a commercial property in the form of a suite at a luxury hotel. The Company is the owner of this suite and entered into a long-term rental agreement with the hotel to manage the property. The Company has use of the suite for 28 calendar days a year and will receive their proportionate income for the other days the suite is being used.

Depreciation expense for the three months ended March 31, 2022 was $5,851, as the property was placed into service on July 1, 2021.

F-56

NOTE 7: INTANGIBLE ASSETS AND GOODWILL

As of March 31, 2022 and December 31, 2021, the Company has the following intangible assets:

	2022	2021
Intellectual property - software – 5 year-life	$3,150,000	$-
Customer relationship – 5 year-life	275,000	-
Accumulated amortization	(91,716)	-
	$3,333,284	$-

In February 2022, the Company acquired intangible assets from BizSecure valued at $2,775,000, and in March 2022 in the acquisition of Ixaya acquired intangible assets valued at $650,000. There were no intangible assets as of December 31, 2021.

Amortization expense for the three months ended March 31, 2022 was $91,716.

As of March 31, 2022 and December 31, 2021, the Company has recorded goodwill as follows:

	2022	2021
Tickeri	$3,353,392	$3,353,392
Monster Creative	3,177,954	3,177,954
BizSecure	3,981,000	-
Ixaya	-	-
	$10,512,346	$6,531,346

In 2021, the Company evaluated ASC 350-20-50 for the goodwill associated with the two acquisitions. The Company determined that there was impairment of goodwill associated with the Tickeri acquisition of $16,733,272 and impairment of goodwill associated with the Monster Creative transaction of $5,470,150 to be recognized in the year ended December 31, 2021, as reflected in operating expenses under the line item Impairment - goodwill. In accordance with ASC 350-20-50-6 (a through d), the Company determined based on the qualitative factors surrounding the Tickeri and Monster Creative acquisitions, which include the foothold of Tickeri in the Latin population of the United States, the development of the Company’s website, and the fact that the former President of Tickeri became the CTO of HUMBL, as well as the services being provided by Monster Creative in production, and the services for both entities in the COVID pandemic, the fair value of Tickeri and Monster Creative did not equate to the value that was paid for these entities. As a result, we recognized the goodwill at the time of purchase for Tickeri, and re-evaluated the goodwill determination as of December 31, 2021 for both Tickeri and Monster Creative which resulted in additional impairment to be recognized. We determined the value based on the multiple of earnings on similar companies evaluated in the ticketing space and in the production space for Monster Creative. Since both Tickeri and Monster Creative services fall under the HUMBL Marketplace segment in 2021 (now Consumer division), the entire impairment of the goodwill is reflected in that segment. The Company has determined that no further impairment of goodwill for either of these two acquisitions was necessary during the three months ended March 31, 2022.

In 2022, the Company evaluated ASC 350-20-50 for the goodwill associated with the BizSecure and Ixaya acquisitions. The Company determined that there was impairment of goodwill associated with the Ixaya acquisition of $1,008,642 in the three months ended March 31, 2022. We determined the value of Ixaya’s intellectual property based on the multiple of earnings on similar companies evaluated in the blockchain technology space Since Ixaya services fall under the Commercial Division, the impairment of the goodwill for Ixaya is reflected in that division. The Company determined there was no indication of impairment for BizSecure as of March 31, 2022, as the assets purchased have contributed to significant enhancements to the HUMBL Pay app.

NOTE 8: INTANGIBLE ASSETS – DIGITAL ASSETS

In 2021, the Company purchased Ethereum, a digital asset to create NFTs for beta testing to determine whether they would be able to place them onto the HUMBL Marketplace’s NFT Gallery in addition to the NFTs others create that are on the NFT Gallery. The Company purchased $114,650 in digital currency in the year ended December 31, 2021. The Company expensed $133,660 in the digital currency to create NFTs as beta testing for future endeavors and for payment of expenses, received commissions on sales of NFTs of $8,400, reflected $34,570 in impairment of the intangible asset for digital currency, and recognized a gain on sale of digital assets of $47,875.

F-57

In 2022, the Company established a service to their HUMBL Pay app users. The “Buy Crypto, Earn Rewards” service enables HUMBL Pay app users the ability through a Company maintained digital asset wallet with Wyre to purchase digital assets (cryptocurrency) and earn rewards. These rewards are not paid by the Company, but by Wyre itself. As it can take 5 to 8 business days to physically settle funds in the Wyre wallet, there may be delays in digital assets being received by customers and the delivery of BLOCKS to BitGo. BitGo is a third-party custodian service that provides the custody for the customers’ BLOCKS. These timing differences occur, and on March 31, 2022, we had an unfunded liability of $219,733 related to the purchase of BLOCKS that had not yet been settled. The Company has restricted cash in the same amount of this liability. As of May 6, 2022, the entire liability has been settled and all BLOCKS has been delivered to the customers.

The BitGo account is not the Company’s account; however, represents the pool of all BLOCKS held by and allocated to HUMBL Pay users accounts. The users may choose to transfer the purchased BLOCKS to their individual wallets outside of HUMBL and as of March 31, 2022, approximately 25% of those users did transfer their BLOCKS.

In March 2022, the Company purchased an NFT for $406,046. The Company has evaluated the fair value of this NFT as of March 31, 2022 and has determined that there is no impairment necessary. The NFT will not be amortized as it is considered a non-statutory based digital asset. The NFT is considered a non-current asset while the other digital assets held by the Company are considered current assets. In March 2022, the Company’s CEO announced that he would contribute capital to pay for this NFT. The contribution occurred May 3, 2022.

In the three months ended March 31, 2022, the Company purchased $271,800 in digital currency expensed $41,420 in the digital currency for future endeavors and for payment of expenses, received commissions on sales of NFTs of $1,063, reflected $45,318 in impairment of the intangible asset for digital currency, and recognized a gain on sale of digital assets of $29,551. The Company also received a net $219,733 in digital currency to be used for the purchase of BLOCKS on behalf of HUMBL Pay users. The net amount was funded to the third-party wallet in April 2022 when all the funds cleared. This amount is reflected in the Consolidated Balance Sheet as an unfunded liability and restricted cash.

The value of the digital asset as of March 31, 2022 and December 31, 2021 is $438,104 (of which the value of the non-fungible token of $406,040 is considered a non-current asset) and $2,695, respectively.

The following table presents additional information about the Company’s digital asset holdings during the period ended March 31, 2022:

Digital Assets Owned By HUMBL:

Three Months Ended March 31, 2022	ETH	BTC	WETH	DAI	USDC	Total
Balance – January 1, 2022	$2,664	$28	$-	$-	$3	$2,695
Purchases of digital assets	271,800	-	-	-	-	271,800
Purchases of digital assets by customers in the HUMBL Pay App	-	-	-	-	574,313	574,313
Purchases of BLOCKS for HUMBL Pay users	(295,784)	-	-	-	(58,796)	(354,580)
Transfers	425,223	-	34,056	15,721	(475,000)	-
NFT commissions	1,063	-	-	-	-	1,063
NFT purchase	(338,104)	-	(23,590)	(14,094)	(30,252)	(406,040)
Advertising expenses	(34,784)	-	-	-	3,014	(31,770)
Conferences	(9,650)	-	-	-	-	(9,650)
Impairment – digital assets	(42,580)	-	(1,972)	(766)	-	(45,318)
Gain (loss) on disposal of digital assets	27,976	-	1,571	7	(3)	29,551
Balance – March 31, 2022	$7,824	$28	$10,065	$868	$13,279	$32,064
Digital Assets held at March 31, 2022	2.390693611	0.00093788	4	868.26	-	-

F-58

Digital Assets Owned By HUMBL Pay Users (SAB 121 disclosure):

Under SAB 121, companies are required to present the asset and liability at fair value for any crypto-assets and obligations to safeguard crypto-assets. The Company earns no revenue from providing this service to their customers. It is simply an added benefit that HUMBL Pay customers receive for using the app. The “Buy Crypto, Earn Rewards” service enables HUMBL Pay app users the ability through a Company maintained digital asset wallet with Wyre to purchase digital assets (cryptocurrency) and earn rewards. These rewards are not paid by the Company, but by Wyre itself. As it can take 5 to 8 business days to physically settle funds in Wyre, there may be delays in digital assets being received by customers and the delivery of BLOCKS to a BitGo. BitGo is a third-party custodian service that provides the custody for the customers’ BLOCKS. These timing differences occur, and on March 31, 2022, we had an unfunded liability of $219,733 related to the purchase of BLOCKS that had not yet been settled. The Company has restricted cash in the same amount of this liability. As of May 6, 2022, the entire liability has been settled and all BLOCKS has been delivered to the customers. Upon adoption of this guidance, the Company expects to reflect the asset and liability related to the digital assets held on the Company’s platform of approximately $1,000,000. We do not have any ownership or custody of the digital assets maintained on our platform. We engage the services of Wyre and BitGo to act as the custodians of the digital assets held on our platform.

NOTE 9: NOTE PAYABLE - BANK

On March 3, 2022 with the acquisition of Ixaya, the Company assumed a loan with Citibanamex. The loan is due in monthly payments of $7,110 MXN (approximately $350 US$) inclusive of interest and matures in July 2025. As of March 31, 2022, the Company has $14,305 outstanding under the loan. The Company has included $4,152 in current liabilities, and the balance of $10,153 in long-term liabilities.

NOTE 10: NOTES PAYABLE

The Company entered into notes payable as follows as of March 31, 2022 and December 31, 2021. The chart below does not include notes payable that were repaid or converted during 2021:

	2022	2021
Notes payable ($250,000 each), at 2% interest, maturing July 30, 2022; payments due at maturity	$500,000	$500,000

EIDL loan at 3.75% interest, maturing May 18, 2050 (assumed in the acquisition of Tickeri), no payments for 2 years, then monthly payments of $731 per month inclusive of interest	150,000	150,000

Total	650,000	650,000
Less: Current portion	(502,549)	(501,828)
Long-term debt	$147,451	$148,172

Maturities of notes payable for the next five years as of March 31 are as follows:
2023	$502,549
2024	2,856
2025	2,981
2026	3,095
2027	3,213
Thereafter	135,306
$650,000

In the acquisition of Tickeri, the Company assumed a PPP loan and an EIDL loan. The PPP loan was repaid in its entirety in the year ended December 31, 2021. In the acquisition of Monster a $66,117 PPP loan was forgiven in the year ended December 31, 2021 and the forgiveness of this debt is reflected in other income. Interest expense for the three months ended March 31, 2022 and 2021 was $3,853 and $789, respectively. Accrued interest at March 31, 2022 was $18,003.

F-59

NOTE 11: NOTES PAYABLE – RELATED PARTIES

The Company entered into notes payable as follows as of March 31, 2022 and December 31, 2021:

	2022	2021
Notes payable ($5,000,000 each), at 5% interest, maturing December 3, 2022 for acquisition of Tickeri (see Note 4) with the two principals of Tickeri, one of which is an officer of the Company as well; payments due at maturity	$10,000,000	$10,000,000

Notes payable ($435,000 and $65,000), at 5% interest, originally maturing April 1, 2022, extended to the earlier of July 1, 2022 or 30 days past the effectiveness of a registration statement on Form S-1 for the acquisition of Monster (see Note 4) with the two principals of Monster; payments due at maturity (increased note balance by $9,000 to the two noteholders for the extension which did not constitute a material modification of a debt instrument)	500,000	500,000

Notes payable ($271,250 and $215,000), at 3% interest, maturing December 31, 2022, with family relatives of the two principals of Monster; payments due at maturity	486,250	486,250

Note payable with a company whose managing member is related to an officer and director of the Company, at 4% interest, maturing February 22, 2025, payment due at maturity	3,000,000	-

Note payable with a company whose managing member is related to an officer and director of the Company, at 4% interest, maturing March 31, 2025, payment due at maturity	1,500,000	-

Advance – officer – Ixaya, on demand, no interest	10,671	-

Total	15,496,921	10,986,250
Less: Current portion	(10,996,921)	(10,986,250)
Long-term debt	$4,500,000	$-

Maturities of notes payable – related parties as of March 31 is as follows:
2023	$10,996,921
2024	-
2025	4,500,000
$15,496,921

Interest expense for the three months ended March 31, 2022 and 2021 was $145,049 and $0, respectively. Accrued interest at March 31, 2022 was $453,987.

F-60

NOTE 12: CONVERTIBLE PROMISSORY NOTES

The Company entered into convertible promissory notes as follows as of March 31, 2022 and December 31, 2021:

	2022	2021
Convertible note, at 8% interest, maturing December 23, 2022 convertible into common shares at $0.60 per share	$-	$112,500

Convertible note, at 8% interest, maturing December 23, 2022 convertible into common shares at $0.60 per share	-	112,500

Convertible note at 10% interest, maturing July 14, 2022 convertible into common shares at $3.15 per share ($300,000 original issue discount)	3,300,000	3,300,000

Convertible note at 8% interest, maturing March 13, 2023 convertible into common shares at $1.00 per share ($7,500 original issue discount)	-	382,500

Convertible note at 8% interest, maturing March 13, 2023 convertible into common shares at $1.00 per share ($8,250 original issue discount)	-	420,750

Convertible note at 8% interest, maturing March 17, 2023 convertible into common shares at $1.00 per share ($20,000 original issue discount)	1,020,000	1,020,000

Convertible note at 8% interest, maturing March 19, 2023 convertible into common shares at $1,00 per share ($9,750 original issue discount)	-	497,250

Convertible note at 8% interest, maturing March 19, 2023 convertible into common shares at $1.00 per share ($1,500 original issue discount)	-	76,500

Convertible note at 8% interest, maturing March 19, 2023 convertible into common shares at $1.00 per share ($3,000 original issue discount)	-	153,000

Convertible note at 8% interest, maturing April 21, 2023 convertible into common shares at $1.00 per share ($7,500 original issue discount)	-	382,500

Convertible note at 8% interest, maturing April 21, 2023 convertible into common shares at $1.00 per share ($7,500 original issue discount)	-	382,500

Convertible note at 8% interest, maturing June 30, 2023 convertible into common shares at $0.90 per share ($3,000 original issue discount)	-	153,000

Convertible note at 8% interest, maturing September 12, 2023 convertible into common shares at $0.60 per share ($6,000 original issue discount)	-	306,000
	4,320,000	7,299,000
Less: Discounts	(83,278)	(1,674,175)
Total	$4,236,722	$5,624,825

F-61

On April 14, 2021 we received bridge financing in the form of a loan in the principal amount of $3,300,000 from Brighton Capital Partners, LLC (“Brighton Capital” or “BCP”) for which we issued them a convertible promissory note due 15 months after April 14, 2021 (July 14, 2022). The note bears interest at 10% per annum and is convertible at Brighton Capital’s election at a fixed price of $3.15 per share. The Company recognized a $300,000 original issue discount at inception of this convertible note.

Under the terms of the note, Brighton Capital has a right of redemption commencing on the earlier of an effective date of a Registration Statement and the 12-month anniversary of the note, to cause us to redeem all or any portion of the note in cash or shares of our common stock, at the Company’s election.

Any redemption with shares of our common stock shall be at the “market price” which is defined as 80% of our lowest closing trade price for the 10 consecutive trading days prior to the date on which the market price is measured. The note was to serve as a bridge loan to a $50,000,000 Equity Financing Agreement (“EFA”), which was terminated on October 26, 2021. The Company recognized a beneficial conversion feature on this note in the amount of $3,300,000.

On October 26, 2021, the Company and BCP agreed to terminate the Equity Financing Agreement. The Company agreed to issue shares for the termination of the EFA in the registration statement they file.

On May 13, 2021, the Company issued a convertible promissory note to investors for $382,500 with an original issue discount of $7,500, for a term of twenty-two months maturing March 13, 2023. In addition, the Company issued warrants to the same investors to purchase up to 750,000 warrant shares with the convertible note. The Company recognized a $7,500 original issue discount and $257,531 debt discount at inception of this convertible note. This note was exchanged for shares of common stock along with all accrued interest on March 31, 2022.

On May 13, 2021, the Company issued a convertible promissory note to an investor for $420,750 with an original issue discount of $8,250, for a term of twenty-two months maturing March 13, 2023. In addition, the Company issued a warrant to the same investor to purchase up to 825,000 warrant shares with the convertible note. The Company recognized a $8,250 original issue discount and $283,284 debt discount at inception of this convertible note. This note was exchanged for shares of common stock along with all accrued interest on March 31, 2022.

On May 17, 2021, the Company issued a convertible promissory note to an investor for $1,020,000 with an original issue discount of $20,000, for a term of twenty-two months maturing March 17, 2023. The Company recognized a $20,000 original issue discount at inception of this convertible note.

On May 19, 2021, the Company issued a convertible promissory note to an investor for $497,250 with an original issue discount of $9,750, for a term of twenty-two months maturing March 19, 2023. In addition, the Company issued a warrant to the same investor to purchase up to 975,000 warrant shares with the convertible note. The Company recognized a $9,750 original issue discount and $317,561 debt discount at inception of this convertible note. This note was exchanged for shares of common stock along with all accrued interest on March 31, 2022.

On May 19, 2021, the Company issued a convertible promissory note to an investor for $76,500 with an original issue discount of $1,500, for a term of twenty-two months maturing March 19, 2023. In addition, the Company issued a warrant to the same investor to purchase up to 150,000 warrant shares with the convertible note. The Company recognized a $1,500 original issue discount and $48,855 debt discount at inception of this convertible note. This note was exchanged for shares of common stock along with all accrued interest on March 31, 2022.

On May 19, 2021, the Company issued a convertible promissory note to an investor for $153,000 with an original issue discount of $3,000, for a term of twenty-two months maturing March 19, 2023. In addition, the Company issued a warrant to the same investor to purchase up to 300,000 warrant shares with the convertible note. The Company recognized a $3,000 original issue discount and $97,711 debt discount at inception of this convertible note. This note was exchanged for shares of common stock along with all accrued interest on March 31, 2022.

F-62

On June 21, 2021, the Company issued a convertible promissory note to an investor for $382,500 with an original issue discount of $7,500, for a term of twenty-two months maturing April 21, 2023. In addition, the Company issued a warrant to the same investor to purchase up to 750,000 warrant shares with the convertible note. The Company recognized a $7,500 original issue discount and $274,172 debt discount at inception of this convertible note. The Company recognized a BCF discount in the amount of $100,828 on this convertible note that is being amortized over the life of the convertible note. This note was exchanged for shares of common stock along with all accrued interest on March 31, 2022.

On June 21, 2021, the Company issued a convertible promissory note to an investor for $382,500 with an original issue discount of $7,500, for a term of twenty-two months maturing April 21, 2023. In addition, the Company issued a warrant to the same investor to purchase up to 750,000 warrant shares with the convertible note. The Company recognized a $7,500 original issue discount and $274,172 debt discount at inception of this convertible note. The Company recognized a BCF discount in the amount of $100,828 on this convertible note that is being amortized over the life of the convertible note. This note was exchanged for shares of common stock along with all accrued interest on March 31, 2022.

On August 30, 2021, the Company issued a convertible promissory note to an investor for $153,000 with an original issue discount of $3,000, for a term of twenty-two months maturing June 30, 2023. In addition, the Company issued a warrant to the same investor to purchase up to 375,000 warrant shares with the convertible note. The Company recognized a $3,000 original issue discount and $102,486 debt discount at inception of this convertible note. This note was exchanged for shares of common stock along with all accrued interest on March 31, 2022.

On November 12, 2021, the Company issued a convertible promissory note to an investor for $306,000 with an original issue discount of $6,000, for a term of twenty-two months maturing September 12, 2023. In addition, the Company issued a warrant to the same investor to purchase up to 1,000,000 warrant shares with the convertible note. The Company recognized a $6,000 original issue discount and $197,791 debt discount at inception of this convertible note. This note was exchanged for shares of common stock along with all accrued interest on March 31, 2022.

Maturities of convertible promissory notes for the next two years as of March 31 are as follows (with discount):

2023	$3,300,000
2024	1,020,000
$4,320,000

The Company recognized $0 and $2,055,219 in original issue discounts, debt discounts and BCF discounts on the convertible notes in the three months ended March 31, 2022 and year ended December 31, 2021 (none in the three months ended March 31, 2021). The Company evaluated the terms of the convertible notes and warrant agreements and determined that there were no terms that would necessitate the recognition of any derivative liabilities. The Company is amortizing the debt discounts over the life of the convertible notes based on the effective interest method.

Interest expense for the three months ended March 31, 2022 and 2021 was $159,654 and $4,438, respectively. Amortization of debt discount, original issue discount and BCF discount was $340,370 and $20,597 for the three months ended March 31, 2022 and 2021, respectively. Accrued interest at March 31, 2022 was $387,651.

On March 31, 2022, the Company entered into exchange agreements with most of their convertible note holders to exchange $2,979,000 of notes payable and $197,804 of accrued interest on those notes into 37,374,170 shares of common stock.

NOTE 13: CONVERTIBLE PROMISSORY NOTES – RELATED PARTIES

The Company entered into convertible promissory notes as follows as of March 31, 2022 and December 31, 2021:

	2022	2021
Convertible note at 5% interest, maturing December 31, 2022 convertible into common shares at $1.20 per share (two notes – one for $6,525,000 and one for $975,000) for the acquisition of Monster Creative, LLC (see Note 4) with the two principals of Monster; payments due at maturity	$7,500,000	$7,500,000
	7,500,000	7,500,000
Less: Current portion	(7,500,000)	(7,500,000)
Total	$-	$-

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Maturities of convertible promissory notes – related parties as of March 31 are as follows:

2023	$7,500,000
$7,500,000

On June 30, 2021, the Company acquired Monster Creative, LLC. The Monster Purchase Price included: (a) a convertible note to Phantom Power, LLC in the amount of $6,525,000 that bears interest at 5% per annum, and matures December 31, 2022, convertible into the Company’s common stock at $1.20 per share; and (b) a convertible note to Kevin Childress in the amount of $975,000 that bears interest at 5% per annum, and matures December 31, 2022, convertible into the Company’s common stock at $1.20 per share.

The Company evaluated the terms of the convertible notes and determined that there were no terms that would necessitate the recognition of any derivative liabilities.

Interest expense for the three months ended March 31, 2022 and 2021 was $92,466 and $0, respectively, and accrued interest as of March 31, 2022 was $281,507.

NOTE 14: STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred Stock

As of March 31, 2022 and December 31, 2021, the Company has 10,000,000 shares of Preferred Stock authorized, designated as follows: 7,000,000 shares of Series A Preferred Stock authorized, and 570,000 shares of Series B Preferred Stock authorized. All shares of preferred stock have a par value of $0.00001.

On October 29, 2021, the Series B Preferred Stock had their authorized shares reduced from 900,000 shares to 570,000 and the 150,000 shares of Series C Preferred Stock were cancelled.

Series A Preferred Stock

Dividends. Shares of Series A Preferred Stock shall be entitled to receive, out of funds legally available for that purpose, on the same terms and conditions as that of holders of common stock, as may be declared by the Board of Directors.

Conversion. There are no conversion rights.

Redemption. Subject to certain conditions set forth in the Series A Certificate of Designation, in the event of a Change of Control (defined in the Series A Certificate of Designation as the time at which as a third party not affiliated with the Company or any holders of the Series A Preferred Stock shall have acquired, in one or a series of related transactions, equity securities of the Company representing more than fifty percent 50% of the outstanding voting securities of the Company), the Company, at its option, will have the right to redeem all or a portion of the outstanding Series A Preferred Stock in cash at a price per share of Series A Preferred Stock equal to 100% of the liquidation value.

Voting Rights. Holders of Series A Preferred Stock are entitled to vote on all matters, together with the holders of common stock, and have the equivalent of one thousand (1,000) votes for every share of Series A Preferred Stock held.

Liquidation. Upon any liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the liquidation value of the Series A Preferred Stock before any distribution or payment shall be made to the holders of any junior securities, and if the assets of the Company is insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series A Preferred Stock shall be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

The 7,000,000 shares were issued to a former officer of the Company and assigned to the new CEO at the time of the reverse merger of HUMBL.

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Series B Preferred Stock

Prior to the amendment of the Certificate of Incorporation on October 29, 2021, the criteria established for the Series B Preferred Stock was as follows:

Dividends. Shares of Series B Preferred Stock shall be entitled to receive, out of funds legally available for that purpose, on the same terms and conditions as that of holders of common stock, as may be declared by the Board of Directors.

Conversion. Each share of Series B Preferred Stock shall be convertible at the option of the holder thereof at any time after December 3, 2021 at the office of the Company or any transfer agent for such stock, into ten thousand (10,000) fully paid and nonassessable shares of common stock subject to adjustment for any stock split or distribution of securities or subdivision of the outstanding shares of common stock.

Redemption. Subject to certain conditions set forth in the Series B Certificate of Designation, in the event of a Change of Control (defined in the Series B Certificate of Designation as the time at which as a third party not affiliated with the Company or any holders of the Series B Preferred Stock shall have acquired, in one or a series of related transactions, equity securities of the Company representing more than fifty percent 50% of the outstanding voting securities of the Company), the Company, at its option, will have the right to redeem all or a portion of the outstanding Series B Preferred Stock in cash at a price per share of Series B Preferred Stock equal to 100% of the liquidation value.

Voting Rights. Holders of Series B Preferred Stock are entitled to vote on all matters, together with the holders of common stock, and have the equivalent of ten thousand (10,000) votes for every share of Series B Preferred Stock held.

Liquidation. Upon any liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary, the holders of Series B Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the liquidation value of the Series B Preferred Stock before any distribution or payment shall be made to the holders of any junior securities, and if the assets of the Company is insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series B Preferred Stock shall be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

HUMBL exchanged 100% of their membership interests for 552,029 shares of newly created Series B Preferred Stock. The Series B Preferred shares were issued to the respective members of HUMBL following the approval by FINRA of the one-for-four reverse stock split of the common shares and the increase in the authorized common shares to 7,450,000,000 shares. The FINRA approval for both the increase in the authorized common shares and reverse stock split occurred on February 26, 2021. These shares that were issued in the reverse merger had a value of $39,967.

These shares have a lock-up provision that prevents the holders to convert into common stock for a period of one-year from the date of the merger of December 3, 2020, with the exception of those held by the CEO who has a two-year lock up provision. In addition, officers and directors that received these shares are subject to strict selling limitations, where the number of shares sold within the preceding three months cannot exceed the greater of: (a) 1% of the total outstanding common shares; and (b) the average weekly reported trading volume for the previous four weeks.

On February 26, 2021, the Company issued 493 shares of Series B Preferred Stock for services rendered that were cancelled. On April 15, 2021, the Company revised their issuances and issued with an effective date of March 31, 2021, 2,272 Series B Preferred shares for services rendered. Of the 2,272 shares issued, 528 are vested immediately, 1,219 are vested over one year, and 525 are vested over two years. The vesting period commenced January 1, 2021. All of the Series B Preferred Shares issued have one-year lock up provisions to convert into common stock from the date of the merger of December 3, 2020. For the three months ended March 31, 2022 and year ended December 31, 2021, the Company expensed $4,375 and $401,900 for these Series B Preferred grants.

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Between May 3 and May 6, 2021, the Company’s CEO converted 79,625,000 shares of common stock into 7,962 Series B Preferred shares. These shares are subject to a lock-up provision whereby the CEO has agreed not to convert these Series B shares to common for a period of two years.

On July 6, 2021, the CEO of the Company cancelled 9,350 shares of Series B Preferred Stock (93,500,000 if converted into common stock) for no consideration.

On November 19, 2021, the Company paid $215, to redeem 215 Series B Preferred Shares.

In December 2021, there were 7,939 Series B Preferred shares converted into 79,390,000 common shares.

On March 17, 2022, the CEO of the Company cancelled 4,900 shares of Series B Preferred Stock (49,000,000 if converted into common stock) for no consideration.

During the three months ended March 31, 2022, there were 22,064 Series B Preferred shares converted into 220,640,000 common shares.

As of March 31, 2022, the Company has 517,795 shares of Series B Preferred Stock issued and outstanding.

On October 29, 2021, the Company by Board consent approved an amendment to their Certificate of Amendment for the Series B Preferred Stock to (a) reduce the number of authorized shares of Series B Preferred stock to 570,000 and (b) for Series B Preferred shareholders holding greater than 750 shares of Series B Preferred Stock, for the calendar months of December 2021 and January 2022, Series B Preferred shareholders shall not have the right, whether by election, operation of law, or otherwise, to convert into Common Stock shares of Series B Preferred stock constituting more than 5% of the total number of Series B Preferred shares held by them; and for each of the calendar months from February 2022 to May 2023, the percentage that the Series B Preferred shareholder may convert is 3% of the total number of Series B Preferred shares held by them. This action was approved by Series B Shareholder consent.

Common Stock

The Company has 7,450,000,000 shares of common stock, par value $0.00001, authorized. The Company has 1,317,065,639 and 1,023,039,433 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively. The Company on February 26, 2021 increased its authorized shares from 5,000,000,000 to 7,450,000,000 shares.

In March 2021 there was an adjustment for 41,156 shares of common stock from the reverse stock split on February 26, 2021.

On April 26, 2021, the Company, issued 437,500 for the acquisition of the Chile country rights. The value of this transaction was $1,000,000 received in cash.

Between May 3 and May 6, 2021, the Company’s CEO converted 79,625,000 shares of common stock into 7,962 Series B Preferred shares. These shares are subject to a lock-up provision whereby the CEO has agreed not to convert these Series B shares to common for a period of two years.

On June 3, 2021, the Company issued 9,345,794 shares of common stock valued at $10,000,000 using the 10-day VWAP price as part of the consideration for Tickeri. These shares were issued to the two principals of Tickeri.

On June 30, 2021, the Company issued 1,000,000 shares of common stock in settlement of a liability.

In December 2021, there were 7,939 Series B Preferred shares converted into 79,390,000 common shares.

During the year ended December 31, 2021, the Company issued 18,272,540 shares of common stock to consultants and advisors for services. These shares were valued at the market price of the Company’s common stock on the respective dates of issuance. These shares will be expensed as stock-based compensation expense through June 30, 2025. In addition, the Company committed to issue an additional 1,318,926 common shares that have a value of $676,408 for services rendered and to be rendered through February 2022. For the year ended December 31, 2021, the Company expensed $6,521,095, and $6,066,881 is yet to be expensed and is reflected as an offset to additional paid in capital as of December 31, 2021.

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In the three months ended March 31, 2022, the Company: (a) issued 4,000,000 shares in a settlement; (b) 10,000,000 shares in the exercise of warrants; (c) 13,200,000 shares in the asset purchase of BizSecure (also granted 26,800,000 restricted stock units in this acquisition); (d) 8,962,036 shares in the acquisition of Ixaya; (e) 675,000 shares for services rendered; (f) 37,374,170 shares issued for the exchange of notes payable and accrued interest; and (g) 220,640,000 shares issued in conversion of 22,064 Series B Preferred stock. In addition, the Company cancelled 825,000 shares.

During the three months ended March 31, 2022, the Company expensed $1,440,464 related to shares issued to consultants and advisors for services as noted above, leaving $4,626,417 of stock-based compensation yet to be expensed as of March 31, 2022. The Company has reduced their obligation to issue common stock by 1,120,176 shares and as of March 31, 2022 has an obligation to issue 198,750 shares valued at $26,831. These shares were issued in April 2022.

Stock Incentive Plan

On July 21, 2021, the Company established the HUMBL, Inc. 2021 Stock Incentive Plan (the “Plan”) for a total issuance not to exceed 20,000,000 shares of common stock. The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Company, and (ii) enabling the Company to attract, retain and reward the best-available persons.

The Plan permits the granting of Stock Options (including incentive stock options qualifying under Code Section 422 and nonqualified stock options), Stock Appreciation Rights, restricted or unrestricted Stock Awards, Restricted Stock Units, Performance Awards, other stock-based awards, or any combination of the foregoing.

Warrants

On December 4, 2020, the Company granted 250,000,000 warrants to two separate holders at a price of $400,000. These warrants have a term of 2 years and are exercisable into shares of common stock at a price of $0.20 per share. In October 2021, 20,000,000 of these warrants have been exercise for $4,000,000.

On December 23, 2020, the Company granted 12,500,000 warrants which were part of a country rights option HUMBL granted. These warrants have a term of 1 year and are exercisable into shares of common stock at a price of $1.00 per share.

On December 23, 2020, the Company entered into two separate convertible note agreements that are convertible into shares of common stock at $0.60 per share. The note holders were each granted 112,500 warrants under the convertible note agreements. These warrants have a term of 2 years and are exercisable into shares of common stock at a price of $1.00 per share.

On May 13, 2021, the Company entered into two separate convertible note agreements that are convertible into shares of common stock at $1.00 per share. The note holders were granted 1,575,000 warrants under the convertible note agreements. These warrants have a term of 2 years and are exercisable into shares of common stock at a price of $1.00 per share. The relative fair value of the warrants of $540,815 was recognized as a debt discount and is being amortized over the life of the convertible notes.

On May 19, 2021, the Company entered into three separate convertible note agreements that are convertible into shares of common stock at $1.00 per share. The note holders were granted 1,425,000 warrants under the convertible note agreements. These warrants have a term of 2 years and are exercisable into shares of common stock at a price of $1.00 per share. The relative fair value of the warrants of $464,127 was recognized as a debt discount and is being amortized over the life of the convertible notes.

On May 21, 2021, the Company entered into a consulting agreement and granted 25,000,000 warrants under this agreement. The warrants have a term of 5 years and expire May 21, 2026. The value of the warrants is $19,132,393 and is being expensed over the 5 year period. The Company expensed $2,337,341 for the year ended December 31, 2021 for these warrants.

On June 21, 2021, the Company entered into two separate convertible note agreements that are convertible into shares of common stock at $1.00 per share. The note holders were granted 1,500,000 warrants under the convertible note agreements. These warrants have a term of 2 years and are exercisable into shares of common stock at a price of $1.00 per share. The relative fair value of the warrants of $548,344 was recognized as a debt discount and is being amortized over the life of the convertible notes.

On August 30, 2021, the Company entered into a convertible note agreement that is convertible into shares of common stock at $0.90 per share. The note holder was granted 375,000 warrants under the convertible note agreement. These warrants have a term of 2 years. The relative fair value of the warrants of $102,486 was recognized as a debt discount and is being amortized over the life of the convertible notes.

F-67

On October 6, 2021, the Company entered into a consulting agreement and granted 6,000,000 warrants under this agreement. The warrants have a term of 4 years and expire September 30, 2025. The warrants vest as follows: 750,000 per quarter for the quarters ended December 31, 2021, March 31, 2022, June 30, 2022 and September 30, 2022; 1,000,000 upon release of a fully functional cryptocurrency wallet by December 31, 2021, which criteria was satisfied; and 2,000,000 upon the completion of peer-to-peer in the mobile application by March 31, 2022. The Company has expensed $1,146,998 with respect to these warrants for the year ended December 31, 2021.

On November 12, 2021, the Company entered into a convertible note agreement that is convertible into shares of common stock at $0.60 per share. The note holder was granted 1,000,000 warrants under the convertible note agreement. These warrants have a term of 2 years. The relative fair value of the warrants of $197,791 was recognized as a debt discount and is being amortized over the life of the convertible notes.

On December 31, 2021, the Company entered into a consulting agreement and granted 1,500,000 warrants under this agreement. The warrants have a term of 2 years and expire December 31, 2023. The warrants vest as follows: 500,000 immediately and 250,000 quarterly through December 31, 2022. The Company has expensed $112,410 with respect to these warrants for the year ended December 31, 2021.

On December 31, 2021, the Company entered into a consulting agreement and granted 2,500,000 warrants under this agreement. The warrants have a term of 2 years and expire December 31, 2023. The warrants vest as follows: 750,000 immediately and 150,000 monthly through December 31, 2022. The Company has expensed $168,615 with respect to these warrants for the year ended December 31, 2021.

The following represents a summary of the warrants:

	Three Months Ended March 31, 2022		Year Ended December 31, 2021
	Number	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
Beginning balance	283,650,000	$0.32627	262,725,000	$0.23875

Granted	-	-	40,925,000	0.82643
Exercised	(10,000,000)	0.20	(20,000,000)	0.20
Forfeited	-	-	-	-
Expired	-	-	-	-
Ending balance	273,650,000	$0.33088	283,650,000	$0.32627
Intrinsic value of warrants	$-		$18,400,000
Weighted Average Remaining Contractual Life (Years)	1.95		2.19

As of March 31, 2022, 255,050,000 warrants are vested.

For the three months ended March 31, 2022 and 2021, the Company incurred stock-based compensation expense of $3,270,349 and $0, respectively for the warrants in accordance with ASC 718-10-50-1 and ASC 718-10-50-2. The fair value of the grants were calculated based on the black-scholes calculation using the assumptions reflected in the chart below for both the service-based grants and the performance-based grants.

As of March 31, 2022, there remains unrecognized stock-based compensation expense related to these warrants of $17,411,672 comprising of service-based grants through June 30, 2026.

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Options

On October 26, 2021, the Company granted 630,000 stock options to employees. These options have a term of 10 years and are exercisable into shares of common stock at a price of $0.70 per share. As of March 31, 2022, none of the stock options are vested.

	Three Months Ended March 31, 2022		Year Ended December 31, 2021
	Number	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
Beginning balance	630,000	$0.70	-	$-

Granted	-	-	630,000	0.70
Exercised	-	-	-	-
Forfeited	-	-	-	-
Expired	-	-	-	-
Ending balance	630,000	$0.70	630,000	$0.70
Intrinsic value of warrants	$-		$-
Weighted Average Remaining Contractual Life (Years)	9.57		9.82

For the three months ended March 31, 2022 and 2021, the Company incurred stock-based compensation expense of $36,750 and $0, respectively for the options in accordance with ASC 718-10-50-1 and ASC 718-10-50-2. The fair value of the grants were calculated based on the black-scholes calculation using the assumptions reflected in the chart below for the service-based grants.

Changes to these inputs could produce a significantly higher or lower fair value measurement. The fair value of each option/warrant is estimated using the Black-Scholes valuation model. The following assumptions were used for the periods as follows:

	Three Months Ended	Year Ended
	March 31, 2022	December 31, 2021
Expected term	-	2-10
Expected volatility	-%	182-409%
Expected dividend yield	-	-
Risk-free interest rate	-%	0.10-0.58%

Restricted Stock Units (RSUs)

On February 12, 2022, the Company granted 26,800,000 RSUs in the acquisition of the asserts of BizSecure. These RSUs commence vesting on April 1, 2022.

	Three Months Ended March 31, 2022		Year Ended December 31, 2021
	Number	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
Beginning balance	-	$-	-	$-

Granted	26,800,000	0.1689	-	-
Exercised	-	-	-	-
Forfeited	-	-	-	-
Vested	-	-	-	-
Ending balance	26,800,000	$0.1689	-	$-

For the three months ended March 31, 2022 and 2021, the Company expensed $0 and $0, respectively for the RSUs.

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NOTE 15: RELATED-PARTY TRANSACTIONS

Since May 13, 2019 when HUMBL was incorporated, they relied on entities that had common ownership to HUMBL for either assistance with payment of bills or for services rendered to assist HUMBL in bringing their products to market. The Company has not relied on these entities since early 2021 for this assistance. The amounts were largely for shared services that have ceased in 2021. The Company had recorded $0 and $15,200 in the three months ended March 31, 2022 and 2021 that were recorded in development costs.

In May 2022, the Company’s CEO contributed $406,040 to pay for the purchase of the NFT that is reflected as a non-current asset on the Company’s consolidated balance sheet.

NOTE 16: COUNTRY RIGHTS OPTION

Tuigamala Group Pty Ltd

On December 23, 2020, the Company and Tuigamala Group Pty Ltd, an Australian corporation (“TGP”), entered into a Securities Purchase Agreement whereby TGP agreed to purchase an option to purchase territory rights to 15 countries in the Oceania region (“Option”). The purchase price for this Option was $5,600,000, payable in two payments. The initial payment was $600,000 and was paid on December 23, 2020. The second payment of $5,000,000 was due on or before March 31, 2021.

In addition to receiving the Option, TGP was granted a warrant to purchase 12,500,000 shares of common stock of the Company at an exercise price of $1.00 per share. The warrant expires two-years from the grant date, December 23, 2021. As the warrant and the Option were granted for one price, the Company calculated the relative fair values of each instrument and recognized $556,757 of the $600,000 paid as the value of the warrant, and the remaining $43,243 as the value of the Option, which is reflected as deferred revenue on the Consolidated Balance Sheet as the criteria for revenue recognition under ASC 606 has not been satisfied to be recognized as revenue as of December 31, 2020. There was no guarantee that TGP would be able to make the second payment under the Option by the deadline of March 31, 2021.

On February 26, 2021, the Company and TGP entered into a term sheet to revise the Option. The revised terms of the Option are that the Company would form a subsidiary in the Oceania region. TGP would purchase a 35% ownership interest in the subsidiary and 3,750,000 shares of common stock for an aggregate purchase price of $15,000,000. The subsidiary shares and common shares would be purchased as follows: (a) by March 31, 2021, 1,250,000 shares will be issued for $5,000,000 and 33.33% of the subsidiary shares are to be sold to TGP; and (b) by September 30, 2021 with reasonable extensions to be determined, 2,500,000 shares will be issued for $10,000,000 and the remaining 66.66% of the subsidiary shares are to be sold to TGP. As a result of the revised terms, the $600,000 paid on December 23, 2020, will be used in its entirety to pay for the warrants described below, and the deferred revenue recognized will be reflected as additional paid in capital on February 26, 2021.

The Company and TGP were unable to come to agreement on new terms of this transaction and as of April 14, 2021 have terminated negotiations. TGP still owns the warrants received in December 2020. The Company is not obligated to return any of the $600,000 received on December 23, 2020.

These warrants were assigned to Archumbl Pty Ltd. in May 2021.

Aurea Group

On March 15, 2021 we entered into a Securities Purchase Agreement with HUMBL CL SpA (“HUMBL CL”), an affiliate of Aurea Group Ventures (“Aurea Group”), a Chilean multi-family office, under which Aurea Group purchased shares of our common stock in return for exclusive country rights to Chile of our HUMBL products for a purchase price of up to $7,500,000.

Under the terms of the Securities Purchase Agreement, HUMBL CL agreed to purchase 437,500 shares of our common stock for $1,000,000. The payment for these shares was due on or before March 30, 2021 but as a result of restrictions imposed due to COVID-19 was paid in two tranches of $500,000 each on April 5, 2021 and April 6, 2021. In addition, HUMBL CL also received the right to purchase 1,562,500 shares of HUMBL common stock for $6,500,000 by December 31, 2021 and to receive a 35% equity interest in a Chilean subsidiary HUMBL intends to form to conduct its operations in Chile.

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The Securities Purchase Agreement provides that if HUMBL CL exercises its right to purchase the subsidiary interest, it will receive 35% of the profits from operations of the HUMBL family of products in Chile. In addition, HUMBL CL also received a right of first refusal with respect to regional or country rights sales in Latin America.

On January 3, 2022, the Company entered into a Settlement Agreement with HUMBL CL whereby HUMBL issued HUMBL CL 4,000,000 shares of common stock and HUMBL CL agreed to waive its right to purchase the Latin America territory rights.

The Company is still working with Aurea Group on Latin American business development opportunities for their products in key verticals such as: banking, merchant and financial services, real estate, hospitality, tourism, sports, festivals, entertainment and ticketing services in the region.

NOTE 17: SEGMENT REPORTING

The Company follows the provisions of ASC 280-10 Disclosures about Segments of an Enterprise and Related Information. This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making operating decisions.

For 2021, the Company established three distinct operating segments: HUMBL Marketplace; HUMBL Pay; and HUMBL Financial. Most of the operations for the year ended December 31, 2021 were conducted in North America. Commencing January 1, 2022, the Company simplified their business model to segment their business into two distinct divisions: Consumer and Commercial. The 2021 segments were all considered part of the consumer division.

Less than 3-4% of the Company’s sales are from outside of North America, therefore the Company has determined that segment reporting by geographic location was not necessary. In the future, the Company will continue to monitor their activity by region to determine if it is feasible to report segment information by location.

Year Ended March 31, 2022	Consumer	Commercial	Total
Segmented operating revenues	$1,128,750	$18,384	$1,147,134
Cost of revenues	506,135	14,835	520,970
Gross profit	622,615	3,549	626,164
Total operating expenses net of depreciation, amortization and impairment	9,517,771	458,059	9,975,830
Depreciation, amortization and impairment	46,053	1,105,476	1,151,529
Other expenses (income)	1,966,758	(2,608)	1,964,150
(Loss) from continuing operations	$(10,907,967)	$(1,557,378)	$(12,465,345)
Segmented assets as of March 31, 2022
Property and equipment, net	$359,106	$-	$359,106
Intangible assets	$-	$3,333,284	$3,333,284
Intangible assets – digital assets	$32,064	$406,040	$438,104
Goodwill	$6,531,346	$3,981,000	$10,512,346
Capital expenditures	$8,510	$-	$8,510

F-71

Three Months Ended March 31, 2021	HUMBL Pay	HUMBL Marketplace	HUMBL Financial	Total
Segmented operating revenues	$-	$154,104	$-	$154,104
Cost of revenues	-	104,743	-	104,743
Gross profit	-	49,361	-	49,361
Total operating expenses net of depreciation and amortization	841,719	365,875	-	1,207,594
Depreciation and amortization	-	-	-	-
Other (income) expense	12,912	7,748	-	20,660
Income (loss) from continuing operations	$(854,631)	$(324,262)	$-	$(1,436,862)
Segmented assets as of March 31, 2021
Property and equipment, net	$-	$-	$-	$-
Intangible assets, net	$-	$-	$-	$-
Capital expenditures	$-	$-	$-	$-

The HUMBL Financial sector is reflected in discontinued operations on the consolidated statement of operations for the three months ended March 31, 2021.

NOTE 18: SUBSEQUENT EVENTS

In the period April 1, 2022 through May 11, 2022, the Company issued 151,650,000 shares of common stock in the conversion of 15,165 shares of Series B Preferred stock.

In April 2022, the Company issued 198,750 shares of common stock that were accrued as of March 31, 2022 in the Obligation to Issue Common Stock.

In May 2022, the Company’s CEO contributed $406,040 to pay for the purchase of the NFT that is reflected as a non-current asset on the Company’s consolidated balance sheet.

F-72

HUMBL, INC.

PRO FORMA UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements give effect to the acquisition of Tickeri, Inc. (“Tickeri”) on June 3, 2021, the acquisition of Monster Creative, LLC (“Monster”) on June 30, 2021, the acquisition of BizSecure, Inc. (“BizSecure”) on February 12, 2022 and the acquisition of Ixaya Business SA de CV, a Mexican corporation (“Ixaya”) on March 3, 2022 by HUMBL, Inc. (“HUMBL” and the “Company”) and are based on estimates and assumptions set forth herein and in the notes to such pro forma statements.

On June 3, 2021 HUMBL acquired Tickeri in a debt and stock transaction totaling $20,000,000 following which Tickeri became a subsidiary of HUMBL The purchase price for the stock purchase was $20,000,000 of which HUMBL must pay $10,000,000 in their common stock and $10,000,000 is paid through two promissory notes. The shares had a deemed value equal to the volume weighted average price per share of HUMBL common stock on the OTC Markets for the ten consecutive trading days ending with the complete trading day ending two trading days prior to the closing. HUMBL issued the two shareholders of Tickeri, Juan Gonzalez and Javier Gonzalez, 4,672,897 shares of our common stock each. HUMBL also issued to each of Juan and Javier Gonzalez a secured promissory note in the face amount of $5,000,000. The promissory notes are due and payable on or before December 31, 2022, bear interest at the rate of 5% per annum and are secured by the equity interests of Tickeri.

On June 30, 2021, HUMBL acquired Monster. Monster was founded by Doug Brandt and Kevin Childress. Monster will collaborate with HUMBL in the production of NFTs and other digital content. The purchase price for all of the membership interests in Monster was paid through the issuance of one convertible note and one non-convertible note to each of Doug Brandt and Kevin Childress in the aggregate principal amount of $8,000,000. The convertible notes were issued to Doug Brandt (through an entity owned by him) and Kevin Childress in the aggregate principal amount of $7,500,000. The notes convert at the holder’s election at $1.20 per share of HUMBL, bear interest at 5% per annum and are due in 18 months from issuance. HUMBL issued non-convertible notes to Doug Brandt and Kevin Childress in the aggregate amount of $500,000.

On February 12, 2022, the Company entered into an asset purchase agreement with BizSecure. The Company determined this was an acquisition of a business pursuant to the guidance provided in both ASC 805 and Rule 11-01(d) of Regulation S-X. BizSecure is not considered a significant subsidiary under Regulation S-X Rule 1-02(w). The Company acquired a customer relationship with the US Air Force and BizSecure’s Mobile ID technology. The Company entered into employment agreements with two BizSecure employees as part of the agreement to help integrate the Mobile ID technology into the Company’s larger suite of products and help operate the blockchain services division. The assets acquired from BizSecure represented the majority of the operations of the entity and BizSecure post-acquisition has only conducted nominal operations and has no employees. The Company issued 13,200,000 common shares and 26,800,000 restricted stock units that vest quarterly commencing April 1, 2022 for a period of two years. The shares and restricted stock units have a value of $6,756,000. The Company has included the value of $4,526,520 which represents the value of the restricted stock units in contingent consideration. This amount will be reclassified to equity upon the vesting of those restricted stock units over the two-year period.

On March 3, 2022, the Company acquired Ixaya, under a Stock Purchase Agreement (“Ixaya SPA”). The acquisition of Ixaya was for $150,000 and 8,962,036 shares of common stock (a value of $1,500,000) for a total of $1,650,000. The Company accounted for this acquisition as a business combination under ASC 805, and Ixaya is not considered a significant subsidiary under Regulation S-X Rule 1-02(w).

These transactions are being accounted for as an acquisition. No cash was paid relating to the acquisitions.

The following unaudited pro forma consolidated statements of operations for the year ended December 31, 2021 of the Company, Tickeri, Monster, BizSecure and Ixaya gives effect to the above as if the transactions had occurred at the beginning of the period,which assumes the effects of the above as if these transaction had occurred as of January 1, 2021.

F-73

HUMBL, INC.

PRO FORMA UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma consolidated financial statements are based upon, and should be read in conjunctions with the Company’s audited consolidated financial statements as of and for the year ended December 31, 2021.

The unaudited pro forma consolidated financial statements and notes thereto contained forward-looking statements that involve risks and uncertainties. Therefore, our actual results may vary materially from those discussed herein. The unaudited pro forma consolidated financial statements do not purport to be indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it indicative our future results. We refer you to the above referenced financial statements for additional disclosure regarding these acquisitions.

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HUMBL, INC.

NOTES TO UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2021

NOTE A – ACCOUNTING TREATMENT APPLIED AS A RESULT OF THIS TRANSACTION

The acquisitions of Tickeri, Monster, BizSecure and Ixaya are being accounted for as business combinations, whereby HUMBL is the acquirer.

NOTE B – ADJUSTMENT

(1)	Represents material increases related to amortization expense of intangible assets related to customer relationships and software costs of $700,000 acquired in the BizSecure and Ixaya acquisitions.

(2)	One time impairment charge of $1,008,642 on the Ixaya acquisition.

(3)	To record interest expense of $461,250 on debt issued in acquisitions of Tickeri and Monster.

NOTE C – PRO FORMA WEIGHTED AVERAGES SHARES OUTSTANDING

Pro forma shares outstanding assuming the transaction occurred as of December 31, 2021:

HUMBL Weighted Average Shares Outstanding	942,331,830

Pro forma adjustments – Shares issued to BizSecure (13,200,000) and Ixaya (8,962,036)	22,162,036

Pro forma shares outstanding	964,493,866

F-75

HUMBL, INC.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

			Monster					Pro Forma
	HUMBL, Inc.	Tickeri, Inc.	Creative, LLC	BizSecure, Inc.	Ixaya, Inc.		Adjustments	HUMBL, Inc.
ASSETS

CONTINUING OPERATIONS
Revenues	$2,503,388	$71,500	$64,540	$-	$198,276		$-	$2,837,704

Cost of revenues	1,104,959	21,871	207,256	-	138,680		-	1,472,766

Gross profit	1,398,429	49,629	(142,716)	-	59,596		-	1,364,938

OPERATING EXPENSES
Development costs	2,117,683	-	-	-	43,567		-	2,161,250
Professional fees	3,905,699	-	-	-	-		-	3,905,699
Settlement	1,870,000	-	-	-	-		-	1,870,000
Stock-based compensation	10,734,833	-	-	-	-		-	10,734,833
Impairment - goodwill	22,203,422	-	-	-	-	(2)	1,008,642	23,212,064
Impairment - digital assets	34,570	-	-	-	-		-	34,570
General and administrative	5,247,118	72,636	165,241	38,205	82,345	(1)	700,000	6,305,545
Total operating expenses	46,113,325	72,636	165,241	38,205	125,912		1,708,642	48,223,961

Loss from operations	(44,714,896)	(23,007)	(307,957)	(38,205)	(66,316)		(1,708,642)	(46,859,023)

OTHER INCOME (EXPENSE)
Interest expense, net	(943,559)	-	(9,658)	-	(790)	(3)	(461,250)	(1,415,257)
Beneficial conversion feature	(3,300,000)	-	-	-	-		-	(3,300,000)
Amortization of debt discounts	(838,941)	-	-	-	-		-	(838,941)
Gain on sale of digital assets	47,875	-	-	-	-		-	47,875
Forgiveness of debt	66,117	-	-	-	-		-	66,117
Other income	28,200	-	-	-	-		-	28,200
Total other income (expense)	(4,940,308)	-	(9,658)	-	(790)		(461,250)	(5,412,006)

LOSS FROM OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(49,655,204)	(23,007)	(317,615)	(38,205)	(67,106)		(2,169,892)	(52,271,029)
Provision for income taxes	(800)			-	-		-	(800)

NET LOSS	$(49,656,004)	$(23,007)	$(317,615)	$(38,205)	$(67,106)		$(2,169,892)	$(52,271,829)

NET LOSS PER SHARE

Basic and Diluted loss per share:	$(0.0527)							$(0.0542)

WEIGHTED AVERAGE SHARES OUTSTANDING	942,331,830							964,493,866

F-76

TICKERI, INC.

BALANCE SHEETS

MARCH 31, 2021 (UNAUDITED) AND DECEMBER 31, 2020

	MARCH 31,	DECEMBER 31,
	2021	2020
	(UNAUDITED)
ASSETS
Current Assets:
Cash	$36,657	$43,519
Accounts receivable, net	13,113	16,320
Prepaid expenses and other current assets	106	214

Total Current Assets	49,876	60,053

TOTAL ASSETS	$49,876	$60,053

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

LIABILITIES
Current Liabilities:
Accounts payable and accrued expenses	$49,822	$36,992
Current portion of notes payable	192,123	192,123

Total Current Liabilities	241,945	229,115

Total Liabilities	241,945	229,115

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock, $0.00001, par value, 10,000,000 shares authorized, 8,500,000 shares issued and outstanding	85	85
Additional paid in capital	25,383	25,383
Accumulated deficit	(217,537)	(194,530)

Total Stockholders’ Equity (Deficit)	(192,069)	(169,062)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$49,876	$60,053

The accompanying notes are an integral part of the financial statements.

F-77

TICKERI, INC.

STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND PERIOD JANUARY 2, 2020 (INCEPTION)

THROUGH MARCH 31, 2020

	MARCH 31,	MARCH 31,
	2021	2020

REVENUES	$71,500	$101,747

COST OF REVENUES	21,871	28,366

GROSS PROFIT	49,629	73,381

OPERATING EXPENSES
General and administrative expenses	72,636	111,054

Total Operating Expenses	72,636	111,054

OPERATING LOSS	(23,007)	(37,673)

NON-OPERATING EXPENSE
Interest expense	-	-

Total Non-Operating Expense	-	-

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(23,007)	(37,673)

Provision for income taxes	-	-

NET LOSS	$(23,007)	$(37,673)

The accompanying notes are an integral part of the financial statements.

F-78

TICKERI, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT) (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND PERIOD JANUARY 2, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

			Additional
	Common Stock		Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance - January 2, 2020	-	$-	$-	$-	$-

Founders shares	8,500,000	85	383	-	468
Contribution of equity	-	-	25,000		25,000
Net loss for the period	-	-	-	(37,673)	(37,673)

Balance - March 31, 2020	8,500,000	$85	$25,383	$(37,673)	$(12,205)

Balance - December 31, 2020	8,500,000	$85	$25,383	$(194,530)	$(169,062)

Net loss for the period	-	-	-	(23,007)	(23,007)

Balance - March 31, 2021	8,500,000	$85	$25,383	$(217,537)	$(192,069)

The accompanying notes are an integral part of the financial statements.

F-79

TICKERI, INC.

STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND PERIOD JANUARY 2, 2020 (INCEPTION)

THROUGH MARCH 31, 2020

	2021	2020
CASH FLOW FROM OPERTING ACTIVIITES
Net loss	$(23,007)	$(37,673)
Adjustments to reconcile net loss to net cash used in operating activities

Shares issued to founders for services	-	468

Changes in assets and liabilities
Accounts receivable	3,207	(10,025)
Prepaid expenses and other assets	108	(43)
Accounts payable and accrued expenses	12,830	22,273
Total adjustments	16,145	12,673

Net cash (used in) operating activities	(6,862)	(25,000)

CASH FLOWS FROM FINANCING ACTIVITES
Contribution of equity from shareholder	-	25,000
Proceeds from notes payable	-	-
Net cash provided by financing activities	-	25,000

NET (DECREASE) IN CASH	(6,862)	-

CASH - BEGINNING OF PERIOD	43,519	-

CASH - END OF PERIOD	$36,657	$-

CASH PAID DURING THE PERIOD FOR:
Interest expense	$-	$-

Income taxes	$-	$-

The accompanying notes are an integral part of the financial statements.

F-80

TICKERI, INC.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2021 AND 2020

NOTE 1: NATURE OF OPERATIONS

Tickeri, Inc. (the “Company” or “Tickeri”) is a leading ticketing, live events and box office SaaS platform featuring Latin events and artists throughout the United States, Latin America, and the Caribbean corridor.

The Company, a Delaware corporation was formed on January 2, 2020.

On June 3, 2021 HUMBL, Inc. (“HUMBL”) acquired the Company in a debt and stock transaction totaling $20,000,000 following which Tickeri became a subsidiary of HUMBL The purchase price for the stock purchase was $20,000,000 of which HUMBL must pay $10,000,000 in their common stock and $10,000,000 iss paid through two promissory notes. The shares had a deemed value equal to the volume weighted average price per share of HUMBL common stock on the OTC Markets for the ten consecutive trading days ending with the complete trading day ending two trading days prior to the closing. HUMBL issued the two shareholders of Tickeri, Juan Gonzalez and Javier Gonzalez, 4,672,897 shares of our common stock each. HUMBL also issued to each of Juan and Javier Gonzalez a secured promissory note in the face amount of $5,000,000. The promissory notes are due and payable on or before December 31, 2022, bear interest at the rate of 5% per annum and are secured by the equity interests of Tickeri. In the event of an uncured default by HUMBL under the promissory note, Juan and Javier Gonzalez have the right to recover the ownership of Tickeri and re-commence the business and operations of Tickeri free and clear of any claims or encumbrances by HUMBL. Following the closing, Juan Gonzalez and Javier Gonzalez, entered into employment agreements having a term of 18 months, appointing them CEO of Tickeri and CTO of HUMBL, respectively.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company has suffered losses and has not generated significant revenues as of yet as they are still in the very early stages of their business.

The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Impact of COVID-19

The recent unprecedented events related to COVID-19, the disease caused by the novel coronavirus (SARS-CoV-2), have had significant health, economic, and market impacts and may have short-term and long-term adverse effects on our business that we cannot predict as the global pandemic continues to evolve. The extent and effectiveness of responses by governments and other organizations also cannot be predicted.

Our ability to maintain existing operations has been affected during the COVID-19 pandemic. Going forward any possible adverse effects on the business are uncertain given any possible limitations on how we conduct business with our customers and vendors.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”).

F-81

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. These estimates include, but are not limited to, management’s estimate of provisions required for permanent and temporary differences related to income taxes, and liabilities to accrue. Actual results could differ from those estimates.

Cash

Cash consists of cash and demand deposits with an original maturity of three months or less. The Company holds no cash equivalents as of March 31, 2021 and December 31, 2020, respectively.

Fixed Assets and Long-Lived Assets

ASC 360 requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company has adopted Accounting Standard Update (“ASU”) 2017-04 Intangibles – Goodwill and Other (Topic 350), Simplifying the Test for Goodwill Impairment.

The Company reviews recoverability of long-lived assets on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets.

Fixed assets and intangible assets with finite useful lives are stated at cost less accumulated amortization and impairment. Intangible assets with infinite lives, such as digital currency are valued at costs and reviewed for indicators of impairment at least annually, or more depending on circumstances.

The Company assesses the impairment of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers to be important which could trigger an impairment review include the following:

1.	Significant underperformance relative to expected historical or projected future operating results;

2.	Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and

3.	Significant negative industry or economic trends.

When the Company determines that the carrying value of intangibles may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows.

Subsequent Events

Subsequent events were evaluated through the date the financial statements were filed.

Revenue Recognition

The Company accounts for a contract with a customer that is within the scope of this Topic only when the five steps of revenue recognition under ASC 606 are met.

F-82

The five core principles will be evaluated for each service provided by the Company and is further supported by applicable guidance in ASC 606 to support the Company’s recognition of revenue.

Ticketing Revenues

The Company recognizes revenues from their ticketing services primarily from service fees and payment processing fees charged at the time a ticket for an event is sold. We also derive revenues from providing certain creators with account management services and customer support. Our customers are primarily event creators who use our platform to sell tickets to attendees. Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration we receive in exchange for those goods or services. We allocate the transaction price by estimating a standalone selling price for each performance obligation using a cost plus a margin approach. For service fees and payment processing fees, revenue is recognized when the ticket is sold. For account management services and customer support, revenue is recognized over the period from the date of the sale of the ticket to the date of the event.

We evaluate whether it is appropriate to recognize revenue on a gross or net basis based upon our evaluation of whether we obtain control of the specified goods or services by considering if we are primarily responsible for fulfillment of the promise, have inventory risk, and have the latitude in establishing pricing and selecting suppliers, among other factors.

We determined the event creator is the party responsible for fulfilling the promise to the attendee, as the creator is responsible for providing the event for which a ticket is sold, determines the price of the ticket and is responsible for providing a refund if the event is canceled. Our service is to provide a platform for the creator and event attendee to transact and our performance obligation is to facilitate and process that transaction and issue the ticket. The amount that we earn for our services is fixed. For the payment processing service, we determined that we are the principal in providing the service as we responsible for fulfilling the promise to process the payment and we have discretion and latitude in establishing the price of our service. Based on our assessment, we record revenue on a net basis related to our ticketing service and on a gross basis related to our payment processing service. As a result, costs incurred for processing the transactions are included in cost of net revenues in the consolidated statements of operations.

Revenue is presented net of indirect taxes, value-added taxes, creator royalties and reserves for customer refunds, payment chargebacks and estimated uncollectible amounts. If an event is cancelled by a creator, then any obligations to provide refunds to event attendees are the responsibility of that creator.

If a creator is unwilling or unable to fulfill their refund obligations, we may, at our discretion, provide attendee refunds. Revenue is also presented net of the amortization of creator signing fees when applicable. The benefit we receive by securing exclusive ticketing and payment processing rights with certain creators from creator signing fees is inseparable from the customer relationship with the creator and accordingly these fees are recorded as a reduction of revenue in the consolidated statements of operations.

Accounts Receivable and Concentration of Credit Risk

An allowance is based on management’s estimate of the overall collectability of accounts receivable, considering historical losses. Based on these same factors, individual accounts are charged off against the allowance when management determines those individual accounts are uncollectible. Credit extended to customers is generally uncollateralized. Past-due status is based on contractual terms. The Company does not charge interest on accounts receivable. As of March 31, 2021 and December 31, 2020, there was no allowance necessary.

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Income Taxes

Income taxes are accounted under the asset and liability method. The current charge for income tax expense is calculated in accordance with the relevant tax regulations applicable to the entities. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Differences between statutory tax rates and effective tax rates relate to permanent tax differences.

Uncertain Tax Positions

The Company follows ASC 740-10 Accounting for Uncertainty in Income Taxes. This requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. Management evaluates their tax positions on an annual basis.

The Company files income tax returns in the U.S. federal tax jurisdiction and various state tax jurisdictions. The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they were filed.

Vacation and Paid-Time-Off

The Company follows ASC 710-10 Compensation – General. The Company records liabilities and expense when obligations are attributable to services already rendered, will be paid even if an employee is terminated, payment is probable, and the amount can be estimated.

Share-Based Compensation

The Company follows ASC 718 Compensation – Stock Compensation and has adopted ASU 2017-09 Compensation – Stock Compensation (Topic 718) Scope of Modification Accounting. The Company calculates compensation expense for all awards granted, but not yet vested, based on the grant-date fair values. Share-based compensation expense for all awards granted is based on the grant-date fair values. The Company policy is to recognize these compensation costs, on a pro rata basis over the requisite service period of each vesting tranche of each award for service-based grants, and as the criteria is achieved for performance-based grants, when such grants are made.

The Company adopted ASU 2016-09 Improvements to Employee Share-Based Payment Accounting. Cash paid when shares are directly withheld for tax withholding purposes will be classified as a financing activity in the statement of cash flows.

Fair Value of Financial Instruments

ASC 825 Financial Instruments requires the Company to disclose estimated fair values for its financial instruments. Fair value estimates, methods, and assumptions are set forth below for the Company’s financial instruments: The carrying amount of cash, accounts receivable, prepaid and other current assets, accounts payable and accrued liabilities, and amounts payable to related parties, approximate fair value because of the short-term maturity of those instruments. The Company does not utilize derivative instruments.

Leases

The Company follows ASC 842 Leases in accounting for leased properties, when they exceed a one-year term.

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Fair Value Measurements

ASC 820 Fair Value Measurements defines fair value, establishes a framework for measuring fair value in accordance with GAAP, and expands disclosure about fair value measurements. ASC 820 classifies these inputs into the following hierarchy:

Level 1 inputs: Quoted prices for identical instruments in active markets.

Level 2 inputs: Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 inputs: Instruments with primarily unobservable value drivers.

Related-Party Transactions

Parties are considered to be related to the Company if the parties directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal stockholders of the Company, its management, members of the immediate families of principal stockholders of the Company and its management and other parties with which the Company may deal where one-party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all material related-party transactions. All transactions shall be recorded at fair value of the goods or services exchanged.

NOTE 3: REVENUE

All revenue for the three months ended March 31, 2021 and period January 2, 2020 through March 31, 2020 was for ticketing services.

There were no significant contract asset or contract liability balances for all periods presented. The Company does not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less, and (ii) contracts for which we recognize revenue at the amount to which we have the right to invoice for services performed.

Collections of the amounts billed are typically paid by the customers within 30 to 60 days.

NOTE 4: NOTES PAYABLE

The Company entered into notes payable as follows as of March 31, 2021 and December 31, 2020:

	March 31, 2021	December 31, 2020
PPP SBA loan - Tickeri	$42,123	$42,123
EIDL loan - Tickeri	150,000	150,000

Total	192,123	192,123
Less: Current portion	(192,123)	(192,123)
Long-term debt	$-	$-

There was no interest recorded on the loans as they did not start commencing interest.

F-85

NOTE 5: STOCKHOLDERS’ EQUITY (DEFICIT)

The Company has 10,000,000 shares of common stock, par value $0.00001, authorized. The Company has 8,500,000 shares issued and outstanding as of December 31, 2020. The shares of stock were issued at a value of $468. In addition, in February 2020, the shareholders contributed $25,000 for working capital purposes.

NOTE 6: SUBSEQUENT EVENTS

On June 3, 2021 HUMBL, Inc. (“HUMBL”) acquired the Company in a debt and stock transaction totaling $20,000,000 following which Tickeri became a subsidiary of HUMBL The purchase price for the stock purchase was $20,000,000 of which HUMBL must pay $10,000,000 in their common stock and $10,000,000 is paid through two promissory notes. The shares had a deemed value equal to the volume weighted average price per share of HUMBL common stock on the OTC Markets for the ten consecutive trading days ending with the complete trading day ending two trading days prior to the closing. HUMBL issued the two shareholders of Tickeri, Juan Gonzalez and Javier Gonzalez, 4,672,897 shares of our common stock each. HUMBL also issued to each of Juan and Javier Gonzalez a secured promissory note in the face amount of $5,000,000. The promissory notes are due and payable on or before December 31, 2022, bear interest at the rate of 5% per annum and are secured by the equity interests of Tickeri. In the event of an uncured default by HUMBL under the promissory note, Juan and Javier Gonzalez have the right to recover the ownership of Tickeri and re-commence the business and operations of Tickeri free and clear of any claims or encumbrances by HUMBL. Following the closing, Juan Gonzalez and Javier Gonzalez, entered into employment agreements having a term of 18 months, appointing them CEO of Tickeri and CTO of HUMBL, respectively.

F-86

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Tickeri, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Tickeri, Inc. (the “Company”) as of December 31, 2020, the related statement of operations, stockholders’ equity (deficit), and cash flows for the period January 2, 2020 (Inception) through December 31, 2020 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period January 2, 2020 (Inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company’s auditor since 2021

Lakewood, CO

November 10, 2021

F-87

TICKERI, INC.

BALANCE SHEET

DECEMBER 31, 2020

ASSETS
Current Assets:
Cash	$43,519
Accounts receivable, net	16,320
Prepaid expenses and other current assets	214

Total Current Assets	60,053

TOTAL ASSETS	$60,053

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

LIABILITIES
Current Liabilities:
Accounts payable and accrued expenses	$36,992
Current portion of notes payable	192,123

Total Current Liabilities	229,115

Total Liabilities	229,115

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock, $0.00001, par value, 10,000,000 shares authorized, 8,500,000 shares issued and outstanding	85
Additional paid in capital	25,383
Accumulated deficit	(194,530)

Total Stockholders’ Equity (Deficit)	(169,062)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$60,053

The accompanying notes are an integral part of the financial statements.

F-88

TICKERI, INC.

STATEMENT OF OPERATIONS

FOR THE PERIOD JANUARY 2, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

REVENUES	$166,644

COST OF REVENUES	41,282

GROSS PROFIT	125,362

OPERATING EXPENSES
General and administrative expenses	319,892

Total Operating Expenses	319,892

OPERATING LOSS	(194,530)

NON-OPERATING EXPENSE
Interest expense	-

Total Non-Operating Expense	-

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(194,530)

Provision for income taxes	-

NET LOSS	$(194,530)

The accompanying notes are an integral part of the financial statements.

F-89

TICKERI, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE PERIOD JANUARY 2, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

			Additional
	Common Stock		Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance - January 2, 2020	-	$-	$-	$-	$-

Founders shares	8,500,000	85	383	-	468
Contribution of equity	-	-	25,000	-	25,000
Net loss for the period	-	-	-	(194,530)	(194,530)

Balance - December 31, 2020	8,500,000	$85	$25,383	$(194,530)	$(169,062)

The accompanying notes are an integral part of the financial statements.

F-90

TICKERI, INC.

STATEMENT OF CASH FLOWS

FOR THE PERIOD JANUARY 2, 2020 (INCEPITON) THROUGH DECEMBER 31, 2020

CASH FLOW FROM OPERTING ACTIVIITES
Net loss	$(194,530)
Adjustments to reconcile net loss to net cash used in operating activities

Shares issued to founders for services	468

Changes in assets and liabilities
Accounts receivable	(16,320)
Prepaid expenses and other assets	(214)
Accounts payable and accrued expenses	36,992
Total adjustments	20,926

Net cash (used in) operating activities	(173,604)

CASH FLOWS FROM FINANCING ACTIVITES
Contribution of equity from shareholders	25,000
Proceeds from notes payable	192,123
Net cash (used in) provided by financing activities	217,123

NET INCREASE IN CASH	43,519

CASH - BEGINNING OF PERIOD	-

CASH - END OF PERIOD	$43,519

CASH PAID DURING THE PERIOD FOR:
Interest expense	$-

Income taxes	$-

The accompanying notes are an integral part of the financial statements.

F-91

TICKERI, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

NOTE 1: NATURE OF OPERATIONS

Tickeri, Inc. (the “Company” or “Tickeri”) is a leading ticketing, live events and box office SaaS platform featuring Latin events and artists throughout the United States, Latin America, and the Caribbean corridor.

The Company, a Delaware corporation was formed on January 2, 2020.

On June 3, 2021 HUMBL, Inc. (“HUMBL”) acquired the Company in a debt and stock transaction totaling $20,000,000 following which Tickeri became a subsidiary of HUMBL The purchase price for the stock purchase was $20,000,000 of which HUMBL must pay $10,000,000 in their common stock and $10,000,000 is paid through two promissory notes. The shares had a deemed value equal to the volume weighted average price per share of HUMBL common stock on the OTC Markets for the ten consecutive trading days ending with the complete trading day ending two trading days prior to the closing. HUMBL issued the two shareholders of Tickeri, Juan Gonzalez and Javier Gonzalez, 4,672,897 shares of our common stock each. HUMBL also issued to each of Juan and Javier Gonzalez a secured promissory note in the face amount of $5,000,000. The promissory notes are due and payable on or before December 31, 2022, bear interest at the rate of 5% per annum and are secured by the equity interests of Tickeri. In the event of an uncured default by HUMBL under the promissory note, Juan and Javier Gonzalez have the right to recover the ownership of Tickeri and re-commence the business and operations of Tickeri free and clear of any claims or encumbrances by HUMBL. Following the closing, Juan Gonzalez and Javier Gonzalez, entered into employment agreements having a term of 18 months, appointing them CEO of Tickeri and CTO of HUMBL, respectively.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company has suffered losses and has not generated significant revenues as of yet as they are still in the very early stages of their business.

The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Impact of COVID-19

The recent unprecedented events related to COVID-19, the disease caused by the novel coronavirus (SARS-CoV-2), have had significant health, economic, and market impacts and may have short-term and long-term adverse effects on our business that we cannot predict as the global pandemic continues to evolve. The extent and effectiveness of responses by governments and other organizations also cannot be predicted.

Our ability to maintain existing operations has been affected during the COVID-19 pandemic. Going forward any possible adverse effects on the business are uncertain given any possible limitations on how we conduct business with our customers and vendors.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”).

F-92

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. These estimates include, but are not limited to, management’s estimate of provisions required for permanent and temporary differences related to income taxes, and liabilities to accrue. Actual results could differ from those estimates.

Cash

Cash consists of cash and demand deposits with an original maturity of three months or less. The Company holds no cash equivalents as of December 31, 2020.

Fixed Assets and Long-Lived Assets

ASC 360 requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company has adopted Accounting Standard Update (“ASU”) 2017-04 Intangibles – Goodwill and Other (Topic 350), Simplifying the Test for Goodwill Impairment.

The Company reviews recoverability of long-lived assets on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets.

Fixed assets and intangible assets with finite useful lives are stated at cost less accumulated amortization and impairment. Intangible assets with infinite lives, such as digital currency are valued at costs and reviewed for indicators of impairment at least annually, or more depending on circumstances.

The Company assesses the impairment of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers to be important which could trigger an impairment review include the following:

1. Significant underperformance relative to expected historical or projected future operating results;

2. Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and

3. Significant negative industry or economic trends.

When the Company determines that the carrying value of intangibles may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows.

Subsequent Events

Subsequent events were evaluated through the date the financial statements were filed.

F-93

Revenue Recognition

The Company accounts for a contract with a customer that is within the scope of this Topic only when the five steps of revenue recognition under ASC 606 are met.

The five core principles will be evaluated for each service provided by the Company and is further supported by applicable guidance in ASC 606 to support the Company’s recognition of revenue.

Ticketing Revenues

The Company recognizes revenues from their ticketing services primarily from service fees and payment processing fees charged at the time a ticket for an event is sold. We also derive revenues from providing certain creators with account management services and customer support. Our customers are primarily event creators who use our platform to sell tickets to attendees. Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration we receive in exchange for those goods or services. We allocate the transaction price by estimating a standalone selling price for each performance obligation using a cost plus a margin approach. For service fees and payment processing fees, revenue is recognized when the ticket is sold. For account management services and customer support, revenue is recognized over the period from the date of the sale of the ticket to the date of the event.

We evaluate whether it is appropriate to recognize revenue on a gross or net basis based upon our evaluation of whether we obtain control of the specified goods or services by considering if we are primarily responsible for fulfillment of the promise, have inventory risk, and have the latitude in establishing pricing and selecting suppliers, among other factors.

We determined the event creator is the party responsible for fulfilling the promise to the attendee, as the creator is responsible for providing the event for which a ticket is sold, determines the price of the ticket and is responsible for providing a refund if the event is canceled. Our service is to provide a platform for the creator and event attendee to transact and our performance obligation is to facilitate and process that transaction and issue the ticket. The amount that we earn for our services is fixed. For the payment processing service, we determined that we are the principal in providing the service as we responsible for fulfilling the promise to process the payment and we have discretion and latitude in establishing the price of our service. Based on our assessment, we record revenue on a net basis related to our ticketing service and on a gross basis related to our payment processing service. As a result, costs incurred for processing the transactions are included in cost of net revenues in the consolidated statements of operations.

Revenue is presented net of indirect taxes, value-added taxes, creator royalties and reserves for customer refunds, payment chargebacks and estimated uncollectible amounts. If an event is cancelled by a creator, then any obligations to provide refunds to event attendees are the responsibility of that creator.

If a creator is unwilling or unable to fulfill their refund obligations, we may, at our discretion, provide attendee refunds. Revenue is also presented net of the amortization of creator signing fees when applicable. The benefit we receive by securing exclusive ticketing and payment processing rights with certain creators from creator signing fees is inseparable from the customer relationship with the creator and accordingly these fees are recorded as a reduction of revenue in the consolidated statements of operations.

Accounts Receivable and Concentration of Credit Risk

An allowance is based on management’s estimate of the overall collectability of accounts receivable, considering historical losses. Based on these same factors, individual accounts are charged off against the allowance when management determines those individual accounts are uncollectible. Credit extended to customers is generally uncollateralized. Past-due status is based on contractual terms. The Company does not charge interest on accounts receivable. As of December 31, 2020, there was no allowance necessary.

F-94

Income Taxes

Income taxes are accounted under the asset and liability method. The current charge for income tax expense is calculated in accordance with the relevant tax regulations applicable to the entities. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Differences between statutory tax rates and effective tax rates relate to permanent tax differences.

Uncertain Tax Positions

The Company follows ASC 740-10 Accounting for Uncertainty in Income Taxes. This requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. Management evaluates their tax positions on an annual basis.

The Company files income tax returns in the U.S. federal tax jurisdiction and various state tax jurisdictions. The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they were filed.

Vacation and Paid-Time-Off

The Company follows ASC 710-10 Compensation – General. The Company records liabilities and expense when obligations are attributable to services already rendered, will be paid even if an employee is terminated, payment is probable, and the amount can be estimated.

Share-Based Compensation

The Company follows ASC 718 Compensation – Stock Compensation and has adopted ASU 2017-09 Compensation – Stock Compensation (Topic 718) Scope of Modification Accounting. The Company calculates compensation expense for all awards granted, but not yet vested, based on the grant-date fair values. Share-based compensation expense for all awards granted is based on the grant-date fair values. The Company policy is to recognize these compensation costs, on a pro rata basis over the requisite service period of each vesting tranche of each award for service-based grants, and as the criteria is achieved for performance-based grants, when such grants are made.

The Company adopted ASU 2016-09 Improvements to Employee Share-Based Payment Accounting. Cash paid when shares are directly withheld for tax withholding purposes will be classified as a financing activity in the statement of cash flows.

Fair Value of Financial Instruments

ASC 825 Financial Instruments requires the Company to disclose estimated fair values for its financial instruments. Fair value estimates, methods, and assumptions are set forth below for the Company’s financial instruments: The carrying amount of cash, accounts receivable, prepaid and other current assets, accounts payable and accrued liabilities, and amounts payable to related parties, approximate fair value because of the short-term maturity of those instruments. The Company does not utilize derivative instruments.

Leases

The Company follows ASC 842 Leases in accounting for leased properties, when they exceed a one-year term.

F-95

Fair Value Measurements

ASC 820 Fair Value Measurements defines fair value, establishes a framework for measuring fair value in accordance with GAAP, and expands disclosure about fair value measurements. ASC 820 classifies these inputs into the following hierarchy:

Level 1 inputs: Quoted prices for identical instruments in active markets.

Level 2 inputs: Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 inputs: Instruments with primarily unobservable value drivers.

Related-Party Transactions

Parties are considered to be related to the Company if the parties directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal stockholders of the Company, its management, members of the immediate families of principal stockholders of the Company and its management and other parties with which the Company may deal where one-party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all material related-party transactions. All transactions shall be recorded at fair value of the goods or services exchanged.

NOTE 3: REVENUE

All revenue for the period January 2, 2020 through December 31, 2020 was for ticketing services.

There were no significant contract asset or contract liability balances for all periods presented. The Company does not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less, and (ii) contracts for which we recognize revenue at the amount to which we have the right to invoice for services performed.

Collections of the amounts billed are typically paid by the customers within 30 to 60 days.

NOTE 4: NOTES PAYABLE

The Company entered into notes payable as follows as of December 31, 2020:

December 31, 2020
PPP SBA loan - Tickeri	$42,123
EIDL loan - Tickeri	150,000

Total	192,123
Less: Current portion	(192,123)
Long-term debt	$-

There was no interest recorded on the loans as they did not start commencing interest.

F-96

NOTE 5: STOCKHOLDERS’ EQUITY (DEFICIT)

The Company has 10,000,000 shares of common stock, par value $0.00001, authorized. The Company has 8,500,000 shares issued and outstanding as of December 31, 2020. The shares of stock were issued at a value of $468. In addition, in February 2020, the shareholders contributed $25,000 for working capital purposes.

NOTE 6: SUBSEQUENT EVENTS

On June 3, 2021 HUMBL, Inc. (“HUMBL”) acquired the Company in a debt and stock transaction totaling $20,000,000 following which Tickeri became a subsidiary of HUMBL The purchase price for the stock purchase was $20,000,000 of which HUMBL must pay $10,000,000 in their common stock and $10,000,000 is paid through two promissory notes. The shares had a deemed value equal to the volume weighted average price per share of HUMBL common stock on the OTC Markets for the ten consecutive trading days ending with the complete trading day ending two trading days prior to the closing. HUMBL issued the two shareholders of Tickeri, Juan Gonzalez and Javier Gonzalez, 4,672,897 shares of our common stock each. HUMBL also issued to each of Juan and Javier Gonzalez a secured promissory note in the face amount of $5,000,000. The promissory notes are due and payable on or before December 31, 2022, bear interest at the rate of 5% per annum and are secured by the equity interests of Tickeri. In the event of an uncured default by HUMBL under the promissory note, Juan and Javier Gonzalez have the right to recover the ownership of Tickeri and re-commence the business and operations of Tickeri free and clear of any claims or encumbrances by HUMBL. Following the closing, Juan Gonzalez and Javier Gonzalez, entered into employment agreements having a term of 18 months, appointing them CEO of Tickeri and CTO of HUMBL, respectively.

F-97

MONSTER CREATIVE, LLC

BALANCE SHEETS

JUNE 30, 2021 (UNAUDITED) AND DECEMBER 31, 2020

	JUNE 30,	DECEMBER 31,
	2021	2020
	(UNAUDITED)
ASSETS
Current Assets:
Cash	$3,017	$1,169,619
Accounts receivable, net	109,113	196,683
Prepaid expenses and other current assets	-	50,445

Total Current Assets	112,130	1,416,747

TOTAL ASSETS	$112,130	$1,416,747

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)

LIABILITIES
Current Liabilities:
Accounts payable and accrued expenses	$98,754	$8,629
Current portion of notes payable	66,117	66,117
Current portion of notes payable - related parties	486,250	979,012

Total Current Liabilities	651,121	1,053,758

Total Liabilities	651,121	1,053,758

MEMBERS’ EQUITY (DEFICIT)
Members’ equity (deficit)	(538,991)	362,989

Total Members’ Equity (Deficit)	(538,991)	362,989

TOTAL LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)	$112,130	$1,416,747

The accompanying notes are an integral part of these financial statements.

F-98

MONSTER CREATIVE, LLC
STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2020

	JUNE 30,	JUNE 30,
	2021	2020

REVENUES	$362,559	$1,177,325

COST OF REVENUES	610,626	604,673

GROSS PROFIT (LOSS)	(248,067)	572,652

OPERATING EXPENSES
General and administrative expenses	517,047	162,393

Total Operating Expenses	517,047	162,393

OPERATING (LOSS) INCOME	(765,114)	410,259

NON-OPERATING EXPENSE
Interest expense	(18,707)	(29,150)

Total Non-Operating Expense	(18,707)	(29,150)

NET (LOSS) INCOME BEFORE PROVISION FOR INCOME TAXES	(783,821)	381,109

Provision for income taxes	-	-

NET (LOSS) INCOME	$(783,821)	$381,109

The accompanying notes are an integral part of these financial statements.

F-99

MONSTER CREATIVE, LLC

STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT) (UNAUDITED)

FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2020

Amount

Balance - December 31, 2019	$344,944

Member distributions	(200,962)
Net income for the period	381,109

Balance - June 30, 2020	$525,091

Balance - December 31, 2020	$362,989

Member distributions	(118,159)
Net loss for the period	(783,821)

Balance - June 30, 2021	$(538,991)

The accompanying notes are an integral part of these financial statements.

F-100

MONSTER CREATIVE, LLC

STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2020

	2021	2020
CASH FLOW FROM OPERTING ACTIVIITES
Net income (loss)	$(783,821)	$381,109
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities

Changes in assets and liabilities
Accounts receivable	87,570	382,890
Prepaid expenses and other assets	50,445	-
Accounts payable and accrued expenses	90,125	7,596
Total adjustments	228,140	390,486

Net cash (used in) provided by operating activities	(555,681)	771,595

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	-	-
Net cash used in investing activities	-	-

CASH FLOWS FROM FINANCING ACTIVITES
Member distributions	(118,159)	(200,962)
Proceeds from notes payable	-	66,117
Proceeds from notes payable - related parties	(492,762)	(179,360)
Net cash (used in) financing activities	(610,921)	(314,205)

NET (DECREASE) INCREASE IN CASH	(1,166,602)	457,390

CASH - BEGINNING OF PERIOD	1,169,619	1,231,704

CASH - END OF PERIOD	$3,017	$1,689,094

CASH PAID DURING THE PERIOD FOR:
Interest expense	$18,707	$29,150

Income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

F-101

MONSTER CREATIVE, LLC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2021 AND 2020

NOTE 1: NATURE OF OPERATIONS

Monster Creative, LLC. (the “Company” or “Monster”) is a Hollywood production studio that specializes in producing movie trailers and other related content.

The Company, a California limited liability corporation was formed on September 18, 2018.

On June 30, 2021, HUMBL, Inc. (“HUMBL”) acquired Monster. Monster was founded by Doug Brandt and Kevin Childress. Monster will collaborate with HUMBL in the production of NFTs and other digital content. The purchase price for all of the membership interests in Monster was paid through the issuance of one convertible note and one non-convertible note to each of Doug Brandt and Kevin Childress in the aggregate principal amount of $8,000,000. The convertible notes were issued to Doug Brandt (through an entity owned by him) and Kevin Childress in the aggregate principal amount of $7,500,000. The notes convert at the holder’s election at $1.20 per share of HUMBL, bear interest at 5% per annum and are due in 18 months from issuance. HUMBL issued non-convertible notes to Doug Brandt and Kevin Childress in the aggregate amount of $500,000. These notes bear interest at the rate of 5% per annum and are due on April 1, 2022. Doug Brandt and Kevin Childress each entered into employment agreements with Monster having a term of three years. Doug Brandt was appointed as the CEO of Monster and Kevin Childress was appointed as its President and Creative Director.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company has suffered losses and has not generated significant revenues as of yet as they are still in the very early stages of their business.

The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Impact of COVID-19

The recent unprecedented events related to COVID-19, the disease caused by the novel coronavirus (SARS-CoV-2), have had significant health, economic, and market impacts and may have short-term and long-term adverse effects on our business that we cannot predict as the global pandemic continues to evolve. The extent and effectiveness of responses by governments and other organizations also cannot be predicted.

Our ability to maintain existing operations has been affected during the COVID-19 pandemic. Going forward any possible adverse effects on the business are uncertain given any possible limitations on how we conduct business with our customers and vendors.

F-102

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. These estimates include, but are not limited to, management’s estimate of provisions required for permanent and temporary differences related to income taxes, and liabilities to accrue. Actual results could differ from those estimates.

Cash

Cash consists of cash and demand deposits with an original maturity of three months or less. The Company holds no cash equivalents as of June 30, 2021 and December 31, 2020, respectively. The Company maintains cash balances in excess of the FDIC insured limit at a single bank. The Company does not consider this risk to be material.

Fixed Assets and Long-Lived Assets

ASC 360 requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company has adopted Accounting Standard Update (“ASU”) 2017-04 Intangibles – Goodwill and Other (Topic 350), Simplifying the Test for Goodwill Impairment.

The Company reviews recoverability of long-lived assets on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets.

Fixed assets and intangible assets with finite useful lives are stated at cost less accumulated amortization and impairment. Intangible assets with infinite lives, such as digital currency are valued at costs and reviewed for indicators of impairment at least annually, or more depending on circumstances.

The Company assesses the impairment of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers to be important which could trigger an impairment review include the following:

1. Significant underperformance relative to expected historical or projected future operating results;

2. Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and

3. Significant negative industry or economic trends.

F-103

When the Company determines that the carrying value of intangibles may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows.

Subsequent Events

Subsequent events were evaluated through the date the financial statements were filed.

Revenue Recognition

The Company accounts for a contract with a customer that is within the scope of this Topic only when the five steps of revenue recognition under ASC 606 are met.

The five core principles will be evaluated for each service provided by the Company and is further supported by applicable guidance in ASC 606 to support the Company’s recognition of revenue.

Accounts Receivable and Concentration of Credit Risk

An allowance is based on management’s estimate of the overall collectability of accounts receivable, considering historical losses. Based on these same factors, individual accounts are charged off against the allowance when management determines those individual accounts are uncollectible. Credit extended to customers is generally uncollateralized. Past-due status is based on contractual terms. The Company does not charge interest on accounts receivable. As of June 30, 2021 and December 31, 2020, there was no allowance necessary.

Income Taxes

The Company is taxed as a partnership for Federal income tax purposes. Therefore, the Company will record no provision or liability for Federal income tax. Partners are individually taxed on their proportionate share of the Company’s earnings.

Vacation and Paid-Time-Off

The Company follows ASC 710-10 Compensation – General. The Company records liabilities and expense when obligations are attributable to services already rendered, will be paid even if an employee is terminated, payment is probable, and the amount can be estimated.

Share-Based Compensation

The Company follows ASC 718 Compensation – Stock Compensation and has adopted ASU 2017-09 Compensation – Stock Compensation (Topic 718) Scope of Modification Accounting. The Company calculates compensation expense for all awards granted, but not yet vested, based on the grant-date fair values. Share-based compensation expense for all awards granted is based on the grant-date fair values. The Company policy is to recognize these compensation costs, on a pro rata basis over the requisite service period of each vesting tranche of each award for service-based grants, and as the criteria is achieved for performance-based grants, when such grants are made.

The Company adopted ASU 2016-09 Improvements to Employee Share-Based Payment Accounting. Cash paid when shares are directly withheld for tax withholding purposes will be classified as a financing activity in the statement of cash flows.

F-104

Fair Value of Financial Instruments

ASC 825 Financial Instruments requires the Company to disclose estimated fair values for its financial instruments. Fair value estimates, methods, and assumptions are set forth below for the Company’s financial instruments: The carrying amount of cash, accounts receivable, prepaid and other current assets, accounts payable and accrued liabilities, and amounts payable to related parties, approximate fair value because of the short-term maturity of those instruments. The Company does not utilize derivative instruments.

Leases

The Company follows ASC 842 Leases in accounting for leased properties, when they exceed a one-year term.

Fair Value Measurements

ASC 820 Fair Value Measurements defines fair value, establishes a framework for measuring fair value in accordance with GAAP, and expands disclosure about fair value measurements. ASC 820 classifies these inputs into the following hierarchy:

Level 1 inputs: Quoted prices for identical instruments in active markets.

Level 2 inputs: Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 inputs: Instruments with primarily unobservable value drivers.

Related-Party Transactions

Parties are considered to be related to the Company if the parties directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal stockholders of the Company, its management, members of the immediate families of principal stockholders of the Company and its management and other parties with which the Company may deal where one-party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all material related-party transactions. All transactions shall be recorded at fair value of the goods or services exchanged.

NOTE 3: REVENUE

All of the Company’s revenue for the years ended December 31, 2020 and 2019 were generated from video content production.

There were no significant contract asset or contract liability balances for all periods presented. The Company does not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less, and (ii) contracts for which we recognize revenue at the amount to which we have the right to invoice for services performed.

Collections of the amounts billed are typically paid by the customers within 30 to 60 days.

F-105

NOTE 4: NOTES PAYABLE

The Company entered into notes payable as follows as of June 30, 2021 and December 31, 2020:

	June 30, 2021	December 31, 2020
PPP SBA loan	$66,117	$66,117

Total	66,117	66,117
Less: Current portion	(66,117)	(66,117)
Long-term debt	$-	$-

There was no interest expense for the six months ended June 30, 2021 and 2020 related to this loan.

NOTE 5: NOTES PAYABLE – RELATED PARTIES

The Company entered into notes payable as follows as of June 30, 2021 and December 31, 2020:

	June 30, 2021	December 31, 2020
Officer	$-	$399,512
Childress	215,000	380,500
Brandt	271,250	199,000

Total	486,250	979,012
Less: Current portion	(486,250)	(979,012)
Long-term debt	$-	$-

Interest expense for the six months ended June 30, 2021 and 2020 was $18,707 and $29,150 respectively. Accrued interest at June 30, 2021 was $0.

NOTE 6: RELATED-PARTY TRANSACTIONS

An officer of the Company from time to time has funded operations at various points in unsecured advances. These advances as well as advances with relatives of the officers accrue interest at 5% interest per annum. All interest is paid through the six months ended June 30, 2021 and 2020. There are no other related party transactions in these years.

NOTE 7: ACQUISITION

On June 30, 2021, HUMBL, Inc. (“HUMBL”) acquired Monster. Monster was founded by Doug Brandt and Kevin Childress. Monster will collaborate with HUMBL in the production of NFTs and other digital content. The purchase price for all of the membership interests in Monster was paid through the issuance of one convertible note and one non-convertible note to each of Doug Brandt and Kevin Childress in the aggregate principal amount of $8,000,000. The convertible notes were issued to Doug Brandt (through an entity owned by him) and Kevin Childress in the aggregate principal amount of $7,500,000. The notes convert at the holder’s election at $1.20 per share of HUMBL, bear interest at 5% per annum and are due in 18 months from issuance. HUMBL issued non-convertible notes to Doug Brandt and Kevin Childress in the aggregate amount of $500,000. These notes bear interest at the rate of 5% per annum and are due on April 1, 2022. Doug Brandt and Kevin Childress each entered into employment agreements with Monster having a term of three years. Doug Brandt was appointed as the CEO of Monster and Kevin Childress was appointed as its President and Creative Director.

F-106

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Monster Creative, LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Monster Creative, LLC as of December 31, 2020 and 2019, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s minimal net income raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company’s auditor since 2021

Lakewood, CO

November 10, 2021

F-107

MONSTER CREATIVE, LLC

BALANCE SHEETS

DECEMBER 31, 2020 AND 2019

	DECEMBER 31,	DECEMBER 31,
	2020	2019
ASSETS

Current Assets:
Cash	$1,169,619	$1,231,704
Accounts receivable, net	196,683	493,890
Prepaid expenses and other current assets	50,445	72,645

Total Current Assets	1,416,747	1,798,239

TOTAL ASSETS	$1,416,747	$1,798,239

LIABILITIES AND MEMBERS’ EQUITY

LIABILITIES
Current Liabilities:
Accounts payable and accrued expenses	$8,629	$26,782
Current portion of notes payable	66,117	-
Current portion of notes payable - related parties	979,012	1,426,513

Total Current Liabilities	1,053,758	1,453,295

Total Liabilities	1,053,758	1,453,295

MEMBERS’ EQUITY
Members’ equity	362,989	344,944

Total Members’ Equity	362,989	344,944

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$1,416,747	$1,798,239

The accompanying notes are an integral part of these financial statements.

F-108

MONSTER CREATIVE, LLC

STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	DECEMBER 31,	DECEMBER 31,
	2020	2019

REVENUES	$2,209,072	$1,964,432

COST OF REVENUES	1,324,685	957,320

GROSS PROFIT	884,387	1,007,112

OPERATING EXPENSES
General and administrative expenses	689,624	518,128

Total Operating Expenses	689,624	518,128

OPERATING INCOME	(49,977	488,984

NON-OPERATING EXPENSE
Interest expense	(49,977)	(60,128)

Total Non-Operating Expense	(49,977)	(60,128)

NET INCOME BEFORE PROVISION FOR INCOME TAXES	144,786	428,856

Provision for income taxes	-	-

NET INCOME	$144,786	$428,856

The accompanying notes are an integral part of these financial statements.

F-109

MONSTER CREATIVE, LLC

STATEMENT OF CHANGES IN MEMBERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

Amount

Balance - December 31, 2018	$(83,912)

Member distributions	-
Net income for the period	428,856

Balance - December 31, 2019	344,944

Member distributions	(126,741)
Net income for the period	144,786

Balance - December 31, 2020	$362,989

The accompanying notes are an integral part of these financial statements.

F-110

MONSTER CREATIVE, LLC

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019
CASH FLOW FROM OPERTING ACTIVIITES
Net income	$144,786	$428,856
Adjustments to reconcile net income to net cash provided by (used in) operating activities

Changes in assets and liabilities
Accounts receivable	297,207	(493,890)
Prepaid expenses and other assets	22,200	-
Accounts payable and accrued expenses	(18,153)	26,682
Total adjustments	301,254	(467,208)

Net cash provided by (used in) operating activities	446,040	(38,352)

CASH FLOWS FROM FINANCING ACTIVITES
Member distributions	(126,741)	-
Proceeds from notes payable	66,117	-
Proceeds from notes payable - related parties	(447,501)	1,270,056
Net cash (used in) provided by financing activities	(508,125)	1,270,056

NET (DECREASE) INCREASE IN CASH	(62,085)	1,231,704

CASH - BEGINNING OF PERIOD	1,231,704	-

CASH - END OF PERIOD	$1,169,619	$1,231,704

CASH PAID DURING THE PERIOD FOR:
Interest expense	$49,977	$60,128

Income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

F-111

MONSTER CREATIVE, LLC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 1: NATURE OF OPERATIONS

Monster Creative, LLC. (the “Company” or “Monster”) is a Hollywood production studio that specializes in producing movie trailers and other related content.

The Company, a California limited liability corporation was formed on September 18, 2018.

On June 30, 2021, HUMBL, Inc. (“HUMBL”) acquired Monster. Monster was founded by Doug Brandt and Kevin Childress. Monster will collaborate with HUMBL in the production of NFTs and other digital content. The purchase price for all of the membership interests in Monster was paid through the issuance of one convertible note and one non-convertible note to each of Doug Brandt and Kevin Childress in the aggregate principal amount of $8,000,000. The convertible notes were issued to Doug Brandt (through an entity owned by him) and Kevin Childress in the aggregate principal amount of $7,500,000. The notes convert at the holder’s election at $1.20 per share of HUMBL, bear interest at 5% per annum and are due in 18 months from issuance. HUMBL issued non-convertible notes to Doug Brandt and Kevin Childress in the aggregate amount of $500,000. These notes bear interest at the rate of 5% per annum and are due on April 1, 2022. Doug Brandt and Kevin Childress each entered into employment agreements with Monster having a term of three years. Doug Brandt was appointed as the CEO of Monster and Kevin Childress was appointed as its President and Creative Director.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company has suffered losses and has not generated significant revenues as of yet as they are still in the very early stages of their business.

The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Impact of COVID-19

The recent unprecedented events related to COVID-19, the disease caused by the novel coronavirus (SARS-CoV-2), have had significant health, economic, and market impacts and may have short-term and long-term adverse effects on our business that we cannot predict as the global pandemic continues to evolve. The extent and effectiveness of responses by governments and other organizations also cannot be predicted.

Our ability to maintain existing operations has been affected during the COVID-19 pandemic. Going forward any possible adverse effects on the business are uncertain given any possible limitations on how we conduct business with our customers and vendors.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”).

F-112

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. These estimates include, but are not limited to, management’s estimate of provisions required for permanent and temporary differences related to income taxes, and liabilities to accrue. Actual results could differ from those estimates.

Cash

Cash consists of cash and demand deposits with an original maturity of three months or less. The Company holds no cash equivalents as of December 31, 2020 and 2019, respectively. The Company maintains cash balances in excess of the FDIC insured limit at a single bank. The Company does not consider this risk to be material.

Fixed Assets and Long-Lived Assets

ASC 360 requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company has adopted Accounting Standard Update (“ASU”) 2017-04 Intangibles – Goodwill and Other (Topic 350), Simplifying the Test for Goodwill Impairment.

The Company reviews recoverability of long-lived assets on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets.

Fixed assets and intangible assets with finite useful lives are stated at cost less accumulated amortization and impairment. Intangible assets with infinite lives, such as digital currency are valued at costs and reviewed for indicators of impairment at least annually, or more depending on circumstances.

The Company assesses the impairment of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers to be important which could trigger an impairment review include the following:

1.	Significant underperformance relative to expected historical or projected future operating results;

2.	Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and

3.	Significant negative industry or economic trends.

When the Company determines that the carrying value of intangibles may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows.

Subsequent Events

Subsequent events were evaluated through the date the financial statements were filed.

F-113

Revenue Recognition

The Company accounts for a contract with a customer that is within the scope of this Topic only when the five steps of revenue recognition under ASC 606 are met.

The five core principles will be evaluated for each service provided by the Company and is further supported by applicable guidance in ASC 606 to support the Company’s recognition of revenue.

Accounts Receivable and Concentration of Credit Risk

An allowance is based on management’s estimate of the overall collectability of accounts receivable, considering historical losses. Based on these same factors, individual accounts are charged off against the allowance when management determines those individual accounts are uncollectible. Credit extended to customers is generally uncollateralized. Past-due status is based on contractual terms. The Company does not charge interest on accounts receivable. As of December 31, 2020 and 2019, there was no allowance necessary.

Income Taxes

The Company is taxed as a partnership for Federal income tax purposes. Therefore, the Company will record no provision or liability for Federal income tax. Partners are individually taxed on their proportionate share of the Company’s earnings.

Vacation and Paid-Time-Off

The Company follows ASC 710-10 Compensation – General. The Company records liabilities and expense when obligations are attributable to services already rendered, will be paid even if an employee is terminated, payment is probable, and the amount can be estimated.

Share-Based Compensation

The Company follows ASC 718 Compensation – Stock Compensation and has adopted ASU 2017-09 Compensation – Stock Compensation (Topic 718) Scope of Modification Accounting. The Company calculates compensation expense for all awards granted, but not yet vested, based on the grant-date fair values. Share-based compensation expense for all awards granted is based on the grant-date fair values. The Company policy is to recognize these compensation costs, on a pro rata basis over the requisite service period of each vesting tranche of each award for service-based grants, and as the criteria is achieved for performance-based grants, when such grants are made.

The Company adopted ASU 2016-09 Improvements to Employee Share-Based Payment Accounting. Cash paid when shares are directly withheld for tax withholding purposes will be classified as a financing activity in the statement of cash flows.

Fair Value of Financial Instruments

ASC 825 Financial Instruments requires the Company to disclose estimated fair values for its financial instruments. Fair value estimates, methods, and assumptions are set forth below for the Company’s financial instruments: The carrying amount of cash, accounts receivable, prepaid and other current assets, accounts payable and accrued liabilities, and amounts payable to related parties, approximate fair value because of the short-term maturity of those instruments. The Company does not utilize derivative instruments.

Leases

The Company follows ASC 842 Leases in accounting for leased properties, when they exceed a one-year term.

F-114

Fair Value Measurements

ASC 820 Fair Value Measurements defines fair value, establishes a framework for measuring fair value in accordance with GAAP, and expands disclosure about fair value measurements. ASC 820 classifies these inputs into the following hierarchy:

Level 1 inputs: Quoted prices for identical instruments in active markets.

Level 2 inputs: Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 inputs: Instruments with primarily unobservable value drivers.

Related-Party Transactions

Parties are considered to be related to the Company if the parties directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal stockholders of the Company, its management, members of the immediate families of principal stockholders of the Company and its management and other parties with which the Company may deal where one-party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all material related-party transactions. All transactions shall be recorded at fair value of the goods or services exchanged.

NOTE 3: REVENUE

All of the Company’s revenue for the years ended December 31, 2020 and 2019 were generated from video content production.

There were no significant contract asset or contract liability balances for all periods presented. The Company does not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less, and (ii) contracts for which we recognize revenue at the amount to which we have the right to invoice for services performed.

Collections of the amounts billed are typically paid by the customers within 30 to 60 days.

NOTE 4: NOTES PAYABLE

The Company entered into notes payable as follows as of December 31, 2020 and 2019:

	December 31, 2020	December 31, 2019
PPP SBA loan	$66,117	$-

Total	66,117	-
Less: Current portion	(66,117)	-
Long-term debt	$-	$-

There was no interest expense for the years ended December 31, 2020 and 2019 related to this loan.

F-115

NOTE 5: NOTES PAYABLE – RELATED PARTIES

The Company entered into notes payable as follows as of December 31, 2020 and 2019:

	December 31, 2020	December 31, 2019
Officer	$399,512	$860,513
Childress	380,500	373,000
Brandt	199,000	193,000

Total	979,012	1,426,513
Less: Current portion	(979,012)	(1,426,513)
Long-term debt	$-	$-

Interest expense for the years ended December 31, 2020 and 2019 was $49,977 and $60,128, respectively. Accrued interest at December 31, 2020 was $0.

NOTE 6: RELATED-PARTY TRANSACTIONS

An officer of the Company from time to time has funded operations at various points in unsecured advances. These advances as well as advances with relatives of the officers accrue interest at 5% interest per annum. All interest is paid through the years ended December 31, 2020 and 2019. There are no other related party transactions in these years.

NOTE 7: SUBSEQUENT EVENTS

On June 30, 2021, HUMBL, Inc. (“HUMBL”) acquired Monster. Monster was founded by Doug Brandt and Kevin Childress. Monster will collaborate with HUMBL in the production of NFTs and other digital content. The purchase price for all of the membership interests in Monster was paid through the issuance of one convertible note and one non-convertible note to each of Doug Brandt and Kevin Childress in the aggregate principal amount of $8,000,000. The convertible notes were issued to Doug Brandt (through an entity owned by him) and Kevin Childress in the aggregate principal amount of $7,500,000. The notes convert at the holder’s election at $1.20 per share of HUMBL, bear interest at 5% per annum and are due in 18 months from issuance. HUMBL issued non-convertible notes to Doug Brandt and Kevin Childress in the aggregate amount of $500,000. These notes bear interest at the rate of 5% per annum and are due on April 1, 2022. Doug Brandt and Kevin Childress each entered into employment agreements with Monster having a term of three years. Doug Brandt was appointed as the CEO of Monster and Kevin Childress was appointed as its President and Creative Director.

F-116

OUTSIDE BACK COVER OF PROSPECTUS

We have not authorized any dealer, salesperson or any other person to give any information or to represent anything other than those contained in this prospectus in connection with the offer contained herein, and, if given or made, you should not rely upon such information or representations as having been authorized by HUMBL, Inc. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of an offer to buy, to those to which it relates in any state to any person to whom it is not lawful to make such offer in such state. The delivery of this prospectus at any time does not imply that the information herein is correct as of any time after the date of this prospectus.

DEALER PROSPECTUS DELIVERY REQUIREMENT

Until _______________, 2022 [90 days from the date of this prospectus], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

HUMBL, INC.

_______ Shares

Common Stock

PROSPECTUS

_______ ___, 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered. None of the following expenses are payable by the Selling Stockholders. All of the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$3,766.59
Legal fees and expenses	60,000.00
Accounting fees and expenses	25,000.00
Miscellaneous	2,500.00
TOTAL	$91,266.59

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Delaware General Corporation Law (“DGCL”) Section 145 provide us with the power to indemnify any of our directors, officers, employees and agents. The person entitled to indemnification must have conducted himself in good faith, and must reasonably believe that his conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe that his conduct was unlawful.

Under DGCL section 145, advances for expenses may be made by agreement if the director or officer affirms in writing that he has met the standards for indemnification and will personally repay the expenses if it is determined that such officer or director did not meet those standards.

Our bylaws include an indemnification provision under which we have the power to indemnify our directors, officers, former directors and officers, employees and other agents (including heirs and personal representatives) against all costs, charges and expenses actually and reasonably incurred, including an amount paid to settle an action or satisfy a judgment to which a director or officer is made a party by reason of being or having been a director or officer of the Company. Our bylaws further provide for the advancement of all expenses incurred in connection with a proceeding upon receipt of an undertaking by or on behalf of such person to repay such amounts if it is determined that the party is not entitled to be indemnified under our bylaws. No advance will be made by the Company to a party if it is determined that the party acting in bad faith. These indemnification rights are contractual, and as such will continue as to a person who has ceased to be a director, officer, employee or other agent, and will inure to the benefit of the heirs, executors and administrators of such a person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Our Corporate Bylaws at Article IX, provide that the Corporation has accepted a provision indemnifying to the full extent permitted by the law, thereby eliminating or limiting the personal liability of directors, officers, employees or corporate agents for damages for breach of fiduciary duty as a director or officer, but such provision must not eliminate or limit the liability of a director or officer for (a) acts or omissions involving willful misconduct, gross negligence, fraud, or knowing violation of law; or (b) the payments of distributions in violation of Delaware General Corporation Law.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO OUR DIRECTORS, OFFICERS AND CONTROLLING PERSONS PURSUANT TO THE FORGOING PROVISIONS OR OTHERWISE, WE HAVE BEEN ADVISED THAT, IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THAT ACT AND IS, THEREFORE, UNENFORCEABLE.

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ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Since December 31, 2018, we have issued the following unregistered securities:

Common Stock and Note Issuances

On December 23, 2020, we issued two convertible notes, one to Kevin Levine and the other to Judith Levine, each in the principal amount of $112,500 convertible into shares of our common stock at $0.60 per share.

On April 14, 2021, we issued a convertible note to Brighton Capital Partners, LLC in the amount of $3,300,000. The note is convertible into shares of our common stock at $3.15 per share.

On May 13, 2021, we issued a convertible note to Next Generation Wealth Management LLC in the amount of $382,500. The note is convertible into shares of our common stock at $1.00 per share. On June 24, 2021, the note was split into two separate notes and assigned to The Strider Lir Trust and Scottish Isles Investing, LLC.

On May 13, 2021, we issued a convertible note to 9G Investments, LLC (f/k/a Maize and Gray, LLC) in the amount of $402,750. The note is convertible into shares of our common stock at $1.00 per share.

On May 19, 2021, we issued a convertible note to KWP 50, LLC in the amount of $497,250.00. The note is convertible into shares of our common stock at $1.00 per share.

On May 19, 2021, we issued a convertible note to North Falls Investments, L.P. in the amount of $153,000. The note is convertible into shares of our common stock at $1.00 per share.

On May 19, 2021, we issued a convertible note to CMP76, LLC in the amount of $76,500. The note is convertible into shares of our common stock at $1.00 per share.

On June 21, 2021, we issued a convertible note to Infinity Blocks Investments, LLC in the amount of $382,500. The note is convertible into shares of our common stock at $1.00 per share.

On June 21, 2021, we issued a convertible note to Murtaugh Group LLC in the amount of $382,500. The note is convertible into shares of our common stock at $1.00 per share.

On August 30, 2021, we issued a convertible note to Hahanakai, LLC in the amount of $153,000. The note is convertible into shares of our common stock at $0.90 per share.

On November 12, 2021, we issued a convertible note to Joy Corbin in the amount of $306,000. The note is convertible into share of common stock at $0.60 per share.

On November 11, 2021, we issued Charger Corporation 20,000,000 shares of common stock in connection with the exercise of a warrant.

On January 21, 2022, we issued Forwardly, Inc. 10,000,000 shares of common stock in connection with the exercise of a warrant.

On February 22, 2022, we issued a promissory note to Sartorii, LLC. The note is not convertible into common stock, has a term of 36 months and bears interest at 4%.

On March 30, 2022, we issued a promissory note to Sartorii, LLC. The note is not convertible into common stock, has a term of 36 months and bears interest at 4%.

Securities Issued in Connection with Acquisitions

On February 26, 2021, we issued 552,029 shares of our Series B preferred stock to the former members of HUMBL LLC in connection with the merger of Tesoro Enterprises, Inc. and HUMBL LLC.

On June 23, 2021, we issued 4,672,897 shares of common stock to each of Javier Gonzalez and Juan Gonzalez and a $5,000,000 non-convertible note to each of Javier Gonzalez and Juan Gonzalez in connection with the acquisition of Tickeri, Inc.

On June 30, 2021, we issued non-convertible notes totaling $500,000 and convertible notes totaling $7,500,000 to Doug Brandt (through an entity owned by him) and Kevin Childress in connection with the acquisition of Monster Creative, LLC. The convertible notes are convertible at $1.20 per share.

On February 12, 2022, we issued 13,200,000 shares of common stock and 26,800,000 restricted stock units to BizSecure in connection with our acquisition of their assets.

On March 3, 2022, we issued 8,962,306 shares of common stock to Gustavo Moya Ortiz in connection with the acquisition of Ixaya Business SA de CV.

Warrants Issued

On December 4, 2020 we issued a warrant to purchase 125,000,000 post-split shares of our common stock to Forwardly, Inc., at an exercise price of $0.20 per share that is exercisable for two years from the date of issuance.

On December 4, 2020 we issued a warrant to purchase 125,000,000 post-split shares of our common stock to Charger Corporation at an exercise price of $0.20 per share that is exercisable for two years from the date of issuance.

On December 23, 2020, we issued a warrant to purchase 12,500,000 post-split shares of our common stock to Tuigamala Group Pty Ltd (“Tuigamala Group”), at an exercise price of $1.00 per share that is exercisable for one year from the date of issuance. On May 10, 2021, the Tuigamala Group assigned the warrant to Archumbl Pty Ltd (“Archumbl”). On May 17, 2021, HUMBL and Archumbl amended the warrant to make the warrant exercisable for two years from the date of issuance.

On December 23, 2020, each of Kevin Levine and Judith Levine was issued a warrant to purchase 112,500 shares of our common stock at an exercise price of $1.00 per share that is exercisable for two years.

On May 13, 2021, we issued a warrant to purchase 750,000 post-split shares of our common stock to Next Generation Wealth Management LLC, at an exercise price of $1.00 per share that is exercisable for two years from the date of issuance. On June 24, 2021, the warrant was split into two and assigned to The Strider Lir Trust and Scottish Isles Investing, LLC.

On May 13, 2021, we issued a warrant to purchase 825,000 post-split shares of our common stock to Maize and Gray, LLC at an exercise price of $1.00 per share that is exercisable for two years from the date of issuance.

On May 19, 2021, we issued a warrant to purchase 975,000 post-split shares of our common stock to KWP 50, LLC at an exercise price of $1.00 per share that is exercisable for two years from the date of issuance.

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On May 19, 2021, we issued a warrant to purchase 300,000 post-split shares of our common stock to North Falls Investments, L.P. at an exercise price of $1.00 per share that is exercisable for two years from the date of issuance.

On May 19, 2021, we issued a warrant to purchase 150,000 post-split shares of our common stock to CMP76, LLC at an exercise price of $1.00 per share that is exercisable for two years from the date of issuance.

On June 21, 2021, we issued a warrant to purchase 750,000 post-split shares of our common stock to Infinity Block Investments, LLC at an exercise price of $1.00 per share that is exercisable for two years from the date of issuance.

On June 21, 2021, we issued a warrant to purchase 750,000 post-split shares of our common stock to Murtaugh Group, LLC at an exercise price of $1.00 per share that is exercisable for two years from the date of issuance

On August 30, 2021, we issued a warrant to purchase 375,000 post-split shares of our common stock to Hahanakai, LLC at an exercise price of $0.90 per share that is exercisable for two years from the date of issuance.

On November 12, 2021, we issued a warrant to purchase 1,000,000 post-split shares of our common stock to Joy Corbin at an exercise price of $0.60 per share that is exercisable for two years from the date of issuance.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering. We believe the offers, sales and issuances of the above securities were exempt from registration under the Securities Act (or Regulation D or Regulation S promulgated thereunder) by virtue of Section 4(a)(2) of the Securities Act because the issuance of securities to the recipients did not involve a public offering, or in reliance on Rule 701 because the transactions were pursuant to compensatory benefit plans or contracts relating to compensation as provided under such rule. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about us. The sales of these securities were made without any general solicitation or advertising.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See the Exhibit Index immediately preceding the signature page hereto for a list of exhibits filed as part of this registration statement on Form S-1, which Exhibit Index is incorporated herein by reference.

(b) Financial Statement Schedules

All financial statement schedules are omitted because the information called for is not required or is shown either in the consolidated financial statements or in the notes thereto.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iii) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(i) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit No.	Description
2.1	Plan of Merger and Securities Exchange Agreement, dated as of December 2, 2020, by and between Tesoro Enterprises, Inc. and HUMBL LLC.

2.2	Certificate of Merger of Tesoro Enterprises, Inc. and HUMBL LLC dated December 3, 2020

3.1	Certificate of Incorporation

3.2	Amendment to Certificate of Incorporation

3.3	Amendment to Certificate of Incorporation – Series B

3.4	Certificate of Withdrawal – Series C

3.5	Bylaws of HUMBL, Inc.

5.1*	Opinion of Culhane Meadows PLLC

10.1	Stock Purchase Agreement dated November 4, 2020 among Tesoro Enterprises, Inc., Henry J. Boucher and Brian Foote.

10.2	Warrant dated December 4, 2020 issued to Forwardly, Inc.

10.3	Warrant dated December 4, 2020 issued to Charger Corporation

10.4	Convertible Promissory Note dated December 23, 2020 issued to Kevin Levine

10.5	Warrant dated December 23, 2020 issued to Kevin Levine

10.6	Convertible Promissory Note dated December 23, 2020 Issued to Judith Levine

10.7	Warrant dated December 23, 2020 issued to Judith Levine

10.8	Warrant dated December 23, 2020 issued to Tuigamala Pty Ltd and subsequently assigned to Archumbl Pty Ltd

10.9	Securities Purchase Agreement dated March 15, 2021 between HUMBL, Inc. and HUMBL CL SpA

10.10	Securities Purchase Agreement dated April 14, 2021 between HUMBL, Inc. and Brighton Capital Partners, LLC

10.11	Convertible Promissory Note dated April 14, 2021 issued to Brighton Capital Partners, LLC

10.12	Equity Financing Agreement dated April 14, 2021 between HUMBL, Inc. and Brighton Capital Partners, LLC

10.13	Registration Rights Agreement dated April 14, 2021 between HUMBL, Inc. and Brighton Capital Partners, LLC

10.14	Convertible Promissory Note with an original issuance date of May 13, 2021 issued to The Strider Lir Trust

10.15	Warrant with an original issuance date of May 13, 2021 issued to The Strider Lir Trust

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10.16	Convertible Promissory Note with an original issuance date of May 13, 2021 issued to Scottish Isles Investing, LLC

10.17	Warrant with an original issuance date of May 13, 2021 issued to Scottish Isle Investing, LLC

10.18	Convertible Promissory Note dated May 13, 2021 issued to Maize and Gray, LLC

10.19	Warrant dated May 13, 2021 issued to Maize and Gray, LLC

10.20	Convertible Promissory Note issued on May 17, 2021 to Archura Capital Pty Ltd

10.21	Convertible Promissory Note dated May 19, 2021 issued to KWP50, LLC

10.22	Warrant dated May 19, 2021 issued to KWP50, LLC

10.23	Convertible Promissory Note dated May 19, 2021 issued to North Falls Investments, L.P.

10.24	Warrant dated May 19, 2021 issued to North Falls Investments, L.P.

10.25	Convertible Promissory Note dated May 19, 2021 issued to CMP76, LLC

10.26	Warrant dated May 19, 2021 issued to CMP76, LLC

10.27	Agreement and Plan of Merger dated June 3, 2021 among HUMBL, Inc., Tickeri, Inc., Tickeri I Acquisition Corp., Tickeri II Acquisition Corp., Javier Gonzalez and Juan Luis Gonzalez

10.28	Secured Promissory Note dated June 3, 2021 issued to Juan Luis Gonzalez

10.29	Secured Promissory Note dated June 3, 2021 issued to Javier Gonzalez

10.30	Stock Pledge Agreement dated June 3, 2021 among HUMBL, Inc., Javier Gonzalez and Juan Luis Gonzalez.

10.31	Employment Agreement dated June 3, 2021 between Tickeri, Inc. and Juan Luis Gonzalez

10.32	Employment Agreement dated June 3, 2021 between HUMBL, Inc. and Javier Gonzalez

10.33	Convertible Promissory Note dated June 21, 2021 issued to Infinity Block Investments, LLC

10.34	Warrant dated June 21, 2021 issued to Infinity Block Investments, LLC

10.35	Convertible Promissory Note dated June 21, 2021 issued to Murtaugh Group, LLC

10.36	Warrant dated June 21, 2021 issued to Murtaugh Group, LLC

10.37	Warrant dated May 21, 2021 issued to Athletes First, LLC

10.38	Membership Interest Purchase Agreement dated June 30, 2021 among HUMBL, Inc., Phantom Power, LLC and Kevin Childress

10.39	Convertible Promissory Note dated June 30, 2021 issued to Phantom Power, LLC

10.40	Convertible Promissory Note dated June 30, 2021 issued to Kevin Childress

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10.41	Promissory Note dated June 30, 2021 issued to Phantom Power, LLC

10.42	Promissory Note dated June 30, 2021 issued to Kevin Childress

10.43	Employment Agreement dated June 30, 2021 between HUMBL, Inc. and Doug Brandt

10.44	Employment Agreement dated June 30, 2021 between HUMBL, Inc. and Kevin Childress

10.45	Employment Agreement dated July 13, 2021 between HUMBL, Inc. and Brian Foote

10.46	Employment Agreement dated July 13, 2021 between HUMBL, Inc. and Jeffrey Hinshaw

10.47	Employment Agreement dated July 13, 2021 between HUMBL, Inc. and Michele Rivera

10.48	Employment Agreement dated July 13, 2021 between HUMBL, Inc. and Karen Garcia

10.49	Development Services Agreement dated July 29, 2021 between HUMBL, Inc. and Red Rock Development Group, LLC as amended on November 15, 2021

10.50	Convertible Promissory Note dated August 30, 2021 issued to Hahanakai, LLC

10.51	Warrant dated August 30, 2021 issued to Hahanakai, LLC

10.52	Convertible Promissory Note dated November 13, 2021 issued to Joy Corbin

10.53	Warrant dated November 13, 2021 issued to Joy Corbin

10.54	Warrant dated November 22, 2021 issued to Charger Corporation

10.55	Warrant dated November 22, 2021 issued to Konop Enterprises Inc.

10.56	Warrant dated November 22, 2021 issued to Adel Wakil

10.57	Warrant dated November 22, 2021 issued to Antonio Dutra

10.58	Engagement Agreement for Advisory Services dated November 18, 2021 between HUMBL, Inc. and George Sharp

10.59	Asset Purchase Agreement dated February 12, 2022 among HUMBL, Inc., Alfonso Arana, Alfonso Rodriguez-Arana and Clement Danish.

10.60	Promissory Note dated February 12, 2022 issued to Sartorii, LLC.

10.61	Stock Purchase Agreement dated March 3, 2022 between HUMBL, Inc. and Gustavo Moya Ortiz.

10.62	Form of Exchange Agreement used in our March 28, 2022 note for common stock exchange transaction.

10.63	Promissory Note dated March 30, 2022 issued to Sartorii, LLC.

10.64	Amendment to Brighton Capital Partners, LLC Convertible Promissory Note dated June 11, 2022

21.1	Subsidiaries of HUMBL, Inc.

23.1	Consent of B.F. Borgers CPA PC regarding HUMBL, Inc.

23.2*	Consent of Culhane Meadows PLLC (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page to this Registration Statement)

107	Filing Fee Table

* To be filed by amendment

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, California, on June 13, 2022.

HUMBL, INC.

By:	/s/ Brian Foote
Name:	Brian Foote
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian Foote as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian Foote	President, CEO (principal executive officer)	June 13, 2022
Brian Foote	and Director

/s/ Jeffrey Hinshaw	COO, CFO (principal financial officer)	June 13, 2022
and Director

/s/ Michele Rivera	Vice President, Global Partnerships	June 13, 2022
and Director

/s/ William B. Hoagland	Director	June 13, 2022

/s/ Peter Schulte	Director	June 13, 2022

*/s/ Brian Foote	As Attorney-In-Fact*	June 13, 2022
Brian Foote

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